As filed with the United States Securities and Exchange Commission on June 30, 2021

Registration No. 333-256814

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGINEX LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Singapore	7389	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suites 1206-1209, Level 12, Three Pacific Place

1 Queen’s Road East, Wanchai

Hong Kong

+852 2248 0600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

302-738-6680

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Grissel A. Mercado
Robert D. Giannattasio

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

(212) 848-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)*
Ordinary shares	94,487	(2)	$6.12	(3)	$578,260.44	$63.09

(1)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001091.

(2)	Includes the resale of (i) 71,057 ordinary shares issued to certain service providers in connection with commercial arrangements described in the registration statement and (ii) 23,430 ordinary shares issued to certain non-executive directors and current and former employees pursuant to arrangements described in the registration statement.

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $6.12, which is the average of the high and low prices of the registrant’s ordinary shares on June 1, 2021 on the Nasdaq Stock Market.

* Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

Explanatory Note

On June 4, 2021, the Registrant filed a registration statement on Form F-1 (Registration No. 333-256814) and Amendment No. 1 to the registration statement on June 21, 2021, which was subsequently declared effective by the Securities and Exchange Commission on June 23, 2021 (the “2021 Registration Statement”), registering the resale of an aggregate of 94,487 ordinary shares of the Registrant.

This Post-Effective Amendment is being filed pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, to update the 2021 Registration Statement to include the audited consolidated financial statements and the notes thereto included in the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2021, filed with the SEC on June 30, 2021 (“2021 Annual Report”), and certain other information in such 2021 Registration Statement.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of such 2021 Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED JUNE 30, 2021

PRELIMINARY PROSPECTUS

DIGINEX LIMITED

94,487 Ordinary Shares

This prospectus relates to the resale from time to time by the selling securityholders of Diginex Limited (the “Company”) named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of (i) 71,057 ordinary shares issued to certain service providers in connection with commercial arrangements described in this prospectus and (ii) 23,430 ordinary shares issued to certain non-executive directors and current and former employees pursuant to arrangements described in this prospectus.

The Selling Securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

Our ordinary shares trade on the Nasdaq Stock Market under the symbol “EQOS.” On June 29, 2021, the closing price of the ordinary shares was $6.89 per ordinary share.

An investment in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2021.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 94,487 ordinary shares as described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of ordinary shares to be offered by the Selling Securityholders pursuant to this prospectus. We will pay the expenses associated with the sale of ordinary shares pursuant to this prospectus. To the extent required, we and the Selling Securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Diginex Limited,” “Eqonex,” “Eqonex Group,” the “Group,” the “Company,” “we,” “us” and “our” refer to Diginex Limited, a Singapore corporation, and its consolidated subsidiaries. References in this prospectus to the “Business Combination” or “Transaction” refer to the consummation of our combination with 8i Enterprises Acquisition Corp. (“8i”), a special purpose acquisition company (“SPAC”), pursuant to that certain Share Exchange Agreement, dated as of July 9, 2019, as amended and supplemented by the Amendment and Joinder to the Share Exchange Agreement, Second Amendment to the Share Exchange Agreement, Third Amendment to the Share Exchange Agreement, and Fourth Amendment to the Share Exchange Agreement (dated October 8, 2019, January 28, 2020, May 6, 2020 and June 24, 2020, respectively), and the Merger Agreement, dated as of October 8, 2019, which transactions were consummated on September 30, 2020.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express Eqonex’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Business Combination, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which the Company operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Eqonex. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of Eqonex to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include those generally set forth under “Risk Factors” and elsewhere in this prospectus, including without limitation:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities, and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to maintain access to content and manage license relationships, and to invest in growth initiatives and pursue acquisition opportunities;
●	adverse effects to our financial condition and results of operations due to public health issues, including epidemics or pandemics such as COVID-19;
●	our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;
●	our business lines and our ability to effectively manage our growth;
●	anticipated trends, growth rates, and challenges in our business, the Digital Assets economy, and in the markets in which we operate;
●	market acceptance of our products and services;
●	beliefs and objectives for future operations;
●	our ability to maintain, expand, and further penetrate our existing customer base;
●	our ability to develop new products and services and grow our business in response to changing technologies, customer demand, and competitive pressures;
●	our expectations concerning relationships with third parties;
●	our ability to maintain, protect, and enhance our intellectual property;
●	our ability to continue to expand internationally;
●	our ability to operate each of our business lines effectively;
●	the effects of increased competition in our markets and our ability to compete effectively;
●	future acquisitions of or investments in complementary companies, products, services, or technologies and our ability to successfully integrate such companies or assets;
●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally, including environmental regulations on cryptocurrency mining;
●	economic and industry trends, projected growth, or trend analysis;
●	trends in revenue, cost of revenue, and gross margin;
●	trends in operating expenses, including technology and development expenses, sales and marketing expenses, and general and administrative expenses, and expectations regarding these expenses as a percentage of revenue; and
●	increased requirements and expenses associated with being a public company.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus and our other filings with the SEC. These filings attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this prospectus speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

iii

FREQUENTLY USED TERMS

Except as otherwise indicated by the context and for purposes of this prospectus only, references in this prospectus to:

●	“Asset Management Business” or “Bletchley Park” is to the Company’s asset management business, which provides digital asset investment solutions for institutional and professional investors;
●	“bitcoin” or “BTC” is to the decentralized digital currency invented in 2008 by an unknown person or group of people using the name Satoshi Nakamoto;
●	“BPAMJ” is to Bletchley Park Asset Management Jersey Limited, an asset management business owned by the Company that will be liquidated in 2021;
●	“BPMSF” is to Bletchley Park Multi-Strategy Fund, a fund of hedge funds owned by the Company that invests in funds that trade Virtual Currencies;
●	“Business Combination” or “Transaction” is to the transactions effected pursuant to (i) the Merger Agreement, dated October 8, 2019, by and among Diginex Limited, DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and 8i Enterprises Acquisition Corp., a British Virgin Islands business company (“JFK”), and the Plan of Merger, dated as of September 30, 2020, entered into between BVI NewCo and JFK, whereby BVI NewCo merged with and into JFK with JFK being the surviving entity and a wholly-owned subsidiary of Diginex Limited, and (ii) the Share Exchange Agreement, dated as of July 9, 2019, as amended by the Amendment and Joinder to the Share Exchange Agreement, Second Amendment to the Share Exchange Agreement, Third Amendment to the Share Exchange Agreement, and Fourth Amendment to Share Exchange Agreement, dated October 8, 2019, January 28, 2020, May 6, 2020, and June 24, 2020, respectively, by and among JFK, Diginex Limited, a Hong Kong company (“Diginex Hong Kong”), the shareholders of Diginex Hong Kong (the “Sellers”), Pelham Limited, a Hong Kong company, as representative of the Sellers, Diginex Limited and BVI NewCo, pursuant to which JFK acquired all of the issued and outstanding ordinary shares of Diginex Hong Kong owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 25,000,000 Diginex Limited ordinary shares. See Notes 1 and 36 to our consolidated financial statements contained elsewhere in this Form F-1 for additional information.
●	“Closing” means the closing of the Business Combination;
●	“Constitution” is to the Company’s amended and restated constitution;
●	“Custody Business” or “Digivault” is to the Company’s Digital Asset custody solutions business;
●	“DHPC” is to Diginex High Performance Computing Limited, a Digital Asset mining business previously owned by the Company that was partially divested in 2018;
●	“Diginex Hong Kong” means Diginex Limited, a corporation incorporated in Hong Kong which became a subsidiary of the Company following the closing of the Business Combination;
●	“Digital Asset” is to a new asset class that, as of yet, have not been widely adopted, particularly by institutional investors and corporate securities issuers;
●	“Digital Assets,” is collectively or separately as the context requires, to Digital Securities, Virtual Currencies and Stablecoins;
●	“Digital Securities” is to securities issued in tokenized form using distributed ledger technology;
●	“EQO” is to the Company’s utility token, EQUOS Origin;
●	“EQONEX Capital” or “Capital Markets Business” is to the Company’s capital markets business;
●	“EQONEX Investment Products” or “Investment Products Business” is to the Company’s future investment products business;
●	“EQONEX Lending”, “Borrowing & Lending Business” or “Lending Business” is to the Company’s future digital assets borrowing and lending business;
●	“EQONEX,” “Eqonex,” “Eqonex Group,” “the Group,” “we,” “us,” “our,” or the “Company” is to Diginex Limited, a Singapore public company limited by shares;
●	“Ether,” “Ethereum” or “ETH” is to the native cryptocurrency of the Ethereum decentralized, open-source blockchain with smart contract functionality;
●	“Helios” is to the Company’s permanently online storage solution;
●	“Kelvin” is to the Company’s vaulted cold storage solution, which is the conversion of access keys (private key) to Digital Assets into physical objects for safekeeping;
●	“Madison” is to Madison Holdings Group Limited;
●	“MAS” is to the Monetary Authority of Singapore;
●	“Nasdaq” means the Nasdaq Stock Market LLC.;
●	“ordinary shares” means the ordinary shares of the Company, with no par value per share;

iv

●	“public warrants” means warrants issued on the consummation of 8i’s initial public offering and warrants issued to holders of certain 8i promissory notes converted into warrants and ordinary shares in connection with the Business Combination. Each public warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share;
●	“private placement warrants” means the warrants issued pursuant to the Securities Purchase Agreement, each exercisable for one ordinary share;
●	“private placement warrant shares” means the ordinary shares to be issued upon exercise of the private placement warrants;
●	“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 11, 2021, by and between the Company and the investors party thereto;
●	“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus;
●	“Solutions Business” is to the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name;
●	“Stablecoins” is to Virtual Currencies that have been issued using distributed ledger technology that are backed by reserve assets such as fiat currencies, Virtual Currencies or exchange-traded commodities;
●	“Starmark” is to Starmark Investment Management Limited, an entity authorized and regulated by the UK Financial Conduct Authority which provides regulatory coverage for the Company’s capital markets business;
●	“The Exchange,” “Exchange Business” or “EQONEX Exchange” is to the EQONEX cryptocurrency exchange;
●	“Trading Business” is to the Company’s trading business, which consists of a risk management desk, an OTC desk and a Digital Assets trading Tool, Access Trading;
●	“Virtual Currencies” is to non-security tokens and digital currencies that serve as a medium of exchange, store of value or unit of account that have been issued using distributed ledger technology;
●	“warrants” means the warrants issued pursuant to the Securities Purchase Agreement, each exercisable for one ordinary share; and
●	“8i”, “8i Enterprises” or “JFK” is to 8i Enterprises Acquisition Corp., a British Virgin Islands company that upon the closing of the Business Combination became a wholly-owned subsidiary of Diginex.

v

SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information”.

Unless the context indicates otherwise, the terms “Diginex,” “Eqonex,” “Eqonex Group,” the “Group,” the “Company,” “we,” “us” and “our” refer to Diginex Limited, a Singapore corporation, and its consolidated subsidiaries.

The Company

Eqonex is a Digital Assets financial services company. Eqonex has subsidiaries in Singapore, Hong Kong, Vietnam, China, South Korea, United Kingdom, Germany, Switzerland, Luxembourg and Seychelles. The subsidiaries in Singapore, Hong Kong, United Kingdom and Switzerland are the primary operating centers. On June 16, 2021, Diginex Limited rebranded to Eqonex Group, encompassing the EQONEX cryptocurrency exchange, EQONEX Capital, Digivault, Access Trading, and Bletchley Park.

Eqonex has established several complementary operating business units to deliver products and services to its clients. The operating units are in differing stages of development. These units consist of (i) a Digital Asset exchange operating out of Eqonex Capital Pte Ltd, a Singapore incorporated entity, (ii) a Custody Business operating from Digivault Limited, an entity incorporated in the United Kingdom, (iii) a Trading Business which operates out of Diginex Limited and Eqonex Markets Limited, both Hong Kong incorporated entities, as well as Eqonex Capital Pte Ltd (iv) the Capital Markets Business which operates from Eqonex Capital Limited, an entity incorporated in the United Kingdom and (v) the Asset Management Business which operates from Diginex SA, an entity incorporated in Switzerland.

Eqonex also anticipates the launch of a Borrowing & Lending Business and Investment Products Business in the third quarter of 2021.

The Eqonex Group has a current headcount of 178 with employees and contractors located in Hong Kong, Singapore, Vietnam, United Kingdom, Switzerland, France, China, Dubai, Japan, Philippines, South Korea, Puerto Rico and Canada.

Current Business Lines

Unless otherwise stated, Eqonex own 100% of all business lines discussed in this prospectus.

The EQONEX cryptocurrency exchange (“The Exchange,” “Exchange Business” or “EQONEX Exchange”): The Exchange offers the trading of Virtual Currencies, their respective derivatives and, in the future, digital securities 24 hours a day, 365 days a year. The Exchange began operations in the second quarter of 2020 and is operational in Singapore, operating under the brand name EQONEX since June 2021 (formerly EQUOS). The Exchange is operating under an exemption to provide payment services pursuant to the Payment Services (Exemption for Specified Period) Regulations 2019. The exemption will remain in effect until MAS decides on the license application. The Exchange currently facilities the trading of products in BTC, ETH, BCH, USDC, USDT and EQONEX’s own utility token known as EQO. EQONEX Exchange intends to add additional coins to the those listed above as well as expand the product offering from spot and perpetual futures to include, for example, options.

Digivault (“Custody Business” or “Digivault”): Eqonex’s custody solution, Digivault, offers an institutionally focused, highly secure Digital Asset custodian. In May 2021, Digivault received approval from the UK Financial Conduct Authority (“FCA”) to register as a custodian wallet provider under the Money Laundering, Terrorist Financing and Transfer of Funds (Information of the Payer) Regulations 2017 (MLR 2017), as amended by the Money Laundering and Terrorist Financing (Amendment) Regulations 2019. Digivault developed and launched a cold storage solution, known as Kelvin (“Kelvin”), and a warm storage solution, known as Helios (“Helios”), for Digital Assets and targets, primarily institutional clients while providing the main custody solution for the Exchange. Eqonex owns 85% of Digivault, with the remaining 15% held by key management of Digivault.

1

Currently, Digivault stores BTC, ETH, USDC, USDT and EQO but can support BTC, ETH, USDC, USDT, LINK, PAX, TUSD, EQO, GRT, MATIC, WOO and CHZ. Support for DOT and BCH is currently under development.

Bletchley Park (“Asset Management Business” or “Bletchley Park”): provides Digital Asset investment solutions for institutional and professional investors. Management has been undertaken from Switzerland since the final quarter of 2020 in order to be more geographically aligned with key staff and the business operates in compliance with the regulatory framework of the Organisme de Surveillance des Instituts Financiers (“OSIF”). Prior to relocation, the business was managed from Hong Kong where Eqonex continues to retain its Securities & Futures Commission of Hong Kong (“SFC”) type 4 and type 9 licenses. Eqonex opened its first fund of hedge funds, consisting of a selection of Digital Asset hedge funds, in November 2019. The fund’s aim is to generate positive returns irrespective of the underlying market environment by ensuring that the fund is exposed to a diverse range of alpha focused investment strategies utilized by various managers.

Trading Business (“Trading Business”): The Trading Business consists of a risk management desk, an Over The Counter (“OTC”) trading desk and a Digital Assets trading tool called “Access Trading”. The risk management desk primarily manages liquidation trades on behalf of the Exchange.

EQONEX Capital (“Capital Markets Business” or “EQONEX Capital”): The Capital Markets Business assists issuers seeking to access global capital markets through the issuance of either paper securities or Digital Securities. To this end, the Capital Markets Business will advise issue and distribute offerings of digital securities from its clients to investors. The business operates as an Appointed Representative of Starmark Investment Management Limited (“Starmark”), which is authorized and regulated by the UK Financial Conduct Authority (“FCA”).

EQONEX Lending (“Borrowing & Lending Business” or “EQONEX Lending”): The Borrowing & Lending Business is expected to launch in the third quarter of 2021 and will seek to offer borrowers a source of leverage and lenders an opportunity for yield in Digital Assets.

EQONEX Investment Products (“Investment Products Business” or “EQONEX Investment Products”): The Investment Products Business is expected to launch in the third quarter of 2021 and will seek to issue securitized products that can be accessed via traditional stock exchanges and structured investment products for high-net-worth individuals and institutional investors.

Background and Prior Business Combination

Diginex Hong Kong was founded in June 2017. On July 9, 2019, Diginex Hong Kong entered into the Share Purchase Agreement with 8i, the shareholders of Diginex Hong Kong, and Pelham Limited, a Hong Kong company, as representative of the shareholders of Diginex Hong Kong (as amended and supplemented by the Amendment and Joinder to the Share Exchange Agreement, Second Amendment to the Share Exchange Agreement, Third Amendment to the Share Exchange Agreement, and Fourth Amendment to the Share Exchange Agreement dated October 8, 2019, January 28, 2020, May 6, 2020 and June 24, 2020, respectively, the “Share Exchange Agreement”), pursuant to which the shareholders of Diginex Hong Kong agreed to sell and convey to 8i all of the issued and outstanding stock of Diginex Hong Kong in exchange for the issuance to the shareholders of Diginex Hong Kong an aggregate of 25,000,000 ordinary shares in Diginex Limited, the parent company of 8i.

Diginex Limited was incorporated in October 2019 and operates within Singapore. On September 30, 2020, the Business Combination with 8i was consummated.

Private Placement

On January 11, 2021, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which it sold an aggregate of 2,571,669 ordinary shares at a price of $15.00 per ordinary share and warrants to purchase up to an aggregate of 2,571,669 ordinary shares (the “Private Placement”). The warrants are exercisable immediately upon issuance with a term of three years and an exercise price of $18.75 per share. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

2

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Private Placement investors pursuant to which the Company has registered for resale the issued ordinary shares and ordinary shares to be issued upon exercise of the warrants.

The Private Placement closed on January 15, 2021.

Redemption of Public Warrants

On March 26, 2021, the Company completed the redemption of all of its outstanding warrants to purchase shares of the Company’s ordinary shares that were issued under the Warrant Agreement, dated March 27, 2019, by and between 8i and VStock Transfer, LLC, as warrant agent, and supplemented by the Supplemental Warrant Agreement, dated September 30, 2020, by and between the Company and VStock Transfer, LLC, as part of the units sold in 8i’s initial public offering and also issued to holders of certain 8i promissory notes converted into warrants in connection with the Business Combination. 2,961,935 of the public warrants were converted into ordinary shares of the Company, based on two public warrants converting into one ordinary share at a price of $11.50 per ordinary share. Those public warrants not converted into ordinary shares were redeemed for a redemption price of $0.01 per public warrant. For more information, see “Description of Securities—Public Warrants.”

Additional Information

Our principal executive offices are located at Suites 1206-1209, Level 12, Three Pacific Place, 1 Queen’s Road East, Hong Kong. Our telephone number is +852 2248 0600. Our website is located at https://group.eqonex.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

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THE OFFERING

Issuer	Diginex Limited

Ordinary shares that may be offered and sold from time to time by the Selling Securityholders named herein:	94,487

Ordinary shares issued and outstanding prior to the offering	38,798,361 (excludes 2,571,669 ordinary shares issuable upon the exercise of the private placement warrants)

Ordinary shares issued and outstanding following the offering	38,892,848 (excludes 2,571,669 ordinary shares issuable upon the exercise of the private placement warrants)

Use of proceeds	All of the ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. See “Use of Proceeds.”

Market for our ordinary shares	Our ordinary shares are currently listed on Nasdaq.

Nasdaq Ticker Symbol	“EQOS”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus.

4

SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables set forth, for the periods and dates indicated, certain selected historical financial information. You should read the following selected financial data in conjunction with “Operating and Financial Review and Prospects” and the audited financial statements and respective notes included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected in the future.

(USD)	For the Year ended March 31,
	2021	2020	2019
Continuing Operations Data:
Revenues	287,468	494,622	950,064
Net (loss)/profit	(125,877,256)	(58,135,830)	16,720,713

	As at March 31,
	2021	2020	2019
Combined Statements of Financial Position Data:
Cash and cash equivalents	52,118,497	988,836	740,061
Total Assets	101,525,777	21,234,770	21,453,276
Current liabilities	40,312,961	24,154,572	14,522,755
Non-current liabilities	134,951	945,374	3,078,331
Accumulated losses	(184,980,114)	(68,186,372)	(10,094,383)
Total equity (deficit)	61,077,865	(3,865,176)	3,852,190

5

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors hereunder and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus and any prospectus supplement, in evaluating an investment in our securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Eqonex has a limited operating history and has incurred operating losses since its inception as it has been investing in the build out of its business lines. Its business lines are nascent, unproven and subject to material legal, regulatory, operational, reputational, tax and other risks in every jurisdiction and are not assured to be profitable.

Eqonex has a limited operating history on which an investor might evaluate its performance. It is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel and financing sources and lack of revenues, any of which could have a material adverse effect on Eqonex and may force it to reduce or curtail its operations. Eqonex is not currently profitable and has incurred operating losses of $64.6 million, $42.5 million and $17.9 million for the years ended March 31, 2021, 2020 and 2019 respectively. There is no assurance that Eqonex will achieve a return on shareholders’ investments and the likelihood of success must be considered in light of the early stage of its operations. Even if Eqonex accomplishes its objectives, it may not generate positive cash flows or profits.

Furthermore, Eqonex’s business lines are nascent, unproven and subject to material legal, regulatory, operational, reputational, tax and other risks in every jurisdiction, including those applicable due to its use of distributed ledger technology, and are not assured to be profitable. In the year ended March 31, 2021, the business generated revenue, though not at a material level. Eqonex may fail to develop its business lines or produce a return for its investors. It is possible that some of Eqonex’s business lines may be difficult to enter and/or it may become evident that a particular business line is not a productive use of capital or time. This could result in Eqonex modifying its business and focus away from such business lines. For Eqonex’s business lines that have access to client or counterparty assets, the regulatory requirements associated with shutting down such businesses may be costly and expose Eqonex to inquiries, investigations, lawsuits and proceedings by clients, counterparties, other third parties and regulatory and other governmental agencies.

From time to time, Eqonex has and may continue to launch new business lines, offer new products and services within existing business lines or undertake other strategic projects. For example, Eqonex is currently working to launch the investment products business (the “Investment Products Business”). There are substantial risks and uncertainties associated with these efforts and Eqonex could invest significant capital and resources into such efforts. Regulatory requirements can affect whether initiatives are able to be brought to market in a manner that is timely and attractive to Eqonex’s customers. Initial timetables for the development and introduction of new business lines or new products or services and price and profitability targets may not be met. New products or services may need to be initially launched on a limited basis prior to their full launch. In addition, Eqonex’s revenues and costs may fluctuate because new business lines, products and services generally require startup costs while revenues take time to develop, which may adversely impact Eqonex’s results of operations.

If Eqonex is unable to successfully build its business while controlling expenses, its ability to continue in business could depend on the ability to raise sufficient additional capital, obtain sufficient financing and monetize assets. There can be no guarantee that Eqonex will be able to raise funding in sufficient quantity or at acceptable terms to fund the continued development of its business lines.

The occurrence of any of the foregoing risks would have a material adverse effect on Eqonex’s business, financial condition and results of operations.

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Our operating results have and will significantly fluctuate due to the highly volatile nature of Digital Assets.

All of our sources of revenue are dependent on Digital Assets and the broader decentralized ledger ecosystem. Due to the highly volatile nature of the decentralized ledger economy and the prices of Digital Assets, our operating results have, and will continue to, fluctuate significantly from quarter to quarter in accordance with market sentiments and movements of the prices of Digital Assets.

Our operating results will continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including without limitation:

●	our dependence on offerings that are dependent on Digital Assets asset trading activity, including trading volume and the prevailing trading prices for Digital Assets, whose trading prices and volume can be highly volatile;
●	our ability to attract, maintain, and grow our customer base and engage our customers;
●	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;
●	regulatory changes that impact our ability to offer certain products or services;
●	our ability to diversify and grow our subscription and services revenue;
●	pricing for our products and services;
●	investments we make in the development of products and services as well as technology offered to our ecosystem partners, international expansion, and sales and marketing;
●	adding and removing of Digital Assets on our platform;
●	macroeconomic conditions;
●	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;
●	the development and introduction of existing and new products and services by us or our competitors;
●	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;
●	system failure or outages, including with respect to our Digital Assets platform and third-party Digital Asset networks;
●	breaches of security or privacy;
●	inaccessibility of our platform due to our or third-party actions;
●	our ability to attract and retain talent; and
●	our ability to compete with our competitors.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of our business and the distributed ledger technologies, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our financial statements may be significantly different from historical or projected rates. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of our common stock may increase or decrease significantly.

Our net revenue is substantially dependent on the prices of Digital Assets and volume of transactions conducted on our platform. If such price or volume declines, our business, operating results, and financial condition would be adversely affected.

We generate a large portion of our net revenue from transaction fees on our Exchange in connection with the purchase, sale, and trading of Digital Assets by our customers. Transaction revenue is based on transaction fees that are either a flat fee or a percentage of the value of each transaction. For our retail brokerage product, we also charge a spread to ensure that we are able to settle purchases and sales at the price we quote to customers. We also generate net revenue from our subscription products and services and, while revenue from these products and services have not been significant to date, most of this revenue will also fluctuate based on the price of Digital Assets. As such, any declines in the volume of Digital Asset transactions, the price of Digital Assets, or market liquidity for Digital Assets generally may result in lower net revenue to us.

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The price of Digital Assets and associated demand for buying, selling, and trading Digital Assets has historically been subject to significant volatility. The price and trading volume of any Digital Assets is subject to significant uncertainty and volatility, depending on a number of factors, including without limitation:

●	market conditions across the Digital Assets ecosystem;
●	changes in liquidity, market-making volume, and trading activities;
●	trading activities on other Digital Asset platforms worldwide, many of which may be unregulated, and may include manipulative activities;
●	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;
●	the speed and rate at which Digital Assets is able to gain adoption as a medium of exchange, utility, store of value, consumption asset, security instrument, or other financial assets worldwide, if at all;
●	decreased user and investor confidence in Digital Assets and Digital Asset platforms;
●	negative publicity and events relating to the Digital Assets ecosystem;
●	unpredictable social media coverage or “trending” of Digital Assets;
●	the ability for Digital Assets to meet user and investor demands;
●	the functionality and utility of Digital Assets and their associated ecosystems and networks, including Digital Assets designed for use in various applications;
●	consumer preferences and perceived value of Digital Assets and Digital Asset markets;
●	increased competition from other payment services or other Digital Assets that exhibit better speed, security, scalability, or other characteristics;
●	regulatory or legislative changes and updates affecting the Digital Assets economy;
●	the characterization of Digital Assets under the laws of various jurisdictions around the world;
●	the maintenance, troubleshooting, and development of the blockchain networks underlying Digital Assets, including by miners, validators, and developers worldwide;
●	the ability for Digital Asset networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;
●	ongoing technological viability and security of Digital Assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;
●	fees and speed associated with processing Digital Asset transactions, including on the underlying blockchain networks and on Digital Asset platforms;
●	financial strength of market participants;
●	the availability and cost of funding and capital;
●	the liquidity of Digital Asset platforms;
●	interruptions in service from or failures of major Digital Asset platforms;
●	availability of an active derivatives market for various Digital Assets;
●	availability of banking and payment services to support Digital Asset-related projects;
●	level of interest rates and inflation;
●	monetary policies of governments, trade restrictions, and fiat currency devaluations; and
●	national and international economic and political conditions.

There is no assurance that any supported Digital Asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of Digital Assets or the demand for trading Digital Assets decline, our business, operating results, and financial condition would be adversely affected.

The future development and growth of Digital Assets is subject to a variety of factors that are difficult to predict and evaluate. If Digital Assets do not grow as we expect, our business, operating results, and financial condition could be adversely affected.

Virtual Currencies built on blockchain technology were only introduced in 2008 and remain in the early stages of development. In addition, different Digital Assets are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other Digital Asset networks—ranging from cloud computing to tokenized securities networks—have only recently been established. The further growth and development of any Digital Assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer, and usage of Digital Assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including, without limitation:

●	Many Digital Asset networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality, and governance of their respective Digital Assets and underlying blockchain networks, any of which could adversely affect their respective Digital Assets.

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●	Many Digital Asset networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective Digital Asset networks.
●	Several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability, and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying Digital Assets.
●	Security issues, bugs, and software errors have been identified with many Digital Assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some Digital Assets, such as when creators of certain Digital Asset networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with a Digital Asset could adversely affect its price, security, liquidity, and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a Digital Asset network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value.
●	The development of new technologies for mining, such as improved application-specific integrated circuits (commonly referred to as ASICs), or changes in industry patterns, such as the consolidation of mining power in a small number of large mining farms, could reduce the security of blockchain networks, lead to increased liquid supply of Digital Assets, and reduce a Digital Asset’s price and attractiveness.
●	If rewards and transaction fees for miners or validators on any particular Digital Asset network are not sufficiently high to attract and retain miners, a Digital Asset network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack.
●	Many Digital Assets have concentrated ownership or an “admin key”, allowing a small group of holders to have significant unilateral control and influence over key decisions relating to their Digital Asset networks, such as governance decisions and protocol changes, as well as the market price of such Digital Assets.
●	The governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular Digital Asset network, a lack of incentives for developers to maintain or develop the network, and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs, or changes, or stymie such network’s utility and ability to respond to challenges and grow.
●	Many Digital Asset networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective Digital Assets.
●	Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets, and other negative consequences, and which required resolution with the attention and efforts of their global miner, user, and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of Digital Asset may be significantly affected and, as a result, our business, operating results, and financial condition could be adversely affected.

Cyberattacks and security breaches of our platform, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

Our business involves the collection, storage, processing, and transmission of confidential information, customer, employee, service provider, and other personal data, as well as information required to access customer assets. We have built our reputation on the premise that our platform offers customers a secure way to purchase, store, and transact in Digital Assets. As a result, any actual or perceived security breach of us or our third-party partners may, among others:

●	harm our reputation and brand;
●	result in our systems or services being unavailable and interrupt our operations;
●	result in improper disclosure of data and violations of applicable privacy and other laws;
●	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, and financial exposure;
●	cause us to incur significant remediation costs;
●	lead to theft or irretrievable loss of our or our customers’ fiat currencies or Digital Assets;
●	reduce customer confidence in, or decreased use of, our products and services;

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●	divert the attention of management from the operation of our business;
●	result in significant compensation or contractual penalties from us to our customers or third parties as a result of losses to them or claims by them; and
●	adversely affect our business and operating results.

Further, any actual or perceived breach or cybersecurity attack directed at other financial institutions or Digital Asset companies, whether or not we are directly impacted, could lead to a general loss of customer confidence in the Digital Assets economy or in the use of technology to conduct financial transactions, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including large merchants, businesses, technology companies, and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure.

Attacks upon systems across a variety of industries, including the Digital Asset industry, are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and Digital Assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We have experienced from time to time, and may experience in the future, breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our customers, partners, and third-party service providers, through various means, including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and our customers) into disclosing usernames, passwords, payment card information, or other sensitive information, which may in turn be used to access our information technology systems and customers’ Digital Assets. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. Further, there has been an increase in such activities as a result of the novel coronavirus, or COVID-19, pandemic. As a result, our costs and the resources we devote to protecting against these advanced threats and their consequences may continue to increase over time.

Although we maintain insurance coverage that we believe is adequate for the current stage of development of our business, it may be insufficient to protect us against all losses and costs stemming from system failures, security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions of our platform, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

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Risks Related to Eqonex’s Business Lines and Industry

One or more of Eqonex’s business lines may not produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the business.

There can be no guarantee that Eqonex’s business lines, individually or together with our other business lines will be able to produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the business. Furthermore, Eqonex may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully or fully develop its business lines. While Eqonex has sought to retain and continues to competitively recruit experts, there may, from time to time, be a scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain development of its business lines. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain its business lines and addressing such considerations will require significant time and resources. If Eqonex is not successful in its efforts to fully develop one or more of its business lines in a way that is compliant with all regulatory and legal requirements, and demonstrate to users the utility and value of such business, or there is not sufficient demand for the business line to be commercially viable, one or more business line may not be viable, which could have an adverse effect on the Eqonex’s overall business, financial condition and results of operations.

Digital Assets and distributed ledger technology may not be widely adopted.

Digital Assets are a new asset class that, as of yet, have not been widely adopted, particularly by institutional investors and corporate securities issuers. The majority of Eqonex’s business lines rely, or will rely, on the acceptance and use by such investors and issuers of Digital Assets at a scale to create demand for Eqonex’s products and services sufficient to make Eqonex’s business lines commercially viable. Though Eqonex believes that the anticipated benefits of Digital Assets will create such demand, there can be no assurance that this will occur, or if it does occur that it will be in the near term.

Furthermore, the growth of the distributed ledger industry in general, as well as the protocol technology on which Eqonex will rely, is subject to a high degree of uncertainty. The factors affecting the further development of these protocols and, therefore, Digital Assets, include, without limitation:

●	worldwide growth in the adoption and use of Digital Assets and distributed ledger technology and its associated protocols;

●	government and quasi-government regulation of Digital Assets and distributed ledger technology and their use, or restrictions on or regulation of access to and operation of distributed ledger technology or similar systems;

●	the maintenance and development of the open-source software protocol of smart contracts;

●	banking restrictions on companies operating in this industry;
●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

●	general economic conditions and the regulatory environment relating to Digital Assets; and

●	a decline in the popularity or acceptance of Digital Assets.

The distributed ledger industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of distributed ledger technology and Digital Assets may have a materially adverse effect on Eqonex’s business plans.

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Eqonex’s business lines may require regulatory licenses and qualifications that Eqonex does not currently have and that may be costly and time-consuming to obtain and, even if obtained, may subsequently be revoked.

Eqonex’s business lines involve certain activities which require regulatory licenses and qualifications such as custody services, broker-dealer services, securities trading, asset management and capital market activities. These activities are subject to material, costly and constraining financial regulation in jurisdictions worldwide. The process of acquiring and maintaining these licenses and qualifications will be costly and time-consuming, will occupy material management attention and is not certain to be successful. Eqonex may not meet the requirements for such licenses or qualifications, including, for example, minimum capital requirements, or may fail to secure discretionary approval of relevant regulatory bodies. A failure or delay in receiving approval for a license or qualification, or approval that is more limited in scope than initially requested, or subsequently limited or rescinded, could have a significant and negative effect on Eqonex, including the risk that a competitor gains a first-mover advantage. The time with which it takes to receive regulatory approval may also be negatively impacted by COVID-19 due to its impact on regulator’s resources and the limited ability for in-person meetings.

In particular, Eqonex is or will be seeking the below licenses.

●	Singapore:
	○	Exchange Business
		■	Major Payment Institution license pursuant to the Payment Services Act
	○	Exchange Business
		■	Recognized Market Operator license pursuant to the Securities and Futures Act
	○	Digivault and Capital Markets
		■	Capital Market Services License pursuant to the Securities and Futures Act

●	Hong Kong:
	○	Capital Markets Business
		■	Type 1 Dealing in Securities License pursuant to the Securities and Futures Ordinance

●	United Kingdom:
	○	Digivault
		■	Safeguarding and Administering Investments license pursuant to the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001

●	Dubai:
	○	Capital Markets Business
		■	Category 4 Investment Advisor license pursuant to Regulatory Law 2004

The law and regulation surrounding the operation of Eqonex’s businesses with respect to Digital Assets is unclear, uncertain, rapidly evolving and not assured to develop in a way that is favorable to Eqonex. The anticipated business activities of Eqonex may cause regulatory bodies to delay, or refuse to issue, licenses and qualifications to Eqonex that it would otherwise receive. For example, a regulatory authority may delay or refuse to issue a broker-dealer license to Eqonex due to concerns about its focus on digital securities as opposed to more traditional securities. There is a risk that Eqonex’s business could be outlawed in jurisdictions in which it seeks to do business, which could materially affect Eqonex’s ability to expand its business and become profitable.

When a decision to enter a jurisdiction is made, Eqonex may utilize local law firms to ensure it is informed of the local regulatory requirements needed to operate therein. Eqonex also maintains regular communications with the regulators in the jurisdictions in which it holds or wishes to seek licenses. In addition, to ensure that Eqonex maintains regulatory compliance, Eqonex has built internal capabilities to monitor regulatory changes as well as obtaining supplementary support from external experts. Eqonex’s business lines have developed a regulatory roadmap to identify additional relevant licenses and qualifications they will need to operate; however, this has been done for only a small number of jurisdictions and significant further investment will be needed. This may result in unplanned costs and/or delayed or cancelled launches into particular jurisdictions.

Eqonex’s senior management originate from multi-jurisdictional regulated financial service institutions. As such, Eqonex’s senior management have accumulated experience in operating within a regulated environment and understand the importance of compliance with regulations, including securities. However, Eqonex’s senior management do not have previous direct experience of dealing with regulatory requirements in relation to Digital Assets.

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Eqonex may be unable to establish or maintain partnerships with entities to satisfy regulatory requirements.

To the extent it is unable or not cost-effective to procure the necessary licenses or qualifications to conduct its business in jurisdictions any of Eqonex’s business lines seek to enter, Eqonex plans to partner with existing entities that have such licenses or qualifications to enable it to offer its products and services. However, there can be no assurance that it will be able to do so, or that it will be able to do so now, in the future or at an acceptable price. Prospective partners may (i) not exist, (ii) be unwilling or unable to engage in activities involving distributed ledger technology, (iii) not offer terms that are acceptable to Eqonex, (iv) have a conflict of interest with one or more of Eqonex’s business lines that makes such a partnership impermissible, (v) be otherwise unable or unwilling to partner with Eqonex, or (vi) terminate their relationship with Eqonex. If Eqonex is not able to establish and maintain such partnerships, it may be unable to pursue its business in certain jurisdictions which could have a material adverse effect on its business, financial condition and results of operations.

Where Eqonex does not obtain licenses, and seeks to build partnerships with regulated firms such as Starmark Investment Management Limited in the United Kingdom, which provides regulatory coverage for the Capital Markets Business through an umbrella licensing scheme, a risk exists that a partner may lose its own regulatory status for reasons beyond Eqonex’s control, or a partner may choose to exit from a partnership that it establishes with Eqonex, either of which may leave Eqonex without regulatory cover to provide services within the market the partner supports.

Changes in law or regulation could subject Eqonex to further material, costly and constraining regulation, licensing qualifications and other requirements.

Legal or regulatory changes or interpretations of Eqonex’s existing and planned activities could require the licensing or qualification of Eqonex, or impose costly and contradictory regulatory burdens on Eqonex, outside of management’s current expectations. In addition, jurisdictions that do not currently require licensing or qualifications to conduct Eqonex’s existing and planned activities may adopt regulatory regimes that do require them. For example, in June 2019, the Financial Action Task Force adopted new guidance on the registration and licensing requirements that should be applicable to Digital Assets and entities that provide services for the holders and issuers of Digital Assets, and in November 2020, the Hong Kong Securities and Finance Commission issued a consultation paper regarding the proposed mandatory licensing for spot trading of Digital Assets. Among other things, this guidance urges countries which do not yet have regulatory systems in place to mitigate the issues presented by the potential misuse of Digital Assets to create them rapidly using a risk-based approach. Such additional requirements could cause Eqonex to incur additional expenses, which could materially and adversely affect its business, financial condition and results of operations. In addition, even where activities have been approved and obtained necessary licenses, a change in the legal framework may render such activities illegal or no longer economically sustainable.

Eqonex faces substantial litigation and regulatory risks.

As an enterprise whose material business lines include financial services, Eqonex depends to a significant extent on its relationships with its clients and its reputation for integrity and high-caliber professional services. As a result, if a client is not satisfied with Eqonex’s services or if there are allegations of improper conduct, including improper conduct by any of Eqonex’s partners, by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to Eqonex, or if there is negative publicity and press speculation about Eqonex, whether or not valid, it may harm Eqonex’s reputation and may be more damaging to Eqonex than to businesses in other, non-financial industries.

Many of Eqonex’s business lines are subject to significant regulation and oversight, including periodic examination by regulatory authorities. Eqonex could be the subject of inquiries, investigations, sanctions, cease and desist orders, terminations of licenses or qualifications, lawsuits and proceedings by counterparties, clients, other third parties and regulatory and other governmental agencies, which could lead to increased expenses or reputational damage. Responding to inquiries, investigations, audits, lawsuits and proceedings, regardless of the ultimate outcome of the matter, is time-consuming and expensive and can divert the attention of senior management. The outcome of such proceedings may be difficult to predict or estimate until late in the proceedings, which may last a number of years.

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The risks described above may be greater for companies in the distributed ledger industry as it is relatively new and clients, counterparties and regulators are expected to need significant education to understand the mechanics of products and services that rely on distributed ledger technology.

Furthermore, while Eqonex maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts refundable. Even if Eqonex believes a claim is covered by insurance, insurers may dispute Eqonex’s entitlement for a variety of different reasons, which may affect the timing and, if the insurers prevail, the amount of Eqonex’s recovery. Any claims or litigation, even if fully indemnified or insured, could damage Eqonex’s reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

If Eqonex and/or any governmental agency believe that it has accepted capital contributions by, or is otherwise holdings assets of, any person or entity that is acting directly or indirectly in violation of any money laundering or corruption laws, rules, regulations, treaties, sanctions or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker or senior foreign political figure(s) suspected in engaging in foreign corruption, Eqonex and/or such governmental agency may “freeze the assets” of such person or entity. Eqonex may also be required to report and remit or transfer those assets to a governmental agency. Any such action may harm Eqonex’s reputation and materially and adversely affect its business, financial condition and results of operations.

Some market participants may oppose the development of distributed ledger-based technology products and services like those central to Eqonex’s business lines, which could adversely affect Eqonex’s ability to do business.

Many participants in the financial industry (including certain regulators) and other industries may oppose the development of products and services that utilize distributed ledger technology. The market participants who may oppose such products and services may include entities with significantly greater resources, including financial resources and political influence, than Eqonex has. The ability of Eqonex to operate and achieve its commercial goals could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for Eqonex to operate.

Eqonex may not successfully develop technology to service its business lines.

Eqonex relies heavily on the use of technology that it has created or plans to create by itself or with other third-parties as much of the existing technology for the financial services business was not built to service Digital Assets, which require a unique set of considerations. If Eqonex’s technology solutions do not work as planned, or do not meet or continue to meet the level of quality required by Eqonex, its clients or its regulators, it may make transacting business less efficient, more expensive and potentially prone to errors, thereby reducing the positive effects Eqonex seeks to make available to its clients through the adoption of distributed ledger technology.

Eqonex may not be able to keep pace with rapidly changing technology and client or regulatory requirements.

Eqonex’s success depends on its ability to develop new products and services for its business lines, while improving the performance and cost-effectiveness of its existing products and services, in each case in ways that address current and anticipated client and regulatory requirements. Such success is dependent upon several factors, including functionality, competitive pricing, licensing and integration with existing and emerging technologies. The distributed ledger industry is characterized by rapid technological change, and new technologies could emerge that might enable Eqonex’s competitors to offer products and services with better combinations of price and performance, or that better address client requirements, than Eqonex’s products and services. Competitors may be able to respond more quickly and effectively than Eqonex can to new or changing opportunities, technologies, standards or client requirements.

Due to the significant lead time involved in bringing a new product or service to market, Eqonex is required to make a number of assumptions and estimates regarding the commercial feasibility of new products and services. As a result, it is possible that Eqonex may introduce a new product or service that uses technologies that have been displaced by the time of launch, addresses a market that no longer exists or is smaller than previously thought or otherwise is not competitive at the time of launch. The expenses or losses associated with an unsuccessful product or service development or launch, or a lack of market acceptance of Eqonex’s new products and services, could adversely affect Eqonex’s business, financial condition or results of operations.

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Eqonex’s ability to attract new clients and increase revenue from existing clients also depends on its ability to deliver any enhanced or new products and services to its clients in a format where they can be easily and consistently deployed by most or all clients without significant client service. If Eqonex’s clients believe that deploying its products and services would be overly time-consuming, confusing or technically challenging, then Eqonex’s ability to grow its business would be substantially harmed.

Cybersecurity incidents and other systems and technology problems may materially and adversely affect Eqonex.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The distributed ledger industry is a particular target for cybersecurity incidents, which may occur through intentional or unintentional acts by individuals or groups having authorized or unauthorized access to Eqonex’s systems or Eqonex’s clients’ or counterparties’ information, or exchanges on which Eqonex trades, all of which may include confidential information. These individuals or groups include employees, third-party service providers, customers and hackers. The information and technology systems used by Eqonex and its service providers are vulnerable to unauthorized access, damage or interruption from, among other things: hacking, ransomware, malware and other computer viruses; denial of service attacks; network failures; computer and telecommunication failures; phishing attacks; infiltration by unauthorized persons; fraud; security breaches; usage errors by their respective professionals; power outages; terrorism; and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Recently, the virtual currency exchange industry has become a significant target for fraud. To date, Eqonex has only experienced phishing incidents, none of which have been material. While Eqonex will deploy a range of defenses, it is possible Eqonex could suffer an impact or disruption that could materially and adversely affect Eqonex. The security of the information and technology systems used by Eqonex and its service providers may continue to be subjected to cybersecurity threats that could result in material failures or disruptions in Eqonex’s business. If these systems are compromised, become inoperable for extended periods of time or cease to function properly, Eqonex or a service provider may have to make a significant investment to fix or replace them. As a company whose material business lines include financial services, Eqonex has and will continue to have access to sensitive, confidential information of clients and counterparties and, in certain business lines, access to such clients and counterparties’ assets, which makes the cybersecurity risks identified above more important than they may be to other non-financial services companies.

Concerns about Eqonex’s practices with regard to the collection use, disclosure, or safekeeping of confidential information, personal data, and assets, even if unfounded, could adversely affect its operating results. Furthermore, failures of Eqonex’s cybersecurity system could harm Eqonex’s reputation, subject it to legal claims and otherwise materially and adversely affect Eqonex’s business, financial condition and results of operations.

Eqonex may face the risk that one or more competitors have or will obtain patents covering technology critical to the operation of one or more of its business lines and that it may infringe on the intellectual property rights of others.

If one or more other persons, companies or organizations has or obtains a valid patent covering technology critical to the operation of one or more of Eqonex’s business lines, there can be no guarantee that such an entity would be willing to license such technology at acceptable prices or at all, which could have a material adverse effect on Eqonex’s business, financial condition and results of operations. Moreover, if for any reason Eqonex were to fail to comply with its obligations under an applicable agreement, it may be unable to operate, which would also have a material adverse effect on Eqonex’s business, financial condition and results of operations.

Due to the fundamentally open-source nature of distributed ledger technology, Eqonex may not always be able to determine that it is using or accessing protected information or software. For example, there could be issued patents of which Eqonex is not aware that its products infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may currently be pending applications of which Eqonex is unaware that may later result in issued patents that its products infringe.

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Eqonex could expend significant resources defending against patent infringement and other intellectual property right claims, which could require it to divert resources away from operations. Any damages Eqonex is required to pay or injunctions against its continued use of such intellectual property in resolution of such claims may cause a material adverse effect to its business, financial condition and results of operations.

Managing different business lines could present conflicts of interest.

Eqonex has built and continues to develop an ecosystem of products and services. While Eqonex will take steps to prevent or mitigate conflicts of interests, there are certain inherent and potential conflicts of interest in managing different business lines. Due to the broad scope of Eqonex’s current and anticipated business lines, potential conflicts of interest include situations where its services to a particular client, or Eqonex’s own investments or other interests, conflict, or are perceived to conflict, with the interests of another client, as well as situations where one or more of Eqonex’s business lines have access to material non-public information that may not be shared with its other business lines and situations where Eqonex may be an investor in an entity with which it also has an advisory or other relationship. Furthermore, the allocation of investment opportunities among its investors could also present a conflict of interest. In managing these different conflicts, fiduciary duty obligations may require Eqonex to resolve conflicts in favor of clients over itself or other third parties. Employees and executives may also have conflicts of interest in allocating their time and activity between the business lines. Appropriately identifying and dealing with conflicts of interest is complex and difficult, and Eqonex’s reputation could be damaged and the willingness of clients to enter into transactions with Eqonex may be affected if Eqonex fails, or appears to fail, to identify, disclose and deal appropriately with conflicts of interest. In addition, potential or perceived conflicts could give rise to litigation or regulatory enforcement actions. As a result, failures to appropriately identify and address potential conflicts of interest could materially adversely affect Eqonex’s business, financial condition and results of operations.

The regulation of Digital Assets and distributed ledger technology continues to evolve in every jurisdiction, and regulatory changes or actions may restrict the use of Digital Assets, the operation of distributed ledger technology that supports such Digital Assets and platforms that facilitate the trading of such Digital Assets.

As distributed ledger technology and Digital Assets have grown in popularity and in market size, governments, regulators and self-regulators (including law enforcement and national security agencies) around the world are examining the operations of distributed ledger technology and Digital Assets issuers, users, investors and platforms. To the extent that any government or quasi-governmental agency exerts regulatory authority over the Digital Asset industry in general, the issuance of Digital Assets, and trading and ownership of and transactions involving the purchase and sale or pledge of such Digital Assets, may be adversely affected, which could materially and adversely affect Eqonex’s business, financial condition and results of operations.

The prices of Digital Assets are extremely volatile. Fluctuations in the price of Digital Assets could materially and adversely affect Eqonex’s business.

The prices of Virtual Currencies, such as bitcoin and Ether, and other Digital Assets have historically been subject to dramatic fluctuations and are highly volatile. A decrease in the price of a single Digital Asset may cause volatility in the entire Digital Asset industry. For example, a security breach that affects purchaser or user confidence in bitcoin or ether may affect the industry as a whole. This volatility may adversely affect interest in and demand for the products and services Eqonex currently operates and seeks to offer, which would materially and adversely affect Eqonex’s business, financial condition and results of operations.

Distributed ledger networks, Digital Assets and the exchanges on which such assets are traded are dependent on internet infrastructure and susceptible to system failures, security risks and rapid technological change.

The success of distributed ledger technology-based products and services will depend on the continued development of a stable infrastructure, with the necessary speed, data capacity and security, and complementary products such as high-speed networking equipment for providing reliable internet access and services. Digital Assets have experienced, and are expected to continue to experience, significant growth in the number of users and amount of content. There is no assurance that the relevant public infrastructure will continue to be able to support the demands placed on it by this continued growth or that the performance or reliability of distributed ledger technology will not be adversely affected by this continued growth. There is also no assurance that the infrastructure or complementary products or services necessary to make Digital Assets a viable product for their intended use will be developed in a timely manner, or that such development will not result in the requirement of incurring substantial costs to adapt to changing technologies. The failure of these technologies or platforms or their development could materially and adversely affect Eqonex’s business, financial condition and results of operation.

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Furthermore, Digital Assets are created, issued, transmitted, and stored according to protocols run by nodes within the blockchain network. It is possible these protocols have undiscovered flaws or could be subject to network scale attacks which could result in losses to Eqonex. Finally, advancements in quantum computing could break the cryptographic rules of protocols which support certain Digital Assets.

Malicious actors could manipulate distributed ledger networks and smart contract technology upon which Digital Assets rely and increase the vulnerability of the distributed ledger networks.

If a malicious actor, including a state-sponsored actor, is able to hack or otherwise exert unilateral control over a particular distributed ledger network, or the Digital Assets on such a network, that actor could attempt to divert assets from that distributed ledger or otherwise prevent the confirmation of transactions recorded on that distributed ledger. Such an event could materially and adversely affect Eqonex’s business. Digital Assets have been the subject of attempted manipulation by hackers to use them for malicious purposes. For example, misuses could occur if a malicious actor obtains a majority of the processing power controlling the Digital Asset validating activities and altering the distributed ledger on which Digital Asset transactions rely. Moreover, if the award for solving transaction blocks for a particular Digital Asset declines, and transaction fees are not sufficiently high, the incentive to continue validating distributed ledger transactions would decrease and could lead to a stoppage of validation activities. The collective processing power of that distributed ledger would be reduced, which would adversely affect the confirmation process for transactions by decreasing the speed of the adaptation and adjustment in the difficulty for transaction block solutions. Such slower adjustments would make the distributed ledger network more vulnerable to malicious actors’ obtaining control of the processing power over distributed ledger network processing.

The network contributors for certain Digital Assets could propose amendments to the network protocols and software for Digital Assets that, if accepted and authorized by the network for the Digital Assets, could adversely affect Eqonex.

The networks for certain Digital Assets are based on a protocol governing the peer-to-peer interactions between computers connected to each other within that network. The development team for a network (if any) might propose and implement amendments to a network’s source code through software upgrades altering the original protocol, including fundamental ideas such as the irreversibility of transactions and limitations on the validation of blockchain software distributed ledgers. Such changes to original protocols and software could materially and adversely affect Eqonex’s business.

Banks or other third-party services providers may decline to provide services to companies engaged in distributed ledger-related businesses, including Eqonex.

A number of companies that provide distributed ledger technology-related products and services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to distributed ledger technology-related companies, including Eqonex, for a number of reasons, such as perceived compliance risks or costs. Similarly, continued general banking difficulties may decrease the utility or value of Digital Assets or harm public perception of those assets. In addition to banks, other third-party service providers including accountants, lawyers and insurance providers may also decline to provide services to companies engaged in distributed ledger technology-related businesses because of the perceived risk profile associated with such businesses or the lack of regulatory certainty. The failure of distributed ledger technology-related businesses to be banked or obtain services could materially and adversely affect Eqonex’s business, financial condition and results of operation.

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The extent to which Digital Assets are used to fund criminal or terrorist enterprises or launder the proceeds of illegal activities could materially impact Eqonex’s business.

The potential, or perceived potential, for anonymity in transfers of Digital Assets, as well as the decentralized nature of distributed ledger networks, has led some terrorist groups and other criminals to solicit certain Digital Assets for capital raising purposes. As Digital Assets have grown in both popularity and market size, government authorities have been examining the operations of distributed ledger technology and Digital Assets, their users, investors and exchanges, concerning the use of Digital Assets for the purpose of laundering the proceeds of illegal activities or funding criminal or terrorist enterprises. In addition to the current market, new distributed ledger networks or similar technologies may be developed to provide more anonymity and less traceability.

The use of Digital Assets for illegal purposes, or the perception of such use, even if such use does not involve Eqonex’s services or products, could result in significant damage to Eqonex’s reputation, damage to the reputation of Digital Assets and a loss of confidence in the services provided by the distributed ledger technology community as a whole.

Political or economic crises may motivate large-scale sales of Digital Assets, which would result in a reduction in values and materially and adversely affect Eqonex.

As an alternative to fiat currencies that are backed by central governments, Virtual Currencies, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. For example, political or economic crises could motivate large-scale acquisitions or sales of Digital Assets either globally, regionally or locally. Large-scale sales of certain Digital Assets could result in a reduction in their value and could materially and adversely affect Eqonex’s business, financial condition and results of operations.

Economic, political and market conditions, both in Hong Kong, Singapore and worldwide, can adversely affect Eqonex’s business, results of operations and financial condition.

Eqonex’s business is influenced by a range of factors that are beyond its control and that it has no comparative advantage in forecasting. These include, among others:

●	General economic and business conditions;

●	Overall demand for Eqonex’s products and services; and

●	General legal, regulatory, and political developments.

Macroeconomic developments, including the impact of the United Kingdom’s vote to exit the European Union, known as Brexit, evolving trade policies between the U.S. and international trade partners, including the People’s Republic of China (the “PRC”) or the occurrence of similar events in other countries that lead to uncertainty or instability in economic, political or market conditions could negatively affect Eqonex’s business, operating results and financial conditions and/or any of its third-party service providers. Furthermore, any general weakening of, and related declining confidence in, the global economy or the curtailment of government or corporate spending could cause potential clients to delay, decrease or cancel purchases of Eqonex’s products and services and the adoption of distributed ledger technology in general.

While Eqonex shifted its incorporation from Hong Kong to Singapore in connection with the Business Combination, a material element of Eqonex’s operations is expected to remain in Hong Kong. Hong Kong has been governed by the basic law, which guarantees a high degree of autonomy from the PRC in certain matters until 2047. If the PRC were to exert its authority to alter the economic, political or legal structures or the existing social policy of Hong Kong, investor and business confidence in Hong Kong could be negatively affected, which in turn could negatively affect markets and business performance and have an adverse effect on Eqonex. There is uncertainty as to the political, economic and social status of Hong Kong. Hong Kong’s evolving relationship with the PRC’s central government in Beijing has been a source of political unrest that has periodically resulted in large-scale protests, including those that occurred in 2019 in response to an extradition bill proposed by the Hong Kong government, which was subsequently waived. These protests created disruptions for businesses operating in Hong Kong and have negatively impacted the overall economy however, the frequency and intensity of protests have declined since the passing of the Security Law.

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Significant operations of Eqonex’s business are currently located in Hong Kong. It is possible that Eqonex may decide to relocate certain operations from Hong Kong to Singapore or another jurisdiction in the future when COVID 19 related travel restrictions are relaxed. In doing so, it is also possible that Eqonex may not be able to retain certain expert staff. If Eqonex loses the services of any member of management or other such key personnel as a result of relocating, it may not be able to find suitable or qualified replacements and may incur additional expenses to recruit and train new staff, which could materially disrupt Eqonex’s business and growth.

Eqonex’s business lines and its acceptance of currencies other than the U.S. Dollar will subject it to currency risk.

Nearly all of Eqonex’s business occurs, and is anticipated to occur in the medium term, outside of the U.S. As a result, some of Eqonex’s expenses are, and are anticipated to be, denominated in currencies other than the U.S. dollar. Because Eqonex’s financial statements are presented in U.S. dollars, it must translate non-U.S. dollar denominated revenues, income and expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. These fluctuations may materially impact the translation of Eqonex’s non-U.S. results of operations and financial condition.

Furthermore, increases or decreases in the value of the currencies Eqonex receives may affect its operating results and the value of its assets and liabilities.

Eqonex may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as terrorism, that could disrupt the business operations, and the business continuity and disaster recovery plans may not adequately protect it from a serious disaster.

Natural disasters or other catastrophic events may also cause damage or disruption to operations, international commerce, and the global economy, and could have an adverse effect on business, operating results, and financial condition. Business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond Eqonex’s control. In addition, Eqonex’s global operations expose it to risks associated with public health crises, such as pandemics and epidemics, which could harm the business and cause operating results to suffer. For example, the ongoing effects of the COVID-19 pandemic and/or the precautionary measures that we have adopted have resulted, and could continue to result, in difficulties or changes to customer support, or create operational or other challenges, any of which could adversely impact business and operating results. Further, acts of terrorism, labor activism or unrest, and other geo-political unrest could cause disruptions in the business or the businesses of partners or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, Eqonex may be unable to continue operations and may endure system interruptions, reputational harm, delays in development of Eqonex’s platform(s), lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on future operating results.

The COVID-19 pandemic could have an adverse effect on business, operating results, and financial condition.

Eqonex is responding to the global outbreak of COVID-19 by taking steps to mitigate the potential risks to us posed by its spread and the impact of the restrictions put in place by governments to protect the population. During 2020, Hong Kong, Singapore and governments around the world took a number of actions, including prohibiting residents from free travel, encouraging employees of enterprises to work from home, cancelling public activities, and closing corporate offices. In addition, as the outbreak continues to threaten global economies, it may continue to cause significant market volatility and declines in general economic activities. Some employees and service providers have transitioned to work-from-home and Eqonex is operating as a remote-first company in certain jurisdictions. This subjects Eqonex to heightened operational risks. For example, technologies in employees’ and service providers’ homes may not be as robust as in Eqonex’s offices and could cause the networks, information systems, applications, and other tools available to employees and service providers to be more limited or less reliable than in the offices. Further, the security systems in place at employees’ and service providers’ homes may be less secure than those used in the offices, and while Eqonex has implemented technical and administrative safeguards to help protect its systems as its employees and service providers work from home, Eqonex may be subject to increased cybersecurity risk, which could expose it to risks of data or financial loss, and could disrupt its business operations. There is no guarantee that the data security and privacy safeguards Eqonex has put in place will be completely effective or that it will not encounter risks associated with employees and service providers accessing company data and systems remotely. Eqonex also faces challenges due to the need to operate with the remote workforce and are addressing those challenges to minimize the impact on its ability to operate.

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The transition to a remote-first company in certain jurisdictions may make it more difficult for Eqonex to preserve its corporate culture and its employees may have decreased opportunities to collaborate in meaningful ways. Further, Eqonex cannot guarantee that its transition to becoming a remote-first company in certain jurisdictions will not have a negative impact on employee morale and productivity. Any failure to preserve the corporate culture and foster collaboration could harm Eqonex’s future success, including its ability to retain and recruit personnel, innovate and operate effectively, and execute on its business strategy.

In addition, the continued spread of COVID-19 and the imposition of related public health measures have resulted in, and is expected to continue to result in, increased volatility and uncertainty in the Digital Assets economy. Eqonex also relies on third party service providers to perform certain functions. Any disruptions to a service providers’ business operations resulting from business restrictions, quarantines, or restrictions on the ability of personnel to perform their jobs could have an adverse impact on the service providers’ ability to provide services to Eqonex. The continued spread of COVID-19 and efforts to contain the virus could adversely impact Eqonex’s strategic business plans and growth strategy, reduce demand for its products and services, reduce the availability and productivity of its employees, service providers, and third-party resources, cause it to experience an increase in costs due to emergency measures, and otherwise adversely impact the business.

Risks Related to the Exchange Business

Regulatory authorities may never permit the Exchange to become operational.

The Exchange is operating under an exemption to provide payment services pursuant to the Payment Services (Exemption for Specified Period) Regulations 2019. The exemption will remain in effect until MAS make a decision on the license application. If the license is not granted, the Exchange will no longer be able to operate. Singapore and numerous other regulatory authorities may need to permit the Exchange to maintain and expand operations. If any regulatory authority objected to the Exchange or to certain aspects of it, such regulatory authority could prevent the Exchange from ever becoming operational, or continuing to operate, in that jurisdiction. The regulatory landscape that Eqonex needs to navigate is complex, extensive and changing, and Eqonex may never be able to do so successfully.

The development of the Exchange poses financial, technological and regulatory challenges and Eqonex may not be able to successfully develop, market and launch the Exchange.

The Exchange Business intends to ultimately cover two distinct regulatory profiles, Virtual Currency and Digital Securities, with the Virtual Currency profile, already launched and operating under the Exemption. The development of the Exchange requires significant capital funding, expertise on the part of Eqonex’s management and time and effort in order to be successful. Eqonex may have to make changes to the specifications for any number of reasons or it may be unable to develop the Exchange in a way that realizes those specifications or any form of a functioning network. The Exchange, even if successfully developed and maintained, may not meet investor expectations. For example, there can be no assurance that the Exchange will provide less expensive or more efficient trading than is possible on currently available trading platforms for traditional assets (or even other Digital Asset exchanges). Furthermore, the Exchange may experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Exchange and the assets being traded on the Exchange.

Regulatory authorities may not permit the Exchange to list certain products.

Eqonex has, and intends to continue to develop multiple products and to make such products available on the Exchange. Regulatory authorities may not permit the Exchange to list certain products or may restrict the markets or demographics to which products can be offered (e.g. to restrict retail customer involvement). Such restrictions may adversely impact future revenues. Additionally, should products be inadvertently offered in jurisdictions where regulatory approval is required and where no such approval has been sought or received, regulatory action may be taken against Eqonex.

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Eqonex’s offer of products on its exchange may be subject to substantial risk.

Digital Assets spot, futures, derivatives and securities trading are or may be deemed regulated financial instruments or fall under other regulatory frameworks in many jurisdictions. Eqonex may not have applied for appropriate license and may not be able to offer, or continue offering, such products.

Due to their novel and specialized nature, Digital Assets futures, derivatives and securities substantially increase the risk of losses for Eqonex and for Eqonex’s clients and customers which in turn increases the risk of litigation against Eqonex. Eqonex’s risk mitigation strategies, if any, may not be adequate or sufficient.

Eqonex’s exchange operations may be subject to credit risk.

Credit risk is the risk that a borrower or a counterparty will be unable or unwilling to satisfy payment or delivery obligations when due and the related risk that the transaction may not happen, or the value of a transaction may decline because of concerns about the borrower’s or the counterparty’s ability to make such payments. In addition to the risk of a borrower declining to perform on an obligation under the loan, Eqonex is exposed to the risk that third parties, including transaction counterparties, exchanges, custodians, administrators and other financial intermediaries that may owe Eqonex money or other assets will not perform their obligations. Any of these parties might default on their obligations to Eqonex because of bankruptcy, lack of liquidity, dispute, operational failure or other reasons, in which event Eqonex may suffer unexpected losses. In addition to the credit risk on its own exchange, to the extent Eqonex relies on third parties that specialize in Digital Asset futures and derivatives, it is exposed to the credit risk of those third parties.

The Exchange may not be widely adopted and may have limited users.

It is possible that the Exchange will not be used by a large number of market participants or that there will be limited public interest in the continued creation and development of Digital Asset exchanges. Such a lack of use or interest could negatively impact the volumes of the Exchange.

Alternative Digital Asset exchanges may be established that compete with or are more widely used than the Exchange.

It is possible that Digital Asset exchanges exist or could be established that utilize the same or similar protocols as those underlying the Exchange or that facilitate services that are materially similar to the services provided by the Exchange. The Exchange may face competition from any such alternative networks, which could negatively impact the Exchange and have a material adverse effect on Eqonex’s business, financial condition and results of operations.

There are already multiple Digital Asset exchanges that the Exchange will compete with. If the Exchange is unable to offer features that differentiate it from such competitors, or such competitors create pricing pressure that results in lower-than-anticipated revenues, the Exchange may not be viable, which could have a material adverse effect on Eqonex’s business, financial condition and results of operations.

The Exchange, and any distributed ledger technology on which they rely, may be the target of cyber-attacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of Digital Assets that trade on the Exchange. If such attacks occur or security is compromised, this could expose Eqonex to liability and reputational harm, could seriously curtail the utilization of Digital Assets, cause a decline in the market price of the affected Digital Assets and result in claims against Eqonex.

The Exchange, the structural foundation, and the software applications and other interfaces or applications upon which it relies or will rely (including distributed ledger technology), are unproven, and there can be no assurances that the Exchange and the creation, transfer or storage of Digital Assets will be uninterrupted or fully secure, which may result in impermissible transfers, a complete loss of investors’ Digital Assets on those systems or an unwillingness of market participants to access, adopt and utilize Digital Assets or the Exchange. Further, the Exchange and any technology, including distributed ledger technology, on which they rely may also be the target of cyber-attacks seeking to identify and exploit weaknesses, which may result in the loss or theft of Digital Assets, which, in turn, may materially and adversely affect the adoption and success of the Exchange and Eqonex. Any of these risks could have a material adverse effect on Eqonex’s business, financial condition and results of operations.

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The unregulated nature and lack of transparency surrounding the operations of some Digital Asset exchanges may cause the marketplace to lose confidence in such exchanges.

Digital Asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while some exchanges provide information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many other exchanges do not. As a result, the marketplace may lose confidence in the less transparent or unregulated exchanges, including prominent exchanges that handle a significant volume of trading in Digital Assets. In recent years, there have been a number of Digital Asset exchanges that have closed because of fraud, business failure or security breaches. Additionally, larger Digital Asset exchanges have been targets for hackers and malware and may be targets of regulatory enforcement actions. A lack of stability in these exchange markets and the temporary or permanent closure of such exchanges may reduce confidence in the Digital Asset marketplace in general and result in greater volatility in the price of Digital Assets. These potential consequences could materially and adversely affect the adoption and success of the Exchange.

Eqonex’s utility token, EQO, may not drive interest to the exchange and the price of the coin in secondary trading may perform poorly.

EQO may not be successful in driving additional interest and volume to the Exchange and demand for the coin in secondary trading may result in the price of EQO performing poorly, resulting in losses for some owners of EQO and cause reputational damage for Eqonex. Utility tokens, such as EQO, are each unique in their structure and benefits that accrue to owners of the token.

Eqonex believes, based on legal advice, that EQO is not considered a financial security. However, regulators may take a view in the future that EQO is considered a financial security, which will impact the way the token is able to be issued and traded on the Exchange. See Note 40 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

Risks Related to Digivault

Development of the Custody Business poses financial, technological and regulatory challenges and Eqonex may not be able to successfully develop and market the custody solutions.

The continued development of the custody solutions, known as Kelvin and Helios, which have now both launched, requires significant capital funding, expertise on the part of Eqonex’s management and time and effort in order to be successful. Digivault may have to make changes to the specifications of the custody solutions for any number of reasons and it may be unable to further develop the service in a way that realizes those specifications. The custody solutions, even if successfully developed and maintained, may not meet investor expectations. For example, there can be no assurance that the custody solutions will provide less expensive or more efficient services than are currently available for traditional assets (or even other Digital Assets). Furthermore, the custody solutions may experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Digital Assets being held.

There can be no assurance that Digivault by itself or together with Eqonex’s other business lines will be able to produce sufficient cash flows to fund the ongoing capital requirements and expenditures necessary to run the custody solutions. Digivault may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully further develop the custody solutions. While Eqonex has sought to retain and continues to competitively recruit experts, there may, from time to time, be a scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain the custody solutions. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain the custody solutions, and addressing such considerations will require significant time and resources. Despite launching both Kelvin and Helios, there can be no assurance that Digivault will be able to develop the custody solutions in such a way as to fully achieve its goals and satisfy the complex regulatory requirements that are applicable to them and acquire the necessary licenses to operate. If Eqonex is not successful in its efforts to develop and maintain the custody solutions in ways that are compliant with all regulatory and legal requirements, and demonstrate to users the utility and value of such a service, or if there is not sufficient demand for the custody solutions for them to be commercially viable, Digivault may not be feasible, which could have a material adverse effect on Eqonex’s business, financial condition and results of operations.

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Numerous regulatory authorities may never permit the custody solutions to become operational.

Numerous regulatory authorities may need to permit the custody solutions to operate in different jurisdictions. If any regulatory authority objected to the custody solutions or to certain aspects of them, such regulatory authority could prevent them from ever becoming operational, or continuing to operate, in that jurisdiction. The regulatory landscape that Eqonex needs to navigate in order to run a viable Custody Business is complex, extensive and changing and Digivault may never be able to do so successfully. Any such regulatory issues including fines or injunctions from regulators, could have a material adverse impact on Eqonex’s business, financial condition and results of operations.

The custody solutions may not be widely adopted and may have limited users.

It is possible that the custody solutions will not be used by a large number of holders of Digital Assets or that there will be limited public interest in the continued creation and development of Digital Asset custody services. Such a lack of use or interest may result in insufficient demand for the custody solutions to be commercially viable, which could have an adverse effect on Eqonex’s business, financial condition and results of operation.

The custody solutions, and any distributed ledger technology on which they rely, may be the target of cyber-attacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of Digital Assets that are held or deposited. If such attacks occur or Digivault’s security is compromised, Digivault could be exposed to liability and reputational harm, and such attacks could seriously curtail the utilization of Digital Assets and cause a decline in the market price of the affected Digital Assets which could result in claims against Digivault.

The custody solutions, their structural foundation, and the software applications and other interfaces or applications upon which they rely (including distributed ledger technology), are unproven, and there can be no assurances that the custody solutions are or will be fully secure, which may result in a complete loss of investors’ Digital Assets and an unwillingness of market participants to access, adopt and utilize Digital Assets or the custody solutions. Examples of the above include, but are not limited to:

●	a cyber-attack causing a client withdrawal instruction, or a withdrawal address being altered;

●	a client receiving an incorrect deposit address;

●	hardware failures delaying or preventing deposits and withdrawals;

●	the tampering or spoofing of client instructions and materials;

●	deposit addresses being incorrectly stored;

●	the hacking or unavailability of client portals rendering clients unable to access their account;

●	vulnerabilities within the applicable distributed ledger code arising or the distributed ledger being manipulated by a malicious actor;

●	a cyber-attack causing the individual to lose otherwise valid credentials;

●	the tampering with of laptop codes to cause withdrawals to incorrect withdrawal addresses; and

●	bad acts by employees, third-party service providers and others.

While Digivault has taken, and will continue to take, steps to ensure that the custody solutions are secure and protected against such incidents, no assurance can be given that the custody solutions are or will be fully secure and protected from attack, and any failure in this regard could materially and adversely affect Eqonex’s business, financial condition and results of operations.

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There can be no guarantee that Digivault will be able to acquire or maintain necessary insurance coverage or that it will be able to offer insurance to its clients.

The failure of Digivault to secure or maintain insurance cover may have an adverse effect on its ability to attract clients and hence reduce its revenue generating abilities.

Risks Related to the Asset Management Business

Changes in the value of Eqonex’s assets under management (“AUM”) may cause revenue and earnings to decline.

The asset management business (the “Asset Management Business”) revenue is expected to be primarily composed of fees based on a percentage of the value of AUM and, in some cases, performance fees which are normally expressed as a percentage of returns to the client. Numerous factors, including price movements in the assets in the markets in which Eqonex manages assets, could cause:

●	the value of assets AUM, or the returns that Eqonex realizes on AUM, to decrease;

●	the withdrawal of funds from any products offered by Eqonex in favor of products offered by competitors; or

●	a decrease in the amount of such capital available to invest.

The occurrence of any of these events may cause Eqonex’s AUM, revenue and earnings, if any, to decline and may negatively impact the success of the Asset Management Business.

The Asset Management Business is highly regulated and regulators may apply or interpret these regulations with respect to Digital Assets in novel and unexpected ways.

Asset management is a highly regulated business subject to numerous legal and regulatory requirements. These regulations are intended to protect customers whose assets are under management and, as such, may limit Eqonex’s ability to develop, expand or carry out its asset management business in the intended manner. Furthermore, the funds in which Eqonex invests will be subject to regulatory regimes that are not clear or are not yet developed. To the extent that there is any ambiguity as to whether an asset under the management of a fund in which Eqonex invests is deemed a security, the applicability of many regulations to such fund, will not be clear and could indirectly adversely affect the Asset Management Business. Furthermore, Eqonex must address conflicts of interest, as well as the perception of conflicts of interest, between itself (including the other business lines of Eqonex) and its clients and funds. In particular, Eqonex will be required to act in the best interest of its clients and funds, which may include allocating opportunities to its clients and funds rather than to its own principal business lines. In addition, regulators have substantial discretion in determining what is in the best interest of a client of a fund and have increased their scrutiny of potential conflicts. Appropriately dealing with conflicts of interest is complex and if Eqonex fails, or appears to fail, to deal appropriately with any of these conflicts of interest, it may face reputational damage, litigation, regulatory proceedings, or penalties, fines or sanctions, any of which may have a material and negative impact on Eqonex’s business, financial condition and results of operations. In addition, to the extent that Eqonex is required to obtain client or investor consent in connection with any potential conflict, any failure or delay in obtaining such consent may have a material and negative impact on Eqonex’s ability to take advantage of certain business opportunities.

The Asset Management Business’ investments in other investment vehicles may be subject to substantial risk.

On behalf of itself and its managed funds, the Asset Management Business may make direct or indirect investments in pooled investment vehicles, which may expose the Asset Management Business to all of the risks of those vehicles’ investments. The values of pooled investment vehicles are subject to change as the values of their respective assets fluctuate. To the extent that the Asset Management Business invests in managed pooled investment vehicles, the performance of the Asset Management Business’ investments in such vehicles will be dependent on the investment and research abilities of persons other than the Asset Management Business. The securities offered by such vehicles typically are not registered under applicable securities laws and are offered in transactions that are exempt from registration.

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The Digital Assets funds in which the Asset Management Business invests are by their nature small and unproven.

Given that the Asset Management Business may invest in funds with little or no track record, there is a risk that such funds may not generate the returns anticipated by the Asset Management Business and may even result in the complete loss of the investment allocated to such funds.

Risks Related to the Trading Business

Short sales of Digital Assets may be especially risky.

Eqonex may make short sales of Digital Assets. In such a short sale, Eqonex would sell Digital Assets that it does not own, typically borrowed from a third party. Borrowing and lending markets for Digital Assets are currently in an early stage and may take time to become as developed and stable as those for securities or other established assets, which exposes Eqonex to risks.

Because Eqonex would remain liable to return any Digital Assets that it borrowed, Eqonex would be required to purchase an equivalent amount of Digital Assets prior to the date on which delivery to the third party is required. Eqonex will incur a loss as a result of a short sale if the price of the Digital Assets increases between the date of the short sale and the date on which Eqonex replaces the borrowed Digital Assets. The amount of any loss will be increased by the amount of the premium or interest that Eqonex may be required to pay in connection with a short sale. Short selling exposes Eqonex to unlimited risk with respect to the borrowed Digital Assets because of the lack of an upper limit on the prices to which those Digital Assets can rise. Purchasing Digital Assets to close out a short position can itself cause the price of the Digital Assets to rise further, thereby exacerbating any losses. Under adverse market conditions, Eqonex may have difficulty purchasing Digital Assets to meet its short sale delivery obligations, and may have to sell other Digital Assets to raise the necessary capital at a time when it would be unfavorable to do so. If a request for return of borrowed assets occurs at a time when other short sellers are receiving similar requests, a “short squeeze” can occur, and Eqonex may be compelled to replace borrowed Digital Assets previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received in originally selling the assets short. In addition, Eqonex may have difficulty purchasing assets to meet its delivery obligations if the assets sold short by Eqonex have a limited daily trading volume or limited market capitalization. Short sales by Eqonex and “short” derivative positions are forms of investment leverage, and the amount of Eqonex’s potential loss is theoretically unlimited.

Eqonex’s trades in options may be subject to substantial risk.

Eqonex may trade in options on Digital or non-Digital Assets. Purchasing and writing put and call options are highly specialized activities that entail greater-than-ordinary investment risks. An investment in an option may be subject to greater fluctuation than an investment in the underlying asset. An uncovered call writer’s loss is theoretically unlimited. The ability to trade in or exercise options may be restricted in the event that trading in the underlying asset becomes restricted. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size and strike price, the terms of over-the-counter options (options not traded on exchanges) are generally established through negotiation with the other party to the option contract. While this type of arrangement allows greater flexibility to tailor an option, over-the-counter options generally involve greater credit risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. As of this writing, the availability of exchange-traded and over-the-counter options on Digital Assets is limited, so terms may be unfavorable in comparison to those available for more firmly established types of options.

Eqonex’s trades in derivatives may be subject to substantial risk.

Eqonex may trade in derivatives of Digital Assets. Derivatives are financial instruments, the value of which is based on the value of one or more reference assets or indicators, such as a security, currency, interest rate or index. Eqonex’s use of derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Moreover, although the value of a derivative is based on an underlying asset or indicator, a derivative typically does not carry the same rights as would be the case if Eqonex invested directly in the underlying asset.

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Derivatives are subject to a number of risks, such as potential changes in value in response to market developments, and the risk that a derivative transaction may not have the effect that Eqonex anticipated. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not achieve the desired correlation with the underlying asset or indicator. Derivative transactions may be highly volatile, and Eqonex could lose more than the amount it invests. Moreover, derivative transactions permit Eqonex to create investment leverage, which may exacerbate any losses on these positions. A liquid secondary market may not always exist for Eqonex’s derivative positions at any time, and Eqonex may not be able to initiate or liquidate a derivative position at an advantageous time or price, which may result in significant losses.

In addition, derivative products are specialized instruments that require investment techniques and risk analyses that differ from those associated with direct investments. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself. In particular, the complexity of derivatives requires the maintenance of adequate controls to monitor the transactions entered into and the ability to assess the risk that a derivative adds to Eqonex’s portfolio.

Eqonex’s trades in currencies may be subject to substantial risk.

Eqonex may trade currencies in the interbank market, a global network of commercial banking institutions that make markets in foreign currencies. There is no limitation on daily price moves of contracts traded through banks and dealers. Banks and dealers may require Eqonex to deposit margin with respect to such trading. Banks and dealers are not required to continue to make markets in currencies.

There have been periods during which certain banks have refused to quote prices for currency contracts or have quoted prices with an unusually wide bid-ask spread. Arrangements to trade currency contracts may be made with only one or a few banks, and liquidity problems might therefore be greater than if such arrangements were made with numerous banks. The imposition of credit controls by government authorities might limit such trading to less than that which Eqonex would otherwise undertake. In respect of such trading, Eqonex is subject to the risk of bank failure or the inability of, or refusal by, a bank to perform with respect to such contracts. Most, if not all, of these contracts are directly affected by changes in interest rates. The effects of governmental intervention may also be particularly significant at certain times in the interbank market.

Eqonex’s trading transactions may be subject to credit risk.

Credit risk is the risk that an issuer of a security or a counterparty will be unable or unwilling to satisfy payment or delivery obligations when due and the related risk that the value of a trade may decline because of concerns about the issuer’s or the counterparty’s ability to make such payments. In addition to the risk of an issuer of a security in which Eqonex trades failing or declining to perform on an obligation under the security, Eqonex is exposed to the risk that third parties, including trading counterparties, exchanges, custodians, administrators and other financial intermediaries that may owe Eqonex money, securities or other assets will not perform their obligations. Any of these parties might default on their obligations to Eqonex because of bankruptcy, lack of liquidity, dispute, operational failure or other reasons, in which event Eqonex may lose all or substantially all of the value of any such trading transaction. To the extent Eqonex trades on exchanges that specialize in Digital Asset futures and derivatives, it is exposed to the credit risk of that exchange.

Eqonex is not obligated to hedge its exposures, and, if it does, hedging transactions may be ineffective or reduce Eqonex’s overall performance.

Eqonex is not obligated to, and often times may not, hedge its exposures. However, from time to time, it may use a variety of financial instruments and derivatives, such as options, swaps and forward contracts, for risk management purposes, including to: protect against possible changes in the market value of Eqonex’s investment or trading assets resulting from fluctuations in the securities markets and changes in interest rates; protect Eqonex’s unrealized gains in the value of its investments or trading assets; facilitate the sale of any such assets; enhance or preserve returns, spreads or gains on any trade or investment; hedge the interest-rate or currency-exchange risk on any of Eqonex’s liabilities or assets; protect against any increase in the price of any assets that Eqonex anticipates purchasing at a later date; or to any other end that Eqonex deems appropriate. The success of any hedging activities by Eqonex will depend, in part, on its ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the assets being hedged. Since the characteristics of many assets change as markets change or time passes, the success of Eqonex’s hedging strategy will also be subject to its ability to continually recalculate, readjust and execute hedges in an efficient and timely manner. In addition, while Eqonex may enter into hedging transactions to seek to reduce risk, such transactions may actually increase risk or result in a poorer overall performance for Eqonex than if it had not engaged in such hedging transactions.

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Eqonex may make, or otherwise be subject to, trade errors.

Errors may occur with respect to trades executed by Access Trading or by or on behalf of Eqonex. Trade errors can result from a variety of situations, including, for example, when the wrong asset is purchased or sold or when the wrong quantity is purchased or sold. Trade errors frequently result in losses, which could be material. To the extent that an error is caused by a third party, Eqonex may seek to recover any losses associated with the error, although there may be contractual or other limitations on any third party’s liability with respect to such error.

Eqonex’s trading orders may not be executed in a timely matter.

Eqonex’s trading and risk management strategies may depend on the ability to establish and maintain an overall market position in a combination of financial instruments. Eqonex’s trading orders may not be executed in a timely and efficient manner because of various circumstances, including, for example, trading volume surges or systems failures attributable to Eqonex or its counterparties, brokers, dealers, agents or other service providers. In such an event, Eqonex might only be able to acquire or dispose of some, but not all, of the components of its positions, or if the overall positions were to need adjustments, Eqonex might not be able to make such adjustments. As a result, Eqonex would not be able to achieve its desired market position, which may result in a loss. In addition, Eqonex can be expected to rely heavily on electronic execution systems (and may rely on new systems and technology in the future), which may be subject to certain systemic limitations or mistakes, causing the interruption of trading orders made by Eqonex.

Eqonex is exposed to losses due to lack of perfect information.

As a facilitation trader in Digital Assets, Eqonex may trade in a variety of assets with a number of different counterparties. Eqonex may at times trade with others who have information that is more accurate or complete than Eqonex’s, and as a result Eqonex may accumulate unfavorable positions at unfavorable prices preceding large price movements in a given instrument. If the frequency or magnitude of these events increases, Eqonex’s losses would likely increase correspondingly, which could have a material and adverse effect on Eqonex.

Access Trading is exposed to failure of technology partners.

Access Trading relies on other technology providers, namely FIS and Itiviti, to provide certain services as part of the product. Should these services no longer be available, for whatever reason, Access Trading may no longer be able to service those customers under contract.

Risks Related to the Capital Markets Business

Eqonex may be unable to establish issuer and investor networks necessary to successfully execute offerings.

The Capital Markets Business has and is being developed to assist issuers seeking to access global capital markets through issuing digital securities. To this end, the Capital Markets Business will advise, issue and distribute offerings of digital securities from its clients to investors.

To be successful, Eqonex will have to source offerings from clients and there can be no assurance that it will be able to do so. Thus far, there have been limited issuers willing to explore the possibility of making use of distributed ledger technology for their securities offerings. Furthermore, it will be important that the offerings Eqonex assists on offer attractive terms and trustworthy clients, both to be able to execute the transactions and receive payments and to demonstrate the ability to use digital securities on high quality offerings that will be attractive to larger market participants.

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Furthermore, Eqonex will have to source investors to participate in offerings. There is still significant education required for investors on the potential of digital securities. There can be no assurance that, even if Eqonex sources high quality offerings from issuers, it can source investors, particularly institutional investors, many of which have investment mandates that do not include digital securities, to purchase the digital securities offered.

If Eqonex is not able to source either attractive offerings and/or investors to participate in them, it could have a material adverse effect on its business, results of operation and financial condition.

The Capital Markets Business is highly dependent on the closing of offerings to produce revenue.

Placement agents, brokers, underwriters and other participants and advisors to issuers in the capital markets industry generally receive payment as a percentage of the total capital raised in an offering. Such fees are where the Capital Markets Business expects to make the majority of its revenue. As a result, successfully hitting revenue targets is highly dependent on a very small number of transactions closing, particularly in the near term as the Capital Markets Business is in its early stages. Failure to close offerings and receive fees could have a material adverse effect on Eqonex’s business, results of operation and financial condition.

The development of digital securities poses technological and regulatory challenges and Eqonex may not be able to successfully develop, market and launch such tokens.

The development of digital securities requires significant technical expertise on the part of Eqonex or its sub-contractors in order to be operational and secure. Eqonex may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully create or market digital securities. Even if successfully developed and created, digital securities may not meet investor expectations. Furthermore, digital securities may experience technical failures or fail to fulfil their primary goal.

Digital securities may not be widely adopted and may have limited users.

It is possible that digital securities will not be used by a large number of issuers, broker-dealers or holders or that there will be limited public interest in the continued creation and development of digital securities. Such a lack of use or interest could negatively impact the Capital Markets Business.

Specific legal and regulatory risks exist in the provision of advice and assistance in regard to the issuance and distribution of digital securities that may give rise to claims against Eqonex.

Providing advice and assistance in regard to the issuance and distribution of digital securities raises legal and regulatory risk in each of the jurisdictions that Eqonex seeks to do business. The legal and regulatory landscape relating to offerings of digital securities is uncertain and subject to both change and inconsistencies. Such a challenging landscape could result in Eqonex providing advice and service in jurisdictions where it has no regulatory coverage to do so. Furthermore, digital securities may be distributed in jurisdictions or to investors that are not permitted to receive such digital securities pursuant to local laws.

Eqonex expects the key markets for its Capital Markets Business will include the following (with the related license that will be required to operate):

●	Hong Kong (Type 1 Dealing in Securities License);
●	Singapore (Capital Markets Services License); and
●	Dubai (DFSA Category 4 Investment Advisor).

If licenses are not obtained for the Capital Markets Business to provide its services in these jurisdictions, Eqonex will seek to partner with local firms.

Eqonex does not intend to effect any transactions in, nor induce or attempt to induce the purchase or sale of any security with any U.S. persons without ensuring that it is acting in compliance with U.S. laws relating to the offer and sale of securities. To the extent that in the future Eqonex seeks to effect any transactions in, or induce or attempt to induce the purchase or sale of any security with any U.S. person, Eqonex will either seek to register as a U.S. broker-dealer as required by Section 15(b) of the Exchange Act, or partner with a U.S. broker-dealer.

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Risks Related to the Lending Business

The Lending Business is not currently operational and may never become operational.

The Lending Business is not currently operational and may never become operational. In June 2021 Eqonex invested $0.9 million in the purchase of a perpetual software license to provide technology to operate the Lending Business which may never result in a positive return. The Investment Products Business is expected to launch in the third quarter of 2021. Eqonex can make no assurance that the Lending Business will be successful or that Eqonex will have sufficient capital and other resources to support the business.

Regulatory authorities may not permit, or may limit the ability of, Eqonex to facilitate borrowing or lending

Eqonex may need the approval of various regulatory authorities to permit Eqonex to engage in borrowing and / or lending activities. If any regulatory authority refuses approval to Eqonex to engage in such activities then, such authority could prevent the Eqonex Lending from ever becoming active or could limit the business to operating within a narrow scope and thereby not reach its full potential. The regulatory landscape that Eqonex needs to navigate in order to facilitate the Eqonex Lending is extensive and changing, and Eqonex may not be able to successfully activate this business without required approvals.

Furthermore, laws and regulations may change over time. Therefore, even if Eqonex were to acquire necessary approvals or licenses, an ongoing threat to Eqonex’s business would remain that such permission to operate could be subsequently revoked or materially altered over time, which could have a material adverse effect on the Eqonex Lending.

Competition will likely increase in borrowing and lending for Digital Assets.

While the Digital Asset industry is at an early stage, there are already a number of providers of borrowing and lending for Digital Assets. These providers create competition which is likely to create downward pressure on margins and / or worsen the risk profile of trades. Further competition could also arise as traditional investment banks, who may be active in borrowing and lending for stocks and other securities presently, may seek to expand their business into Digital Assets. Large financial institutions such as investment banks, have considerable resources, technology and distribution channels to access clients which could threaten Eqonex’s success in this area.

Eqonex may be unable to establish significant demand or supply for borrowing and lending in order to make the business viable.

A material component of the viability of the Eqonex Lending will be the willingness of clients to engage in borrowing and lending activity with Eqonex. In addition to the competitive threats mentioned, this could be impacted by a general inability to attract a sufficient number of customers seeking to engage in this activity. Furthermore, this activity may require not just sufficient borrowers or lenders, but a sufficient balance of borrowers and lenders to sustain a viable business model.

Failure to accurately document transactions, terms and covenants may give risk to significant legal risks.

Clients of the Eqonex Lending may deal with Eqonex acting, potentially, as either principal or agent. In either case Eqonex is likely to have a material role in designing and executing the legal terms of transactions. Transactions will need to specify terms and conditions and may be relatively standardized or bespoke, which can lead to even higher litigation risk. Additionally, Eqonex Lending may involve the offering of leverage. Providing leverage for traded products can lead to losses being magnified. Clients with magnified losses may be more likely than other clients to resort to litigation.

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Digital Assets are extremely volatile and are subject to market risks

Digital Assets are extremely volatile and where the Eqonex Lending involves the provision of leverage for the purposes of trading, clients’ market risk may be magnified; this can in turn result in credit risk for Eqonex where a client’s market risk losses exceed the collateral provided by the client. Also, where Eqonex performs a role as agent, seeking to effectively match borrowers and lenders on the same terms, it may act as principal holding positions for short periods in the course of matching lenders and borrowers. In any of these cases, Eqonex could be exposed to market risks and this would be highlighted in cases of extreme market turbulence and large sudden moves in digital asset prices.

The Lending Business is subject to substantial operational, counterparty and collateral risks

The Lending Business’ transactions flows involve multiple process steps, systems and counterparties and are subject to operational risks throughout their lifecycle. These may include human error, failures in process or systems and other unforeseen external events. While operational controls are built into all elements of the business it may not be possible to completely eliminate the possibility of such events leading to significant operational losses.

Even where the Lending Business is collateralized to manage credit risk, the business involves collateral flows and margins. Borrowers of Digital Assets are often required to provide collateral and lenders of Digital Assets often need their loaned assets to be effectively safeguarded and managed. Collateral flows are not limited to initial collateral, but collateral requirements are likely to change over time. Initial collateral may prove to be insufficient and could lead to losses for Eqonex. Variations in collateral may need to occur during the life of a transaction. To ensure this operates effectively to mitigate risk, appropriate technology and systems will need to be utilized. Such technology could fail and / or borrowers may seek to obstruct Eqonex in accessing the required collateral. Any shortfall in collateral, whether the fault of the client or the fault of Eqonex, could lead to material losses and detrimental client outcomes. If collateral posted is of a different nature to the asset underlying the transaction, then this could further give rise to potential mismatches and shortfalls in collateral value.

Operational Risks

Borrowing and lending transactions flows involve multiple process steps, systems and counterparties and are subject to operational risks throughout their lifecycle. These may include human error, failures in process or systems and other unforeseen external events. While operational controls are built into all elements of the business it may not be possible to completely eliminate the possibility of such events leading to significant operational losses.

Risks Related to the Investment Products Business

The Investment Products Business is not currently operational and may never become operational.

The Investment Products Business is not currently operational and may never become operational. Eqonex has invested in the region of $0.8 million to date into the Investment Products Business which may never result in a positive return. The Investment Products business is expected to launch in the third quarter of 2021. Eqonex can make no assurance that the Investment Products Business will be successful or that Eqonex will have sufficient capital and other resources to support the business.

Regulatory authorities may never permit, or severely limit the ability of, Eqonex to issue investment products.

Numerous regulatory authorities may need to permit Eqonex to issue investment products. If any regulatory authority, or other authority whose permission is required, such as a stock exchange listing authority, objected to the investment products or to certain aspects of them, such regulatory authority could prevent the investment products from ever becoming issued, or if permitted to rescind such permission, in that jurisdiction. The regulatory landscape that Eqonex needs to navigate in order to provide investment products is complex, extensive and changing, and Eqonex may never be able to do so successfully.

Furthermore, laws and regulations may change over time. Therefore, even if Eqonex were to acquire necessary approvals or licenses, an ongoing threat to Eqonex’s business would remain that such permission to operate could be subsequently revoked or materially altered over time, which could have a material adverse effect on the Investment Products Business and its customers.

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Competition will likely increase in investment products referencing Digital Assets.

While the Digital Asset industry is at an early stage, there are examples in several countries of securitized products or collective investment schemes being created in order to provide exposure to Digital Assets. These, as well as those companies who provide access to Digital Asset exchanges, including several significant exchanges, present competition to the Investment Products Business. Such competition is likely to grow as new entrants emerge, including large financial institutions such as investment banks, which have greater resources, technology and distribution channels than Eqonex. Such increased competition could result in, among other things, the Investment Products Business losing market share, the emergence of superior products and to compression of margins, any of which could have a material and adverse effect on the Investment Products Business’ business, financial condition and results of operations.

Eqonex may be unable to establish distributor networks necessary to successfully grow the business.

A material component of the sales strategy of the Investment Products Business involves reaching and maintaining agreements with distributors. There can be no guarantee that such distribution agreements will be executed and there is a risk that distributors reject Eqonex’s proposals and/or do not wish to engage in the distribution of products linked to Digital Assets.

The failure to accurately describe investment products may lead to financial and regulatory exposure.

The business plan of the Investment Products Business will seek clients of varying expertise, including retail clients, to whom the greatest duty of care may be owed and to whom the greatest regulatory protection may be given. If an investment product is not described accurately or completely, either in print or orally, investors may not be able to make an informed decision as to the risk profile of the investment product, which may result in litigation, regulatory fines, investigations and restitution. Even if such inaccurate disclosure is alleged but not proven, the Investment Products Business and Eqonex may face significant reputational damage as a result. Any of the above may have a material adverse effect on the business, financial condition and operations results of Eqonex.

The Investment Products Business is subject to technology failure.

The Investment Products Business will utilize and rely on technology, and such technology is potentially subject to failure and errors. Applications are expected to be used to price products and if pricing models were inaccurate, products could be issued at prices considerably different to fair value, resulting in a loss to Eqonex and/or potential harm to investors which could cause financial restitution to clients and potential regulatory sanctions and fines. There is also a risk for subsequent valuations of products being potentially inaccurate and/or a mis-estimation of the way in which such products should be risk managed and hedged. Furthermore, the Investment Products Business intends to list products on various exchanges and some exchanges may require external market making to ensure there is liquidity available to investors. Eqonex could be in breach of various regulations and face fines as well as potentially having to compensate investors who may have suffered as a result. Such market making activities would also include the issuance of new securities which requires automation and cohesive technology required to create the product and to automatically execute the underlying exposure in the correct way, which, if erroneous, could cause Eqonex to be either under or over hedged in such a product and to potentially face resulting losses.

Risks Related to Taxation

The tax treatment of Digital Assets is unclear.

The treatment of Digital Assets under the tax laws of the jurisdictions in which Eqonex does business is unclear. The operations and dealings of Eqonex, in or in connection with Digital Assets, could be subject to adverse tax consequences in one or more jurisdictions, including as a result of development of the legal regimes surrounding Digital Assets, and Eqonex’s operating results could be adversely affected thereby.

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Eqonex may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of Eqonex’s ordinary shares.

Eqonex would be classified as a passive foreign investment company (“PFIC”) for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code of 1986, as amended), or (ii) 50% or more of the value of assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Whether Eqonex is a PFIC is a factual determination that must be made annually based on the total income for the year and the value of the assets throughout the year. The amount of “passive income” relative to the amount of other income that Eqonex will earn for the 2021 taxable year and future years is difficult to estimate. Moreover, the value of assets for purposes of the PFIC determination may be determined by reference to the public price of ordinary shares, which could fluctuate significantly. Therefore, there can be no assurance that Eqonex will not be classified as a PFIC for the 2021 taxable year or in the future. Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder (as defined in “Taxation—U.S. Federal Income Tax Considerations”) if Eqonex is treated as a PFIC for any taxable year during which such U.S. Holder holds Eqonex ordinary shares.

Risks Related to Being a Public Company

Eqonex has limited experience operating as a public company and fulfilling its obligations as a U.S. reporting company may be expensive and time consuming.

The Company’s executive officers have no past experience in operating a U.S. public company, which makes their ability to comply with applicable laws, rules and regulations uncertain. The Company’s failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject Eqonex or its management to regulatory scrutiny or sanction, which could harm the Company’s reputation and share price.

As a public company Eqonex will incur significant legal, accounting, and other expenses that it did not incur as a private company. Eqonex is subject to reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the rules subsequently implemented by the SEC, the rules and regulations of the listing standards of The Nasdaq Stock Market LLC, or Nasdaq, and other applicable securities rules and regulations. Stockholder activism, the current political and social environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which will likely result in additional compliance costs and could impact the manner in which Eqonex operates its business in ways Eqonex cannot currently anticipate. Compliance with these rules and regulations may strain Eqonex’s financial and management systems, internal controls, and employees. The Exchange Act requires, among other things, that Eqonex files annual, quarterly, and current reports with respect to its business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that Eqonex maintains effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If Eqonex encounters material weaknesses or deficiencies in internal control over financial reporting, Eqonex may not detect errors on a timely basis and its consolidated financial statements may be materially misstated. Effective internal control is necessary for Eqonex to produce reliable financial reports and is important to prevent fraud.

Eqonex expects its independent registered public accounting firm will be required to formally attest to the effectiveness of internal control over financial reporting commencing with its second annual report on Form 10-K. Eqonex expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, Eqonex’s management attention may be diverted from other business concerns, which could harm the business, operating results, and financial condition. Although Eqonex has already hired additional employees to assist in complying with these requirements, its finance team is small and it may need to hire more employees in the future, or engage outside consultants, which will increase operating expenses.

Eqonex also expects that being a public company and complying with applicable rules and regulations will make it more expensive for it to obtain director and officer liability insurance, and Eqonex may be required to incur substantially higher costs to obtain and maintain the same or similar coverage. These factors could also make it more difficult for Eqonex to attract and retain qualified members of its board of directors and qualified executive officers.

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As a foreign private issuer (“FPI”), Eqonex is exempt from a number of rules under U.S. securities laws and is permitted to file less information with the SEC than U.S. public companies.

Eqonex is an FPI, as defined in the SEC rules and regulations, and, consequently, it is not subject to all the disclosure requirements applicable to companies organized within the United States, including certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, Eqonex’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of the Company’s securities. Moreover, Eqonex is not required to file periodic reports and financial statements with the SEC as frequently or promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning Eqonex than there is for U.S. public companies.

Eqonex is not subject to certain Nasdaq corporate governance rules applicable to U.S. listed companies.

Eqonex is entitled to rely on a provision in Nasdaq’s corporate governance rules that allows the Company to follow Singapore corporate law with regards to certain aspects of corporate governance. This allows the Company to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq.

In addition, Eqonex’s Audit Committee is not subject to additional Nasdaq requirements applicable to listed U.S. companies, including an affirmative determination that all members of the audit committee are “independent,” using more stringent criteria than those applicable to the Company as an FPI.

Risks Related to Eqonex’s Securities

Eqonex may not be able to maintain the listing of its ordinary shares on Nasdaq.

Eqonex’s ordinary shares are listed on Nasdaq. If it violates Nasdaq listing requirements, its ordinary shares may be delisted. If it faisl to meet any of Nasdaq’s listing standards, its ordinary shares may be delisted. In addition, the board of directors may determine that the cost of maintaining the listing on a national securities exchange outweighs the benefits of such listing. A delisting of Eqonex’s ordinary shares may materially impair shareholders’ ability to buy and sell our ordinary shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, Eqonex ordinary shares. The delisting of ordinary shares could significantly impair Eqonex’s ability to raise capital and the value of your investment.

If securities industry analysts do not publish research reports on Eqonex, or publish unfavorable reports on Eqonex, then the market price and market trading volume of Eqonex’s ordinary shares could be negatively affected.

Any trading market for Eqonex ordinary shares may be influenced in part by any research reports that securities industry analysts publish about Eqonex. Eqonex does not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of Eqonex, the market price and market trading volume of Eqonex ordinary shares could be negatively affected. In the event Eqonex is covered by analysts, and one or more of such analysts downgrade Eqonex shares, or otherwise reports on Eqonex unfavorably, or discontinues coverage of Eqonex, the market price and market trading volume of Eqonex ordinary shares could be negatively affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against Eqonex or its management named in the prospectus based on foreign laws.

Eqonex is incorporated under the laws of Singapore. Eqonex conducts its operations outside the United States and substantially all of our assets are located outside the United States. In addition, a majority of Eqonex’s directors and executive officers and the experts named in this prospectus reside outside the United States, and a significant amount of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against Eqonex or against them in the United States in the event you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of Singapore or other relevant jurisdiction may render you unable to enforce a judgment against Eqonex assets or the assets of its directors and officers.

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Future issuance of Eqonex ordinary shares could dilute the interests of existing shareholders

Eqonex may issue additional ordinary shares in the future. The issuance of a substantial number of ordinary shares could have the effect of substantially diluting the interests of Eqonex shareholders. In addition, the sale of a substantial amount of ordinary shares in the public market, in the initial issuance, in a situation in which Eqonex acquires a company, a business or an asset and the acquired company or the owner of the business or asset receives ordinary shares as consideration and the acquired company or the owner of the business or asset subsequently sells its ordinary shares, or by investors who acquired such ordinary shares in a private placement, could have an adverse effect on the market price of Eqonex’s ordinary shares.

Future issuances of debt securities, which would rank senior to Eqonex ordinary shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to Eqonex ordinary shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in Eqonex ordinary shares.

In the future, Eqonex may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of Eqonex debt securities, and lenders with respect to other borrowings Eqonex may make, would receive distributions of Eqonex available assets prior to any distributions being made to holders of our ordinary shares. Moreover, if Eqonex issues preferred shares, the holders of such preferred shares could be entitled to preferences over holders of ordinary shares in respect of the payment of dividends and the payment of liquidating distributions. Because Eqonex’s decision to issue debt or preferred shares in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond Eqonex’s control, Eqonex cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of Eqonex’s ordinary shares must bear the risk that any future offerings Eqonex conducts or borrowings Eqonex makes may adversely affect the level of return, if any, they may be able to achieve from an investment in Eqonex ordinary shares.

The trading price of Eqonex’s ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of Eqonex’s ordinary shares is likely to be volatile and could fluctuate widely due to factors beyond Eqonex’s control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Singapore. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Singapore companies’ securities after their offerings may affect the attitudes of investors towards Singapore-based, U.S.-listed companies, which consequently may affect the trading performance of Eqonex ordinary shares regardless of its actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Singapore companies may also negatively affect the attitudes of investors towards Singapore companies in general, including Eqonex, regardless of whether it has conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to Eqonex’s operating performance, which may materially and adversely affect the trading price of its ordinary shares.

In addition to the above factors, the price and trading volume of Eqonex’s ordinary shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting Eqonex or its industry;
●	variations in Eqonex’s revenue, profit, and cash flow;
●	changes in the economic performance or market valuations of other financial services firms;
●	actual or anticipated fluctuations in Eqonex’s quarterly results of operations and changes or revisions of its expected results;
●	changes in financial estimates by securities research analysts;
●	detrimental negative publicity about Eqonex, its services, its officers, directors, shareholders, other beneficial owners, its business partners, or its industry;
●	announcements by Eqonex or Eqonex competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raises, or capital commitments;

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●	additions to or departures of senior management;
●	litigation or regulatory proceedings involving Eqonex, its officers, directors, or shareholders; and
●	sales or perceived potential sales of additional ordinary shares.

Any of these factors may result in large and sudden changes in the volume and price at which Eqonex ordinary shares will trade. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If Eqonex were involved in a class action suit, it could divert a significant amount of its management’s attention and other resources from its business and operations and require it to incur significant expenses to defend the suit, which could harm Eqonex’s results of operations. Any such class action suit, whether or not successful, could harm Eqonex’s reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against Eqonex, jt may be required to pay significant damages, which could have a material adverse effect on its financial condition and results of operations.

Short sellers of Eqonex’s ordinary shares may be manipulative and may drive down the market price of its ordinary shares.

Short sellers of Eqonex stock may be manipulative and may attempt to drive down the market price of Eqonex’s ordinary shares. Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities, as the short seller expects to pay less in the covering purchase than it received in the sale. It is therefore in the short seller’s interest for the price of the stock to decline, and some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, often involving deliberate misrepresentations of the issuer’s business prospects and similar matters calculated to create negative market momentum.

As a public entity in a highly digital world, Eqonex has been and in the future may be the subject of concerted efforts by profiteering short sellers to spread misinformation and misrepresentations in order to gain an illegal market advantage. In addition, the publication of intentional misinformation may also result in lawsuits, the uncertainty and expense of which could adversely impact Eqonex’s business, financial condition, and reputation.

While utilizing all available tools to defend itself and its assets against these short seller efforts, there is limited regulatory control, making such efforts an ongoing concern for any public company. While Eqonex moves forward in its business development strategies in good faith, there are no assurances that Eqonex will not face more of these short sellers’ efforts or similar tactics by bad actors in the future, and the market price of its common stock may decline as a result of their actions or the action of other short sellers.

General Risks

If Eqonex is unable to successfully identify, hire and retain skilled individuals, it will not be able to implement its growth strategy successfully.

Eqonex’s growth strategy is based, in part, on its ability to attract and retain highly skilled senior financial service professionals and software engineers. To date, Eqonex has been able to locate and engage such employees; however, because of competition from other firms, Eqonex may face difficulties in recruiting and retaining professionals of a caliber consistent with its business strategy in the future. If Eqonex is unable to successfully identify and retain qualified professionals, it could materially and adversely affect Eqonex’s business, financial condition and results of operations.

Eqonex’s employee retention plans may not be sufficient to retain key employees, including as it relates to equity compensation plans in place now and in the future.

Competition, including from new market entrants in the future, may cause Eqonex’s revenue and earnings to decline.

Eqonex has entered and is entering into multiple business lines that have traditionally been dominated by large businesses that have access to substantially greater resources than Eqonex. Many of these businesses and other competitors have significant competitive advantages, including longer operating histories, the ability to leverage their sales efforts and marketing expenditures across a broader portfolio of services, greater global presence, more established third-party relationships, greater brand recognition, greater financial strength, greater numbers of company and investor clients, larger research and development teams, larger marketing budgets and other advantages over Eqonex.

While Eqonex believes its focus on providing products and services that take advantage of distributed ledger technology differentiates it from many such competitors, many of its business lines have relatively low barriers to entry and Eqonex anticipates that such barriers to entry will become lower in the future. Eqonex currently expects that, as Digital Assets become more mainstream, additional competitors, potentially in large numbers, may begin to provide equivalent products and services. A number of investment banks have already participated in the issuance of Digital Assets and are continuing to grow their expertise. In addition, the introduction of new technologies, as well as regulatory changes, may significantly alter the competitive landscape for Eqonex’s business lines. This could lead to fee compression or require Eqonex to spend more to modify or adapt its offerings to attract and retain customers and remain competitive with the products and services offered by new competitors in the industry. Increased competition on the basis of any of these factors, including competition leading to fee reductions, could materially and negatively impact Eqonex’s business, financial condition and results of operations.

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Eqonex’s business lines rely on vendors and third-party service providers.

Eqonex’s operations could be interrupted or disrupted if Eqonex’s vendors and third-party service providers, or even the vendors of such vendors and third-party service providers, experience operational or other systems difficulties, terminate their service, fail to comply with regulations, raise their prices or dispute key intellectual property rights sold or licensed to, or developed for, Eqonex. Eqonex may also suffer the consequences of such vendors and third-party providers’ mistakes. Eqonex outsources some of its operational activities and accordingly depends on relationships with many vendors and third-party service providers. For example, Eqonex relies on vendors and third parties for certain services, including know-your-customer (“KYC”) and anti-money laundering (“AML”) background checks, and systems development and maintenance. The failure or capacity restraints of vendors and third-party services, a cybersecurity breach involving any third-party service providers or the termination or change in terms or price of a vendors and third-party software license or service agreement on which Eqonex relies could interrupt Eqonex’s operations. Replacing vendors and third-party service providers or addressing other issues with Eqonex’s vendors and third-party service providers could entail significant delay, expense and disruption of service. As a result, if these vendors and third-party service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms intellectual property agreements, or raise their prices, and Eqonex is unable to replace them with other vendors and service providers, particularly on a timely basis, Eqonex’s operations could be interrupted. If an interruption were to continue for a significant period, Eqonex’s business, financial condition and results of operations could be adversely affected. Even if Eqonex can replace vendors and third-party providers, it may be at a higher cost to Eqonex, which could also adversely affect Eqonex’s business, financial condition and results of operations.

Finally, notwithstanding Eqonex’s efforts to implement and enforce strong policies and practices regarding third-party service providers, Eqonex may not successfully detect and prevent fraud, incompetence or theft by its third-party service providers, which could adversely affect Eqonex’s business, financial condition and results of operations.

Competitors will likely attempt to imitate Eqonex’s services, products and technology. If Eqonex is unable to protect or preserve its proprietary rights, its business may be harmed.

As Eqonex’s business continues to expand, its competitors will likely imitate its products, services, and technology, which could harm Eqonex’s business. Only a portion of the intellectual property used in the operation of Eqonex’s business lines is patentable, and therefore it will rely significantly on trade secrets, trade and service marks and copyright. Eqonex also relies on trade secret protection and confidentiality agreements with its employees, consultants, suppliers, third-party service providers, and others to protect its intellectual property and proprietary rights. Nevertheless, the steps Eqonex takes to protect its intellectual property and proprietary rights against infringement or other violation may be inadequate and it may experience difficulty in effectively limiting the unauthorized use of its patents, trade secrets, trade and service marks, copyright and other intellectual property and proprietary rights worldwide. Eqonex also cannot guarantee that others will not independently develop technology with the same or similar function to any proprietary technology it relies on to conduct its business and differentiate itself from competitors.

Eqonex could incur significant costs and management distraction in pursuing claims to enforce its intellectual property and proprietary rights through litigation, and defending any alleged counterclaims. If Eqonex is unable to protect or preserve the value of its patents, trade secrets, trade and service marks, copyright, or other intellectual property and proprietary rights for any reason, its brand and reputation could be damaged and its business, financial condition and results of operations could be materially adversely affected.

Eqonex could be the victim of employee misconduct.

In recent years, there have been a number of highly publicized cases involving fraud, conflicts of interest, or other misconduct by employees, and there is a risk that an employee of, or contractor to, Eqonex or any of its affiliates could engage in misconduct that adversely affects Eqonex’s business. It is not always possible to deter such misconduct, and the precautions Eqonex takes to detect and prevent such misconduct may not be effective in all cases. Misconduct by an employee of, or contractor to, Eqonex or any of its affiliates, or even unsubstantiated allegations of such misconduct, could result in direct financial harm to Eqonex.

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Eqonex’s loss of access to its private keys or its experience of a data loss relating to its Digital Asset investments could adversely affect Eqonex.

Certain Digital Assets are controllable only by the possessor of the private key or keys relating to the “digital wallet” in which the Digital Assets is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the Digital Assets while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised by Eqonex or another digital party and no backup of the private key is accessible, Eqonex will be unable to access the Digital Assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store Eqonex’s Digital Assets could adversely affect its business, financial condition and results of operations.

In addition, if Eqonex’s Digital Assets are lost, stolen or destroyed under circumstances rendering a party liable to Eqonex, the responsible party may not have the financial resources sufficient to satisfy Eqonex’s claims.

Eqonex may not be able to effectively manage its growth.

As Eqonex grows its business, its employee headcount and the scope and complexity of its business lines may increase dramatically. Consequently, if Eqonex’s business grows at a rapid pace, it may experience difficulties maintaining this growth and building the appropriate processes and controls. Growth may increase the strain on resources, cause operating difficulties, including difficulties in sourcing, logistics, maintaining internal controls, marketing, designing products and services and meeting customer needs.

In addition, Eqonex currently operates and is seeking to run many business lines and, while these business lines are anticipated to be complimentary, there can be no assurance that Eqonex will be able to effectively deliver internal or external resources effectively to each business line as and when needed, particularly when multiple business lines are experiencing high levels of need at the same time. Finally, many of Eqonex’s business lines are interlinked. For example, the Capital Markets Business is expected to be closely related to Digivault and the Exchange Business. Delays or the inability to roll out products in one business line may pose corresponding issues in other business lines.

If Eqonex does not adapt to meet these challenges, it could have a material adverse effect on its business, financial condition and results of operations.

Operational risk may materially and adversely affect Eqonex’s performance and results.

Operational risk is the risk of an adverse outcome resulting from inadequate or failed internal processes, people, systems or external events. Eqonex’s exposure to operational risk arises from routine processing errors, as well as extraordinary incidents, such as major systems failures or legal and regulatory matters. Because Eqonex’s business lines are reliant on both technology and human expertise and execution, Eqonex is exposed to material operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of third-party service providers, counterparties or other third parties, failed or inadequate processes, design flaws and technology or system failures and malfunctions.

Operational errors or significant operational delays could have a materially negative impact on Eqonex’s ability to conduct its business or service its clients, which could adversely affect results of operations due to potentially higher expenses and lower revenues, create liability for Eqonex or its clients or negatively impact its reputation. Recurring operational issues may also raise concerns among regulators regarding Eqonex’s governance and control environment.

Eqonex may not be effective in mitigating risk.

Eqonex has established, and continues to develop, risk management and oversight policies and procedures to provide a sound operational environment for the types of risk to which it is subject, including operational risk, credit risk, market risk and liquidity risk. However, as with any risk management framework, there are inherent limitations to Eqonex’s current and future risk management strategies, including risks that it has not appropriately anticipated or identified and that certain policies may be insufficient when used in connection with Digital Assets. Accurate and timely enterprise-wide risk information is necessary to enhance management’s decision-making in times of crisis. If Eqonex’s risk management framework proves ineffective or if Eqonex’s enterprise-wide management information is incomplete or inaccurate, it could suffer unexpected losses or fail to generate the expected revenue, which could materially and adversely affect its business, financial condition and results of operations.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization and indebtedness of the Company using the audited balance sheet as at March 31, 2021.

As at March 31, 2021
Short-term debt	-
Long-term debt	-
Total shareholders’ equity	61,077,865
Total capitalization	61,077,865

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USE OF PROCEEDS

All of the Registrable Securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2021

You should read the following discussion of our financial condition and results of operations in conjunction with its consolidated financial statements and the related notes included elsewhere in this prospectus. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as applying to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly those set forth in the section entitled “Risk Factors.”

Operating Results

Results of Operations

	For the year ended March 31,
in USD millions	2021	2020	2019
Continuing Operations
Revenue	0.3	0.5	1.0
General and administrative expenses	(64.9)	(42.9)	(18.9)
Operating loss	(64.6)	(42.4)	(17.9)
Other losses and expenses, net	(64.4)	(1.7)	(2.9)
Impairment reversal (losses) on financial assets	0.0	(11.2)	(5.6)
Impairment of goodwill	0.0	0.0	(0.5)
Finance costs, net	(2.3)	(1.9)	(1.1)
Share of loss of an associate	0.0	0.0	(12.3)
Loss before tax	(131.3)	(57.2)	(40.3)
Income tax credit	0.5	0.0	0.0
Loss from continuing operations	(130.8)	(57.2)	(40.3)
(Loss) profit from discontinued operations	5.0	(0.9)	57.0
(Loss) profit for the year	(125.8)	(58.1)	16.7

(Loss) profit attributable to owners	(125.3)	(57.7)	16.8
Non-controlling interests	(0.5)	(0.4)	(0.1)
	(125.8)	(58.1)	16.7

Revenue

	For the year ended March 31,
in USD millions	2021	2020	2019

Exchange income	0.2	0.0	0.0
Trading income	0.1	0.1	0.0
Capital Markets service income	0.0	0.3	0.9
Custody service income	0.0	0.0	0.0
Asset Management fee income	0.0	0.1	0.1
	0.3	0.5	1.0

Revenue from continuing operations for the year ended March 31, 2021 decreased to $0.3 million from $0.5 million for the year ended March 31, 2020 and from $1.0 million for the year ended March 31, 2019.

The decrease in revenues year on year can primarily be attributed to a change in focus of the Capital Markets Business from ICOs to digital security focused transactions. In prior years, Eqonex provided services for clients to raise capital via non-regulated offerings. The business has pivoted to provide the issuance of regulated products which has resulted in a current reduction of revenue but with potential larger opportunities in the future.

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During the reporting period, Eqonex has also focused on developing its other business lines to drive future revenue growth.

Following the public launch of the EQONEX Exchange in July 2020, Eqonex initially focused on attracting customers to the platform and growing trading volumes. In order to achieve this, Eqonex offered fee, and other, incentives to both retail and institutional participants. The result of these initiatives saw volumes rise to an average daily trading for March 2021 of $15.9 million.

Revenues from trading were primarily from OTC trades in the year ended March 31, 2021. During the year ended March 31, 2020 trading revenues were primarily generated from proprietary trading. The proprietary trading business was ceased prior to the public launch of the Exchange.

Digivault, the Custody Business was integrated with EQONEX towards the end of the fiscal year March 31, 2021. While serving another Group business does not generate revenues on a consolidated basis, it does save costs from engaging with alternative third party solutions.

The Asset Management business, for the majority of the year ended March 31, 2021 offered a zero fee structure to the seed investors of the Fund of Hedge Funds offering. Since January 2021, the business has been raising additional capital which generates both management and performance fees. The revenues associated with the Asset Management business in prior years related to those generated from Bletchley Park Asset Management Jersey (BPAMJ). The funds associated with BPAMJ were liquidated during the year ended March 31, 2021 which resulted in a reduction in revenue.

General and Administrative Expenses from Continuing Operations

	For the year ended March 31,
in USD millions	2021	2020	2019

Employee benefits	44.4	26.1	8.5
Amortization of intangible assets	2.0	0.0	0.0
Depreciation of right of use assets	2.0	2.0	1.4
Depreciation of property, plant and equipment	0.8	0.8	0.6
Operating lease expenses	0.2	0.2	0.4
Auditor’s remuneration	0.7	0.3	0.1
Legal and professional fees	5.0	6.5	4.6
Marketing and promotions	3.2	0.7	0.6
Expensed software development	0.7	3.3	0.0
Technology	4.6	1.1	0.3
Other	1.3	1.9	2.4
	64.9	42.9	18.9

General and administrative expenses increased by $22.0 million to $64.9 million for the year ended March 31, 2021 and increased from $18.9 million for the year ended March 31, 2019. This increase was due, in part, to a non-cash IFRS 2 expense in relation to a modification to the employee share option plan first established by Diginex Hong Kong in 2017. The share options become fully vested in December 2021. Other key drivers to the increase in cost base relate to expenses incurred to complete the Transaction with 8i Enterprises in September 2020 and costs associated with being a publicly listed company that were not incurred in prior years. In addition, we continued to invest in the build out and launch of the business lines which incurred increased costs in areas such as legal, as we sought regulatory clarity in various jurisdictions, together with advertising and promotional costs as we invested in initiatives to attract customers to the Exchange. Technology costs related to the build and hosting of the IT infrastructure also increased during the year.

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Employee Benefits

Employee related expenses increased by $18.3 million to $44.4 million for the year ended March 31, 2021 and from $8.5 million for the year ended March 31, 2019. Since hiring its first employees, Diginex Hong Kong created a share option plan as a means of attracting employees to the Group on lower than market rate salaries to preserve cash. During the year ended March 31, 2020 there were two modifications to the plan, first to reduce the strike price from $0.10 to zero and the second, to increase the size of the pool from 15% of issued ordinary share capital of Diginex Hong Kong to 20%. The modifications led to $9.7 million of costs recognized in the consolidated statement of profit or loss in the year ended March 31, 2020. The options were to vest in three years from commencement of employment. At September 30, 2020, the date of the Transaction, the Diginex Hong Kong share option plan was replaced by a share option plan issued by the Company. The replacement plan modified the vesting date for all options previously issued to December 30, 2021, this resulted in an accelerated $1.3m charge. The continued expense recognition of the share options plan based on expected vesting resulted in a charge to the statement of profit or loss account of $26.9 million during the year ended March 31, 2021, an increase of $17.2 million when compared to the year ended March 31, 2020. See Note 25 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

Salaries and benefits in kind between March 31, 2021 and 2020 increased marginally by $0.5 million to $14.9 million. Over the same period the headcount for the Group rose from 137 to 157.

Salaries and benefits in kind between March 31, 2020 and 2019 increased by $6.6 million to $14.4 million. Over the same period the headcount for the Group rose from 92 to 137.

Amortization of Intangible Assets

Following the launch of the Exchange and Digivault, the Group commenced amortizing the capitalized costs associated with the acquisition and development of software for the Exchange and those capitalized for Digivault. Such costs are amortized over a five-year period on a straight line basis.

Depreciation of Right of Use Assets

In the year ended March 31, 2021, leases under IFRS 16 were categorized as right of use assets and related to the office leases in Hong Kong for the whole year and the offices in Singapore and Vietnam for part of the year, following the commitment of new leases in these jurisdictions during the year. The depreciation expense for right of use assets remained flat at $2.0 million compared to the year ended March 31, 2020.

The year ended March 31, 2020 included offices in both Hong Kong and Jersey. However, during the year ended March 31, 2021 the Jersey office lease was restructured to shorten the lease term and as a result the lease has been recategorized in the year ended March 31, 2021 from a right of use asset to an operating lease expense. The Hong Kong lease expired on June 15, 2021 and a new lease has been entered into at an alternative premise in Hong Kong.

In the year ended March 31, 2019, offices in Japan, United Kingdom and Germany were also capitalized under IFRS 16 but in the year ended March 31, 2020, we elected a simplified approach for these short-term leases and recognized the rental expense of the remaining lease period on a straight-line basis. This approach was also adopted for serviced offices in the USA, Singapore and Vietnam during the years ended March 31, 2021 and 2020. The impact of the recategorization was offset by the cost associated with the Hong Kong office as the year ended March 31, 2020 included a full 12 months of cost while the prior year only included a charge for 8 months. The office in the USA was included as part of the Solutions Business sale in May 2020. See Note 14 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

Depreciation of Property, Plant and Equipment

Depreciation of property, plant and equipment for the year ended March 31, 2021 remained flat compared to the year ended March 31, 2020 at $0.8 million and increased from $0.6 million for the year ended March 31, 2019. The cost is driven by depreciation of the capital expenditure on leasehold improvements related to the Hong Kong office, which are depreciated over 36 months. The lease expired in June 2021, and as a result, the leasehold improvement costs of that office will be fully depreciated. See Note 13 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

Auditor’s Remuneration

Audit fees increased to $0.7 million for the year ended March 31, 2021 compared to $0.3 million and $0.1 million for the years ended March 31, 2020 and March 31, 2019 respectively. The increase primarily resulted from a one-time charge of $0.3 million related to 8i Enterprises and the Transaction, and other audit related fees incurred in relation to SEC regulatory filings.

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Legal and Professional Fees

Eqonex incurred legal and professional fees of $5.0 million which was a decrease of $1.5 million from the $6.5 million expensed in the year ended March 31, 2020 and $0.4 million higher than costs incurred in the year ended March 31, 2019 of $4.6 million. The decrease in costs between March 31, 2020 and 2021 was driven, in part, by a reduction in legal fees in relation to the Transaction with additional fees being incurred in the year ended March 31, 2020. This cost reduction from March 31, 2020 to March 31, 2021 was partly offset by the cost of D&O insurance taken upon listing. The increase in costs from March 31, 2019 to March 31, 2020 was predominately due to legal fees in associated with the Transaction.

Marketing and Promotions

Eqonex marketing and promotional related costs of $3.2 million for the year ended March 31, 2021 increased by $2.5 million when compared to March 31, 2020 and by $2.6 million compared to the year ended March 31, 2019.

Increased costs related to marketing and promotions incurred during the year ended March 31, 2021 which were driven by the introduction of promotions for the Exchange to attract clients and volumes as well as costs related to commercial agreements with market makers that engaged with the Exchange. The purpose of engaging with market makers is to create liquidity on the Exchange with the goal being that such liquidity will attract more clients to trade on the Exchange, hence increasing trading volumes and revenue.

Expensed Software Development

Expensed software development costs totaled $0.7 million for the year ended March 31, 2021, which was a decrease of $2.6 million compared to the year ended March 31, 2020. There were no expensed software development costs incurred during the year ended March 31, 2019. The costs incurred during the years ended March 31, 2021 and 2020 were costs associated with building the Exchange which did not qualify as capitalized costs per IAS 38.

Technology

Technology costs increased to $4.6 million for the year ended March 31, 2021 compared to $1.1 million and $0.3 million for the years ended March 31, 2020 and 2019, respectively. The increase consists primarily of services engaged in to host servers key to the ongoing operation of the Group’s business lines.

Other

Other expenses were $1.3 million for the year end March 31, 2021, which decreased by $0.6 million compared to the year ended March 31, 2020 and by $1.1 million compared to the year ended March 31, 2019. The decrease was, in part, due to lower travel and entertainment costs as a result of the COVID-19 pandemic.

Other losses and expenses, net

	For the year ended March 31,
in USD millions	2021	2020	2019

Transaction expense	(44.0)	0.0	0.0
Earnout share awards	(32.1)	0.0	0.0
Net fair value gain of financial liabilities at fair value through profit and loss	11.4	0.0	0.0
Net loss on sale of financial assets at fair value through profit or loss	0.0	(0.2)	(11.7)
Net fair value loss on financial assets at fair value through profit or loss	(0.1)	(1.5)	(2.6)
Net gain on fair value on equity method investment	0.0	0.0	11.0
Foreign exchange gains (losses),net	0.4	(0.1)	0.1
Others	0.0	0.1	0.3
Total other losses and expenses, net	(64.4)	(1.7)	(2.9)

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Eqonex recognized total other losses of $64.4 million for the year ended March 31, 2021 which compared to total other losses of $1.7 million and total other losses of $2.9 million for the years ended March 31, 2020 and 2019, respectively. The losses incurred in the year ended March 31, 2021 were primarily due to the issue of shares and warrants to former 8i Enterprises shareholders on completion of the Transaction and the fair value of earn-out shares that were introduced as a condition of the Transaction. The earnouts vest on the achievement of predefined milestones. This loss was partially offset by a fair value gain on the private warrants issued in January 2021. The change in total other losses in the year ended March 31, 2020 compared to the year ended March 31, 2019 was mainly driven by the loss on the sale of the remaining Madison stock which was originally received as part consideration for the sale of Diginex High Performance Computing limited (“DHPC”) which was partially offset by a fair value gain on the 49% holding of DHPC. In addition, in the ended March 31, 2019 the Group recognized a fair value reduction on the cost of unlisted investments acquired.

Transaction Expenses

The execution of the Transaction resulted in the issuance of shares and warrants in the Company to former share and warrant holders of 8i Enterprises. The shares and warrants were valued at $65.2 million. Upon completion of the Transaction, Eqonex consolidated the net assets of 8i Enterprises of $21.2 million resulting in a $44.0 million cost of Transaction. This is a one-off cost and does not involve cash.

Earnout Share Awards

Under the terms of the Transaction, former Diginex Hong Kong shareholders are entitled to an additional 12 million shares if certain share price milestones are achieved over a four-year period post the Transaction date. The earnout was valued using a Monte Carlo simulation model which resulted in a fair value cost of $32.1 million. The first earnout milestone was achieved in January 2021 and 3 million shares were issued together with 30,000 shares to a service provider who is entitled to 1% of the shares issued in the earnout. The achievement of the first earnout did not have any impact to the statement of profit or loss with the fair value of the earnout being recategorized from share based payment reserve to share capital on the statement of financial position

Net Fair Value Gains of Financial Liabilities at Fair Value Through Profit and Loss

In January 2021, the Company raised capital via a private placement and issued shares and private warrants. The private warrants were valued upon issue using the Black-Scholes model at $16.6 million. At March 31, 2021, the private warrants were fair valued for reporting purposes using the same model. The resulting valuation was $5.2 million, which concluded in a $11.4 million gain being recognized in the consolidated statement of profit or loss. See Note 26 to our consolidated financial statements included elsewhere in this Form F-1 for more information.

Net Loss on Sale of Financial Assets at Fair Value through Profit or Loss & Gain on Fair Value on equity method investment

In July 2018, following the divestment of 51% of DHPC, the remaining 49% investment was revalued under the guidance of IFRS 10 to $43.8 million, of which $42.6 million was booked to the profit and loss as a gain. During the remainder of the year ended March 31, 2019, Eqonex’s share of losses from the retained 49% investment amounted to $12.3 million and at March 31, 2019 DHPC had net liabilities. Together, these factors resulted in Eqonex fair valuing the investment to zero and recording a fair value loss of $31.5 million. The overall net gain on DHPC (equity method investment) amounted to $11.0 million. See Notes 9 and 37 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

In October 2018, Eqonex sold a significant portion of the Madison Holdings Group Limited (“Madison”) stock received as part consideration for the divestment in DHPC, which resulted in a realized loss on sale of a financial assets of $11.7 million. The balance of Madison shares was sold in the year ended March 31, 2020 realizing a loss of $0.2 million. See Note 6 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

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Net fair value losses on financial assets at fair value through profit or loss

During 2019 and 2020, Eqonex invested in a collection of startups at various stages of maturity. As at March 31, 2021, 2020 and 2019, these investments incurred fair value losses of $0.1 million, $1.5 million and $2.6 million, respectively.

Impairment Reversal (Losses) on Financial Assets

A minimal reversal on an impairment loss on financial assets booked in a prior period was recognized during the year ended March 31, 2021 in relation to the previously impaired loan to DHPC. $11.2 million of impairment losses on financial assets were recognized in the year ended March 31, 2020 compared to $5.6 million in the year ended March 31, 2019.

During the year ended March 31, 2019, Eqonex advanced a loan of $15.0 million for the purchase of high-performance computing equipment for DHPC and $2.0 million for working capital purposes, of which $2.0 million was repaid. The net loan receivable was repayable from the cash profits of DHPC. In accordance with IFRS 9, a detailed expected credit loss model based on various scenarios of the future success of DHPC was carried out and the results analyzed. The outcome of the modelling led to an impairment of $4.8 million on the outstanding loan receivable at the year ended March 31, 2019 and a further $10.6 million impairment in the year ended March 31, 2020 following an additional loan advance of $2 million, working capital advance of $0.2 million and a repayment of $0.8 million during the year ended March 31, 2020. On March 31, 2020, there was an unimpaired balance outstanding of $1 million. The outstanding balance was fully collected by April 2021. See Note 19 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

Other impairments to loans, advances and trade receivables during the years ending March 31, 2020 and March 31, 2019 resulted in additional impairment charges of $0.6 million and $0.8 million, respectively.

Impairment of Goodwill

No goodwill has been recognized in either of the years ended March 31, 2021 or 2020. Eqonex did however recognize goodwill of $0.5 million on the acquisition of Altairian Capital Holdings Limited in December 2018. At March 31, 2019, Eqonex reviewed the cash generating ability of the business and based on economic factors, management determined that there was no measurable future cash generation from this business and the goodwill was impaired in full. At March 31, 2021 and 2020, management reassessed the impairment and noted no changes.

Finance Costs

Eqonex incurred finance costs for the year ended March 31, 2021 of $2.3 million compared to $1.9 million and $1.1 million for the years ended March 31, 2020 and 2019, respectively.

During the year ended March 31, 2021, $1.2 million of the finance charges related to the cost of the private placement capital raise that was associated with the issuance of private warrants. The total cost of the raise was $2.9 million with $1.7 million offset against share capital issued and the balance recognized in the statement of profit or loss. The private warrants have been recognized as a liability rather than an equity instrument.

In May 2020, Eqonex issued a convertible bond with a 10% annual coupon, raising $25 million. The bond has a mandatory conversion into shares of Diginex Hong Kong prior to a listing. The bond and accrued interest of $0.5 million were converted on September 21, 2020.

Eqonex had a $20 million credit facility in place with Pelham Limited which was terminated in September 2020. The facility accrued interest at 12.5% per annum which resulted in a charge of $0.3 million for the year ended March 31, 2021 and $1.3 million and $0.3 million for the years ended March 31, 2020 and 2019, respectively.

In the year ended March 31, 2019, Eqonex took out two short-term loans from shareholders to manage near term liquidity needs. The finance costs related to these loans plus drawn down fees amounted to $0.2 million. Eqonex also entered into a short-term bank loan in 2019 that cost $0.2 million in finance charges.

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Interest arising from operating lease liabilities is also booked to the profit and loss statement in line with IFRS 16 reporting. The resulting finance charge from IFRS 16 amounted to $0.2 million in 2021, $0.5 million in 2020 and $0.4 million in 2019.

Eqonex also issued a loan note in September 2019, the loan note had a 12-month maturity and a 15% interest charge. A notional amount of $0.7 million was raised and was fully redeemed early on June 1, 2020. Interest of $0.1 million was charged for the year ended March 31, 2020 with a minimal residual amount charged during the year ended March 31, 2021.

Share of Loss of an Associate

Eqonex has not recognized a share of loss of an associate in either of the years ended March 31, 2021 or 2020. During the year ended March 31, 2019 Eqonex recognized a share of loss of an associate of $12.3 million. As previously discussed, this was Eqonex’s share of the reported losses of DHPC following the sale of 51% of the business. During the year ended March 31, 2020, DHPC’s business became non-operational and as the investment had been fully impaired in the prior year, there have been no further losses booked in the years ended March 31, 2020 or 2021 under the guidance of IAS 28.

Income Tax

During the year ended March 31, 2021, Digivault Limited, a UK subsidiary of the Group, received a tax credit for research and development of $0.5 million.

The operating activities of the Group in the years ended March 31, 2021, 2020 and 2019 did not generate a taxable charge due to operating losses incurred. Although Eqonex reported a profit in the year ended March 31, 2019 following the sale of DHPC, it did not pay taxes on the sale because there is no capital gains tax under the tax laws of Hong Kong.

Although Eqonex has or had active operations in United Kingdom, Jersey, Japan, Switzerland, Dubai, USA, Singapore, Vietnam and Germany during the reporting periods, the majority of its operations have been in Hong Kong. Eqonex’s entities in Hong Kong are subject to Hong Kong profits tax at 16.5%.

(Loss) Profit from Discontinued Operations

	For the year ended March 31,
in USD millions	2021	2020	2019

Revenue	0.0	0.2	1.5
General and administrative expenses	(0.1)	(1.1)	(3.4)
Operating (loss)	(0.1)	(0.9)	(1.9)
Finance costs	0.0	(0.0)	(0.2)
(Loss) before tax	(0.1)	(0.9)	(2.1)
Income tax expense	-	-	-
(Loss) after income tax	(0.1)	(0.9)	(2.1)

Gain on sale	5.1	0.0	59.1

Profit (loss) from discontinued operations	5.0	(0.9)	57.0

Eqonex sold the Solutions Business in May 2020 to Rhino Ventures Limited, a company controlled by Miles Pelham. While the transaction was completed post the March 31, 2020 year end it was considered material and hence the results of the business line have also been reported as discontinued in both the years ended March 31, 2020 and March 31, 2019. The business was sold for $6.0 million with the consideration value being offset against the Pelham Limited loan. Costs associated with the sale amounted to $0.9 million.

The Solutions Business produced revenues of $0.0 million, $0.2 million and $0.4 million during the years ended March 31, 2021. 2020 and 2019, respectively. The Solutions Business incurred general and administrative expenses of $0.1 million, $1.1 million and $0.7 million during the years ended March 31, 2021,2020 and 2019, respectively. These costs relate, primarily, to employee salaries and benefits.

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In the year ended March 31, 2019, discontinued operations relate to the Solutions Business as well as the results of DHPC up to the date of divestment, following which the subsidiary was deconsolidated.

DHPC produced revenue of $1.1 million in the year ended March 31, 2019 and incurred general and administrative expenses of $2.7 million which were primarily associated with maintaining the equipment and renting a data center to host the equipment.

Eqonex divested 51% of DHPC for consideration of $60.0 million. The net assets at the time of sale amounted to $2.5 million, of which 51%, or $1.3 million, was disposed of. Additionally, at the time of divestment a shareholder loan to DHPC of $0.4 million was waived. This resulted in a reported gain on sale of $59.1 million. See Notes 9 and 37 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

Inflation

Since incorporation, Eqonex has not been materially impacted by changes in inflation.

Impact of Foreign Currency Fluctuations on Results

Eqonex’s main operating currencies have historically been the US Dollar and Hong Kong Dollar. As the Hong Kong Dollar is pegged to the US Dollar, Eqonex has not been overly exposed to foreign currency fluctuations in prior years. As the business grows, Eqonex is exposed to more foreign currencies and their fluctuations, such as the British Pound, Euro and Singapore Dollar.

Critical Accounting Policies, Judgments and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

Eqonex prepares its financial statements in conformity with IFRS, which requires it to make judgments, estimates and assumptions. Eqonex continually evaluates these estimates and assumptions based on the most recently available information, its own historical experiences and various other assumptions that Eqonex believes to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from Eqonex’s expectations as a result of changes in its estimates. Some of Eqonex’s accounting policies require a higher degree of judgment than others in their application and require it to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with Eqonex’s financial statements and the notes related thereto, and other disclosures included in this document. When reviewing Eqonex’s financial statements, you should consider (i) Eqonex’s selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Deemed reverse acquisition

On September 30, 2020, the Company completed the Transaction. Management has made the following judgments which have the most significant effect on the amounts recognized in the consolidated financial statements:

The Company entered into the Transaction with 8i Enterprises and Diginex Hong Kong that resulted in the issuance of shares and warrants to the shareholders of 8i Enterprises, Diginex Hong Kong and service providers to the Transaction. Following the issuance, the Company became the ultimate parent holding company of 8i Enterprises and Diginex Hong Kong (together with its subsidiaries) and listed on Nasdaq.

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Under IFRS 3, neither 8i Enterprises nor the Company met the definition of a business and therefore the Transaction is not defined as a business combination. Although Diginex Hong Kong is considered a business under IFRS 3, a business combination requires the combination of businesses and hence requires more than one business in the transaction to fall within the scope of the standard. In accordance with IAS 8 paragraph 10, in the absence of an IFRS that specifically applies to such a transaction, management should apply judgment in developing and applying an accounting policy that results in consolidated financial statements that are presented in a way that reflects the economic substance of the transaction.

Management has concluded that the Transaction would be more accurately represented as a deemed reverse acquisition of 8i Enterprises and the Company by Diginex Hong Kong, together with a recapitalization of the Group’s share capital. The outcome of such judgment being that the results of Diginex Hong Kong, subject to an adjustment to equity to reflect the issuance of shares by the Company on completion of the Transaction, have been consolidated on the basis that Diginex Hong Kong is the accounting acquirer and hence the historical results of Diginex Hong Kong continue to be consolidated on an on-going basis. The excess between the fair value of the shares and equity instruments issued and the net assets acquired is treated as an expense under IFRS 2. Details of the accounting policy applied is summarized in Note 2 of the consolidated financial statements as at March 31, 2021.

Share-based payments – replacement of employee share options plan

The Group replaced the employee share options plan issued by Diginex Hong Kong with the establishment of a plan with modified terms issued by the Company upon completion of the Transaction. Under IFRS 2, the Group considered this as a replacement and modification of the Diginex Hong Kong plan, see Note 25 of our consolidated financial statements included elsewhere in this Form F-1 for additional information.

Share-based payments – earn-out awards

The Transaction agreement between the Company, 8i Enterprises and Diginex Hong Kong has an earn-out provision where former Diginex Hong Kong shareholders will receive up to 12,000,000 additional shares in the Company if share price related milestones are achieved over a period of time post Transaction. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. Earn-out awards are accounted for under IFRS 2 as equity-settled awards with non-vesting conditions. See Note 25 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

The fair value of the earn-out awards is based on a Monte Carlo simulation analysis utilizing a Geometric Brownian Motion taking assumptions on share price volatility, risk-free rate and other market data to predict distribution of relative share performance.

The share price volatility assumption used in the model (as detailed below) is based on publicly listed traditional financial exchanges (i.e. non-Digital Asset) and other related companies, and a 6-months BTC option volatility. The 6-months BTC option volatility being included to reflect the exposure to Digital Assets which would not be a feature of the traditional exchanges and other related companies selected as a comparable within the model.

The earn-out award share price related targets are as below:

Milestone date	Share price target $	Number of shares to be awarded
1st anniversary of the Closing date	15.00	3,000,000
2nd anniversary of the Closing date	20.00	3,000,000
3rd anniversary of the Closing date	25.00	3,000,000
4th anniversary of the Closing date	30.00	3,000,000

Earn-out awards are accounted for under IFRS 2. The earn-out awards are settled in a fixed number of shares with conditions based on future market prices, but do not require the former Diginex Hong Kong shareholders nor the service provider to provide on-going service to the Group until such milestone dates.

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The awards are considered as equity-settled share-based payments with non-vesting conditions since there is no explicit nor implicit service requirements despite that the share price targets are set beyond September 30, 2020.

The fair value of the earn-out awards has been valued on a probability basis using a Monte Carlo simulation model with the below inputs:

1.	Risk-free rates of 0.12%, 0.13%, 0.16% and 0.22% respectively for the 1st to the 4th anniversary of the Closing date based on daily US treasury yield curve rates on September 30, 2020.
2.	No dividend will be paid during the four-year period from September 30, 2020
3.	Reference price of $8.50 based on the closing date quoted trade price on September 30, 2020
4.	20,000 simulation runs per milestone
5.	Share price volatility of 50%, based on judgment below.

Volatility parameter of 50% is used on the basis that on September 30, 2020:

a)	Volatility from a sample of 52 related companies including traditional stock exchanges had an average of 37% over a three month to five year period.
b)	Unlike traditional exchanges, Eqonex is exposed to movements in Digital Asset values and the most prominent Digital Asset being BTC. The longest dating BTC option of six months had a volatility 63%
c)	Eqonex used volatility of 50% in the Monte Carlo simulation based on the average of the above two points.

The outcome of the Monte Carlo simulations derived the probabilities and fair values per award (based on probability of achieving the share price target) per milestone date, totaling a fair value of $32.1 million, inclusive of the service provider’s 1% entitled shares upon reaching the earn-out milestones.

Related party transaction – sale of Solutions Business

The IFRS conceptual framework of accounting defines income as increases in assets or decreases in liabilities that result in increases in equity, other than those relating to contributions from equity holders. When a transaction is entered into with a related party, judgment is required in determining whether the accounting gain represents income or a capital contribution. The accounting treatment is determined by considering if the related party was acting in his/her capacity as a related party or a normal counterparty for the particular transaction.

In May 2020, the Group sold the Solutions Business to Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex Hong Kong. The transaction resulting in income recorded in the consolidated statement of profit or loss on the basis that Rhino Ventures Limited was acting as a normal counterparty and purchased the Solutions Business at fair market value, as determined by the following:

1)	The Solutions Business was offered to other parties to acquire, not only to Rhino Ventures Limited. A less favorable tentative offer was received from a third party to that offered by Rhino Ventures.
2)	Management believes the consideration paid is fair and reasonable. In making that judgment, management considered that certain inputs of the internally created valuation model were reviewed by an independent third party.
3)	Shareholders voted to approve the sale of the Solutions Business to Rhino Ventures Limited.

Management believes that these attributes support that Rhino Ventures Limited purchased the Solutions Business at fair market value, therefore the gain on sale of the Solutions Business should be reflected as profit from discontinued operations in the consolidated statement of profit or loss.

Public warrants

Public warrants are classified as equity instruments under IAS 32 on the basis that the public warrants do not create an obligation for the Company to pay cash to the warrant holders since the warrant holders cannot put the warrants to the Company, and a fixed number of shares are to be issued based on a fixed warrant price. Permitted adjustments to the warrant price and the number of shares are anti-dilutive and therefore preservative in nature to maintain the relative economic interest of the holder and the issuer, which do not breach the fixed-for-fixed principle of IAS 32 para 16. See Note 26 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

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Private warrants

Private warrants were issued in January 2021 as part of the private placement capital raise. The warrants were recognized as a liability on the basis there is a contingent settlement provision outside of Eqonex’s control when the holder may require Eqonex to redeem the private warrants in cash.

The private warrants were valued at $16.6 million on issuance using the Black Scholes pricing model with the following inputs:

1.	Risk free rate of 0.21% based on the yield of USD Treasury Strips with the same tenure of 3 years as at 15 January 2021.
2.	No dividend will be paid during the three-year period from January 15, 2021.
3.	Share price volatility of 55.52%, based on judgement below.

Volatility parameter of 55.52% is used on the basis that on January 15, 2021:

●	Volatility from a sample of 52 related companies including traditional stock exchanges had a median of 34.45% over a three-year period.
●	Unlike traditional exchanges, the Company is exposed to movements in Digital Asset values and the most prominent Digital Asset being BTC. The historical volatility of BTC over the last three years as at January 15, 2021 was 76.59%
●	The Company used volatility of 55.52% in the Black-Scholes-Merton Call Option Model based on the average of the above two points.

The private warrants were valued again to $ 5.2 million at March 31, 2021 using the below updated inputs:

●	Risk free rate of 0.31% based on the yield of USD Treasury Strips with the same tenure as the warrant expiry.
●	No dividend will be paid during the warrant tenure.
●	Share price volatility of 52.75%, revised as at March 31, 2021 based on the same judgment as above where the median of the related companies sample was 34.41% and the 2.79 year annualized volatility of BTC at 71.09%.

The fair value of the private warrants at March 31, 2021 resulted in a fair value gain of $11.4 million against the initial valuation. See Note 26 to our consolidated financial statements included elsewhere in this Form F-1 for additional information.

Digital Assets

The Group holds digital assets which are also referred to as cryptocurrencies. There is no specific accounting standard that applies to all digital assets and accordingly judgement is applied based on the terms and structure of each individual cryptocurrency in determining the most relevant accounting standards to adopt. The Group assessed that the cryptocurrencies currently owned (primarily BTC and ETH), unless specifically stated otherwise, are most appropriately accounted for as intangible assets in accordance with IAS 38 on the basis that they do not meet the definition of financial assets and are assets with no tangible form. Under IAS 38 the Group has elected to measure digital assets at a revalued amount on the basis that an active secondary market exists for the assets.

USD Coin (“USDC”)

USDC is a type of digital asset which the Group holds to meet certain working capital requirements. The Group classifies USDC as a financial asset in accordance with IFRS 9 on the basis that one USDC can be redeemed for one US dollar from an issuer, which is unlike other digital assets held, as noted above.

Client assets and liabilities

Clients deposit fiat, digital assets and USDC with the Group for trading purposes on the Exchange, and for OTC trading.

For fiat, the Group recognizes client assets and equal and opposite client liabilities on its consolidated statement of financial position in relation to fiat in accordance with IFRS 9 D.1.1.

For USDC and digital assets, there is no specific accounting guidance on recognition for these assets held on behalf of others. As such, the Group refers to para 4.3 and 4.4 of the conceptual framework for the definition of an asset. An asset is a resource controlled by the entity as a result of past events and from which future economic benefits are expected to flow to the entity. On the basis that the USDC and digital assets deposited by clients are held in omnibus wallets offered by digital asset custodians under the relevant Group company’s name, the company has ultimate control over the wallets. Therefore, with control over the wallets, an asset and a corresponding liability is recognized.

EQO token

The EQO white paper was published on March 15, 2021 and the token was launched on April 8, 2021 when a number of tokens were airdropped to eligible recipients. Holders of EQO may initially benefit from Exchange fee reductions and staking rewards. Fee paying price takers on EQONEX during the period March 16, 2021 to April 7, 2021 were entitled to an allocation of EQO on April 8, 2021. Post April 8, 2021, EQO was and will be airdropped daily based on a formula weighted between price taking volume and the number of EQO tokens staked on EQONEX by eligible users.

EQO is a utility token and was not issued for cash consideration but instead used as a tool to incentivize activity on EQONEX while providing value to the recipient. The holding of EQO by clients does create a liability for the EQONEX as clients can, post April 8, 2021, receive benefits such as reduced trading fees. However, management estimates the impact from March 16, 2021 to March 31, 2021 to be immaterial.

Significant accounting policies – New Policies

Revenue recognition – Exchange income

In July 2020, the Group launched EQONEX Exchange, its Digital Asset exchange platform. Revenue is generated from fees earned when clients buy and sell Digital Assets on EQONEX Exchange at that point in time. In addition, revenues are also generated, at a point in time, when clients withdraw assets from the platform.

Deemed reverse acquisition

The acquisition method of accounting is used to account for all deemed reverse acquisitions where in substance there is an operating company is acquired by a shell company where the shareholders of the operating company obtain control of the shell company.

For the Transaction, Diginex Hong Kong is the operating company while both the Company and 8i Enterprises are considered as shell companies.

Identifying the accounting acquirer/accounting acquiree:

The Company is considered as the legal acquirer and the accounting acquiree. Control is obtained by Diginex Hong Kong shareholders as the Company issued 25,000,000 shares which allowed Diginex Hong Kong shareholders to hold the majority of issued share capital and voting rights.

Determining the deemed consideration transferred:

The deemed consideration transferred for the deemed reverse acquisition of 8i Enterprises is:

1.	The fair value of the shares which Diginex Hong Kong would have had to issue in establishing the same post transaction control structure but as if it were the legal acquirer; or
2.	The quoted price of the Company’s shares and warrants multiplied by the number of the instruments held by the former 8i Enterprises instrument holders on the date the deemed reverse acquisition completes.

In a transaction involving only the exchange of equity instruments, the fair value of the Company’ s shares and warrants that are quoted on Nasdaq should be used to measure the consideration transferred as it is more reliably measurable than the value of the Diginex Hong Kong’s equity based on IFRS 13 fair value hierarchy principles.

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Based on this principle, the Group measured the deemed consideration for the Transaction using the quoted Nasdaq share price of the Company’ s shares and warrants on the completion date of September 30, 2020.

Fair value of assets and liabilities acquired in a deemed reverse acquisition:

Identifiable assets acquired and liabilities assumed in a deemed reversed acquisition are, with limited exceptions, measured initially at their fair values at the acquisition date. For the Transaction, the net assets acquired from 8i Enterprises and the Company are primarily cash, prepayments and trade payables, and their carrying value approximates fair value.

There is no non-controlling interest involved in the Transaction. Acquisition related costs such as professional fees were expensed as incurred.

Calculating the Transaction expense:

The excess of the deemed consideration transferred over the fair value of the net identifiable assets acquired from 8i Enterprises represents a service and is recorded as an expense under IFRS 2 in the Group’s consolidated statement of profit or loss.

Presentation of the consolidated financial statements post deemed reverse acquisition:

In the Transaction, the Company being the accounting acquiree (legal acquirer), becomes the ultimate parent holding company of the Group, however, the consolidated financial statement represents a continuation of Diginex Hong Kong, the accounting acquirer (legal acquiree) with the exception of the legal capital structure.

Shareholders’ equity of Diginex Hong Kong prior to the Transaction is retrospectively adjusted as a recapitalization for the equivalent number of shares received and on a pro rata basis for prior reporting periods. Retained earnings and relevant reserves of the Diginex Hong Kong are carried forward after the Transaction. Any difference to shareholders equity of Diginex Hong Kong arising from the recapitalization of share capital and equity instruments issued is recorded in equity under the reverse acquisition reserve.

Share-based payments – earn-out awards

The earn-out awards are equity-settled awards measured on grant date in accordance with IFRS 2 and the grant date fair value of each award takes into account the non-vesting conditions. Earn-out awards are only fair valued on the grant date and not subsequently fair valued on each future reporting date on the basis that they are equity-settled awards.

Market conditions and non-vesting conditions are considered in estimating the fair value of an individual share using a Monte Carlo simulation model.

Earnings per share

Earnings per share for periods prior to the deemed reverse acquisition are retrospectively adjusted to reflect the number of equivalent shares received by the accounting acquirer, Diginex Hong Kong, based on the number of shares outstanding on the reporting dates multiplied by the exchange ratio. The exchange ratio being calculated as the number of shares issued by the Company to the former shareholders of Diginex Hong Kong divided by the number of shares outstanding in Diginex Hong Kong on September 30, 2020.

Significant accounting policies relevant to the consolidated financial statements to note:

Impairment of financial assets

Under IFRS 9, the Group records an allowance for Expected Credit Loss (“ECL”) for financial assets not held at fair value through profit or loss.

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ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.

For trade and other receivables, amounts due from an associate/shareholders/related companies/joint venture and loan receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses. The Group calculates the ECL based on adjusted for forward-looking factors specific to the customer and the economic environment.

The Group considers a financial asset in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

Reclassification

Certain reclassifications have been made to prior year consolidated financial statements to conform to the current year presentation to present the discontinued operations following the sale of the Solutions Business, the recapitalization of the Group on a comparable basis following the Transaction, the alignment of unlisted investment to be reported as financial assets held at fair value through profit or loss in accordance with IFRS 9, the distinction of USDC from other Digital Assets, and the presentation of General and Administrative expenses by categorization to enhance reader understandability. The reclassification had no impact on previously reported loss for the year nor accumulated losses.

Recently Released Accounting Standards

See Note 2 to the financial statements included elsewhere in this Form F-1.

Liquidity and Capital Resources

Eqonex’s ability to fund its operations is based on its ability to generate revenue, its ability to attract investors and its ability to borrow funds on reasonable economic terms. During the year ended March 31, 2021, Eqonex raised capital via the issuance of a convertible bond for $25 million which was converted into equity of Diginex Hong Kong prior to the Transaction. The cash position was increased by a further $24.1 million on completion of the Transaction from proceeds from former 8i Enterprises shareholders. In January 2021, the Company raised another $38.6 million, before costs from a private placement issuance of equity and private warrants. Furthermore, Eqonex raised $17.0 million when public warrants were called in February 2021. In prior years Eqonex funded operations, primarily, from the issuance of shares and the utilization of a $20 million credit facility from Pelham Limited.

Management is of the opinion that the capital of the Company is sufficient to meet present requirements. The Company is not aware of any legal or economic restrictions on the ability of its subsidiaries to transfer funds to the Company in the form of cash dividends, loans or advances. The Company is also not aware of any material restrictions that impact the transfer of funds between subsidiaries to enable the operating of the business in various jurisdictions.

At March 31, 2021, Eqonex held cash and cash equivalents of $52.1 million. $52.0 million was held in USD with residual balances primarily held in Hong Kong Dollars, British Pounds and Euros. Eqonex held all balances in bank accounts, had no debt positions and had not hedged any foreign exchange exposures. Given the increased use of British Pounds, Euro and Singapore Dollar, Eqonex is looking to implement a Treasury Policy to manage foreign exchange requirements going forward.

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As of March 31, 2021, 2020 and 2019, Eqonex has cash and cash equivalents of $52.1 million, $1.0 million and $0.7 million, respectively, as detailed below:

	As of March 31,			As of March 31,			As of March 31,
in USD Millions	Cont. Ops	Disc. Ops.	Total	Cont. Ops	Disc. Ops.	Total	Cont. Ops	Disc. Ops.	Total
	2021			2020			2019
Net cash provided by (used in) operating activities	(38.5)	(1.0)	(39.5)	(21.5)	(0.8)	(22.3)	(17.0)	(2.4)	(19.4)
Net cash provided by (used in) investing activities	18.4	-	18.4	(5.4)	-	(5.4)	27.7	(15.6)	12.1
Net cash provided by (used in) financing activities	72.7	-	72.7	28.0	-	28.0	(26.0)	27.9	1.9
Net increase (decrease) in cash and cash equivalents	52.6	(1.0)	51.6	1.1	(0.8)	0.3	(15.3)	9.9	(5.4)
Cash and cash equivalents, beginning of year	(4.9)	5.9	1.0	(6.0)	6.7	0.7	9.3	(3.2)	6.1
Effect of foreign exchange rate changes	(0.5)	-	(0.5)	0.0	-	0.0	0.0	-	0.0
Cash and cash equivalents, end of year	47.2	4.9	52.1	(4.9)	5.9	1.0	(6.0)	6.7	0.7

Cash Flows from Operating Activities

Total cash outflows from operating activities were $39.5 million in the year end March 31, 2021, compared to an outflow of $22.3 million for the year ended March 31, 2020 and an outflow of $19.4 million for the year ended March 31, 2019. Cash flow relates to both continued and discontinued operations:

Continued Operations

Cash inflow from operating activities were $38.5 million in the year ended March 31, 2021 compared to an outflow of $21.5 million in the year ended March 31, 2020 and an outflow of $17.0 million for the year ended March 31, 2019, The cash outflow increase relates, in part, to an increase in employees from 137 to 157 together with costs associated with the Transaction and listing. Eqonex also incurred additional expenditure year-over-year on technology matters in the course of growing the business as well as marketing the Group’s business lines.

During the year ended March 31, 2021, Eqonex also acquired $1.7 million in USDC and Digital Assets which have, in part, been used to fund promotions to attract clients and volumes to the Exchange. The liquidation risk management desk has also been funded with USDC to managed liquidated positions on the Exchange.

Discontinued Operations

The cash outflow from discontinued operations of $1.0 million for the year ended March 31, 2021 and $0.8 million for the year end March 31, 2020 and outflows of $2.4 million for the year ended March 31, 2019. The outflows in all three years relates to costs associated with the operations of the Solutions Business and costs incurred to operate the DHPC business for the year ended March 31, 2019.

Cash flows from Investing Activities

Total cash inflows from investing activities were $18.4 million in the year ended March 31, 2021, compared to outflows of $5.4 million for the year ended March 31, 2020 and inflows of $12.1 million for the year ended March 31, 2019. Cash flow relates to both continued and discontinued operations:

Continued Operations

Cash inflow from investing activities relating to continuing operations was $18.4 million in the year ended March 31, 2021 compared to outflows of $5.4 million in the year ended March 31, 2020 and inflow of $27.7 million for the year ended March 31, 2019.

During the year ended March 31, 2021, Eqonex collected cash of $24.1 million following the completion of the Transaction with 8i Enterprises.

During the year ended March 31, 2021, Eqonex invested $5.7 million in capitalized software for its Digital Asset exchange. This compares to $5.3 million invested in the year ended March 31, 2020. The Company also issued equity to the value of $0.6 million and $5.4 million to acquire software which had no cash flow impact in the years ended March 31, 2021 and 2020 respectively.

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During the year ended March 31, 2019, Eqonex received Madison stock valued at $50.0 million as part of the DHPC partial disposal. Eqonex sold a significant portion of the stock for cash consideration of $34.0 million. In the year ended March 31, 2020, the balance of Madison stock was sold for $0.2 million.

In late 2018, Eqonex moved into a new office in Hong Kong and the related leasehold improvements during the year ended March 31, 2019 amounted to $2.1 million with a further $0.3 million spent on fixed assets.

Eqonex also acquired two business in the year ended March 31, 2019 which resulted in a net cash outflow of $0.1 million. During the year ended March 31, 2020, Eqonex acquired the remaining 25% of BPAMJ and incurred a cash outflow of $25,000 with a further $75,000 paid in the year ended March 31, 2021.

Eqonex also invested in a number of startup companies and during 2019 the cash outflow for these investments amounted to $3.8 million. During the year ended March 31, 2020, Eqonex increased its stake in an existing investment by $0.3 million. There were no similar investments in the year ended March 31, 2021.

Discontinued Operations

There were no cash movements associated with discontinued operations for the years ended March 31, 2021 and 2020. There were cash outflows from discontinued operations for the year ended March 31, 2019 of $15.6 million.

In the year ended March 31, 2019, DHPC invested $25.6 million in high performing computing equipment. As previously reported, Eqonex received $10.0 million cash as part consideration for the DHPC divestment.

Cash flows from Financing Activities

Total cash inflows from financing activities were $72.7 million in the year ended March 31, 2021, compared to an inflow of $28.0 million for the year ended March 31, 2020 and an inflow of $1.9 million for the year ended March 31, 2019. Cash flow relates to both continued and discontinued operations:

Continued Operations

Eqonex had inflows from financing activities in the year ended March 31, 2021 of $72.7 million compared to an inflow of $28.0 million in the year ended March 31, 2020 and an outflow of $26.0 million for the year ended March 31, 2019.

During the year ended March 31, 2021, Eqonex raised $24.3 million, net of costs, from the issuance of a convertible bond with a 10% coupon. The bond converted into Diginex Hong Kong shares prior to the Transaction.

Eqonex completed a private placement in January 2021 raising $36.2 million net of costs for the issuance of both shares and private warrants.

Upon completion of the Transaction, Eqonex issued public warrants to the former holders of 8i Enterprises warrants. The warrants met the redemption conditions and Eqonex called them in February 2021. Eqonex raised $17.0 million from this exercise with 48% of the warrants being converted into Eqonex shares at a price of $11.50.

During the year ended March 31, 2021, Eqonex raised $0.3 million from the issuance of equity compared to $30.9 million during the year ended March 31, 2020 and $2.4 million during the year ended March 31, 2019.

At September 2020, Eqonex terminated a credit facility with Pelham Limited. The facility was for $20.0 million and charged interest at 12.5% per annum. As of March 31, 2020, Eqonex had drawn $10.6 million of the credit facility. A further $0.1 million was advanced during the year ended prior to the termination of the facility. The facility was repaid via the sale of the Solution Business for $6.0 million, This $6.0 million was offset against the outstanding balance. A further $3.9 million was settled in cash with $0.7 million settled via the issuance of shares and $0.1 million swapped into the convertible bond. During the year ended March 31, 2021, Eqonex was charged interest of $0.3 million which was paid in full. During the year ended March 31, 2020, Eqonex was charged $1.3 million of interest expense and $0.4 million during the year ended March 31, 2019.

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Eqonex advanced funds to DHPC during the year ended March 31, 2020 of $2 million of which $0.8 million was repaid in the same year. A further $1.0 million was repaid during the year ended March 31, 2021 Eqonex advanced a net sum of $13.0 million in the year ended March 31, 2019. During the year ended March 31, 2021, Eqonex received an advance of $0.9 million from a subsidiary of DHPC. This amount is non-interest bearing and repayable on demand.

During the year ended March 31, 2020, Eqonex issued a 12-month loan note paying interest at 15%. The loan note raised $0.7 million and was repaid in full during the year ended March 31, 2021.

During the years ended March 31, 2021 and 2020, Eqonex paid $2.4 million for long-term office leases accounted for under IFRS 16. The office leases are in Hong Kong, Singapore and Vietnam. During the year ended March 31, 2109, Eqonex paid $1.6 million for long-term office leases.

On February 20, 2019, Eqonex signed a term sheet to set up a partnership in the United States which was subject to shareholder approval. Eqonex advanced $0.5 million to the United States operation shortly after signing the term sheet during the period ending March 31, 2019. Additionally, a further $0.5 million was advanced in the year ended March 31, 2020. However, Diginex Hong Kong’s shareholders failed to agree to the term sheet and a definitive shareholder agreement was not signed. This loan has been fully written off. In addition, during the year ended March 31, 2019, Eqonex advanced $0.2 million to Rise Tech Ventures which was fully impaired in the same year.

In October 2018, Eqonex agreed to buy back Eqonex equity held by an employee. The employee held 55,727 shares of common stock. The consideration paid was a combination $3.1 million in cash and Madison common stock. The combined costs of the share buyback were $6.6 million, and the buyback was paid out of the accumulated profits of the Company.

In October 2018, Eqonex paid an interim dividend of $20 million to shareholders.

Discontinued Operations

There were no cash movements associated with discontinued operations for the years ended March 31, 2021 and 2020. Cash inflow of $27.9 million in the year ended March 31, 2019 related to cash received by DHPC via the issuance of debt prior to the sale and deconsolidation of 51% of the business.

Indebtedness

As of March 31, 2020, Eqonex had drawn down $10.7 million of the credit facility with Pelham Limited. This credit facility was fully repaid and terminated in September 2020.

During the year ended March 31, 2021, Eqonex issued capital via a private placement which resulted in the issuance of equity and warrants. The warrants have been recorded as a liability on the consolidated statement of financial position and were fair valued at $5.1 million using a Black Scholes model as at March 31, 2021. The warrants can result in a liability to the Company in the event of a forced change of control.

During the year ended March 31, 2021, Eqonex received an advance of $0.9 million from a subsidiary of DHPC. The advance is non-interest bearing and repayable on demand. Eqonex also owes $0.2 million to the asset management fund that is managed by Eqonex. The amounts arise as Eqonex have agreed to pay any costs to operate the fund that are more than 1% of the assets under management.

Eqonex Capital Limited, a subsidiary registered in the United Kingdom and operating as an authorized representative of Starmark, issued a loan note with a value date of September 6, 2019. Starmark is regulated by the UK Financial Conduct Authority (FCA), the financial services regulatory body in the United Kingdom. The loan note was available to employees of Eqonex and shareholders only due to regulatory constraints. The loan note was structured in $5,000 units and pays interest of 15% per annum and interest payments were made on a quarterly basis. As of March 31, 2020, Eqonex Capital raised $0.7 million and accrued $0.1 million of interest payable. The proceeds of the loan note were advanced via an intercompany loan to Eqonex Markets, a Hong Kong subsidiary. Eqonex Markets used the loan advanced as capital to trade Digital Assets on a proprietary basis. The loan notes were fully redeemed on June 1, 2020 and Eqonex ceased to trade on a proprietary basis.

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Other payables outstanding relate primarily to accounts payable and accruals that have accumulated in the ordinary course of business.

At March 31, 2021 the Eqonex had contracted to the below long and short term office leases:

Long term:

●	Hong Kong: The first long-term lease expired on June 15, 2021 which incurred monthly rent expense of HKD 1,455,744 (c.USD 187,500). On June 15, 2021 the Hong Kong employees relocated to a new office. The new lease is for a period of six years and at a reduced monthly rental compared to the previous lease agreement at. HKD 676,000 (c.USD 87,000) for the first 3 years
●	Singapore: 24-month lease that expires on August 15, 2022. The monthly rent is SGD16,500 (c.USD 12,125)
●	Vietnam: 36-month lease that expires on August 31, 2023. Monthly rent is VND 106,080,000 (c.USD 4,561)

Short term:

●	Germany: three month rolling lease at a monthly rent of Eur 512 (c.USD 610)
●	Scotland: one month rolling lease at a monthly rent of GBP 500 (c.USD 700)

The table below illustrates the indebtedness as at March 31, 2021 and 2020:

	As of March 31,
in USD millions	2021	2020

Shareholder loans	$-	10.7
Amounts due to directors	0.0	0.4
Amounts due to related parties	0.2	-
Amount due to an associate	0.9	-
Short term lease obligation	0.7	2.1
Notes payable	-	0.7
Client liabilities*	27.0	0.5
Warrant liability	5.2	-
Other payables	6.3	9.7
Long term lease obligation	0.1	1.0
Total debt	40.4	25.1

*The client liabilities held of $27.0 million (March 31, 2020: $0.5 million) relate to monies held in the form of cash (fiat) and Digital Assets (including USDC) on behalf of clients to enable then to trade on the Exchange and execute OTC trades.

Research and Developments, Patents and Licenses, Etc.

We own and control a variety of intellectual property, including but not limited to trademarks, patents, proprietary information and software tools and applications that, in the aggregate, are material to our business. The proprietary software related to our Exchange Business is material to our business. No other individual instance of intellectual property is material to the Company.

Off-Balance Sheet Arrangements

In March 2020, the Group acquired software from a third party for potential consideration of up to $10.0 million. Of this, $8.5 million of the fair value consideration was based on the integration of the software into the EQONEX Exchange infrastructure and the delivery of future products with the balance of $1.5 million payable based on future trading volumes on the exchange. At March 31, 2021, $6.5 million had been paid via cash and shares in Diginex Hong Kong. The third party will not be providing the service associated with the remaining $2.0 million of the $8.5 million fair value consideration. Trading volume targets associated with $1.0 million of the $1.5 million contingent payment were not met prior to the target date in February 2021. The remaining $0.5 million may be payable if future trading volume target is met by future target date of February 2022.

The table below illustrates a summary of Eqonex’s contractual obligations and commitments as at March 31, 2021:

	Payments due by period
	Total	less than 1 year	1-3 years	3-5 years	more than 5 years
Short-term Debt Obligations	1.1	1.1	0.0	0.0	0.0
Operating Lease Obligations	0.9	0.8	0.1	0.0	0.0
Total	2.0	1.9	0.1.	0.0	0.0

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business

Overview

Eqonex is a Singapore domiciled financial technology company that builds products, delivers services and develops solutions that utilize distributed ledger and other technologies to improve the efficiency of financial markets and the current cryptocurrency industry. Eqonex has built a cryptocurrency and Digital Assets ecosystem that offers innovative product and services that are compliant, fair and trusted. Eqonex believes in a future where all financial and non-financial transaction data is recorded on distributed ledgers, such as blockchains. This will enable the financial services industry to reduce the cost of originating, distributing and executing transactions of financial assets, all of which depend on access to secure and trusted data. In June 2021, the Company announced that it was unifying its businesses under the Eqonex brand. The rebrand follows the divestment of Diginex Solutions, the ESG blockchain solutions company, in May 2020 and the impending lapse of the license to use the “Diginex” brand at the end of June 2021. The new EQONEX brand focuses on the Digital Asset element of the business, reflected in the EQUOS and EQO brands, while recognizing its history as “Diginex”.

History

Eqonex was founded in Hong Kong in June 2017. The Company was incorporated in October 2019 and operates within Singapore. Eqonex was founded based on the Company’s understanding that the combination of both technology and an extensive knowledge of the intricacies of capital markets would be required to achieve potential efficiency gains using distributed ledger technology within financial markets. Eqonex believed that existing players would struggle to transition to the new paradigm of conducting business and would be resistant to change given their cost base and legacy business models in place. The Company identified an opportunity to create a new class of financial institution.

The founders and early employees of Eqonex (the “Founding Team”) observed that several businesses related to Virtual Currency investing and trading were thriving but were concerned that regulations had not kept pace with the industry. After considering several opportunities to partner with existing firms to build Virtual Currency infrastructure, Eqonex decided to build its own Digital Asset ecosystem comprising of a Virtual Currency exchange and custody solution, among other business lines. Eqonex recruited a compliance team to oversee applications for various licenses and continues to engage with financial regulators and industry players to advocate for further development of regulation of Digital Assets. Eqonex believes a comprehensive regulatory framework of Digital Assets is necessary to enable its institutional adoption and market growth. Given that many institutional investors would prefer to allocate to investment products, Eqonex also applied to the Hong Kong Securities and Futures Commission (“SFC”) for a license to operate a multi-manager fund.

The Founding Team’s analysis of the cryptocurrency industry and, in particular, ICO’s was that, while the coins in early 2018 were predominantly unregulated security offerings for early stage companies, which they did not believe to be a scalable business upon which to build a financial technology or services business, the underlying technology (the blockchain network and smart contracts) could be applied to institutional offerings of debt, equity and alternative instruments. Participation in this business would require securities licenses, investment banking advisory services, technology products and solutions. The Founding Team recognized that the medium-to-long-term impact of distributed ledger technology in capital markets would extend beyond simply changing the form in which traditional securities were traded (e.g. as a digital security on a distributed ledger) or the way they were distributed (e.g. fractionalized via a technology platform). They believed distributed ledger technology would enable the creation of innovative financial products, that would give issuers a way to lower their cost of capital by programming securities based on inputs (secure and trusted transaction data) that was recorded on a distributed ledger.

Eqonex has built and continues to develop a comprehensive set of products, services and solutions to capture the full value chain resulting from transitioning data and securities to a distributed ledger.

Eqonex has a current headcount of 178 with employees and contractors located in Hong Kong, Singapore, Vietnam, United Kingdom, Switzerland, France, China, Dubai, Japan, Philippines, South Korea, USA, Puerto Rico and Canada.

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Industry Background

A distributed ledger is a ledger containing records of transactions between parties in a network that is “distributed” (shared) between those parties. When a participant in the network requests a transaction to be added to the ledger, it is broadcast to other computers (nodes) in the network, which validate the transaction using a consensus algorithm that enables transactions to be confirmed without the need for a central point of authority or control. A validated transaction is added to the network in a way which is permanent and unalterable (immutable), leaving an audit trail by design. Every participant in the network has simultaneous access to view the information, which is kept secure with the use of cryptographic functions. The network can be public (open to anyone), permissioned (open only to approved parties) or private.

A blockchain is a distributed ledger in which transaction data is grouped into specific, time-stamped sets. Once consensus is reached on the data that will go into the set, the set is sealed with a cryptographic signature called a “hash” creating a sealed “block.” This block is then mathematically tied to the previous block on the ledger, forming a chain. A blockchain is a type of distributed ledger, though the terms are often incorrectly used interchangeably.

The potential benefits of distributed ledger technology arise in the following circumstances, among others: (i) where there is value to be created from the removal of a need for a central point of control (an intermediary) to verify transactions, leading to near or real time processing and settlement of transactions, (ii) where there are efficiencies to be realized from the automation of transactions between parties according to business logic embedded in a smart contract and (iii) where the provision of more information that participants know to be verified and immutable can reduce the economic value lost by a lack of trust between parties.

In 2020, PwC estimated that blockchain technology has the potential to boost global gross domestic product by US$1.76 trillion by 2030. The forecasted acceleration of growth is consistent with Eqonex’s expectation that once more enterprises have moved data onto distributed ledgers, there will be more firms building applications, and value-added use cases will grow.

Since 2018, venture capital firms have invested billions of dollars into companies in the blockchain industry. This has included investment into many different blockchain protocols, each with their own consensus mechanisms, programming language, and rules governing what information is shared, in what form, and to whom. Eqonex is not a blockchain protocol, nor a type of distributed ledger, and does not intend to design its own blockchain. Rather, Eqonex views blockchains and distributed ledgers as a foundational layer of data record keeping that enables transactions between parties to be smarter (automated), faster, and more secure.

Currently, there are numerous online trading venues to trade Digital Assets, primarily in the form of Virtual Currencies and Stablecoins, which operate on a 24-hour, 365-day, basis. According to Nomics, a Virtual Currency data provider, the spot market for bitcoin, the largest and most widely used Virtual Currencies, traded an average daily spot and derivative volume of $75 billion in May 2021.

Custodial services for Digital Assets continue to grow, with several well-known institutions from traditional finance, now providing insured custody for Digital Assets. Eqonex is not aware of any reliable data on the current market size for third-party custody of Digital Assets. BitGo, a Digital Asset custodian which Eqonex believes is one of the largest Digital Asset custodians globally, announced over $16 billion of assets under custody in December 2020.

Eqonex expects the size of the Digital Assets industry to continue to grow significantly, particularly through the disruption of traditional financial services, and has developed several business lines in anticipation of this growth.

Business Lines

Eqonex has established several complementary lines of business to deliver products and services to its clients. These lines consist of (i) the Exchange Business, (ii) the Custody Business, (iii) the Trading Business, (iv) the Capital Markets Business and (v) the Asset Management Business. Eqonex also anticipates the launch of the Investment Products Business and the Borrowing & Lending Business in the third quarter of 2021, subject to regulatory approval for Investment Products.

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●	The EQONEX cryptocurrency exchange (“The Exchange,” “Exchange Business” or “EQONEX Exchange”): The Exchange offers the trading of Virtual Currencies, their respective derivatives and, in the future, digital securities 24 hours a day, 365 days a year. The Exchange began operations in the second quarter of 2020 and is operational in Singapore, operating under the brand name EQONEX since June 2021 (formerly EQUOS). The Exchange is operating under an exemption to provide payment services pursuant to the Payment Services (Exemption for Specified Period) Regulations 2019. The exemption will remain in effect until MAS decides on the license application. The Exchange currently facilities the trading of products in BTC, ETH, BCH, USDC, USDT and EQONEX’s own utility token known as EQO. EQONEX Exchange intends to add additional coins to those listed above as well as expand the product offering from spot and perpetual futures to include, for example, options.

●	Digivault (“Custody Business” or “Digivault”): Eqonex’s custody solution, Digivault, offers an institutionally focused, highly secure Digital Asset custodian. In May 2021, Digivault received approval from the UK Financial Conduct Authority (“FCA”) to register as a custodian wallet provider under the Money Laundering, Terrorist Financing and Transfer of Funds (Information of the Payer) Regulations 2017 (MLR 2017), as amended by the Money Laundering and Terrorist Financing (Amendment) Regulations 2019. Digivault developed and launched a cold storage solution, known as Kelvin, and a warm storage solution, known as Helios, for Digital Assets and targets, primarily institutional clients while providing the main custody solution for the Exchange. Eqonex owns 85% of Digivault, with the remaining 15% held by key management of Digivault.

Currently, Digivault stores BTC, ETH, USDC, USDT and EQO but can support BTC, ETH, USDC, USDT, EQO, LINK, PAX, TUSD, GRT, MATIC, WOO and CHZ. Support for DOT and BCH is currently under development.

●	Bletchley Park (“Asset Management Business” or “Bletchley Park”): provides Digital Asset investment solutions for institutional and professional investors. Management has been undertaken from Switzerland since the final quarter of 2020 in order to be more geographically aligned with key staff and the business operates in compliance with the regulatory framework of the OSIF. Prior to relocation, the business was managed from Hong Kong where Eqonex continues to retain its Securities & Futures Commission of Hong Kong (“SFC”) type 4 and type 9 licenses. Eqonex opened its first fund of hedge funds, consisting of a selection of Digital Asset hedge funds, in November 2019. The fund’s aim is to generate positive returns irrespective of the underlying market environment by ensuring that the fund is exposed to a diverse range of alpha focused investment strategies utilized by various managers.

●	Trading Business (“Trading Business”): The Trading Business consists of a risk management desk, an Over The Counter (“OTC”) trading desk and a Digital Assets trading tool called “Access Trading”. The risk management desk primarily manages liquidation trades on behalf of the Exchange.

●	EQONEX Capital (“Capital Markets Business” or “EQONEX Capital”): The Capital Markets Business is being developed to assist issuers seeking to access global capital markets through the issuance of Digital Securities. To this end, the Capital Markets Business will advise, issue and distribute offerings of digital securities from its clients to investors. The business operates as an Appointed Representative of Starmark Investment Management Limited (“Starmark”), which is authorized and regulated by the UK Financial Conduct Authority (“FCA”).

●	EQONEX Lending (“Borrowing & Lending Business” or “EQONEX Lending”): The Borrowing & Lending Business is expected to launch in the third quarter of 2021 and will seek to offer borrowers a source of leverage and lenders an opportunity for yield in Digital Assets.

●	EQONEX Investment Products (“Investment Products Business” or “EQONEX Investment Products”): The Investment Products Business is expected to launch in the third quarter of 2021 and will seek to issue securitized products that can be accessed via traditional stock exchanges and structured investment products for high-net-worth individuals and institutional investors.

Our Business Lines

The Exchange Business

The EQONEX Exchange, formerly known as EQUOS is a Digital Assets exchange that facilitates the trading of Virtual Currencies, their respective derivatives and, in the future, Digital Securities. EQONEX Exchange offers retail, professional and institutional investors to trade Digital Assets 24 hours per day, 7 days a week and 365 days per year without a noticeable seasonality in trading volumes. EQONEX Exchange, based in Singapore, launched a beta version in the fourth quarter of 2019 and became fully operational in the second quarter of 2020. The Exchange is operating since February 28, 2020 under an exemption to provide payment services pursuant to the Payment Services (Exemption for Specified Period) Regulations 2019, allowing it to continue operating until such time as a decision on a full license application has been made by the regulator. EQONEX Exchange launched with an initial focus on clients based in Asia and Europe.

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EQONEX Exchange commenced as a spot exchange offering trading in BTC/USDC and ETH/USDC. Both BCH/USDC and USDT/USDC were subsequently added in March 2021, with EQO/USDC in April and MATIC/USDC, LINK/USDC and GRT/USDC expected to be added in July 2021.

The product suite was expanded in January 2021 to include a perpetual swap offering for BTC/USDC and this was followed by ETH/USDC.

EQONEX Exchange has plans to add further trading pairs and has a comprehensive product roadmap for future releases including dated futures and options.

Sales and Marketing

Since the launch of EQONEX Exchange, the focus has been to build volumes and attract clients. EQONEX Exchange does not market make on the exchange, and instead acts to oversee the fairness of the markets on the platform and hence an initial focus has been on building liquidity from clients using, amongst others, the below initiatives:

●	Executing strategic partnerships with a limited number of market markers. Payment is made in equity of the Company which aligns strategic goals
●	Creation of a market-maker program that incentivizes competitive behavior from the market maker and rewards the participants based on the percentage of the volume coming onto the platform that they facilitate
●	Offering rebates and referrals rewards for clients introduced to the Exchange
●	Preferential pricing for early participants of the Exchange
●	Incentives for retail trading
●	Launch of the EQO token

In April 2021, EQONEX Exchange launched its own utility token, EQO, which can only be earned from trading or staking on EQONEX Exchange. EQO provides various utilities for owners of EQO, including reduced trading fees and, in the future, cross-asset collateralization on EQONEX Exchange as well as enhanced yields with Eqonex’s planned Borrowing & Lending Business. EQO can be traded on EQONEX Exchange or with Eqonex Group’s Trading Business. See Note 40 to our consolidated financial statements for additional information.

EQONEX Exchange has a comprehensive social media marketing program including Twitter, Telegram, YouTube and LinkedIn. To optimize these channels across multiple jurisdictions, languages and generational demographics EQONEX Exchange contracts with a network of influencers.

The revenue for the year ended March 31, 2021 was $203,230 with an average daily volume in March 2021 of $15.9 million, of which 73% was generated by institutional clients.

Competition and Pricing

The Digital Asset exchange industry is intensely competitive. Many of our competitors and market leaders have been established for many years and have greater financial, technology and research and development resources, larger sales and marketing teams and greater brand name recognitions than we have. However, barriers to entry have been relatively low resulting in numerous entrants into the space.

There does appear to be a trend to wider adoption of Digital Assets with some large institutions expressing positive opinions, particularly on Bitcoin.

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While the industry is not yet fully regulated, regulators globally are starting to put policies in place for the future governance of the industry. The introduction of such regulation will significantly heighten the barriers to entry and is expected to force those exchanges with limited legal and compliance capability out of the industry. Even some of the largest and most successful exchanges could come under intense scrutiny forcing a reduction in their product offering and a KYC remediation of their existing customer base.

Eqonex was established based on the belief that the wider adoption of Digital Assets is only possible through the enforcement of AML/KYC and licensing frameworks commensurate with traditional finance. EQONEX Exchange is based in Singapore due to the progressive approach to Digital Assets and Singapore’s reputation as a robustly regulated and trustworthy financial center. EQONEX Exchange is also exploring the establishment of a regulated exchange in Europe.

We do not believe that pricing is a major factor between competing Exchanges. We believe that our pricing is competitive and is not a barrier to growing the business.

Government Regulation

The Exchange is operating under an exemption to provide payment services pursuant to the Payment Services (Exemption for Specified Period) Regulations 2019. The exemption will remain in effect until MAS decides on the license application.

Only a few countries have enacted detailed Digital Asset-centric legislation. We expect this to change, in the short to medium term. We expect countries, in particular those in the European Union, to continue the trend of enacting digital asset/AML regulations and require both host and extra-jurisdictional Digital Asset businesses to register and impose licensing obligations on the operating entities. Where legislative or license requirements already exist, the licenses often mirror traditional financial/banking licenses. Eqonex will continue to monitor the regulatory landscape as it evolves and make license applications as applicable to further grow the business.

Digivault

Digivault (“Custody Business”, “Digivault”): Eqonex’s custody solution is an institutionally focused, highly secure Digital Asset custodian that started to accept client assets from October 2019. The business operates both cold (Kelvin) and warm (Helios) custody services. The business commenced services by offering BTC custody and followed shortly thereafter with ETH. The assets that Digivault can provide custody services for continue to grow and the business currently supports BTC, ETH, USDC, USDT, EQO, PAX, LINK, TUSD, GRT, MATIC, WOO and CHZ. Support for DOT and BCH is currently under development.

Following the rebrand to Eqonex, Digivault retained the Digivault name.

Digivault has incepted a crime insurance policy which covers both Kelvin and Helios and is insured by various London insurance companies and syndicates rated A or higher by S&P.

During the year ended March 31, 2021 Digivault increased assets held under custody and generated revenues albeit offered pricing incentives initially. The revenues of assets under custody (“AUC”) for the year ended March 31, 2021 was $4,525 with assets under custody of $11.1 million.

Towards the end of the year ended March 31, 2020 the integration of Digivault to EQONEX Exchange, was complete and assets were transferred from BitGo, a Digital Asset custodian, to Digivault. The integration has led to a significant increase in AUC and daily transaction volume.

Sales and Marketing

Digivault is focused on institutional and high net worth individual clients and as such does not advertise in the same way that a retail focused solution might. Marketing is centered on the Digivault website and bolstered by social media, webinar appearances and press engagement. Sales of the Digivault solutions is led by a dedicated sales lead and supported by the wider Eqonex group sales team. The sales approach is also supported by submission for RFQs by institutions looking for custody solutions and by referrals.

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Digivault has concentrated on securing partnerships with vendors and service providers whose systems and services are already in use with traditional institutions such as Torstone Technology (“Torstone”). Torstone is a leading platform for institutional post-trade processing and settlement. Digivault has signed a Proof of Concept agreement with Torstone to develop connectivity (due for completion in July 2021) between Torstone’s platform and Digivault to support the settlement flow of Digital Assets. The partnership with Torstone will provide institutions integrated access to Digivault and Torstone and allows Digivault to leverage the existing Torstone customer base while Torstone could offer support for digital as well as traditional asset services. The partnership with Torstone will provide traditional institutions with access to Digivault custody via the Torstone integration with front-office trading systems.

The assets held under custody relate to clients in Asia (c.70%), Europe (c. 20%) and the Middle East (c.10%).

Competition and Pricing

The Digital Assets custody competitive landscape has continued to grow since the inception of Digivault, more traditional custodians have either already entered, or are looking to enter the space. There have also been some high-profile business combinations as corporates look to strengthen their current offering by adding a Digital Assets custodian to their portfolio of products such as Galaxy Digital purchasing BitGo and Curve being acquired by PayPal.

Digivault continually monitors the competitive landscape in terms of pricing so that it remains competitive and adapts to market conditions. The initial expectation was that there would be price compression between competitors, however, prices have remained relatively stable which is believed to be partially due to the fact that the cost of insurance for Digital Assets has increased over time.

Government Regulation

Within the United Kingdom, Digivault is currently the only standalone Digital Asset custodian to be registered by the UK Financial Conduct Authority as a cryptoasset firm (registration number: 927958: Registered Cryptoasset Firms (fca.org.uk)) under the Money Laundering, Terrorist Financing and Transfer of Funds (Information of the Payer) Regulations 2017 (MLR 2017), as amended by the Money Laundering and Terrorist Financing (Amendment) Regulations 2019. This registration is a significant barrier to entry in the UK and companies who wish to offer digital wallets in the UK must receive this registration before they can provide services to clients. An exception is offered to those businesses who were offering Digital Asset custodian services before January 2020. Those that were operation before January 2020 received grandfather rights and in December 2020, approximately 180 were placed onto a temporary register. Of these businesses, Digivault were the first to proceed from temporary to full registration.

In the third quarter of 2021, Digivault will be recommencing its application for a custody license facilitating the “safeguarding and administering investments” that will enable Digivault to provide custody services for Digital Securities. The license will support the business’s future roadmap to support digital securities when the demand for Digital Asset securities evolves.

Global regulations continue to develop, as they do, Digivault will continue to monitor and assess the regulatory requirements to expand operations globally.

The Trading Business

The Trading Business consists of a liquidation risk management desk, an OTC desk and a Digital Assets trading tool, Access Trading. The risk management desk primarily manages liquidation trades on behalf of the Exchange out of Digital Markets Limited, a Seychelles incorporated entity.

The liquidation risk management desk involves the risk management of leveraged positions from Exchange customers who have triggered their margin limits. This service is not designed to generate any profit or loss for the Trading Business but to isolate and close out risk positions on Exchange.

The OTC desk, which commenced operation during the year ended March 31, 2019 has the capacity to trade as principal, or match client orders internally or externally via third party institutions. The OTC desk operates from Hong Kong and Singapore where all execution in fiat and Digital Asset payments are actioned. In Singapore, the OTC desk falls under the Singapore regulatory framework and was included in the full license application submitted on May 17,2020 for the Exchange.

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Access Trading is a Digital Asset trading tool that has been built on top of existing institutional platforms offering an integrated solution for trading, risk management and operations across multiple trading venues. Access Trading partners with both FIS and Itiviti. Access Trading’s first client went live in July 2020.

For all the above activities, they are available 24 hours a day, 365 days a year without any obvious drivers of seasonality.

In the year ended March 31, 2020 and for the initial months of the year ended March 31, 2021 Eqonex had a Proprietary Trading desk. The desk traded on funds that were raised from the issuance of a one year note with an annual 15% coupon paid quarterly. The note was issued in September 2019, raising $675,000 and was prepaid in June 2020. Eqonex no longer trade on a proprietary basis.

	2021	2020	2019
	USD	USD	USD
OTC	40,181	350	3,216
Access Trading	13,951	-	-
Risk Management desk	11,179	-	-
Proprietary Trading	728	78,483	-
	66,039	78,833	3,216

Sales and Marketing

OTC: EQONEX provides OTC services through a dedicated team offering a bespoke customer service to enable the trading of Digital Assets without the requirement to use an exchange. The main source of client acquisition is from referrals, event attendance, and media exposure. The OTC team also provide a regular analysis on assets such as BTC to a broad subscriber list. The OTC desk works very closely with Digivault in order to integrate the OTC purchase or sale of Digital Assets alongside custodial services. OTC clients are located primarily in the United Kingdom, France, Germany, Switzerland, United Arab Emirates, Hong Kong, Australia, and Singapore.

Access Trading: the Eqonex Group business development team take direct ownership for Access Trading sales. Following the onboarding of the first client in July 2020, additional clients have onboarded to the platform in Singapore, USA, Brazil, Dubai and Thailand. The product is being further developed based, in part, on feedback from both current and potential clients.

Risk Management desk: this solution is solely to manage risk on the Exchange, there is no sales or marketing involved. Capital to manage risk positions is provided by Eqonex Group and supplemented by fees charged to the Exchange to manage the risk.

Competition and Pricing

The OTC landscape has evolved at pace during the last 3 years. Clients from around the world can now transact with a listed, regulated business, integrated with a highly secure custodian. Their purchases of Digital Assets also now come with the knowledge that leading technology partners have provided analysis of their purchases. This ‘know-your-coin’ approach ensures the validity of the coins being purchased and also reduces the venues for bad actors to use.

Liquidity across the leading Digital Assets has been expanded by the arrival of traditional trading partners, whose expertise has ensured that price discovery is now similar across trading venues. This enables Eqonex to differentiate by service levels, with our tailored OTC offering providing access, delivery and pricing for Digital Assets for regulated, institutional, fund and corporate treasuries, as well as high net worth individuals.

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While barriers to entry are relatively low for pure OTC trading services, Eqonex has built a trusted reputation within the marketplace, particularly when coupled with Digivault. The robust compliance, KYC and AML polices the company deploys ensure customers are comfortable to use Eqonex as their OTC partner.

Our pricing model is in line with our competitors. Clients receive a ‘white glove’ service and can usually expect to trade within a tight range of the mid-price of an asset, depending on liquidity. We also provide fast settlement times, with some assets delivered within 60 minutes of a transaction. This is ahead of the general T+1 settlement time offered by the majority of our competitors. We also allow for clients to receive delivery of Digital Assets directly into Digivault.

Access Trading: While there are various retail competitors providing similar services, Access Trading offers an institutional focused product that can also be enjoyed by retail customers. The integration of Access Trading into both FIS and Itiviti cements the product as unique in the institutional space. However, Access Trading is available without the additional PMS services as a more retail and ‘pro-tail’ orientated product.

Access Trading has the benefit of having been built based on requirements from experienced institutional traders. The product has been designed to bridge the gap between Digital Assets and traditional markets and, as such, incorporates the complete front-to-back requirements of a trading platform. In addition to back-end integration with PMS partners, Access Trading offers a full suite of algorithmic trading strategies. Access Trading’s pricing is primarily a volume-based fee model with a minimum monthly license fee. This pricing is competitive with respect to the competition and is the only fee that is charged for the full suite of services offered by Access Trading.

Government Regulation

Liquidation risk management: this operation does not fall under any direct regulatory guidance.

OTC: While the OTC business is not regulated in Hong Kong it does fall under the regulatory framework in Singapore and as such the business line is operating under the exemption to provide payment services pursuant to the Payment Services (Exemption for Specified Period) Regulation 2019. The business continues to work under the exemption offered by MAS until a decision on the license has been made.

Access Trading is a technology solution only. As such, there are no regulations governing the operations of the business and currently no jurisdictions where Access Trading would not be permitted to operate.

However, Access Trading relies on local regulation to allow institutional and retail customers to trade Digital Assets. Should the regulations change such that trading of such assets was restricted or banned this would naturally severely impact the Access Trading business model.

The Capital Markets Business

EQONEX Capital, the Capital Markets Business has and is being developed to assist issuers seeking to access global capital markets through issuing either paper or digital securities. To this end, the Capital Markets Business will advise, issue and distribute offerings of digital securities from its clients to investors. The business operates as an Appointed Representative of Starmark Investment Management Limited (“Starmark”), which is authorized and regulated by the UK Financial Conduct Authority.

Despite being in discussions with numerous potential clients the business has yet to gain traction. In prior years, the business aided clients to raise capital via the issuance of initial coin offers but has since pivoted to offer solutions for the issuance of securities. It is recognized that while the idea of raising capital via a digital issuance is appealing, the investors are not always ready to receive investment in a digital format, so EQONEX Capital allows of the issuance of securities in a traditional paper format with the option to convert into a digital representation at a later date.

Although the traction in completing mandates has been slow, we see the capital markets business as an essential part of the future structure of the Digital Asset industry.

The revenue for the Capital Markets Business for the years ended March 31, 2021, 2020 and 2019 were $10,000, $291,315 and $900,085, respectively.

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Sales and marketing

The majority of opportunities presented to the Capital Markets Business originate from referrals, primarily from employees, partners or shareholders. In addition, EQONEX Capital has been proactively building a network of partners in order to co-operate on cross border or co-led deals. These partners, to date, are in Hong Kong, Singapore and Japan. Members of the capital markets team, who also support other areas of the Eqonex Group, also actively participate in industry round-tables, panel events and webinars.

Competition and Pricing

EQONEX Capital competes with investment banks and boutique corporate finance houses as well as token issuance providers. However, EQONEX Capital has few direct competitors capable of offering advisory, structuring and issuance in the context of digital securities.

Pricing for capital markets deals are usually structured with a back-end success fee based on the capital raised for a particular project. EQONEX Capital will also aim to charge a retainer fee for its services. Fees for EQONEX Capital are comparable to the fees charged in traditional corporate finance deals. In addition to fund-raising, EQONEX Capital may also provide technology only solutions to some customers looking for digital security solutions.

Government Regulation

EQONEX Capital operates as an Approved Representative of Starmark Investments under the FCA in the UK. In addition to the UK license EQONEX Capital is also actively pursuing licenses in Dubai, Hong Kong and eventually Singapore. In jurisdictions where EQONEX Capital does not have the appropriate licenses it will cooperate with locally licensed or approved partners.

Regulation regarding digital securities is constantly evolving with a number of jurisdictions now providing a framework for issuers to operate in. We expect the regulatory landscape to continue to develop with more and more regulators finalizing their digital securities regulation. We expect this to both improve the quality of the issuers, given the regulatory oversight, as well as provide additional opportunities for EQONEX Capital to operate under such regulation.

The Asset Management Business

The Asset Management business provides Digital Asset investment solutions for institutional and professional investors. Management has been undertaken from Switzerland since the final quarter of 2020 in order to be more geographically aligned with key staff and the business operates in compliance with the regulatory framework of the OSIF. Prior to relocation, the business was managed from Hong Kong where the business continues to retain its SFC type 4 and type 9 licenses. The business opened its first fund, the Bletchley Park Multi Strategy Fund (“BPMSF”), consisting of a selection of Digital Asset hedge funds, in November 2019. The fund has generated positive returns to date and aim to ensure that the fund is exposed to a diverse range of alpha focused investment strategies utilized by various managers.

The initial strategy of BPMSF was to raise seed capital and create a live track record of returns prior to raising additional capital. The seed capital was offered an entry point with zero fees and in January 2021, BPMSF commenced raising additional capital. The fee structure for new investment varies depending on the level of investment.

Separately to BPMSF, in November 2018, Eqonex acquired 75% of Bletchley Park Asset Management Jersey Limited (“BPAMJ”) and subsequently acquired the remaining 25% in March 2020. See Note 36 to our consolidated financial statements for additional information. Prior to the year ended March 31, 2021 the underlying funds of BPAMJ had been liquidated and BLAMJ now remains dormant and will eventually be wound up.

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At March 31, 2021, BPMSF had $9.6 million assets under management.

The revenues for the three years ended March 31, 2021, 2020 and 2019 were:

	2021	2020	2019
	USD	USD	USD
BPMSF	3,674	-	-
BPAMJ	-	119,857	46,763
	3,674	119,857	46,763

Sales and Marketing

Since January 2021 (after the seed capital period), BPMSF has been promoted to qualified investors which saw the assets under management increase to $9.6 million at March 31, 2021. It is expected the group will dedicate more resources to the distribution of BPMSF and also enter into strategic distribution partnerships.

At April 1, 2021, the assets under management originated from Asia (51%), Europe (26%) and from Switzerland (23%). 90% of the clients were high net worth individuals, 5% External Asset Managers and 5% Institutions.

Competition and Pricing

Currently, to the best of our knowledge, there are only a few direct competitors to BPMSF. Most of the competition originates from single strategies single portfolio manager solutions rather than diversified fund of hedge fund.

Similar structures to BPMSF also tend to mix liquid and less liquid strategies in their offering as well as directional and non-directional strategies to a much larger extent compared to BPMSF which focuses on liquid and alpha focused strategies mainly.

We believe the direct competition to be limited, and believe that the pricing structure is competitive and attractive to investors. This is further enhanced by the reduced fee structure available for large investors.

Government Regulation

Diginex SA operates as an asset manager under the de minimis exception and operates in compliance with the regulatory framework of OSIF.

When assets under management of Diginex SA approach $100 million it is expected the company will transition into a direct asset management license with the Swiss Financial Market Supervisory Authority.

The Lending Business

Overview

Eqonex Lending will seek to enable the lending and borrowing of Digital Assets by borrowers and lenders to achieve their desired outcomes. Borrowers of Digital Assets may often seek to gain leveraged exposure to the asset class so that they may magnify returns. Leverage can also magnify losses. To enable them to borrow Digital Assets, borrowers may be required to post collateral, as well as pay various fees to Eqonex Lending. Fees could include initial set-up fees, ongoing fees and other types of fees such as fees for restructuring transactions or in the event of liquidations. Lenders of Digital Assets consent, often for a fee in the form of a yield, for their assets to be loaned and for them to be returned at a later time or if certain conditions are met. Eqonex Lending intends to act as agent in order to help match borrowers and lenders who enter into a direct transaction with each other. Alternatively, Eqonex could act as principal and directly face either borrowers or lenders or both. Eqonex may seek to charge and/or to offer different rates to borrowers and lenders, in order to profit from the difference.

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Sales and marketing

The initial phase of the lending product roll-out will be focused on the institutional market and the sales effort will therefore be embedded into Eqonex’s broader institutional sales effort. Sales discussions with our institutional clients will typically seek to identify and understand their cross-product needs and, as part of that, to understand where clients have specific borrowing or lending requirements. Marketing efforts are also tailored to the institutional client base with the main focus on developing interesting and relevant content for industry publications regarding the state of maturity of the lending market and topical themes such as the importance of robust credit risk management and the need to achieve better rate transparency. Marketing efforts also focus on attendance at and sponsorship of key institutional conferences. At this early stage of the lending product roll-out the firm has not conducted any specific advertising campaigns, instead relying on network marketing via our existing client base. The majority of lending/borrowing clients are located in major financial centers across Asia and Europe with some also located in key offshore financial centers worldwide. These include funds, market makers, asset managers, exchanges and other industry-specific clients such as cryptocurrency miners.

Competition and Pricing

The lending market has grown significantly in the last two years with the institutional lending market centered around a small number of custodial lenders and largely conducted via ‘over-the-counter’ lending transactions. This environment creates an opaque competitive landscape in which there is little rate transparency and significant divergence in lending rates across the market. The EQONEX lending product is designed to create a transparent venue for multiple lenders and borrowers to come together via an exchange-style marketplace with the intention of creating a greater degree rate transparency.

Government Regulation

Due to the relatively recent emergence of lending within the overall Digital Assets market, there has been relatively little focus from regulators to date on the regulation of lending businesses. EQONEX Lending is domiciled in the Seychelles where crypto lending activities are currently unregulated, but the business nevertheless maintains a key focus on compliance with broader global regulatory standards including anti-money laundering regulations. The lending business uses our UK-based and FCA registered custody provider Digivault for the custody of collateral assets in respect of collateralized loans. The business is currently assessing the broader regulatory environment, with the intention of creating a regulated lending platform in the coming months under an appropriate regulatory regime.

The Investment Products Business

Overview

The Investment Products Business seeks to design and distribute products whose performance will be driven by various underlying assets, particularly Digital Assets, but may include other assets such as equities or currencies, for example, as a collective basket of assets, or in relative performance to such other assets. The Investment Products Business is expected to launch in the third quarter of 2021. The types of products created will seek to appeal to investors whose needs may not be met by accessing products presently available via the Exchange Business. For example, some clients may wish to gain exposure to Digital Assets, such as bitcoin, in the format of a transferable security, such as a note, certificate or warrant. Such investors may also have a desire to access such products on specific venues of their preference, such as local stock exchanges, and via accounts of their preference, such as brokerage accounts. Furthermore, certain investors have specific risk and return objectives that might not be met in traditional linear or OTC products where investment return would usually be reflected one to one with price movements of the underlying assets. Some investors might desire to have exposure to an underlying Digital Asset with reduced risk (e.g. via capital protected notes), or to increase risk (e.g. via leverage), or to potentially generate coupons or other forms of income in relation to agreed price movements of the underlying asset.

Sales and Marketing

It is anticipated that a large component of sales will be via distributors / intermediaries like financial advisers or brokers rather than direct relationships with end investors, though that is not precluded and will be a meaningful component of the bespoke structured products business. Marketing can be broad based, depending on the type of the product and could be via websites and other electronic channels and informational outlets where appropriate to do so. The location of clients will be global, but likely to have a majority in Europe and have a large component in developed markets like Germany and Switzerland.

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Competition and Pricing

Structured products and listed exchange traded products are a large market, with equities being a common asset class. There is much less competition for crypto currency products, but still this asset class needs to compete for a share of investors allocation against more traditional asset classes. While securitized products linked to crypto currencies are in their infancy as a new asset class to many investors, competition is increasing and likely to continue to do so which will create downward pressure on margins. However, there are barriers to entry including the willingness of crypto currency businesses to embrace regulations and navigate regulations to bring products into highly regulated markets. Virtual Currencies are not naturally securitized so a barrier to entry is structuring assets in an appropriate way to enable them to trade similarly to other securitized products.

Government Regulations

As the Investment Products Business will contain products that may be classed as securities, securities regulations like the European Union’s MIFID may apply to these products in many cases. In some circumstances, such as for listed investment products, it is necessary to obtain regulatory approval from a national regulator and from the listing venue. The regulations regarding Virtual Currencies continue to evolve and this could change the suitability of the target demographic for various product types and / or change the way in which the business would need to be organised in order to deliver products and comply with evolving regulations.

Organizational Structure

The legal and commercial name of our company is Diginex Limited. We were incorporated under the laws of Singapore in 2019 under the name Diginex Innovative Limited with the sole share being held by Miles Pelham. Prior to the completion of the Business Combination, Diginex Innovative Limited changed its name to Diginex Limited and became the parent of the Eqonex Group. Prior to this the parent for the Eqonex Group was Diginex Hong Kong. In June 2021, the Company announced that it was unifying its businesses under the Eqonex brand.

Significant Subsidiaries

Below is a list of our significant subsidiaries as of March 31, 2021:

Name	Country of Incorporation	% of Equity Interest

Diginex Limited	Hong Kong	100%
Eqonex Markets Limited	Hong Kong	100%
Eqonex Capital Pte Ltd	Singapore	100%
Digivault Limited	United Kingdom	85%
Diginex SA	Switzerland	100%
Digital Markets Limited	Seychelles	100%

Property, Plants, and Equipment

The following is a list of our principal facilities as of March 31, 2021:

Location	Square Footage	Main Use	Own/Lease
35F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong*	7,582	Main center of employment for the Group.	Lease
#18-01,140 Robinson Road, Singapore 068907	1,970	Exchange support	Lease
12.2, 12th Floor, 436 – 438 Nguyen Thi Minh Khai Street, Ward 3, District 3, Ho Chi Minh City, Vietnam	1,152	IT development and support	Lease

* the lease in Hong Kong expired on 15 June 2021 and a new long term lease was taken at 1206-1209 Three Pacific Place, Wanchai, Hong Kong, with a square footage of 7,519.

Eqonex did not renew a lease in the United Kingdom during the year ended March 31, 2021 but when COVID related restrictions are lifted on a more permanent basis, Eqonex will look to secure a lease in the United Kingdom. In addition, while the office facilities are adequate for the time being, there will be a need to secure additional office space as the business grows. See Note 29 to our consolidated financial statements for additional information.

Employees

We have a current headcount of 178 with employees and contractors located in Hong Kong, Singapore, Vietnam, United Kingdom, Switzerland, France, China, Dubai, Japan, Philippines, South Korea, USA, Puerto Rico and Canada.

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MANAGEMENT

Directors and Senior Management

Name	Age	Position
Richard Byworth	45	Chief Executive Officer and Director
Paul Ewing	48	Chief Financial Officer and Director
Chi-Won Yoon	62	Chairman and Director
Theng Siew Lian Lisa	54	Director
Richard Petty	50	Director
Paul Smith	61	Director
Andrew Watkins	54	Director

Richard Byworth has served as Chief Executive Officer of Eqonex since August 2018. Mr. Byworth served as Managing Director at Nomura from April2010 to March 2018 where he ran Multistrategy Sales for Asia Pacific product globally. Over a 14-year period, he led Nomura’s Asia distribution initiative, building and maintaining the number one franchises in convertible bonds and flow derivatives. From September 2000 to December 2004, Mr. Byworth worked at Nomura in London as a proprietary trader running dispersion portfolios in equity derivatives and convertible bond risk arbitrage. From August 1999 to August 2000, Mr. Byworth worked at BNP Paribas, and has experience in providing advice to a number of Fintech start-ups. Since December 2017, Mr. Byworth has also served as a board adviser to Privatemarket.io, a secondary private equity marketplace. Mr. Byworth holds a Bachelor’s degree in French with Management from Royal Holloway, University of London.

Paul Ewing has been the Chief Financial Officer at Eqonex since August 2018. Mr. Ewing has spent more than a decade working in Asia and was the regional Chief Financial Officer at ICAP Electronic Broking (“ICAP”) from November 2006 to November 2010, as well as Chief Operating Officer for ICAP’s electronic broking division from November 2010 to December 2013. From December 2013 to August 2017, Mr. Ewing was Chief Financial Officer of APAC Broking for ICAP plc. From September 2017 to July 2018, Mr. Ewing served as the Chief Financial Officer for RKR Capital, a proprietary trading business with a focus on financial markets and Digital Assets. Mr. Ewing holds a degree from Manchester University and is a member of the Institute of Chartered Accountants of England and Wales.

Chi-Won Yoon has been the Chairman of Eqonex since August 2020. Prior to joining Eqonex, Mr. Yoon was the Executive Vice Chairman of UBS Wealth Management. In this position, Mr. Yoon was responsible for developing and enhancing long-term strategic relationships with key clients globally. He retired from UBS in 2019. Mr. Yoon also served as a President and CEO of UBS AG, Asia Pacific, and was a member of the UBS Group Executive Board from 2009 to 2015. In his capacity, he oversaw the entire firm in 13 countries around the region and was responsible for UBS’s three main divisions: Investment Banking, Wealth Management and Global Asset Management. Mr. Yoon joined UBS in 1997 and established the equity derivatives business. He then held various positions in the investment bank including Head of Equities and Head of Securities Asia Pacific. He also served as the Hong Kong Country Head. Mr. Yoon has been in financial services since 1986 when he started in equity derivatives. Prior to joining UBS, Mr. Yoon worked at Lehman Brothers in New York and Hong Kong, and before that at Merrill Lynch in New York. Before embarking on a Wall Street career, Mr. Yoon worked as an electrical engineer in satellite communications. Mr. Yoon holds a bachelor’s degree in electrical engineering from M.I.T. and a master’s degree in finance from M.I.T.’s Sloan School of Management.

Theng Siew Lian Lisa is currently the Managing Partner of CNPLaw LLP and has been in practice since 1991. She has extensive experience in corporate litigation prior to focusing her practice in the areas of Corporate M&A, Corporate Advisory and Corporate and Commercial services. She is also a Commissioner for Oaths and Notary Public appointed by the Supreme Court of the Republic of Singapore.

In the area of corporate law, she has advised both Singapore and foreign companies in major acquisitions and disposal transactions and has also advised on investment and other corporate agreements. Her major clients comprise public listed companies and multi-national corporations in Singapore and in the region. Ms. Theng has advised healthcare, electronics, technology, engineering, oil and gas, logistics, manufacturing, exhibition, publishing, food and leisure and entertainment companies and private equity and venture capitalist houses on a range of issues. These issues include restructurings, investments, joint ventures, corporate governance and compliance, and acquisitions.

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In the area of corporate advisory, Ms. Theng has advised listed companies and their audit committees and boards in relation to potential disputes, irregularities, fraud and issues involving directors and shareholders; an example, Ms. Theng has advised the audit committee of a listed company in Singapore over the fraudulent acts of its managing director and advised the board in relation to ensuring good corporate governance in the company. Her other experiences include cross-border joint ventures and mergers and acquisitions in the region.

Ms. Theng started her career with Colin Ng & Partners in 1991, and between 2000 and 2006, she was an equity partner of Chui Sim Goh & Lim. She returned to Colin Ng & Partners in July 2006 as an equity partner and became the Head of Corporate Advisory Practice Group and Head of Dispute Resolution Practice Group. Ms. Theng became joint managing partner in 2011 and managing partner in 2017. The firm changed its name to CNPLaw LLP on April 16, 2019.

Ms. Theng obtained a Degree of Bachelor of Laws from the National University of Singapore in July 1990. She is an advocate and solicitor of the Supreme Court of Singapore and has been in practice since 1991.

Richard Petty is a former member of the B20 serving on the Finance and Infrastructure taskforce. He is a former Board Member of International Federation of Accountants (“IFAC”). Mr. Petty is a past Chairman of the Australian Chamber of Commerce Hong Kong & Macau. Mr. Petty has been a key adviser on significant projects and investments in Asia, working closely with several governments and the private sector. Mr. Petty has served on the faculty of several business schools. He remains active in academia as an academic board chair and visiting professor. Mr. Petty is Chairman of the Australian International School Hong Kong and senior adviser to several firms. He has served on the boards of other companies, both publicly listed and privately held. Richard holds several degrees including a PhD. He is a Fellow of Chartered Accountants Australia and New Zealand and the Australian Institute of Company Directors.

Paul Smith was most recently President and Chief Executive Officer of CFA Institute from January 2015 to September 2019, prior to which he was its Managing Director and Head of Asia Pacific region from October 2012 to January 2015. While at CFA Institute, Mr. Smith led the organization’s global growth to a record number of candidates, members and local societies, and expanded the organization’s presence in India and China. Since January 2004, he has been the Chief Executive Officer of Warlencourt Limited. Mr. Smith also holds several external directorships at various investment funds and financial technology companies globally. He received his Master of Arts in Modern History from Merton College at Oxford University. Mr. Smith is a Fellow of the Institute of Chartered Accountants of England and Wales.

Andrew Watkins was a Partner for 20 years with PricewaterhouseCoopers (“PwC”) Hong Kong and Mainland China. During this time, he held a number of senior leadership roles. Most recently, from July 2016 to June 2019, Mr. Watkins was the Chief Technology & Disruption Officer and member of the Management Board for PwC Hong Kong and Mainland China. In this role he was responsible for driving the identification and commercialization of new digital and technology based business models - helping the firm to adopt a business strategy that was optimized for the digital age and to find ways to not only manage disruption, but lead it. From May 2012 to June 2016, Mr. Watkins served as the Chief Executive Officer of the China and Hong Kong Consulting business, was a member of the Global Consulting Leadership Team and the China/HK Advisory Leadership Team. Prior to that, from 2006, he was the Asia-Pacific Risk Assurance (“RA”) Leader and member of the Global RA leadership team, the China/HK RA Leader and a member of the China/HK Assurance Leadership Team. Mr. Watkins has more than 28 years of professional services experience and has worked with a wide range of companies and organizations in Hong Kong, China and across Asia-Pacific.

Compensation

Executive Officer and Director Compensation

For the year ended March 31, 2021, Eqonex paid its executive officers for services in all capacities an aggregate compensation of approximately $944,446. The compensation comprised of $740,636 paid in cash and $203,810 issued in equity. The executive officers did not receive performance bonuses for the year ended March 31, 2021. The executive officers also hold an aggregate of 1,960,000 share options in the Company. The share options vest in December 2021 and convert into shares of the Company on a one-to-one basis. The share options have a zero exercise price.

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The executive members of Eqonex’s board of directors did not receive any compensation in the year ended March 31, 2021 in their capacity as directors, and going forward, Eqonex does not expect to have a compensation plan for executive directors. Our non-executive directors were paid an aggregate compensation of $135,000 in the year ended March 31, 2021, of which $75,000 was paid in cash with the balance paid in equity of the Company.

Eqonex contributes to mandatory government pension schemes. Pension contributions for the year ended March 31, 2021 are included in the aggregate compensation noted above.

Post year end the Company engaged an independent remuneration expert, Mercer (Hong Kong) Limited (“Mercer”), to provide independent, analytical and evaluative advice about Eqonex’s compensation programs. Mercer reviewed the Group’s current compensation structure and delivered proposals, with the intention of maintaining Group competitiveness and retention features.

Diginex Limited 2020 Omnibus Incentive Plan (the “Incentive Plan”)

Purpose; Types of Awards.

The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with Eqonex’s objectives; (ii) to give participants an incentive for individual performance; (iii) to promote teamwork among participants; and (iv) to give Eqonex an advantage in attracting and retaining key employees, directors, and consultants. To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance based awards (including performance shares, performance units and performance bonus awards), and other share-based or cash-based awards.

Shares Subject to the Incentive Plan.

A total of 15% of the total number of the ordinary shares, issued subject to compliance with all applicable law and calculated on the basis of the total number of ordinary shares assuming all convertible securities are converted or exchanged and all rights, options or warrants to subscribe for or acquire shares are exercised and including all ordinary shares authorized for future issuance or grant under any equity incentive, share option or similar plan of Eqonex, as of the date of closing of the Business Combination, will be available for issuance under the Incentive Plan. The maximum number of shares subject to Incentive Plan awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to the director during the year in respect of his or her service as a director, may not exceed $250,000 in total value. If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated without a distribution of shares, the shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised share-settled SARs. Any substitute awards shall not reduce the shares authorized for grant under the Incentive Plan.

Administration of the Incentive Plan.

The Incentive Plan will be administered by the plan administrator, who is the Eqonex board of directors or a committee that it designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.

Participation.

Participation in the Incentive Plan will be open to employees and consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator.

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Types of Awards.

The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Incentive Plan.

Performance-Based Awards.

Eqonex may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted share units.

Performance Goals.

If the plan administrator determines that the performance-based award to an employee is subject to performance goals, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of ordinary shares; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or any other performance goals or a combination of performance goals selected by the plan administrator. Performance goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators.

Restricted Shares.

A restricted share award is an award of ordinary shares that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the restricted shares and/or receive dividends on such shares.

Restricted Share Units.

A restricted share unit is a right to receive shares or the cash equivalent of ordinary shares at a specified date in the future, subject to forfeiture of such right.

Share Options.

A share option entitles the recipient to purchase ordinary shares at a fixed exercise price. The exercise price per share will be determined by the plan administrator in the applicable award agreement in its sole discretion at the time of the grant. The maximum term of each option shall be fixed by the plan administrator, but in no event shall an option be exercisable more than (i) ten (10) years after the date such option is granted to an employee of Eqonex or its affiliates on the date of grant, or (ii) five (5) years after the date such option is granted to a person who is not an employee of Eqonex or its affiliates on the date of grant.

Share Appreciation Rights.

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of an ordinary share on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of an ordinary share on the grant date), multiplied by the number of shares subject to the SAR (as determined by the plan administrator).

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Other Share-Based Awards.

Eqonex may grant or sell to any participant unrestricted ordinary shares under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to ordinary shares.

Other Cash-Based Awards.

Eqonex may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Equitable Adjustments.

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock/share split or reverse share split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of ordinary shares covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control.

In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if Eqonex is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

Amendment and Termination.

The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan.

Board Practices

Board Composition

Eqonex’s business affairs are managed under the direction of its board of directors. Eqonex’s board of directors consists of seven members. Our external directors serve for a three-year term which began on September 30, 2020.

Director Independence

Eqonex’s board of directors consists of seven members, four of whom qualify as independent within the meaning of the independent director guidelines of Nasdaq. Richard Petty, Paul Smith, Theng Siew Lian Lisa and Andrew Watkins are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Committees of the Board of Directors

Eqonex’s board of directors has established an audit committee, a risk committee, and a nomination and compensation committee. Mr. Smith serves as the chair of the audit committee; Mr. Petty serves as the chair of the risk committee and Ms. Theng serves as the chair of the nomination and compensation committee. Members will serve on these committees until their resignation or until otherwise determined by Eqonex’s board of directors.

Audit Committee

Eqonex’s board of directors has established an audit committee, a risk committee, and a nomination and compensation committee. Mr. Smith serves as the chair of the audit committee; Mr. Petty serves as the chair of the risk committee and Ms. Theng serves as the chair of the nomination and compensation committee. Members will serve on these committees until their resignation or until otherwise determined by Eqonex’s board of directors.

Audit Committee

The Company’s audit committee oversees Eqonex’s corporate accounting and financial reporting process. Among other matters, the audit committee:

●	appoints Eqonex’s independent registered public accounting firm;

●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

●	determines the engagement of the independent registered public accounting firm;

●	reviews and approves the scope of the annual audit and the audit fee;

●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of the Eqonex’s interim financial statements;

●	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

●	monitors the rotation of partners of the independent registered public accounting firm on Eqonex’s engagement team in accordance with requirements established by the SEC;

●	is responsible for reviewing Eqonex’s financial statements and the Company’s management’s discussion and analysis of financial condition and results of operations to be included in the Company’s annual and interim reports to be filed with the SEC;

●	reviews the Company’s critical accounting policies and estimates; and

●	reviews the audit committee charter and the committee’s performance at least annually.

The chair of the audit committee is Paul Smith. Richard Petty and Theng Siew Lian Lisa are also members of the audit committee. Eqonex believe that both Paul Smith and Richard Petty qualify as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Eqonex’s board of directors has adopted a written charter for the audit committee.

Risk Committee

The Company’s risk committee oversees Eqonex’s risk framework. Among other matters, the risk committee:

●	oversees the development and maintenance of the risk management framework, including the risk management policies, risk appetite and risk strategy;

●	ensures adequate processes and systems for identifying, reporting and mitigating all relevant risk exposures, including regulatory, commercial, financial and operational risks;

●	reviews key risk reports and risk registers and provides oversight of the key risks Eqonex is exposed to; and

●	reviews reports on any material breaches of risk limits and adequacy of actions being taken, and where necessary, institute and oversee special investigations.

The chair of the risk committee is Richard Petty. Paul Smith and Andrew Watkins are also members of the risk committee. Eqonex’s board of directors has adopted a written charter for the risk committee.

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Nomination and Compensation Committee

Eqonex’s nomination and compensation committee will review and recommend policies relating to compensation and benefits of Eqonex’s officers and employees. Among other matters, the nomination and compensation committee will:

●	assist the board in overseeing Eqonex’s employee compensation policies and practices, including approving the compensation of the CEO and other executive officers and reviewing and approving incentive and equity compensation policies and programs;

●	produce the annual report of the committee required by the rules of the SEC; and

●	consider and make recommendations relating to the selection and qualification of directors and candidates nominated to serve as directors.

The chair of the Company’s nomination and compensation committee is Theng Siew Lian Lisa. Paul Smith and Andrew Watkins are also members of the compensation committee. Eqonex’s board of directors has adopted a written charter for the nomination and compensation committee.

Foreign Private Issuer Status

As a foreign private issuer, Diginex is exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Diginex is not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and is not required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. Diginex is permitted to follow corporate governance practices in accordance with Singapore law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, Diginex’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Constitution in its entirety for a complete description of the rights and preferences of our securities.

General

We are a Singapore corporation, and our affairs are governed by our amended and restated Constitution and the laws of Singapore, and subject to the provisions of the Singapore Code (defined below). Our share capital currently comprises ordinary shares, with no par value per share.

As of the date of this prospectus, we had (i) 39,047,754 ordinary shares issued and outstanding (there was one share issued on incorporation of the Company that has not been registered for resale), (ii) no preference shares issued and outstanding, (iii) 2,571,669 outstanding warrants relating to the Private Placement, and (iv) 5,600,000 options outstanding to acquire 5,600,000 ordinary shares.

Ordinary Shares

Holders of ordinary shares are entitled to receive dividends when and if declared by ordinary resolution by the Company out of the profits of the Company. Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded or on the declaration of the result of the show of hands or ballot (as applicable). If voting is by a show of hands, every holder of ordinary shares who is entitled to vote and who is present in person or by proxy at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by him or which he represents.

Upon our winding up, liquidation and dissolution and after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one (1) kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one (1) or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.

The rights, powers and privileges of holders of our ordinary shares are subject to those of holders of any shares of our preferred shares or any other series or class of shares we may authorize and issue in the future.

There are no provisions in the Constitution that discriminate against any existing or prospective holder of our ordinary shares as a result of such shareholder owning a substantial number of shares.

Preferred Shares

Our Constitution provides that preferred shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Public Warrants

On February 24, 2021, the Company issued a notice of redemption for all of its outstanding public warrants to purchase shares of the Company’s ordinary shares that were issued under the Warrant Agreement, dated March 27, 2019, by and between 8i and VStock Transfer, LLC, as warrant agent, and supplemented by the Supplemental Warrant Agreement, dated September 30, 2020, by and between the Company and VStock Transfer, LLC, as part of the units sold in 8i’s initial public offering and also issued to holders of certain 8i promissory notes converted into warrants in connection with the Company’s Business Combination, each for a redemption price of $0.01 per public warrant. The notice of redemption fixed the redemption date for the public warrants at 5:00 p.m. New York City time on March 26, 2021 (the “Redemption Date”).

Pursuant to Section 6.1 of the Supplemental Warrant Agreement, the Company had the right to redeem all of the outstanding public warrants if the last sales price of the ordinary shares equaled or exceeded $16.50 per share on each of 20 trading days within any 30-day trading period ending on the third business day prior to the date on which a notice of redemption was given. The last sales price of the ordinary shares was at least $16.50 per share on each of 20 trading days within the 30 day trading period ending on February 19, 2021 (which was three business days prior to the date of the redemption notice).

Each public warrant entitled the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $5.75 per warrant (i.e. $11.50 per full share). The rights of the public warrant holders to exercise their public warrants terminated following 5:00 p.m. New York City time on the Redemption Date.

As a result of the redemption of the outstanding public warrants, the public warrants ceased to be quoted on the Nasdaq stock market, effective at the close of trading on the Redemption Date.

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Private Placement Warrants

On January 15, 2021, we completed a private placement offering with select institutional investors for the purchase of an aggregate of 2,571,669 ordinary shares and we issued private placement warrants to purchase up to 2,571,669 ordinary shares, at an exercise price equal to $18.75 per share (the “private placement warrant shares”). The private placement warrants may be exercised on the date of issuance and through the 3-year anniversary of the date of issuance. The private placement warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the resale of the private placement warrant shares and may not be exercised to the extent that the holder thereof would, following such exercise or conversion, beneficially own more than 4.99% (or such other percent as designated by each holder not to exceed 9.99%) of our outstanding ordinary shares. The private placement warrants contain customary provisions that adjust the exercise price and the number of private placement warrant shares in the event of a corporate transaction.

The private placement warrants are subject to a mandatory call option. This provisions permits us, subject to certain limitations, to cancel any or all unexercised warrants for consideration equal to $0.01 per private placement warrant share at any time following (a) the date that is 12 month anniversary of the issuance date, (b) the ordinary shares achieve a volume weighted average market price for 20 consecutive trading days (the “Measurement Period”) exceeding 300% of the exercise price, and (c) the average daily dollar volume of during such Measurement Period exceeds $10 million per trading day.

Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is VStock Transfer LLC. We have agreed to indemnify VStock Transfer LLC in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

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Certain Differences in Corporate Law

The Company is governed by Singapore law and its stockholders and their rights will be governed by Singapore law and the Constitution. Set forth below is a summary of the material differences between provisions of Singapore law that are applicable to the Company and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements

There are no provisions under the Singapore Companies Act which provide any member of a company any entitlement to payment of the fair value of his or her shares upon dissenting from any of the following: (1) a merger, (2) a consolidation, (3) any sale, transfer, lease, exchange, or other disposition of more than 50% of the assets or business of the Company, (4) a redemption of the issued shares of the Company, or (5) an arrangement permitted by a court.

Shareholders’ Suits

Under Singapore law, only registered shareholders reflected in the register of members are recognized under Singapore law as shareholders of a company. As a result, only registered shareholders have legal standing to institute shareholder actions or otherwise seek to enforce their rights as shareholders. Holders of book-entry or dematerialized interests in the Company’s shares will be required to exchange their book-entry or dematerialized interests for certificated shares and to be registered as shareholders in the register of members in order to institute or enforce any legal proceedings or claims against the Company, the directors or officers relating to shareholder rights. A holder of book-entry or dematerialized interests may become a registered shareholder of the Company by exchanging its interest in the shares for certificated shares and being registered in the register of members.

A shareholder may apply to the court for an order under the Singapore Companies Act to remedy situations where (i) the company’s affairs are being conducted or the powers of the company’s directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders or holders of debentures of the company, including the applicant; or (ii) the company has done an act, or threatens to do an act, or the shareholders or holders of debentures have passed or proposed some resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the company’s shareholders or holders of debentures, including the applicant.

Singapore courts have wide discretion as to the relief they may grant under such application, including, inter alia, directing or prohibiting any act or cancelling or varying any transaction or resolution, providing that the company be wound up, or authorizing civil proceedings to be brought in the name of or on behalf of the company by such person or persons and on such terms as the court directs.

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the Company. Applications are generally made by shareholders, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares). It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of a company or intervene in an action or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company.

Enforcement of Civil Liabilities

Singapore has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Singapore companies may not have standing to sue before the Federal courts of the United States. For a discussion of the key differences in U.S. and Singapore law on the enforcement of civil liabilities, please see “Enforcement of Civil Liabilities” below.

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Certain Anti-Takeover Provisions in our Charter

The Singapore Code on Takeovers and Mergers (the “Singapore Code”), issued pursuant to Section 321 of the Singapore Securities and Futures Act, regulates the acquisition of ordinary shares of, inter alia, listed public companies and contains certain provisions that may delay, deter or prevent a future takeover or change of control of the Company. Any person acquiring an interest, either on his own or together with parties acting in concert with him or her, in 30% or more of the voting shares in the Company must, except with the prior consent of the Singapore Securities Industry Council (the “SIC”), extend a takeover offer for the remaining voting shares in the Company in accordance with the provisions of the Singapore Code. Likewise, any person holding not less than 30% but not more than 50% of the voting shares in the Company, either on his own or together with parties acting in concert with him or her, must, except with the prior consent of the SIC, make a takeover offer in accordance with the provisions of the Singapore Code if that person together with parties acting in concert with him or her acquires additional voting shares in excess of one percent of the total number of voting shares in any six-month period. Therefore, any investor seeking to acquire a significant stake in the Company may be deterred from doing so if, as a result, such investor would be required to conduct a takeover offer for all of the Company’s voting shares.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of ordinary shares then issued and outstanding; or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, upon the consummation of the Business Combination, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

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Registration Rights

In connection with the initial public offering, 8i entered into a registration rights agreement with 8i Holdings Ltd. (the “8i Holdings”) and 8i Enterprises Pte. Ltd. (the “8i Registration Rights Agreement”) for the registration for resale under the Securities Act of insider shares, private units, and securities issuable upon conversion of notes issued by 8i (the “8i Registrable Securities”). The holders of a majority of (i) the 8i Registrable Securities are entitled to make up to two demands that 8i register the 8i Registrable Securities and have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination, (ii) the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the insider shares are to be released from escrow, and (iii) the private units and securities issuable upon conversion of the 8i notes can elect to exercise registration rights at any time after 8i consummates a business combination (the “Insider Rights”).

As a condition to the consummation of the Business Combination, 8i, 8i Holdings, Ltd., and the Company agreed to amend and restate the 8i Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) to include certain rights relating to the registration of (i) the 25,000,000 ordinary shares of the Company issued to Diginex Hong Kong shareholders who are not affiliates of Diginex Hong Kong or the Company, (ii) all other securities of the Company (including derivatives thereof, such as options and warrants) held by the Company’s officers, directors, nominees, and direct and indirect parents, control person, affiliates, and associates immediately after the Business Combination, and (iii) 1,841,262 ordinary shares of the Company issuable to certain service providers in connection with the closing of the Business Combination (the “Additional Registrable Securities”). Under the terms of the Amended and Restated Registration Rights Agreement, the Company was obligated to file a registration statement for the resale of the 8i Registrable Securities within seven trading days after the consummation of the Business Combination and to have such registration statement declared effective within sixty days after the consummation of the Business Combination. The Amended and Restated Registration Rights Agreement includes the Insider Rights, and also provides that the holders of a majority of the Additional Registrable Securities can, at any time after the consummation of the Business Combination, make up to two demands that the Company register the Additional Registrable Securities. In addition, the holders of the Additional Registrable Securities have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The Company will bear the expenses incurred in connection with filing of any such registration statements. Pursuant to the Amended and Restated Registration Rights Agreement, the Company registered the Additional Registrable Securities in a Registration Statement on Form F-1 filed with the SEC on January 29, 2021 and declared effective by the SEC on February 9, 2021 (the “January 2021 Shelf Registration Statement”).

In connection with the Private Placement, the Company entered into the Registration Rights Agreement with the Private Placement investors pursuant to which the Company agreed to register for resale the issued ordinary shares and ordinary shares to be issued upon exercise of the warrants. Pursuant to the Registration Rights Agreement, the Company registered for resale the ordinary shares issued in the Private Placement and the ordinary shares to be issued upon exercise of the warrants issued in the Private Placement in the January 2021 Shelf Registration Statement.

Listing of Securities

The Company’s ordinary shares are listed on Nasdaq under the symbol “EQOS”.

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PRINCIPAL AND SELLING SECURITYHOLDERS

Major Shareholders

The following table sets forth information regarding the beneficial ownership based on 39,047,754 of our ordinary shares outstanding as of June 22, 2021, based on information obtained from the persons named below, with respect to the beneficial ownership of our shares by:

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares	%
Executive Officers and Directors
Chi-Won Yoon	1,969,101	5.04%
Richard Byworth(2)	558,800	1.443%
Caerula Holdings Limited(2)	478,925	1.23%
Paul Ewing	48,140	*
Richard Petty(3)	108,557	*
Ever Wise Ventures Limited(3)	106,792	*
Paul Smith	60,919	*
Theng Siew Lian Lisa	31,334	*
Andrew Watkins	1,765	*
All Directors and Executive Officers as a Group (Seven Individuals)	2,778,616	7.142%
Five Percent Holders:
DHC Investments Limited(4)	2,297,623	5.88%

*Less than one percent.

(1)	Unless otherwise noted, the business address of each of the individuals is c/o Diginex Limited, 1 Robinson Road, #18-00, AIA Tower, Singapore (048542).
(2)	Caerula Holdings Limited, an Anguilla limited liability company, is wholly-owned and managed by Richard Byworth, who has voting and dispositive control over the Eqonex ordinary shares held by Caerula Holdings Limited. The business address of Caerula Holdings Limited is Heritage Suite, The Valley, Al-2640, Anguilla, British West Indies.
(3)	Ever Wise Ventures Limited, a Seychelles limited liability company, is wholly-owned and managed by Richard Petty, who has voting and dispositive control over the Eqonex ordinary shares held by Ever Wise Ventures Limited. The business address of Ever Wise Ventures Limited is Vistra Corporate Services Center Suite 23, 1st floor Eden Plaza, Eden Island Mage Republic of Seychelles.
(4)	DHC Investments Limited, a Hong Kong limited liability company, is 50% owned by Paul Yang and 50% owned by Connie Wei, who have shared voting and dispositive power with respect to the Eqonex ordinary shares. Each of Paul Yang and Connie Wei disclaim beneficial ownership of such Eqonex ordinary shares except to the extent of their respective pecuniary interests therein. The business address of DHC Investments Limited is Suite 2006, 20th Floor, 340 Queen’s Road Central, Hong Kong.

Certain Relationships and Related Party Transactions

Solutions Business Sale

On May 15, 2020, Diginex HK, together with Diginex Solutions Limited, sold the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name, to a related party, Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex HK. The consideration of $6,000,000 was netted against the shareholder loan with Pelham Limited, also an entity controlled by Miles Pelham. In addition, Diginex HK agreed to fund the business for six months post the sale at a 25% discount to the projected costs. The assets and liabilities of Diginex Solutions (HK) Limited and Diginex USA LLC have not been disclosed as available for sale as they are deemed immaterial.

Pelham Limited Credit Facility

As of September 9, 2020, there is no outstanding balance on the credit facility offered by Pelham Limited. The facility has been repaid by a combination of (i) sale of the Solutions Business with consideration being a reduction in debt; (ii) cash repayments; (iii) investment into the convertible bond, and (iv) investment into equity in Diginex Hong Kong.

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Convertible Bonds

On May 29, 2020, 8i raised $25 million in Convertible Bonds. The Convertible Bonds mature after 24 months, bear a 10% coupon and converted into ordinary shares into equity upon the Company becoming publicly listed. The participants in the offering of Convertible Bonds included certain holders of more than 5% of the Company’s capital stock and certain directors or their respective affiliates. The following table sets forth the Convertible Bonds issued to these related parties:

Stockholder	Principal Amount of Bonds
Chi-Won Yoon	$1,000,000
Richard Byworth	$200,000
David Roy Byworth (1)	$50,000
Paul Ewing	$50,000
Ever Wise Ventures Limited	$500,000
Lisa Siew Lian Theng	$150,000
Paul Smith	$30,000

(1) David Roy Byworth is the father of Richard Byworth.

Selling Securityholders

This prospectus relates to the possible resale by the Selling Securityholders of up to 94,487 ordinary shares.

The Selling Securityholders may from time to time offer and sell any or all of the Registrable Securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering ordinary shares for resale to the public and the aggregate amount that the Selling Securityholders may offer pursuant to this prospectus. In calculating percentages of ordinary shares owned by a particular holder, we treated as outstanding the number of ordinary shares issuable upon exercise of that particular holder’s warrants, if any, and did not assume exercise of any other holder’s warrants. The ordinary shares are subject to transfer restrictions, as described herein.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Registrable Securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Registrable Securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We have based percentage ownership of our ordinary shares prior to this offering on 39,047,754 ordinary shares issued and outstanding as of June 22, 2021.

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	Ordinary Shares Beneficially Owned		Ordinary Shares Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Hereby	Shares	Percentage
Selling Shareholders:
Executive Officers and Directors
Paul Henry Smith (1)	60,919	<1%	1,765	59,154	<1%
Richard Petty (2)	108,557	<1%	1,765	106,792	<1%
Ever Wise Ventures Limited (3)	106,792	<1%	-	-	<1%
Theng Siew Lian Lisa (4)	31,334	<1%	1,765	29,569	<1%
Andrew Watkins (5)	1,765	<1%	1,765	-	<1%
Chi-Won Yoon (6)	1,969,101	5.04%	13,193	1,955,908	5.01%

All Directors and Executive Officers as a Group	2,171,676	5.56%	20,253	2,151,423	5.51%

Other Shareholders
OGroup LLC (7)	37,059	<1%	37,059	-	<1%
Robert Cooper (8)	3,177	<1%	3,177	-	<1%
Srax, Inc (9)	44,677	<1%	26,643	18,034	<1%
GSR Markets Limited (10)	7,355	<1%	7,355	-	<1%

(1)	Paul Henry Smith beneficially owns 60,919 shares. Mr. Smith is a member of the Company’s Board of Directors and maintains his principal residence at Flat 5A Wyndham Mansion, 30-32 Wyndham Street, Central, Hong Kong. Shares are being issued to Mr. Smith pursuant to his contract to serve as a non-executive director of the Company.
(2)	Richard Petty beneficially owns 108,557 shares. Mr. Petty is a member of the Company’s Board of Directors and maintains his principal residence at 9D, Tower 2, Hillsborough Court, Old Peak Road, Hong Kong. Shares are being issued to Mr. Petty pursuant to his contract to serve as a non-executive director of the Company.
(3)	Ever Wise Ventures Limited, a Seychelles limited liability company, is wholly-owned and managed by Richard Petty, who has voting and dispositive control over the Eqonexordinary shares held by Ever Wise Ventures Limited. The business address of Ever Wise Ventures Limited is Vistra Corporate Services Center Suite 23, 1st floor Eden Plaza, Eden Island Mage Republic of Seychelles.
(4)	Theng Siew Lian Lisa beneficially owns 31,334 shares. Ms. Theng is a member of the Company’s Board of Directors and maintains her principal residence at 17A King Albert Park, Singapore. Shares are being issued to Theng Siew Lian Lisa pursuant to her contract to serve as a non-executive director of the Company.
(5)	Andrew Watkins beneficially owns 1,765 shares. Andrew Watkins is a member of the Company’s Board of Directors. His principal residence is 17A Downleaze, Stoke Bishop, Bristol, United Kingdom. Shares are being issued to Mr. Watkins pursuant to his contract to serve as a non-executive director of the Company.
(6)	Chi-Won Yoon beneficially owns 1,969,101 shares. Chi-Won Yoon is the Company’s Chairman and serves as a member of its Board of Directors. His principal residence is 19A Shouson Hill Road, Shouson Hill, Hong Kong. Shares are being issued to Chi-Won Yoon as compensation pursuant to his employment contract with the Company.
(7)	OGroup LLC, a Delaware limited liability company, is wholly-owned and managed by Maja Vujinovic, who has voting and dispositive control over the Eqonex ordinary shares held by OGroup LLC. The business address of OGroup LLC is 251 Little Falls Drive, Wilmington DE 19806 USA. Shares are being issued to OGroup LLC pursuant to services agreement with the Company.
(8)	Robert Cooper beneficially owns 3,177 shares. His principal residence is 10 Park Farm, Northmoor, United Kingdom. Shares are being issued to Robert Cooper pursuant to his employment with Digivault Limited.
(9)	Srax, Inc., a Delaware corporation has a business address of 2629 Townsgare Rd, Suite 215, Westlake Village, CA, 912361, USA. Shares are being issued to Srax, Inc. pursuant to services agreement with the Company.
(10)	GSR Markets Limited, a limited company incorporated in Hong Kong, has a registered address of Suite 5508, 55th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong. Shares are being issued to GSR Markets Limited pursuant to a market making services agreement with the Company.

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PLAN OF DISTRIBUTION

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) the time that all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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TAXATION

U.S. Federal Income Tax Considerations

The following summary describes certain U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of our ordinary shares. This summary deals only with our ordinary shares held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). This summary also does not address the tax consequences that may be relevant to holders in special tax situations including, without limitation, dealers in securities, traders that elect to use a mark-to-market method of accounting, holders that own our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, banks or other financial institutions, individual retirement accounts and other tax-deferred accounts, insurance companies, tax-exempt organizations, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders subject to the alternative minimum tax or the Medicare tax on net investment income, holders that acquired our ordinary shares in a compensatory transaction, or holders that actually or constructively own 10% or more of the total voting power or value of our ordinary shares.

This summary is based upon the Internal Revenue Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling will be requested from the Internal Revenue Service (the “IRS”) regarding the tax consequences of the initial listing, and there can be no assurance that the IRS will agree with the discussion set out below. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as the estate and gift tax).

As used herein, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual that is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Internal Revenue Code Section 7701(a)(30), or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or other arrangement treated as a partnership for U.S. federal income tax purposes acquires our ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership considering an investment in our ordinary shares should consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, owning, and disposing of our ordinary shares.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Dividends

Subject to the discussion below under “—Passive Foreign Investment Company,” the amount of dividends paid to a U.S. Holder with respect to our ordinary shares generally will be included in the U.S. Holder’s gross income as ordinary income from foreign sources to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our ordinary shares and thereafter as capital gain. However, we do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Foreign withholding tax (if any) paid on dividends on our ordinary shares at the rate applicable to a U.S. Holder (taking into account any applicable income tax treaty) will, subject to limitations and conditions, be treated as foreign income tax eligible for credit against such holder’s U.S. federal income tax liability or, at such holder’s election, eligible for deduction in computing such holder’s U.S. federal taxable income. Dividends paid on our ordinary shares generally will constitute “passive category income” for purposes of the foreign tax credit. The rules governing the treatment of foreign taxes imposed on a U.S. Holder and foreign tax credits are complex, and U.S. Holders should consult their tax advisors about the impact of these rules in their particular situations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. “Qualified foreign corporation” generally includes a foreign corporation (other than a foreign corporation that is a PFIC (as defined below) with respect to the relevant U.S. Holder for the taxable year in which the dividends are paid or for the preceding taxable year) whose ordinary shares are readily tradable on an established securities market in the United States. Our ordinary shares are readily tradable on Nasdaq Stock Market, an established securities market. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances. The dividends will not be eligible for the dividends received deduction available to corporations in respect of dividends received from other U.S. corporations.

If we are treated as a PFIC for any taxable year during a U.S. Holder’s holding period, the tax consequences relating to the receipt of dividends would be materially different. See discussions below under “ – Passive Foreign Investment Company.”

Disposition of Our Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale or other taxable disposition of our ordinary shares equal to the difference, if any, between the amount realized and the U.S. Holder’s adjusted tax basis in shares. In general, capital gains recognized by a non-corporate U.S. Holder, including an individual, are subject to a lower rate under current law if such U.S. Holder held shares for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for purposes of the foreign tax credit. A U.S. Holder’s initial tax basis in shares generally will equal the cost of such shares.

If we are treated as a PFIC for any taxable year during a U.S. Holder’s holding period, the tax consequences of the sale or other taxable disposition of our ordinary shares would be materially different. See discussions below under “ – Passive Foreign Investment Company.”

Passive Foreign Investment Company

In general, a non-U.S. corporation will be classified as a PFIC for any taxable year if at least (i) 75% of its gross income is classified as “passive income,” or (ii) 50% of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For these purposes, cash is considered a passive asset. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it holds a 25% or greater interest. The determination of whether we are a PFIC is made annually based on the total income for the year and the value of the assets throughout the year. The amount of “passive income” relative to the amount of other income that we will earn for our 2021 taxable year and future years is difficult to estimate. Moreover, the value of our assets for purposes of the PFIC determination generally will be determined by reference to the public price of our ordinary shares, which may fluctuate significantly. Therefore, there is no assurance that we would not be classified as a PFIC for our 2021 taxable year or in the future due to, for example, changes in the composition of our assets or income, as well as changes in our market capitalization.

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If we are a PFIC in any taxable year during which a U.S. Holder owns ordinary shares, such U.S. Holder could be liable for additional taxes and interest charges upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other taxable disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. In these circumstances, the tax will be determined by allocating such distribution or gain ratably over the U.S. Holder’s holding period for the ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates that apply to ordinary income and are in effect for individuals or corporations, as applicable, for each such taxable year, and an interest charge, generally determined based on the rate applicable to underpayments of income tax, will be added to the tax. If we are a PFIC for any year during which a U.S. Holder holds the ordinary shares, we must generally continue to be treated as a PFIC by that U.S. Holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. Holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently again become a PFIC.

 If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by the lower-tier PFIC and a disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or disposition. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

The tax consequences that would apply if we were a PFIC would be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. Holder for the ordinary shares held by such U.S. Holder. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of the ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted in prior years as a result of the mark-to-market election. The U.S. Holder’s tax basis in the ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other taxable disposition of the ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a prior taxable year, we cease to be classified as a PFIC, the U.S. Holder that has made a valid mark-to- market election would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only if the ordinary shares are “marketable stock.” Generally, the ordinary shares will be considered marketable stock if they are “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. For these purposes, the Nasdaq Stock Market is a qualified exchange, and the ordinary shares generally will be considered regularly traded during any calendar year during which the ordinary shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC, unless the ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. Such election will not apply to any subsidiary that we own. Accordingly, a U.S. Holder may continue to be subject to the PFIC rules with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares, and it is possible that any mark-to-market election will be of limited benefit.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. Holder were able to make a valid “qualified electing fund,” or QEF, election. As we do not expect to provide U.S. Holders with the information required in order to permit a QEF election, prospective investors should assume that a QEF election will not be available.

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Each U.S. Holder who holds ordinary shares during any year in which we are treated as a PFIC must file an annual information report on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors should consult their tax advisors with respect to the impact of these rules on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ordinary shares.

Information Reporting and Backup Withholding

Dividend payments and proceeds paid from the sale or other taxable disposition of ordinary shares may be subject to information reporting to the IRS. In addition, a U.S. Holder (other than exempt holders who establish their exempt status if required) may be subject to backup withholding on cash payments received in connection with dividend payments and proceeds from the sale or other taxable disposition of our ordinary shares made within the United States or through certain U.S.-related financial intermediaries.

Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number, makes other required certification and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts. The ordinary shares are expected to constitute foreign financial assets subject to these requirements unless the ordinary shares are held in an account at certain financial institutions. Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the application of these reporting requirements.

Singapore Tax Considerations

The following is a discussion on certain Singapore income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Singapore laws. You should consult your tax advisers concerning the overall tax consequences of acquiring, owning or selling the ordinary shares of the Company.

Dividends or Other Distributions with Respect to Ordinary Shares

Under the one-tier corporate tax system which currently applies to all Singapore tax resident companies, tax on corporate profits is final, and dividends paid by a Singapore tax resident company will be income tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Capital Gains upon Distribution of Ordinary Shares

Under current Singapore tax laws, there is no tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of the Company’s ordinary shares may be construed to be of an income nature and subject to Singapore income tax, if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore. However, under Singapore tax laws, any gains derived by a divesting company from its disposal of ordinary shares in an investee company between June 1, 2012 and May 31, 2022 are generally not taxable if immediately prior to the date of the relevant disposal, the investing company has held at least 20% of the ordinary shares in the investee company for a period of at least 24 months.

87

Goods and Services Tax

The issue or transfer of ownership of the Company’s ordinary shares should be exempt from Singapore Goods and Services Tax. Hence, the holders would not incur any Goods and Services Tax on the subscription or subsequent transfer of the shares.

Stamp Duty

If the Company’s ordinary shares evidenced in certificated forms are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for or market value of the Company’s ordinary shares, whichever is higher. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is payable on the acquisition of the Company’s ordinary shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore. The stamp duty is borne by the purchaser unless there is an agreement to the contrary.

On the basis that any transfer instrument in respect of the Company’s shares traded on Nasdaq are executed outside Singapore through the Company’s transfer agent/transfer secretary and share registrar in the United States for registration in the Company’s branch registers of members maintained in the United States (without any transfer instrument being received in Singapore), no stamp duty should be payable in Singapore on such transfers.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

88

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of our ordinary shares by our selling shareholders. With the exception of the SEC registration fee, all amounts are estimates.

USD
SEC registration fee	$63.09
Legal fees and expenses	125,000.00
Accounting fees and expenses	5,125.00
Printing expenses	1,000.00
Miscellaneous expenses	600.00
Total	131,788.09

LEGAL MATTERS

The validity of the ordinary shares, as well as matters relating to Singapore law, have been passed upon for us by Shook Lin & Bok LLP.

EXPERTS

The financial statements of Diginex Limited as of March 31, 2021, 2020 and 2019, and for the years then ended, included in this registration statement have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon and included in this registration statement, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is incorporated in Singapore under the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”). All current directors reside outside the United States and a substantial portion of its assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or to enforce against it in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be enforced by commencing an action in the courts of Singapore for the amount due under the judgment.

Civil liability provisions of the federal and state securities laws of the United States permit the award of punitive damages against the Company, its directors and officers. Singapore courts would not recognize or enforce judgments against the Company, its directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities laws of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. In particular, Singapore courts do generally not award punitive damages for breaches of contract. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is procured by fraud, its enforcement would be contrary to public policy, or the proceedings in which the judgment was obtained were opposed to natural justice.

89

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and our other materials.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our corporate website is https://group.eqonex.com. The information contained on our website is not a part of this prospectus.

90

INDEX TO FINANCIAL STATEMENTS

DIGINEX LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

31 March 2021, 2020 AND 2019

91

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Diginex Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Diginex Limited (the “Company”) as of March 31, 2021 and 2020, and the related consolidated statements of profit or loss, comprehensive loss, changes in equity, and cash flows for the years ended March 31, 2021, 2020 and 2019, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of their operations and their cash flows for the years ended March 31, 2021, 2020 and 2019 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the generally accepted auditing standards established by the Auditing Standards Boards (United States) and in accordance with the auditing standards of PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2019.

New York, New York

June 29, 2021

F-1

DIGINEX LIMITED

CONSOLIDATED STATEMENT OF PROFIT OR LOSS

For the years ended 31 March 2021, 2020 and 2019

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD

CONTINUING OPERATIONS
Revenue	3	287,468	494,622	950,064
		287,468	494,622	950,064
General and administrative expenses	4	(64,916,121)	(42,984,644)	(18,885,901)
OPERATING LOSS		(64,628,653)	(42,490,022)	(17,935,837)

Other losses and expenses, net	6	(64,432,715)	(1,699,067)	(2,872,909)
Impairment reversal (losses) on financial assets	7	21,071	(11,237,660)	(5,589,772)
Impairment of goodwill	17	-	-	(457,818)
Finance costs, net	8	(2,271,445)	(1,851,527)	(1,139,211)
Share of loss of an associate	9	-	-	(12,270,686)
LOSS BEFORE TAX		(131,311,742)	(57,278,276)	(40,266,233)
Income tax credit	10	478,078	-	-
LOSS FROM CONTINUING OPERATIONS		(130,833,664)	(57,278,276)	(40,266,233)
DISCONTINUED OPERATIONS
Profit (loss) from discontinued operations (attributable to the ordinary equity holders of the Company)	37	4,956,408	(857,554)	56,986,946

(LOSS) PROFIT FOR THE YEAR		(125,877,256)	(58,135,830)	16,720,713
(Loss) Profit attributable to:
Owners of the Company		(125,334,915)	(57,716,069)	16,810,157
Non-controlling interests		(542,341)	(419,761)	(89,444)
		(125,877,256)	(58,135,830)	16,720,713
LOSS PER SHARE FOR LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic loss per share	11	$(4.97)	$(3.80)	$(2.90)

EARNINGS (LOSS) PER SHARE FOR PROFIT (LOSS) FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings (loss) per share	11	$0.19	$(0.06)	$4.11

(LOSS) EARNINGS PER SHARE FOR (LOSS) PROFIT ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	11	$(4.78)	$(3.86)	$1.21

The above consolidated statement of profit or loss should be read in conjunction with the accompanying notes.

F-2

DIGINEX LIMITED

CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

For the years ended 31 March 2021, 2020 and 2019

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD

(LOSS) PROFIT FOR THE YEAR		(125,877,256)	(58,135,830)	16,720,713

OTHER COMPREHENSIVE (LOSS) INCOME
Exchange (loss) gain on translation of foreign operations		(525,878)	22,903	6,296
Digital assets revaluation gain	22	429,789	-	-
TOTAL COMPREHENSIVE (LOSS) INCOME FOR THE YEAR		(125,973,345)	(58,112,927)	16,727,009
Total comprehensive (loss) income attributable to:
Owners of the Company		(125,431,004)	(57,693,166)	16,816,453
Non-controlling interests		(542,341)	(419,761)	(89,444)
		(125,973,345)	(58,112,927)	16,727,009
Total comprehensive (loss) income attributable to Owners of the Company arising from:
Continuing operations		(130,387,412)	(56,835,612)	(40,170,493)
Discontinued operations		4,956,408	(857,554)	56,986,946
		(125,431,004)	(57,693,166)	16,816,453

The above consolidated statement of comprehensive (loss) income should be read in conjunction with the accompanying notes.

F-3

DIGINEX LIMITED

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

At 31 March 2021 and 2020

		At 31 March 2021	At 31 March 2020
	Notes	USD	USD
ASSETS
Intangible assets, net	12	14,845,896	10,669,116
Property, plant and equipment, net	13	473,512	1,219,721
Right-of-use assets, net	14	906,474	2,879,032
Financial assets at fair value through profit or loss	16	304,053	449,011
Prepayment, deposits and other receivables, non-current	18	152,988	1,246,947
Non-current assets		16,682,923	16,463,827
Trade receivables	18	12,604	72,652
Prepayment, deposits and other receivables	18	3,256,771	1,808,179
Amount due from an associate	19	-	977,421
Amounts due from related companies	20	12,296	12,392
Amounts due from shareholders	20	36,963	37,726
Client assets	21	27,021,925	543,910
Digital assets	22	348,998	36,034
USDC	23	2,034,800	293,793
Cash and cash equivalents		52,118,497	988,836
Current assets		84,842,854	4,770,943
TOTAL ASSETS		101,525,777	21,234,770
EQUITY (DEFICIT)
Share capital	24	312,633,450	139,336,569
Reverse acquisition reserve	24	(129,036,521)	(85,180,290)
Share-based payment reserve	25	63,540,756	10,356,664
Revaluation surplus	27	180,260	-
Foreign currency translation reserve	27	(511,830)	14,048
Accumulated losses		(184,980,114)	(68,186,372)
Shareholders’ equity (deficit) attributable to the owners of the Company		61,826,001	(3,659,381)
Non-controlling interests	27	(748,136)	(205,795)
Total equity (deficit)		61,077,865	(3,865,176)
LIABILITIES
Lease liabilities, non-current	29	134,951	945,374
Non-current liabilities		134,951	945,374
Amount due to an associate	19	900,000	-
Amounts due to related parties	20	203,460	-
Amounts due to directors	20	6,785	374,604
Loans from shareholders	20	-	10,711,563
Amounts due to shareholders	20	-	1,686
Client liabilities	21	27,021,925	543,910
Warrant liability	26	5,197,201	-
Lease liabilities, current	29	733,488	2,132,877
Other payables and accruals	30	6,250,102	9,714,932
Notes payable	31	-	675,000
Current liabilities		40,312,961	24,154,572
Total liabilities		40,447,912	25,099,946
TOTAL EQUITY (DEFICIT) AND LIABILITIES		101,525,777	21,234,770

The above consolidated statement of financial position should be read in conjunction with the accompanying notes.

F-4

DIGINEX LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the years ended 31 March 2021, 2020 and 2019

		Attributable to owners of the Group
		Share capital
				Reverse acquisition	Revaluation		Share-based payment	Foreign currency translation	Accumulated		Non-controlling	Total shareholders’
		Shares	Amount	reserve	surplus	Warrants	reserve	reserve	Losses	Total	interests	equity
	Notes		USD	USD	USD	USD	USD	USD	USD	USD	USD	USD
Balance at 1 April 2018	24	1,020,400	10,572,482	-	-	-	-	(15,151)	(285,077)	10,272,254	-	10,272,254
Shares issued for cash during the year	24	7,424	2,412,868	-	-	-	-	-	-	2,412,868	-	2,412,868
Shares issued for consulting services	24	990	242,635	-	-	-	-	-	-	242,635	-	242,635
Shares issued as consideration for acquisition of a subsidiary	24	816	199,920	-	-	-	-	-	-	199,920	-	199,920
Expenses related to raise of capital	24	-	(44,985)	-	-	-	-	-	-	(44,985)	-	(44,985)
Shares repurchased	24	(55,727)	-	-	-	-	-	-	(6,619,463)	(6,619,463)	-	(6,619,463)
Total income (loss) for the year		-	-	-	-	-	-	-	16,810,157	16,810,157	(89,444)	16,720,713
Total other comprehensive income for the year		-	-	-	-	-	-	6,296	-	6,296	-	6,296
Acquisition of a subsidiary	36	-	-	-	-	-	-	-	-	-	27,490	27,490
Interim 2019 dividend	28	-	-	-	-	-	-	-	(20,000,000)	(20,000,000)	-	(20,000,000)
Equity-settled share-based payments	25	-	-	-	-	-	634,462	-	-	634,462	-	634,462
Balance at 31 March 2019		973,903	13,382,920	-	-	-	634,462	(8,855)	(10,094,383)	3,914,144	(61,954)	3,852,190
Recapitalization of Diginex HK (1:13.9688 exchange ratio)	24	12,630,313	20,753,062	(20,753,062)	-	-	-	-	-	-	-	-
Balance at 31 March 2019		13,604,216	34,135,982	(20,753,062)	-	-	634,462	(8,855)	(10,094,383)	3,914,144	(61,954)	3,852,190

Balance at 1 April 2019	24	973,903	13,382,920	-	-	-	634,462	(8,855)	(10,094,383)	3,914,144	(61,954)	3,852,190
Shares issued for cash during the year	24	214,753	31,831,174	-	-	-	-	-	-	31,831,174	-	31,831,174
Shares issued for consulting services	24	17,081	2,709,854	-	-	-	-	-	-	2,709,854	-	2,709,854
Shares issued for intangible assets	12	35,088	5,400,043							5,400,043		5,400,043
Shares issued to employees	24	10,522	1,745,447	-	-	-	-	-	-	1,745,447	-	1,745,447
Expenses related to raise of capital	24	-	(913,159)	-	-	-	-	-	-	(913,159)	-	(913,159)
Total loss for the year		-	-	-	-	-	-	-	(57,716,069)	(57,716,069)	(419,761)	(58,135,830)
Total other comprehensive income for the year		-	-	-	-	-	-	22,903	-	22,903	-	22,903
Acquisition of a subsidiary	36	-	-	-	-	-	-	-	(375,920)	(375,920)	275,920	(100,000)
Equity-settled share-based payments	25	-	-	-	-	-	9,722,202	-	-	9,722,202	-	9,722,202
Balance at 31 March 2020		1,251,347	54,156,279	-	-	-	10,356,664	14,048	(68,186,372)	(3,659,381)	(205,795)	(3,865,176)
Recapitalization of Diginex HK (1:13.9688 exchange ratio)	24	16,228,418	85,180,290	(85,180,290)	-	-	-	-	-	-	-	-
Balance at 31 March 2020 (Note a)		17,479,765	139,336,569	(85,180,290)	-	-	10,356,664	14,048	(68,186,372)	(3,659,381)	(205,795)	(3,865,176)

Balance at 1 April 2020 (Note a)	24	1,251,347	54,156,279	-	-	-	10,356,664	14,048	(68,186,372)	(3,659,381)	(205,795)	(3,865,176)
Shares issued for cash during the six months to 30 September 2020	24	3,572	285,438	-	-	-	-	-	-	285,438	-	285,438
Shares issued on conversion of convertible bond	24	318,311	25,436,232	-	-	-	-	-	-	25,436,232	-	25,436,232
Shares issued for consulting services	24	595	47,546	-	-	-	-	-	-	47,546	-	47,546
Shares issued for intangible asset purchase	12	3,899	600,056	-	-	-	-	-	-	600,056	-	600,056
Shares issued to employees	24	9,114	728,300	-	-	-	-	-	-	728,300	-	728,300
Shares issued to settle shareholder loan	20	9,039	722,306	-	-	-	-	-	-	722,306	-	722,306
Equity-settled share-based payments	25	448	35,800	-	-	-	-	-	-	35,800	-	35,800
Equity-settled earn-out awards	25	-	-	-	-	-	32,148,300	-	-	32,148,300	-	32,148,300

		Attributable to owners of the Group
		Share capital
				Reverse acquisition	Revaluation		Share-based payment	Foreign currency translation	Accumulated		Non-controlling	Total shareholders’
		Shares	Amount	reserve	surplus	Warrants	reserve	reserve	Losses	Total	interests	equity
	Notes		USD	USD	USD	USD	USD	USD	USD	USD	USD	USD
Anti-dilutive share issuance	24	187,001	-	-	-	-	-	-	-	-	-	-
Expenses related to raise of capital	24	6,382	(152,044)	-	-	-	-	-	-	(152,044)	-	(152,044)
Subtotal		1,798,708	81,859,913	-	-	-	42,504,964	14,048	(68,186,372)	56,192,553	(205,795)	55,986,758
Recapitalization of Diginex HK (1:13.9688 exchange ratio)	24	23,210,292	129,019,911	(129,019,911)	-	-	-	-	-	-	-	-
Subtotal		25,000,000	210,879,824	(129,019,911)	-	-	42,504,964	14,048	(68,186,372)	56,192,553	(205,795)	55,986,758
Recapitalized with founding share of the Company	36	1	1	(16,610)	-	-	-	-	-	(16,609)	-	(16,609)
Acquisition of 8i Enterprises	36	6,688,392	56,851,332	-	-	8,324,147	-	-	-	65,175,479	-	65,175,479
Subtotal		31,688,393	267,731,157	(129,036,521)	-	8,324,147	42,504,964	14,048	(68,186,372)	121,351,423	(205,795)	121,145,628
Shares issued for services	24	27,334	285,160	-	-	-	-	-	-	285,160	-	285,160
Shares issued for cash during the six months to 31 March 2021	24	2,571,669	21,980,647	-	-	-	-	-	-	21,980,647	-	21,980,647
Expenses related to raise of capital	24	-	(1,636,312)	-	-	-	-	-	-	(1,636,312)	-	(1,636,312)
Shares issued in settlement of earn-out awards	25	3,030,000	7,241,700	-	-	-	(7,241,700)	-	-	-	-	-
Shares issued for warrants exercised and warrants repurchased	26	1,480,965	17,031,098	-	-	(8,324,147)	-	-	8,291,644	16,998,595	-	16,998,595
Equity-settled share-based payments	25	-	-	-	-	-	28,277,492	-	-	28,277,492	-	28,277,492
Total loss for the year		-	-	-	-	-	-	-	(125,334,915)	(125,334,915)	(542,341)	(125,877,256)
Total other comprehensive loss for the year		-	-	-	180,260	-	-	(525,878)	249,529	(96,089)	-	(96,089)
Balance at 31 March 2021		38,798,361	312,633,450	(129,036,521)	180,260	-	63,540,756	(511,830)	(184,980,114)	61,826,001	(748,136)	61,077,865

Note a – The balance of share capital as at 31 March 2020 has been recapitalized and reflected as such in the consolidated statement of financial position.

The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

F-5

DIGINEX LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended 31 March 2021, 2020 and 2019

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Profit (Loss) before tax from:
Continuing operations		(131,311,742)	(57,278,276)	(40,266,233)
Discontinued operations		4,956,408	(857,554)	56,986,946
PROFIT (LOSS) INCLUDING DISCONTINUED OPERATIONS		(126,355,334)	(58,135,830)	16,720,713
Adjustments for:
Gain on bargain purchase of a subsidiary		-	-	(82,470)
Net gain on fair value on equity method investment	6	-	-	(11,030,339)
Impairment of goodwill	17	-	-	457,818
Impairment (reversal) losses	7	(21,071)	11,237,660	5,589,772
Finance costs	8	1,036,104	1,851,527	1,139,285
Transaction cost associated with private warrants	8	1,235,341	-	-
Net gain from change in fair value on financial liabilities through profit or loss	26	(11,397,187)	-	-
Revaluation loss on Digital assets through profit or loss	22	68,360	-	-
Net fair value losses on financial assets at fair value through profit or loss	6	144,109	1,527,158	2,590,853
Net loss on sale of financial assets at fair value through profit or loss	6	-	221,626	11,665,824
Depreciation – property, plant and equipment	13	817,597	791,714	575,109
Loss on disposal – property, plant and equipment	13	36,300	-	-
Depreciation – right-of-use assets	14	1,963,787	1,965,711	1,387,004
Share of loss of an associate	9	-	-	12,270,686
Impact on reclassification to short term lease		(32,588)	-	-
Amortization – Intangible assets	12	2,021,722	-	-
Shares issued for consulting services	24	332,706	2,709,854	242,635
Shares issued to employees	24	715,834	-	-
Equity-settled share-based payments	24	35,800	-	-
Equity settled share-based payments – employee share option scheme and accrued share awards	5	28,901,004	11,397,317	634,462
Earn-out share awards	6	32,148,300	-	-
Transaction expense	36	43,995,869	-	-
Discontinued operations	37	(5,987,534)	70,331	(58,824,071)
		(30,340,881)	(26,362,932)	(16,662,719)
Changes in:
Trade receivables		60,048	(81,735)	(212,298)
Prepayment, deposits and other receivables		(1,285,134)	(1,615,696)	(1,275,075)
Income tax payable		-	(27,680)	-
Client assets		(26,478,015)	(543,910)	-
Client liabilities		26,478,015	543,910	-
Amounts due from related companies		-	(1,113)	(9,856)
Amounts due to related companies		203,460	-	-
Other payables and accruals		(6,066,606)	7,846,029	1,379,759
Amounts due to directors		(367,819)	17,749	334,374
Advance to an associate company		-	(226,308)	(1,991,988)

F-6

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD
Amounts due to shareholders		(1,686)	1,686	(510,349)
Amounts due from shareholders		765	63,372	520,315
Digital assets	22	48,465	(36,034)	-
USDC	23	(1,741,007)	(293,793)	-
Discontinued operations		-	-	(607,741)
Cash used in operating activities		(39,490,395)	(20,716,455)	(19,035,578)
Finance costs paid		(387,366)	(1,561,094)	(419,536)
Income tax credit received	10	478,078	-	-
Net cash used in operating activities		(39,399,683)	(22,277,549)	(19,455,114)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	13	(49,743)	(69,875)	(2,373,518)
Acquisition of subsidiaries, net of cash acquired	36	(75,000)	(25,000)	(123,609)
Cash received on completion of Transaction	36	24,149,575	-	-
Sales of financial assets through profit or loss		-	155,951	33,992,480
Investment in financial assets through profit or loss	16	-	(267,773)	(3,811,256)
Acquired software and capitalized software development	12	(5,652,943)	(5,269,116)	-
Discontinued operations		-	-	(15,550,618)
Net cash generated from (used in) investing activities		18,371,889	(5,475,813)	12,133,479
CASH FLOWS FROM FINANCING ACTIVITIES
Loan receivables	15	-	(479,749)	(15,700,000)
Repayment of loan receivables		-	-	2,000,000
Loan to an associate	19	-	(2,000,000)	-
Repayment of amounts due from an associate	19	951,781	814,572	-
Advance from an associate	19	900,000	-	-
Advance to a director		-	-	(1,000,000)
Repayment of advance of a director		-	-	1,000,000
Payment of lease liabilities	29	(2,399,147)	(2,390,366)	(1,645,620)
Proceeds from issues of share capital, net	24	255,438	30,918,015	2,367,883
Proceed from issues of private placement shares, net of expenses	24	20,626,394	-	-
Proceed from issues of private placement warrants, net of expenses	26	15,571,989	-	-
Procced from issues of public warrant shares	26	17,031,098	-	-
Proceeds from loans from shareholders	20	100,000	5,332,303	14,625,561
Repayment of loans from shareholders	20	(3,949,050)	(4,850,000)	(4,508,829)
Payments for shares repurchase	24	-	-	(3,144,943)
Proceeds from notes payable	31	-	675,000	-
Repayment of notes payable	31	(675,000)	-	-
Proceeds from convertible bond, net of expenses	32	24,272,539	-	-
Proceeds from third-party loan		-	-	10,000,000
Repayment of third-party loan		-	-	(10,000,000)
Dividend Paid	28	-	-	(20,000,000)
Discontinued operations	37	-	-	27,949,691
Net cash generated from financing activities		72,686,042	28,019,775	1,943,743
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		51,658,248	266,413	(5,377,892)
Cash and cash equivalents at the beginning of the period		988,836	740,061	6,111,657
Effect of foreign exchange rate changes		(528,587)	(17,638)	6,296
CASH AND CASH EQUIVALENTS AT 31 MARCH		52,118,497	988,836	740,061

F-7

Non-cash investing and financing activities

Non-cash investing and financing activities for the year ended 31 March 2021, as disclosed in the notes, are:

●	Acquisition of intangible assets through the issuance of Diginex HK shares valued at $600,056 (note 12)
●	Addition to right-of-use assets and lease liabilities of $406,333 (notes 14 and 29)
●	Settlement of loans from shareholders of $722,306 via issuance of shares in Diginex HK (note 20.6)
●	Settlement of loans from shareholders of $100,000 via issuance of a convertible bond (note 20.6)
●	Settlement of deferred compensation from the salary deferral scheme of $485,000 via issuance of convertible bonds (note 32)
●	Conversion of convertible bonds and accrued interest into shares in Diginex HK of $25,436,232 (note 24)
●	Issue of earn-out shares of 3,030,000 from the earn-out share based payment reserve of $7,241,700 (note 25)
●	Accrual of transaction costs of $495,000 payable to a service provider associated with the private placement (note 26.2)

Non-cash investing and financing activities for the year ended 31 March 2020, as disclosed in the notes, are:

●	Loan novation of $4,323,530 from a loan receivable to an amount due from an associate (notes 15 and 19)
●	Acquisition of intangible assets amounting to $5,400,043 through the issuance of Diginex HK shares (note 12), and
●	Outstanding payable of $75,000 on acquisition of remaining interest in Bletchley Park Asset Management Jersey Limited (note 36).

Non-cash investing and financing activities during the year ended 31 March 2019, are:

●	Adoption of IFRS 16, Leases, resulting in the recognition of right-of-use assets and lease liabilities of $5,768,624,
●	Diginex HK shares repurchased through allocation of Madison Group Holdings Limited stock which Diginex HK took ownership of as consideration of the partial divestment of DHPC valued at $3,474,520, and
●	Purchase of DHPC property, plant and equipment through financing (discontinued operations) $25,549,556.

The above consolidated statement of cash flows should be read in conjunction with the accompanying notes.

F-8

DIGINEX LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 March 2021 and 2020

1 ACTIVITIES

Diginex Limited (the “Company” or “Eqonex”) was incorporated on 1 October 2019 and domiciled in Singapore with its registered office and principal place of business located at 1 Robinson Road #18-00 AIA Tower Singapore 048542.

The Company is an investment holding company listed on Nasdaq (EQOS). The Company has various subsidiaries that are incorporated in Hong Kong, People’s Republic of China (“PRC”), Singapore, Switzerland, Republic of Korea, Germany, Jersey, United Kingdom, British Virgin Islands, Vietnam, Luxembourg, and Republic of Seychelles (“collectively, the Group”).

The Group is a digital asset financial services and advisory company focused on delivering innovative products, architecture, and infrastructure to foster the mainstream adoption of the digital asset class. The Group encompasses a cryptocurrency exchange, EQONEX (“the Exchange” or “EQONEX”, formerly branded as EQUOS), an over-the-counter (“OTC”) trading operation, a front-to-back integrated trading platform Access Trading (“Access Trading”), risk management desk, a capital markets business, a warm and cold custody platform (“Digivault”) and an asset management business, Bletchley Park Asset Management (“BPAM”).

Business activities during the year:

Exchange

The Exchange offers the trading of cryptocurrencies, their respective derivatives and, in the future, digital securities 24 hours a day, 365 days a year. The Exchange began operations in the second quarter of 2020 and is operational in Singapore, operating under the brand name EQONEX since June 2021 (formerly EQUOS). The Exchange is operating under an exemption to provide payment services pursuant to the Payment Services (Exemption for Specified Period) Regulations 2019. The exemption will remain in effect until MAS decides on the license application. The Exchange currently facilities the trading of products in bitcoin (“BTC”), Ether (“ETH”), Bitcoin Cash (“BCH”), USD Coin (“USDC”), Tether (“USDT”) and EQONEX’s own utility token known as EQO. EQONEX intends to add additional coins to those listed above as well as expand the product offering from spot and perpetual futures to include, for example, options.

On 8 April 2021, the Group launched EQO. EQO is a utility token which upon launch gives the holder a reduction in trading fees once they meet specific number of tokens held. In total 21 million EQO will be airdropped to users of EQONEX based on a mixed weighting between fee paying trading volume and number of EQO held over a period of two years, with a declining number of EQO over time. Initially the weighting is more in the favor of trading volume and in time the weighting swings towards holding of EQO.

Trading

The trading business comprises of an OTC offering, a digital asset trading tool, known as Access Trading, and a risk management desk. Access Trading was integrated with Itiviti’s T-Bricks risk management platform in February 2021 to enhance the product by including an order, execution and portfolio management solution.

During the year, the business has commenced to on-board clients to Access Trading from July 2020.

The risk management desk manages liquidation trades on behalf of the Exchange.

F-9

Capital Markets

The Capital Markets Business is being developed to assist issuers seeking to access global capital markets through the issuance of Digital Securities. To this end, the Capital Markets Business will advise, issue and distribute offerings of digital securities from its clients to investors. The business operates as an Appointed Representative of Starmark Investment Management Limited (“Starmark”), which is authorized and regulated by the UK Financial Conduct Authority (“FCA”).

Custody

Digivault, offers an institutionally focused, highly secure digital asset custodian. In May 2021, Digivault received approval from the UK Financial Conduct Authority (“FCA”) to register as a custodian wallet provider under the Money Laundering, Terrorist Financing and Transfer of Funds (Information of the Payer) Regulations 2017 (MLR 2017), as amended by the Money Laundering and Terrorist Financing (Amendment) Regulations 2019. Digivault developed and launched a cold storage solution, known as Kelvin (“Kelvin”), and a warm storage solution, known as Helios (“Helios”), for digital assets and targets primarily institutional clients while providing the main custody solution for the Exchange. Eqonex owns 85% of Digivault, with the remaining 15% held by key management of Digivault.

Currently, Digivault stores BTC, ETH, USDC, USDT and EQO but can support BTC, ETH, USDC, USDT, EQO, LINK, PAX, TUSD, GRT, MATIC, WOO and CHZ. Support for DOT and BCH is currently under development.

Asset Management

The Asset Management business provides digital asset investment solutions for institutional and professional investors. Since the final quarter of 2020 the business has been managed from Switzerland in order to be more geographically aligned with key staff and operates in compliance with the regulatory framework of the Organisme de Surveillance des Instituts Financiers (“OSIF”). Prior to relocation, the business was managed from Hong Kong where Eqonex continues to retain its Securities & Futures Commission of Hong Kong (“SFC”) type 4 and type 9 licenses. Eqonex opened its first fund of hedge funds, consisting of a selection of digital asset hedge funds, in November 2019. The fund’s aim is to generate positive returns irrespective of the underlying market environment by ensuring that the fund is exposed to a diverse range of alpha focused investment strategies utilized by various managers.

Corporate activities during the year:

On 30 September 2020, the Company completed a share swap transaction (“Transaction”) with 8i Enterprises Acquisition Corp (“8i Enterprises”), a company incorporated in the British Virgin Islands and Diginex Limited (“Diginex HK”), a company incorporated in Hong Kong. Prior to the Transaction, Diginex HK was the parent of the Diginex group of companies (“Diginex HK group”). 8i Enterprises was a blank check company listed on Nasdaq, also referred to as a Special Purpose Acquisition Company (“SPAC”). The SPAC was formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Transaction resulted in the Company becoming the ultimate parent holding company of 8i Enterprises and Diginex HK (together with its subsidiaries) and listed on Nasdaq under the ticker code EQOS. Diginex HK became a subsidiary of 8i Enterprises. Prior to the Transaction, the Company had issued one founding share and as part of the Transaction, the Company issued 31,688,392 new shares and 6,212,050 warrants. 25,000,000 of the new shares were issued to former shareholders of Diginex HK with the balance being issued to former shareholders of 8i Enterprises and service providers that aided the completion of the Transaction. The warrants were issued to former shareholders and warrant holders of 8i Enterprises.

F-10

Prior to the transaction, 8i shareholders held 5,750,000 shares which they could redeem or swap for shares in the Company. Holders of 2,326,375 8i shares swapped them for shares of the Company which resulted in a cash injection for the Company of $20,964,721 after payments to the transaction service providers. The balance of shares was redeemed and $35,263,363 returned to those shareholders on the 2 October 2020. Both transfers of monies were paid from an 8i Enterprises trust account which had a zero balance after both payments were made.

Under the terms of the Transaction, the Company was also required to issue 12,000,000 earn-out shares in four equal tranches to the former shareholders of Diginex HK if certain share price milestones are met over a four-year period starting 30 September 2020. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. During the year ended 31 March 2021, the first tranche of the share price milestones was achieved and 3,030,000 Company shares were issued. See note 25 for details.

Furthermore, as part of the Transaction, 5,600,000 employee share options were granted to replace the legacy employee share option scheme of Diginex HK.

Due to the structure of the above Transaction, these consolidated financial statements are considered as a continuation of the Diginex HK group, with a recapitalization of equity post the Transaction in accordance with the accounting policy set out in note 2. Accordingly, the 31 March 2020 and 31 March 2019 comparative consolidated financial statements reflect the financial performance and position of the Diginex HK group assuming it had been recapitalized under the terms of the Transaction. The total shareholders equity and reserves remain the same, with a reverse acquisition reserve utilized to offset the increase in share capital.

These consolidated financial statements are presented in US dollars (USD), which is the same as the functional currency of the Company.

These consolidated financial statements for year ended 31 March 2021 were authorized for issue by the Board of Directors on June 29, 2021. The Company’s board of directors has the power to amend the consolidated financial statements after issue.

1.1 Summary of significant transactions

During the year ended 31 March 2021, the Group entered into the following transactions that significantly affected the financial position and performance of the Group:

●	On 30 September 2020, the Company completed the Transaction with 8i Enterprises and Diginex HK which led to the issuance of 31,688,392 shares (the Company had previously issued one founding share). Given the structure of the Transaction it is deemed that Diginex HK, from an accounting perspective, was the accounting acquirer with the previously consolidated Diginex HK results being recapitalized to reflect the shares issued to the former Diginex HK shareholders in relation to the Transaction, see note 24.
●	6,212,050 public warrants were issued by the Company to replace the outstanding warrants of 8i Enterprises. The warrants had a fair value of $8,324,147 recorded as equity instruments issued, see note 26. 2,961,935 warrants were exercised at the warrant price of $11.50 per share during the year ended 31 March 2021 resulting in the issuance of 1,480,965 Company shares and a cash injection of $17,031,098. The remaining 3,250,115 shares were redeemed by the company at a price of $0.01, totaling $32,501 cash paid out based on the terms of the public warrants.
●	The Transaction resulted in a $43,995,869 non-cash Transaction expense under IFRS 2 as described in notes 6 and 36.
●	Under the terms of the Transaction, the Company was also required to issue 12,000,000 earn-out shares in four equal tranches to the former shareholders of Diginex HK if certain share price milestones are met over a four-year period starting 30 September. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. These shares have a grant date fair value of $32,148,300 and were recognized on 30 September 2020 as a share-based payment reserve and an expense to the consolidated statement of profit or loss under IFRS 2, see note 25. Subsequently on 27 January 2021 the first earn-out milestone was achieved and 3,030,000 Company shares were issued and $7,241,700 of the share-based payment reserve was reclassified as share capital.

F-11

●	On 30 September 2020, the employee share option scheme under Diginex HK was replaced by a new scheme under the Company upon completion of the Transaction. The new scheme has a different vesting period than the former Diginex HK scheme which resulted in an acceleration of employee benefit expenses of $1,315,248 (note 25). This is in addition to the on-going expense related to the employee share option scheme of $26,942,783, see note 25.
●	Total capitalization of software developed amounted to $5,252,943 in relation to the continued build out of the Exchange and Digivault, see note 12.
●	The shareholder loan which amounted to $10,711,563 as at 31 March 2020 was fully settled by a mix of cash, conversion to shares, investment into a convertible bond, and as consideration for the sale of the Solutions Business, see note 20.6.
●	The issuance of share capital in Diginex HK, prior to the Transaction, for cash and non-cash consideration, net of capital raise expenses of $27,703,634 (see note 24) included the conversion of $25,000,000 convertible bonds and the associated finance costs of $436,232 into shares. The convertible bonds were issued in May 2020 and converted into Diginex HK shares prior to the Transaction, see note 32.
●	The Company completed a private placement on 15 January 2021 and raised funds of $38,575,035 by issuance of 2,571,669 ordinary shares and 2,571,669 private warrants. In raising the funds $2,376,652 was paid to service providers resulting in net cash inflow of $36,198,383. In addition, costs of $495,000 related to the raise have been accrued but yet to be paid. The private warrants are classified as financial liabilities which are measured at fair value through profit or loss. On the issuance date the fair value of the private warrants was $16,594,388 and on 31 March 2021 the private warrants had a fair value of $5,197,201 causing a fair value gain of $11,397,187 (see note 26).
●	The sale of the Solutions Business to Rhino Ventures Limited, a related party, in May 2020 resulted in a recognized gain on sale of $5,073,595, see note 37.

2 BASIS OF PREPARATION

These consolidated financial statements for the years ended 31 March 2021, 2020, and 2019 have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

These consolidated financial statements are prepared on a going concern basis and correspond to the classification provisions contained in IAS 1 (revised), “Presentation of Financial Statements”. Accounting policies have been applied consistently to all periods presented in these consolidated financial statements. The consolidated financial statements comprise of the statement of financial position as of 31 March 2021 with comparative statement of financial position as on 31 March 2020; the statement of profit or loss, the statement of comprehensive (loss) income, the statement of changes in equity, and the statement of cash flows for the year ended 31 March 2021 with comparatives for the year ended 31 March 2020 and 31 March 2019.

The Group has prepared its subsidiaries’ financial statements in accordance with the recognition, measurement and disclosure principles of IFRS as issued and published by the IASB. The consolidated financial statements have been prepared on a historical cost basis, except for financial instruments, which are measured at fair value.

F-12

2.2 Changes in accounting policies and disclosures

New IFRS standards adopted during the year

The accounting policies adopted in the preparation of the consolidated financial statements are consistent with those followed in the preparation of the Group’s annual financial statements for the year ended 31 March 2020 except for the adoption of the new standards and interpretations noted below:

●	Amendments to IFRS 16: COVID19 Related Rent Concessions (effective for fiscal periods beginning on or after 1 June 2020)
●	Amendments to IFRS 9, IAS 39 and IFRS 7: Interest Rate Benchmark Reform – Phase 1 (effective for fiscal periods beginning on or after 1 January 2020)

The application of these amendments did not have a material impact on the consolidated financial statements of the Group.

2.3 Future changes in accounting policies – standards issued but not yet effective

Standards issued but not yet effective up to the date of issuance of the Group’s consolidated financial statements are listed below. The Group intends to adopt these standards when they become effective.

●	IFRS 17: Insurance Contracts (effective for fiscal periods beginning on or after 1 January 2023)

●	Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (effective date is deferred indefinitely)

●	Amendments to IAS 1: “Classification of Liabilities as Current or Non-current” and “Presentation of Financial Statements” (effective for fiscal periods beginning on or after 1 January 2023)

●	Amendments to IAS 16: “Property, Plant and Equipment – Proceeds before Intended Use” (effective for fiscal periods beginning on or after 1 January 2022)

●	Amendments to IFRS 3: “Reference to the Conceptual Framework (effective for fiscal periods beginning on or after 1 January 2022)

●	Amendments to IAS 37: “Onerous Contracts – Cost of Fulfilling a Contract” (effective for fiscal periods beginning on or after 1 January 2022)

●	Annual Improvements to IFRS Standards 2018–2020 (effective for fiscal periods beginning on or after 1 January 2022)

●	Amendments to IFRS 9, IAS 39, IFRS 7 and IFRS 16: Interest Rate Benchmark Reform – Phase 2 (effective for fiscal periods beginning on or after 1 January 2021)

●	Definition of Accounting Estimates – Amendments to IAS 8

●	Disclosure of Accounting Policies – Amendments to IAS 1 and IFRS Practice Statement 2

Management is currently assessing the impact of these standards and does not anticipate that the adoption of these standards will have a material impact on the Group’s consolidated financial statements.

2.4 Significant accounting estimates and judgements

The preparation of the Group’s consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

F-13

Estimation and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial period, are discussed below:

Useful lives of intangible assets

The Group’s management determines the estimated useful lives of its intangible assets for calculating amortization. This estimate is determined after considering the expected usage of the asset and the impact of expected residual value. Management reviews the useful lives annually and the future amortization charge would be adjusted where management believes that the useful lives differ from previous estimates.

Impairment of intangible assets

At each reporting date, the Group reviews the carrying amounts of its intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

Useful lives of property, plant and equipment

The Group’s management determines the estimated useful lives of its property, plant and equipment for calculating depreciation. This estimate is determined after considering the expected usage of the asset or physical wear and tear and the impact of expected residual value. Management reviews the useful lives annually and the future depreciation charge would be adjusted where management believes that the useful lives differ from previous estimates.

Impairment of property, plant and equipment

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment to determine whether there is any indication that the residual value of those assets is less than the carrying amount. If any such indication exists, an impairment assessment is performed to determine the residual value and the associated impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the residual value of the cash generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

Discount rate used for initial measurement of lease liability

The Group, as a lessee, measures the lease liability at the present value of the unpaid lease payments at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group on initial recognition of the lease uses its incremental borrowing rate. Incremental borrowing rate is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment.

Income taxes

The Group is subject to income taxes in several jurisdictions. Significant estimates are required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

F-14

Impairment of goodwill

Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired. The impairment test is performed by comparing carrying amount and the recoverable amounts of assets. The recoverable amount of goodwill is determined from the higher of fair value less costs of disposal and value in use calculation. If the recoverable amount declines below the carrying amount, impairment losses are recognized. The recoverable amount under value in use calculation is mainly calculated based on the discounted cash flow model. Certain assumptions are made for the discount rates, the growth rates, revenues from customers and operating costs.

Impairment of financial assets

The measurement of impairment losses under IFRS 9, Financial Instruments, across all financial assets measured at amortized cost requires judgement, in particular, the estimation of the amount and timing of future cash flows when determining impairment losses and the assessment of a significant increase in credit risk. These estimates are driven by a number of factors, changes in which can result in different levels of allowances.

At each reporting date, the Group assesses whether there has been a significant increase in credit risk for exposures since initial recognition by comparing the risk of default occurring over the expected life between the reporting date and the date of initial recognition. The Group considers reasonable and supportable information that is relevant and available without undue cost or effort for this purpose. This includes quantitative and qualitative information and also forward-looking analysis.

Impairment of loans receivables

The Group uses the simplified approach under IFRS 9 to assess impairment of loans receivables and calculates Expected Credit Losses (ECLs) based on lifetime expected credit losses. The Group calculates the ECL based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, and an assessment of both the current and forecast general economic conditions at the end of reporting period. Where the estimation is different from the original estimate, such difference will affect the carrying amounts of loan receivables and thus the impairment loss in the period in which such estimate is changed. The Group keeps assessing the expected credit loss of loan receivables during their expected lives.

Revenue from transaction verification service (discontinued operations)

The Group generated revenue by providing computer processing activities for digital assets generation and transaction processing services. The Group received consideration for providing these services in the form of digital assets, namely ETH.

The Group has determined that the substance of its transaction verification services activities is classified as a service provision under the scope of IFRS 15 Revenue from Contracts with Customers notwithstanding that there is no contractual arrangement under which it provides such services as the services are provided instead through open source software being the blockchain protocol. Furthermore, the Group is unable to determine in advance the consideration that it will receive, if any, for the services that it provides and, therefore, the Group is unable to estimate reliably the outcome of its activities in advance of actual receipt of consideration in the form of digital assets. Because of the uncertainty over both the timing and amount of the consideration that the Group will receive for undertaking transaction verification services activities, management has determined that revenue should only be recognized on actual receipt of digital assets as consideration for services provided.

Digital assets received for transaction verification services activities are, therefore, recognized as revenue at fair value on the day of receipt in a private digital asset wallet controlled by the Group. The fair value of digital assets received is determined in accordance with the Group’s accounting policy; digital assets received are recognized immediately as digital assets inventory.

Share-based payment expenses – employee share options

The fair value of the share options granted to the directors, employees and contractors determined at the date of grant of the respective share options is expensed over the vesting period, with a corresponding adjustment to the Group’s share-based payment reserve. In assessing the fair value of the share options, a binomial model was used to calculate the fair value of the share options. The option pricing model requires the input of subjective assumptions, including the volatility of its own ordinary shares and the expected life of options. Any changes in these assumptions can significantly affect the estimate of the fair value of the share options.

F-15

Share-based payment expenses – earn-out awards

The Transaction between the Company, 8i Enterprises and Diginex HK had an earn-out provision where former Diginex HK shareholders will receive up to 12,000,000 additional shares in the Company if share price related milestones are achieved over a 4-year period from 30 September 2020 post Transaction. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. Earn-out awards are accounted for under IFRS 2 as equity-settled awards with non-vesting conditions.

The fair value of the earn-out awards is based on a Monte Carlo simulation analysis utilizing a Geometric Brownian Motion taking assumptions on share price volatility, risk-free rate and other market data to predict distribution of relative share performance.

The share price volatility assumption used in the model is based on publicly listed traditional financial exchanges (due to the lack of publicly listed digital asset exchanges) and other related companies, and a 6-months BTC option volatility. The 6-months BTC option volatility being included to reflect the exposure to digital assets which would not be a feature of the traditional exchanges and other related companies selected as a comparable within the model.

Private warrants

The private warrants are recorded as financial liabilities on the consolidated statement of financial position and are remeasured on each reporting date. In assessing the fair value of the private warrants, a binomial model was used to calculate the fair value of the private warrants since they are not publicly traded. The model requires the input of subjective assumptions, including the volatility of its own ordinary shares and the expected life of the warrants. Any changes in these assumptions can significantly affect the estimate of the fair value of the warrants.

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements which have the most significant effect on the amounts recognized in the consolidated financial statements:

Functional currency

The Group’s operating costs, borrowing, revenue contracts and investments are primarily in USD, and are expected to remain principally denominated in USD in the future. Management has determined USD as the Group’s functional currency and presented the consolidated financial statements in USD to meet the requirements of users.

Intangible assets

The Group classifies acquired and capitalized software development costs as intangible assets. Under IAS 38 the Group has elected to measure intangibles at cost rather than a revalued amount.

Digital Assets

The Group holds digital assets which are also referred to as cryptocurrencies. There is no specific accounting standard that applies to all digital assets and accordingly judgement is applied based on the terms and structure of each individual cryptocurrency in determining the most relevant accounting standards to adopt. The Group assessed that the cryptocurrencies currently owned (primarily BTC and ETH), unless specifically stated otherwise, are most appropriately accounted for as intangible assets in accordance with IAS 38 on the basis that they do not meet the definition of financial assets and are assets with no tangible form. Under IAS 38 the Group has elected to measure digital assets at a revalued amount on the basis that an active secondary market exists for the assets.

F-16

USD Coin (“USDC”)

USDC is a type of digital asset which the Group holds to meet certain working capital requirements. The Group classifies USDC as a financial asset in accordance with IFRS 9 on the basis that one USDC can be redeemed for one US dollar from an issuer, which is unlike other digital assets held, as noted above.

Client assets and liabilities

Clients deposit fiat, digital assets and USDC with the Group for trading purposes on the Exchange, and for OTC trading.

For fiat, the Group recognizes client assets and equal and opposite client liabilities on its consolidated statement of financial position in relation to fiat in accordance with IFRS 9 D.1.1.

For USDC and digital assets, there is no specific accounting guidance on recognition for these assets held on behalf of others. As such, the Group refers to para 4.3 and 4.4 of the conceptual framework for the definition of an asset. An asset is a resource controlled by the entity as a result of past events and from which future economic benefits are expected to flow to the entity. On the basis that the USDC and digital assets deposited by clients are held in omnibus wallets offered by digital asset custodians under the relevant Group company’s name, the company has ultimate control over the wallets. Therefore, with control over the wallets, an asset and a corresponding liability is recognized.

EQO token

The EQO white paper was published on 15 March 2021 and the token was launched on 8 April 2021 when a number of tokens were airdropped to eligible recipients. Holders of EQO may initially benefit from Exchange fee reductions and staking rewards. Fee paying price takers on EQONEX during the period 16 March 2021 to 7 April 2021 were entitled to an allocation of EQO on 8 April 2021. Post 8 April 2021, EQO was and will be airdropped daily based on a formula weighted between price taking volume and the number of EQO tokens staked on EQONEX by eligible users.

EQO is a utility token and was not issued for cash consideration but instead used as a tool to incentivize activity on EQONEX while providing value to the recipient. The holding of EQO by clients does create a liability for the EQONEX as clients can, post April 8, 2021, receive benefits such as reduced trading fees. However, management estimates the impact from 16 March 2021 to 31 March 2021 to be immaterial.

Property, plant and equipment

The Group has acquired and capitalized property, plant and equipment as fixed assets. Under IAS 16 the Group has elected to measure such assets at cost rather than a revalued amount.

Lease commitments - Group as a lessee

The Group has entered into several rental agreements. The Group has determined these agreements to be leases in accordance with IFRS 16, Leases, and accounts for these agreements as such. The Group has also elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the period of the lease on a straight-line basis.

Financial instruments

In the process of classifying a financial instrument, management has made various judgments. Judgment is needed to determine whether a financial instrument, or its component parts, on initial recognition is classified as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument. In making its judgment, management considered the detailed criteria and related guidance for the classification of financial instruments as set out in IFRS 9, in particular, whether the instrument includes a contractual obligation to deliver cash or another financial asset to another entity.

F-17

Public warrants

Public warrants are classified as equity instruments under IAS 32 on the basis that the public warrants do not create an obligation for the Company to pay cash to the warrant holders since the warrant holders cannot put the warrants to the Company, and a fixed number of shares are to be issued based on a fixed warrant price. Permitted adjustments to the warrant price and the number of shares are anti-dilutive and therefore preservative in nature to maintain the relative economic interest of the holder and the issuer, which does not breach the fixed-for-fixed principle of IAS 32 para 16.

Private warrants

Private warrants are classified as financial liabilities under IAS 32 para 25 on the basis that there is a contingent settlement provision outside the control of the Company in a change of control event when the holder may demand the Company to pay cash.

Deemed reverse acquisition

On 30 September 2020, the Company entered into the Transaction with 8i Enterprises and Diginex HK that resulted in the issuance of shares and warrants to the shareholders of 8i Enterprises, Diginex HK and service providers. Following the issuance, the Company became the ultimate parent holding company of 8i Enterprises and Diginex HK (together with its subsidiaries) and listed on Nasdaq.

Under IFRS 3, neither 8i Enterprises nor the Company met the definition of a business and therefore the Transaction is not defined as a business combination. Although Diginex HK is considered a business under IFRS 3, a business combination requires the combination of businesses and hence requires more than one business in the transaction to fall within the scope of the standard. In accordance with IAS 8 paragraph 10, in the absence of an IFRS that specifically applies to such a transaction, management should apply judgement in developing and applying an accounting policy that results in consolidated financial statements that are presented in a way that reflects the economic substance of the transaction.

Management has concluded that the Transaction would be more accurately represented as a deemed reverse acquisition of 8i Enterprises and the Company by Diginex HK, together with a recapitalization of the Group’s share capital. The outcome of such judgement being that the results of Diginex HK, subject to an adjustment to equity to reflect the issuance of shares by the Company on completion of the Transaction, have been consolidated on the basis that Diginex HK is the accounting acquirer and hence the historical results of Diginex HK continue to be consolidated on an on-going basis. The excess between the fair value of the shares and equity instruments issued and the net assets acquired is treated as an expense under IFRS 2. Details of the accounting policy applied is summarized in note 2.5.

Share-based payments – replacement of employee share option scheme

On 30 September 2020, the Group replaced the employee share option scheme issued by Diginex HK with the establishment of a plan with modified terms issued by the Company upon completion of the Transaction. Under IFRS 2, the Group considered this as a replacement and modification of the Diginex HK scheme (see note 25).

Related party transactions

The Group has entered into transactions with a person or entity that is considered related to the Group under IAS 24, which require separate disclosure. A person or entity is considered a related party if classifications are met under the definition set out in note 2.5. There are many related party transactions that require judgment by management that have been disclosed in note 20.

Related party transaction – sale of Solutions Business

The IFRS conceptual framework of accounting defines income as an increase in assets or decrease in liabilities that results in increases in equity, other than those relating to contributions from equity holders. When a transaction is entered into with a related party, judgement is required in determining whether the accounting gain represents income or a capital contribution. The accounting treatment is determined by considering if the related party was acting in their capacity as a related party or a normal counterparty for the particular transaction.

F-18

In May 2020, the Group sold the Solutions Business to Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex HK. The transaction resulting in income being recorded in the consolidated statement of profit or loss on the basis that Rhino Ventures Limited was acting as a normal counterparty and purchased the Solutions Business at fair market value, as determined by the following:

1)	The Solutions Business was offered to other parties to acquire, not only to Rhino Ventures Limited. A less favorable tentative offer was received from a third party to that offered by Rhino Ventures Limited.
2)	Management believes the consideration paid is fair and reasonable. In making that judgement, management considered that certain inputs of the internally created valuation model were reviewed by an independent third party.
3)	Shareholders voted to approve the sale of the Solutions Business to Rhino Ventures Limited.

Management believes that these attributes support that Rhino Ventures Limited purchased the Solutions Business at fair market value, therefore the gain on sale of the Solutions Business is reflected in profit from discounted operations in the consolidated statement of profit or loss.

Segmental reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Group’s executive committee is considered the Group’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. While the Group has revenue from multiple products and geographies, the balance sheet and cashflow of the Group is considered by the CODM on a consolidated basis, so discrete financial information is not available for each such component. As such, the Group has determined that it operates as one operating segment and one reportable segment. The Group will continue to assess the operating segments reviewed by the CODM and the associated reportable segments per IAS 8.

Reclassifications

Certain reclassifications have been made to prior year consolidated financial statements to conform to the current year presentation to present the discontinued operations following the sale of the Solutions Business, the recapitalization of the Group on a comparable basis following the Transaction, the alignment of unlisted investment to be reported as financial assets held at fair value through profit or loss in accordance with IFRS 9, the distinction of USDC from other digital assets, and the presentation of General and Administrative expenses by categorization to enhance reader understandability. The reclassification had no impact on previously reported loss for the year nor accumulated losses.

2.5 Summary of significant accounting policies

Principles of consolidation and equity accounting

Subsidiaries

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

The acquisition method of accounting is used to account for business combinations by the Group except for common control business combinations.

Intercompany transactions, balances and unrealized gains on transactions between group companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

F-19

Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated statement of profit or loss, consolidated statement of comprehensive (loss) income, consolidated statement of changes in equity and consolidated statement of financial position respectively.

Associates

Associates are entities over which the Group has significant influence but not control or joint control. Investments in associates are accounted for using the equity method of accounting, after initially being recognized at cost.

Equity method accounting

Under the equity method of accounting, the investments are initially recognized at cost. A notional ‘purchase price allocation’ is carried out to recognize any necessary fair value adjustments. Thereafter the Group recognize its share of the post-acquisition profits or losses of the investee in profit or loss, with an adjustment to the carrying value of the investment. The Group also recognizes its share of movements in other comprehensive income of the investee in its other comprehensive income. Dividends received or receivable from associates and joint ventures are recognized as a reduction in the carrying amount of the investment.

When the Group’s share of losses in an equity-accounted investment equals or exceeds its interest in the entity, including any other unsecured long-term receivables, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the other entity.

Unrealized gains on transactions between the Group and its associates and joint ventures are eliminated to the extent of the Group’s interest in these entities. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Accounting policies of equity-accounted investees have been changed where necessary to ensure consistency with the policies adopted by the Group.

The carrying amount of equity-accounted investments is tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable.

Changes in ownership interests

The Group treats transactions with non-controlling interests that do not result in a loss of control as transactions with equity owners of the Group. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognized in a separate reserve within equity attributable to owners of the Company.

When the Group ceases to consolidate or equity account for an investment because of a loss of control, joint control or significant influence, any retained interest in the entity is re-measured to its fair value with the change in carrying amount recognized in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRSs.

If the ownership interest in a joint venture or an associate is reduced but joint control or significant influence is retained, only a proportionate share of the amounts previously recognized in other comprehensive income are reclassified to profit or loss where appropriate.

F-20

Business combinations

The acquisition method of accounting is used to account for all business combinations other than common control business combination, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the:

●	fair values of the assets transferred;
●	liabilities incurred to the former owners of the acquired business;
●	fair value of equity interests issued by the Group; and
●	fair value of any pre-existing equity interest in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. The Group recognizes any non-controlling interest in the acquired entity on an acquisition-by-acquisition basis either at fair value or at the non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets. Acquisition related costs are expensed as incurred.

The excess of the consideration transferred, amount of any non-controlling interest in the acquired entity, and acquisition-date fair value of any previous equity interest in the acquired entity, over the fair value of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the business acquired, the difference is recognized directly in profit or loss as a bargain purchase.

Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently re-measured to fair value with changes in fair value recognized in profit or loss.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date. Any gains or losses arising from such re-measurement are recognized in profit or loss.

Deemed reverse acquisition

The acquisition method of accounting is used to account for all deemed reverse acquisitions where in substance, there is an operating company acquired by a shell company where the shareholders of the operating company obtain control of the shell company.

For the Transaction, Diginex HK is the operating company while both the Company and 8i Enterprises are considered as shell companies.

Identifying the accounting acquirer/accounting acquiree:

The Company is considered as the legal acquirer and the accounting acquiree. Control is obtained by Diginex HK shareholders as the Company issued 25,000,000 shares which allowed Diginex HK shareholders to hold the majority of issued share capital and voting rights.

Determining the deemed consideration transferred:

The deemed consideration transferred for the deemed reverse acquisition of 8i Enterprises is:

1.	The fair value of the shares which Diginex HK would have had to issue in establishing the same post transaction control structure but as if it were the legal acquirer; or
2.	The quoted price of the Company’s shares and warrants multiplied by the number of the instruments held by the former 8i Enterprises shares and warrants holders on the date the deemed reverse acquisition completes.

In a transaction involving only the exchange of equity instruments, the fair value of the Company’s shares and warrants that are quoted on Nasdaq should be used to measure the consideration transferred as it is more reliably measurable than the value of the Diginex HK’s equity based on IFRS 13 fair value hierarchy principles.

Based on this principle, the Group measured the deemed consideration for the Transaction using the quoted Nasdaq share price of the Company’s shares and warrants on the completion date of 30 September 2020.

F-21

Fair value of assets and liabilities acquired in a deemed reverse acquisition:

Identifiable assets acquired and liabilities assumed in a deemed reversed acquisition are, with limited exceptions, measured initially at their fair values at the acquisition date. For the Transaction, the net assets acquired from 8i Enterprises and the Company are primarily cash, prepayments and trade payables, and their carrying value approximates fair value.

There is no non-controlling interest involved in the Transaction. Acquisition related costs such as professional fees were expensed as incurred.

Calculating the Transaction expense:

The excess of the deemed consideration transferred over the fair value of the net identifiable assets acquired from 8i Enterprises represents a service and is recorded as an expense under IFRS 2 in the Group’s consolidated statement of profit or loss.

Presentation of the consolidated financial statements post deemed reverse acquisition:

In the Transaction, the Company being the accounting acquiree (legal acquirer), becomes the ultimate parent holding company of the Group, however, the consolidated financial statement represents a continuation of Diginex HK, the accounting acquirer (legal acquiree) with the exception of the legal capital structure.

Shareholders’ equity of Diginex HK prior to the Transaction is retrospectively adjusted as a recapitalization for the equivalent number of shares received and on a pro rata basis for prior reporting periods. Retained earnings and relevant reserves of the Diginex HK are carried forward after the Transaction. Any difference to shareholders’ equity of Diginex HK arising from the recapitalization of share capital and equity instruments issued is recorded in equity under the reverse acquisition reserve (note 27).

Discontinued operations

A discontinued operation is a component of an entity that has been disposed of or is classified as held for sale and that represents a separate major line of business or geographical area of operations, is part of a single coordinated plan to dispose of such a line of business or area of operations, or is a subsidiary acquired exclusively with a view to resale. The results of discontinued operations are presented separately in the consolidated statement of profit or loss.

Revenue recognition

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Group recognizes revenue from contracts with customers based on a five-step model as set out in IFRS 15:

Step 1. Identify contract(s) with a customer: A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations and sets out the criteria for every contract that must be met.

Step 2. Identify performance obligations in the contract: A performance obligation is a promise in a contract with a customer to transfer a good or service to the customer.

Step 3. Determine the transaction price: The transaction price is the amount of consideration to which the Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Step 4. Allocate the transaction price to the performance obligations in the contract: For a contract that has more than one performance obligation, the Group allocates the transaction price to each performance obligation in an amount that depicts the amount of consideration to which the Group expects to be entitled in exchange for satisfying each performance obligation.

F-22

Step 5. Recognize revenue when (or as) the Group satisfies a performance obligation.

The Group recognized revenue when (or as) a performance obligation is satisfied, i.e. when control of the goods or services underlying the particular performance obligation is transferred to customers.

The Group satisfies a performance obligation and recognizes revenue over time, if one of the following criteria is met:

a)	The Group’s performance does not create an asset with an alternate use to the Group and the Group has as an enforceable right to payment for performance completed to date.
b)	The Group’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced.
c)	The customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Company performs.

For performance obligations where one of the above conditions are not met, revenue is recognized at the point in time at which the performance obligation is satisfied.

When the Group satisfies a performance obligation by delivering the promised goods or services it creates a contract-based asset on the amount of consideration earned by the performance. Where the amount of consideration received from a customer exceeds the amount of revenue recognized this gives rise to a contract liability.

Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes and duty. The Group assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent.

Revenue is recognized to the extent it is probable that the economic benefits will flow to the Group and the revenue and costs, if applicable, can be measured reliably.

The Group recognized revenue from the following major sources:

●	Capital Markets services
●	Asset Management services
●	Trading (OTC, Proprietary, Access Trading, and a risk management desk). The Group has ceased proprietary trading in May 2020
●	Custody Services for digital assets
●	Fees earned from EQONEX
●	Transaction Verification services (discontinued operations)
●	Blockchain Solution services (discontinued operations)

Capital Markets and Blockchain Solutions services (discontinued operations) income is recognized over the service period based on services provided as the customer simultaneously receives and consumes the services provided by the Group over the period. Payment of the transaction is in line with agreed terms when the services are rendered to the customers. The Group has the primary responsibility for providing the services to the customer or for fulfilling the order, for example, by being responsible for the acceptability of the services ordered by the customer. The Group recognizes the revenue from both services over time.

For the Asset Management services, the Group receives management fees at agreed rates. Management fee income is recognized on a time-proportion basis at agreed percentages on the value of assets held under managements. The Group recognizes management fee revenue from asset management services over time. The Group can also earn a fee based on the performance of the assets under management. The performance fee is only recognized on an annual basis, at a point in time, when the performance fees have been agreed and there is no risk of significant reversal in the revenue.

F-23

The Group conducts OTC trades where the Group acts as principal in a trade between counterparties looking the buy or sell digital assets. The Group earns revenue by charging a commission to execute such trades and recognizes revenue at a point in time when the trade is complete. During the years ended 31 March 2021, 2020 and 2019, the Group also participated in proprietary trading and earned revenues, at a point in time, when executing buy and sell orders on various exchanges. The Group has ceased proprietary trading in May 2020.

The Group earns revenues from the provision of a trade execution and risk management platform, known as Access Trading. Fees are charged based on total volume executed on the platform on a monthly basis. Clients are invoiced monthly with revenues being recorded at a point in time.

The Group generated revenues from the provision of a liquidation risk management desk. The desk earns fees for managing liquidated trades on behalf of the Exchange. Such fees are recognized at a point in time when a liquidation trade is completed.

In February 2020, the Group launched its cold wallet custody solution, Kelvin, for digital assets. The warm wallet solution, Helios, was launched in April 2020. Management assessed that there are two types of revenue, holding fees and withdrawal processing fees. Holding fee is generated from holding client digital assets with the revenue recognized over the service period. Withdrawal processing fee is generated, at a point in time, when clients withdraw assets from the custody platform.

In July 2020, the Group publicly launched EQONEX, its digital asset exchange platform. Revenue is generated from trading fees earned when clients buy and sell digital assets on EQONEX at a point in time. In addition, revenues are also generated, at a point in time, when clients withdraw assets from the platform.

For the Transaction Verification services, which is classified under discontinued operations, the Group provided computer processing activities within digital currency networks, commonly termed “mining”. The Group receives digital assets, namely ETH, as consideration for these services. Revenue is measured based on the fair value of the digital assets received. The fair value is determined using the spot price of the digital assets on the date of receipt. The Group recognizes the revenue from transaction verification at a point in time. These revenues are now classified as discontinued following the divestment of DHPC in July 2018.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Cost of an item of property plant and equipment comprises its acquisition cost including borrowing cost and all directly attributable costs of bringing the asset to working condition for its intended use. Such cost includes the cost of replacing part of the plant and equipment when that cost is incurred if the recognition criteria are met. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in the consolidated statement of profit or loss as incurred. The present value of the expected cost for the decommissioning of the asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met. Depreciation is computed on a straight-line method based on estimated useful lives of assets as follows:

Furniture and fixtures	5 years
Office equipment	5 years
Leasehold improvement	Over the lease terms

The assets’ residual values and useful lives are reviewed and adjusted if appropriate, at each financial position date to determine whether there is an indication of impairment. If any such indication exists, an impairment loss is recognized in the consolidated statement of profit or loss impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units).

The carrying amounts are reviewed at each reporting date to assess whether they are recorded in excess of their recoverable amounts, and where carrying values exceed this estimated recoverable amount, assets are written down to their recoverable amount, being the higher of their fair value less costs to sell and their value in use.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of profit or loss in the year the asset is derecognized.

F-24

Intangible assets

Intangible assets, other than digital assets, acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination, or otherwise, is their cost at the date of acquisition including borrowing cost and all directly attributable costs of bringing the asset to working condition for its intended use. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses. Internally generated intangibles, excluding capitalized development costs, are not capitalized and the related expenditure is reflected in profit or loss in the period in which the expenditure is incurred.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible assets may be impaired. The amortization period and the amortization method for intangible assets with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the consolidated statement of profit or loss in the expense category that is consistent with the function of the intangible assets.

Amortization of the following intangibles assets are provided for on a straight-line basis over the estimated useful lives:

Capitalized Software Development	5	years
Software	5	years

Intangible assets with indefinite lives are described below in Digital Assets.

Gains or losses arising from derecognition of intangible assets are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the consolidated statement of profit or loss when the asset is derecognized.

Digital assets

Digital assets consist of cryptocurrencies, such as BTC and ETH that do not meet the definition of a financial asset and are classified as current assets. In accordance with IAS 38, digital assets are initially recognized at cost and the Group has adopted an accounting policy to apply the revaluation model for subsequent measurements as the fair value can be reliably measured.

Digital assets are classified as current assets on the basis that they are used for working capital purposes to settle expenses incurred in the normal course of business and are regularly traded on exchange platforms globally between willing buyers and sellers which provides a high degree of liquidity.

Digital assets are considered to have indefinite lives and therefore are not amortized but subject to review for impairment.

The increase in carrying value at the end of the measurement period is to be recognized in equity through other comprehensive income and presented as revaluation surplus in equity, unless and to the extent it reverses a revaluation decrease previously recognized in the profit or loss; a decrease in carrying value at the end of the measurement period is to be recognized in the profit or loss, unless and to the extent of any credit balance existing in the revaluation surplus associated with the underlying asset, in which case the debit will be recognized through other comprehensive income to reduce the revaluation surplus.

When digital assets are exchanged or sold for traditional (fiat) currencies, such as the US dollar, the digital assets are derecognized when the Group has transferred substantially all the risk and rewards of ownership.

F-25

USDC

USDC is a type of cryptocurrency which can be redeemed for one US dollar from the issuer. On this basis USDC meets the definition of a financial instrument and in accordance with IFRS 9, USDC is recorded at fair value through profit or loss, however, as it is linked to the US dollar, the carrying value is considered to be the same as fair value.

Capitalized software development

External spend on software development costs is capitalized in accordance with IAS 38, Intangible Assets, when controlled by the Company, when future economic benefits of such software are probable and the cost of such software can be reliably measured.

Following initial recognition of capitalized software development costs, the asset is carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete, and the asset is available for use. Amortization is recorded in the consolidated statement of profit or loss over the period of expected future benefit. During the period of development, the asset is tested for impairment annually.

Goodwill

Goodwill is not amortized but it is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired and is carried at cost less accumulated impairment losses.

Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The units or groups of units are identified at the lowest level at which goodwill is monitored for internal management purposes, being the operating segments.

Impairment of non-financial assets

At each reporting date, the Group reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the consolidated statement of profit or loss and the comprehensive (loss) income, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash- generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in consolidated statement of profit or loss and the comprehensive (loss) income.

F-26

Trade and other receivables

Trade receivables are amounts due from customers for services performed in the ordinary course of business. If collection of trade and other receivables is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.

Cash and cash equivalents

For the purpose of the consolidated statement of cash flows, cash and cash equivalents represent cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term highly liquid investments which are readily convertible into known amounts of cash and subject to an insignificant risk of change in value. As at 31 March 2021 and 2020, the business held cash at bank.

Client assets and liabilities

Client money is represented as both an asset and liability on the consolidated statement of financial position. The monies relate to funds deposited with the Group in either fiat, USDC, or digital asset format for the purpose of executing OTC trades and for trading on EQONEX. The monies are either held with a bank or digital asset custodian to which Diginex has control over and bears any associated risk. Due to their nature, fiat and USDC are not subject to fair value changes. Client digital assets and liabilities are measured using Level 1 quoted prices available on digital asset exchanges per IFRS 13 guidance.

Share capital

Ordinary shares, which are regarded as equity instruments, issued by the Company are recorded at the proceeds received, net of direct issue costs.

The Company also issues shares as awards and consideration. The cost of the share awards is measured at the fair value of the goods and services received; and secondarily at the fair value of the awards at the grant date. Share based payment is recognized as an expense for services obtained or assets for consideration paid.

Other payables and accruals

Other payables and accruals are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognized in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

F-27

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognized in profit or loss, except when it relates to items recognized in other comprehensive income or directly in equity, in which case the deferred tax is also recognized in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Leases

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For a contract that is, or contains, a lease, the Group accounts for each lease component within the contract as a lease separately from non-lease components of the contract.

The Group determines the lease term as the non-cancellable period of a lease, together with both:

a)	periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option; and
b)	periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Group considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Group revises the lease term if there is a change in the non-cancellable period of a lease.

In applying IFRS 16, the Group elected a simplified approach for leases with a remaining lease term of less than 12 months and an expense is recognized over the lease period using a straight-line methodology.

The Group as lessee

For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

The relative stand-alone price of lease and non-lease components is determined on the basis of the price the lessor, or a similar supplier, would charge an entity for that component, or a similar component, separately. If an observable stand-alone price is not readily available, the Group estimates the stand-alone price, maximizing the use of observable information.

F-28

For determination of the lease term, the Group reassesses whether it is reasonably certain to exercise an extension option, or not to exercise a termination option, upon the occurrence of either a significant event or a significant change in circumstances that:

a)	is within the control of the Group; and
b)	affects whether the Group is reasonably certain to exercise an option not previously included in its determination of the lease term, or not to exercise an option previously included in its determination of the lease term.

At the commencement date, the Group recognizes a right-of-use asset and a lease liability classified separately on the consolidated statement of financial position.

Right-of use assets

The right-of-use asset is initially recognized at cost comprising of:

a)	amount of the initial measurement of the lease liability;
b)	any lease payments made at or before the commencement date, less any lease incentives received;
c)	any initial direct costs incurred by the Group; and
d)	an estimate of costs to be incurred by the Group in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. These costs are recognized as part of the cost of right-of-use asset when the Group incurs an obligation for these costs. The obligation for these costs are incurred either at the commencement date or as a consequence of having used the underlying asset during a particular period.

After initial recognition, the Group amortizes the right of use asset over the term of the lease where the right of use asset meets the definition of property and equipment. In addition, the right of use asset is periodically reduced by impairment losses, if any, and adjusted for certain re-measurements of the lease liability.

Financial instruments

Classification and measurement of financial assets

The Group initially measures a financial asset at its fair value net of transaction costs, except if a financial asset is measured at fair value through profit or loss where the transaction costs are immediately expensed in profit or loss.

Regarding debt financial instruments, under IFRS 9, these are measured at fair value through profit or loss (“FVTPL”), amortized cost, or fair value through other comprehensive income (“FVOCI”). The classification is based on two criteria: the Group’s business model for managing the asset and whether the instrument’s contractual cash flows represent ‘solely payments of principal and interest’ on the principal amount outstanding (the ‘SPPI criterion’).

The classification and measurement of the Group’s financial instruments are, as follows:

●	Financial instruments measured at amortized cost: Trade and other receivables, amounts due from an associate/shareholders/related companies, and loan receivables are measured at amortized cost as they are held by the Group with the objective to collect contractual cash flows that meet the SPPI criterion.
●	Financial instruments measured at FVOCI: Gains or losses are recycled to profit or loss on de-recognition. Financial assets in this category that meet the SPPI criterion and are held within a business model both to collect cash flows and to sell. The company had no financial instruments measured at FVOCI in year end 31 March 2021, 31 March 2020 or 31 March 2019.

All other financial instruments are measured at FVTPL at initial recognition, where gains and losses are recognized entirely in profit or loss.

F-29

De-recognition

A financial asset (or, where applicable a part of a financial asset or part of a Group of similar financial assets) is de-recognized when:

●	The rights to receive cash flows from the asset have expired.
●	The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognized to the extent of the Group’s continuing involvement in the asset.

In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained. Continuing involvement that takes the form of a guarantee over the transferred asset, is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Impairment of financial assets

Under IFRS 9, the Group records an allowance for Expected Credit Loss (“ECL”) for financial assets not held at FVTPL.

ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.

For trade and other receivables, amounts due from an associate/shareholders/related companies/joint venture and loan receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses. The Group calculates the ECL based on adjusted for forward-looking factors specific to the customer and the economic environment.

The Group considers a financial asset in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Financial liabilities

The Group classifies its financial liabilities in the following measurement categories:

●	those to be measured subsequently at fair value through profit or loss, and
●	those to be measured at amortized cost

For liabilities measured at fair value, gains and losses will be recorded in profit or loss.

Offsetting financial instruments

Financial assets and financial liabilities are offset and the net amount reported in the consolidated statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

Provisions

Provisions are recognized when the Group has a legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated.

F-30

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation at the end of the reporting period, using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of receivable can be measured reliably.

Employee benefits

Employee leave entitlements

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the consolidated statement of financial position date.

Employee entitlements to sick leave and maternity leave are not recognized until the time of leave.

Retirement benefit costs

For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

Share-based payments

Share Options

The Group operates a share option scheme for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Group’s operations. Employees (including directors) and contractors of the Group may receive remuneration in the form of share-based payments, whereby the employees and contractors render services as consideration for equity instruments (“equity-settled transactions”).

The fair value of the employee and contractor services received in exchange for the grant of the options is recognized as an expense with a corresponding increase in share-based payment reserve. The total amount to be expensed is determined by reference to the fair value of the share options granted. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each period, the entity revises its estimates of the number of options that are expected to vest based on the non-market vesting and service conditions. It recognizes the impact of the revision to original estimates, if any, in profit or loss, with a corresponding adjustment to equity.

Earn-out awards

The earn-out awards are equity-settled awards measured on grant date in accordance with IFRS 2 and the grant date fair value of each award takes into account the non-vesting conditions. Earn out awards are only fair valued on the grant date and not subsequently fair valued on each future reporting date on the basis that they are equity-settled awards.

Market conditions and non-vesting conditions are considered in estimating the fair value of an individual share using a Monte Carlo simulation model.

F-31

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the reporting date. All differences are taken to consolidated statement of profit or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Dividend distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the Group’s and the Company’s consolidated financial statements in the period in which the dividends are approved by the Company’s shareholders or directors, where appropriate.

Related parties

A related party is a person or entity that is related to the Group.

(a) A person or a close member of that person’s family is related to the Group if that person:

i.	has control or joint control over the Group;
ii.	has significant influence over the Group; or
iii.	is a member of key management personnel of the Group or the Group’s parent.

(b) An entity is related to the Group if any of the following conditions apply:

i.	The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
ii.	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
iii.	Both entities are joint ventures of the same third party.
iv.	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
v.	The entity is a post-employment benefit plan for the benefit of the employees of the Group or an entity related to the Group.
vi.	The entity is controlled or jointly controlled by a person identified in (a).
vii.	A person identified in (a)(i) has significant influence over the entity or is a member of key management personnel of the entity (or of a parent of the entity).
viii.	The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

Fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

●	In the principal market for the asset or liability, or
●	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible by the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

F-32

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level I inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
●	Level 2 inputs, other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 inputs are unobservable inputs for the asset or liability.

Current versus non-current classification

The Group presents assets and liabilities in the consolidated statement of financial position based on current/non-current classification. An asset as current when it is:

●	Expected to be realized or intended to be sold or consumed in normal operating cycle
●	Held primarily for the purpose of trading
●	Expected to be realized within twelve months after the reporting period, or
●	Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

All other assets are classified as non-current.

A liability is current when:

●	It is expected to be settled in normal operating cycle
●	It is held primarily for the purpose of trading
●	It is due to be settled within twelve months after the reporting period, or
●	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period

The Group classifies all other liabilities as non-current.

Earnings per share

Earnings per share for periods prior to the deemed reverse acquisition are retrospectively adjusted to reflect the number of equivalent shares received by the accounting acquirer, Diginex HK, based on the number of shares outstanding on the reporting dates multiplied by the exchange ratio. The exchange ratio being calculated as the number of shares issued by the Company to the former shareholders of Diginex HK divided by the number of shares outstanding in Diginex HK on 30 September 2020.

3 Revenue

An analysis of the Group’s revenue from continuing operations for the reporting periods are as follows:

	Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD	USD
Exchange income	203,230	415	-
Trading income	66,039	78,833	3,216
Capital markets service income	10,000	291,315	900,085
Custody service income	4,525	4,202	-
Asset management fee income	3,674	119,857	46,763
	287,468	494,622	950,064

F-33

4 GENERAL AND ADMINistrative expenses

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD
Employee benefit expenses	5	44,433,520	26,106,003	8,536,316
Amortization of intangible assets	12	2,021,722	-	-
Depreciation of property, plant and equipment	13	817,597	791,714	575,108
Depreciation of right-of-use assets	14	1,963,787	1,965,711	1,387,004
Operating lease expense in respect of short-term leases		184,983	239,200	413,852
Auditor’s remuneration	(a)	653,582	326,557	52,564
Legal and professional fees	(b)	4,970,555	6,524,305	4,606,857
Marketing and promotions	(c)	3,223,609	698,412	558,534
Expensed software development	(d)	714,063	3,303,135	-
Technology	(e)	4,584,780	1,113,871	272,905
Other expenses	(f)	1,347,923	1,915,736	2,482,761
		64,916,121	42,984,644	18,885,901

Note 4(a): The incremental costs for the year ended 31 March 2021 related, in part, to additional audit expenses as a result of the Transaction.

Note 4(b): Legal and professional fees mainly consist of:

●	Fees relating to the Transaction and those associated with being a listed company

●	Fees incurred in seeking regulatory and legal advice for both existing and new products

●	Insurance and fees associated with KYC and AML client reviews

Note 4(c): Marketing and promotions for the year ended 31 March 2021 relate, primarily, to the promotion of EQONEX following the public launch in July 2020.

Note 4(d): Expensed software development are maintenance costs for the Exchange which do not meet the criteria to be capitalized. For the year ended 31 March 2020, development costs where no identifiable future economic benefits were identified were fully expensed.

Note 4(e): Technology costs consist, in part, of cloud-based hosting services. The year-on-year growth is driven by the additional demand for this service during the continued expansion of EQONEX.

Note 4(f): Other expenses include amongst others, office related costs, cost for the services of a third-party custodian for EQONEX client assets, blockchain fees and travel and entertainment. The year-on-year reduction is primarily due to a reduction of business travel following the global restrictions in place due to the COVID-19 pandemic.

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5 Employee benefit expenses

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD
Basic salaries, allowances and all benefits-in-kind		14,934,202	14,392,676	7,769,503
Pension costs - defined contribution plans	(a)	322,891	316,009	132,351
Share-based payments	(b)	29,176,427	11,397,318	634,462
		44,433,520	26,106,003	8,536,316

Note 5 (a): For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual, or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as an employee benefit expense when they are due.

Note 5 (b):

For the year ended 31 March 2021, share-based payments include the following:

●	$26,942,783 related to the employee share option scheme, originally established by Diginex HK (note 25)
●	$1,315,248 related to the vesting period changes due to the replacement employee share option scheme post Transaction (note 25)
●	$548,453 related to the fair value of shares awarded to staff as part of the salary deferral scheme which excludes $9,263 related to the fair value of shares awarded which were reclassed to discontinued operations (note 37). Under the salary deferral scheme, certain employees and long-term contractors deferred payment on a portion of their salaries and in return Diginex HK issued a corresponding share-based payment award equal to the deferred value (the “salary deferral scheme”). Of this amount $164,474 has been accrued and not yet issued as at 31 March 2021
●	$369,943 related to share awards accrued, yet to be issued as at 31 March 2021, based on employment service contract obligations

For the year ended 31 March 2020, share-based payments included the following:

●	$9,722,202 related to the Diginex HK employee share option scheme (note 25)
●	$1,425,116 related to the fair value of shares awarded to staff as part of the salary deferral scheme, this excludes $70,331 related to the fair value of shares awarded which were reclassed to discontinued operations (note 37)
●	$250,000 related to share awards based on service contract obligations

For the year ended 31 March 2019, share-based payments included the following:

●	$634,462 related to the Diginex HK employee share option scheme

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6 Other LOSSES AND Expenses, net

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD
Foreign exchange gains (loss), net		367,134	(133,431)	139,140
Transaction expense	(a)	(43,995,869)	-	-
Earn-out share awards related to the Transaction	(b)	(32,148,300)	-	-
Net fair value gain on financial liabilities at fair value through profit or loss	(c)	11,397,187	-	-
Net fair value loss on financial assets at fair value through profit or loss	(d)	(144,109)	(1,527,158)	(2,590,853)
Disposal of property, plant and equipment, net	13	(36,300)	-	-
Revaluation loss on Digital Assets	22	(68,360)
Net gain on fair value on equity method investment	(e)	-	-	11,030,339
Net loss on sale of financial assets at fair value through profit or loss	(f)	-	(221,626)	(11,665,824)
Others		195,902	183,148	214,289
		(64,432,715)	(1,699,067)	(2,872,909)

Note 6(a): During the year ended 31 March 2021, the Group recognized the below Transaction expense:

6,688,392 shares issued to former shareholders of 8i Enterprises and service providers (note 36)	(56,851,332)
6,212,050 warrants issued to the former warrant holders of 8i Enterprises (note 36)	(8,324,147)
(65,175,479)
Less: Total identifiable net assets of 8i Enterprises at fair value (note 36)	21,179,610
(43,995,869)

The shares and warrants issued were valued at the quoted closing price on Nasdaq on 30 September 2020 of $8.50 and $1.34 respectively.

Note 6(b): Under the terms of the Transaction up to 12,000,000 shares will be issued via an earn-out provision should share price milestones be met over a 4-year period from 30 September 2020. Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued. These shares have a grant date fair value of $32,148,300 and were recognized in the share-based payment reserve and as an expense to the consolidated statement of profit or loss under IFRS 2 (note 25.4).

Note 6(c): Private warrants were issued on 15 January 2021 as part of a capital raise that saw 2,571,669 shares and the same number of warrants issued. The warrants had an initial fair value of $16,594,388 and subsequently remeasured to $5,197,201 on 31 March 2021(note 26) under the guidance of IFRS 9, the fair value remeasurement of $11,397,187 is recorded as a gain in the consolidated statement of profit or loss.

Note 6(d): At 31 March 2019, the Group held 3,681,399 of Madison shares valued at $377,580 and recorded a fair value loss of $490,853 as of the year ended 31 March 2019. In addition, during the year the Group recorded a decrease in market value of its investment in CSP tokens issued by Caspian of $140,000. Unlisted investments recorded a fair value loss amounting to $1,960,000. The unlisted investments fair value loss related to Nynja Group Limited of $1,160,000 and the Agora VOTE token for $800,000. Agora was subsequently reclassed as listed during the year ended 31 March 2020.

During the year ended 31 March 2020 a decrease in market value of CSP tokens issued by Caspian of $38,200 and VOTE tokens issued by Agora of $172,699 was recognized (both tokens are listed on digital asset exchanges, see note 16.1). The unlisted investment in Shadow Factory Limited incurred a fair value loss of $1,316,259 (note 16.2).

F-36

During the year ended 31 March 2021, investments held in CSP tokens issued by Caspian and VOTE tokens issued by Agora recorded fair value gains of $110,877 and $145,014 respectively. This is offset by fair value losses of the private unlisted equity investments in Shadow Factory Limited and Nynja Group Limited of $400,000 (note 16.2).

Note 6(e): On 31 July 2018, 51% of the Group’s equity interest in Diginex High Performance Computing Limited (“DHPC”) was sold to Madison Holdings Group Limited (“Madison”), a third party, for a total consideration of $60,000,000, resulting in a gain from divestment of $59,127,340. The consideration was settled by cash of $10,000,000 and the issuance of 213,252,717 Madison shares, which are listed on the Growth Enterprise Market (“GEM”) of the Stock Exchange of Hong Kong (note 37). The Group classified the Madison shares as trading securities under IFRS 9. The retained investment of the 49% equity interest in DHPC was accounted for under IFRS 10 using the equity accounting method. Per IFRS 10, the investment was revalued at its fair value of $43,811,765. The net assets of the business attributable to the 49% ownership amounted to $1,240,347, resulting in a fair value adjustment of $42,571,418. However, at the year ended 31 March 2019, based on the net liabilities position of DHPC and after recording the share of the losses incurred during the year, the investment in DHPC recorded a fair value loss of $31,541,079 resulting in a net fair value gain of $11,030,339 for the year.

Note 6(f): The Madison shares were received as part consideration for the 51% disposal of DHPC in July 2018. In October 2018, the Group sold 209,571,318 Madison’s shares and recorded a realized loss of $11,665,824. On 27 June 2019, the Group sold the remaining 3,681,399 Madison shares and recorded a realized loss of $221,626.

7 IMPAIRMENT REVERSAL (LOSSES) ON FINANCIAL ASSETS, NET

	Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD	USD
Impairment of loan receivables	-	4,374,446	5,481,772
Impairment of amounts due from an associate	-	6,749,833	-
Impairment of trade receivables	-	113,381	108,000
Reversal of an impairment	(21,071)	-	-
	(21,071)	11,237,660	5,589,772

During the year ended 31 March 2021,

●	There was no impairment loss on financial assets during the year.
●	Impairment on amounts due from an associate was partially reversed based on the agreed repayment plan which was fully settled in April 2021 (note 19).

During the year ended 31 March 2020,

●	Impairment of loan receivables consisted of: (1) impairment of a loan with Peter Yuan as detailed in note 15 and (2) on 20 February 2019, the Group signed a non-binding term sheet with a third party to establish a new subsidiary under the Group in the United States of American. In connection with the term sheet the group advanced monies for working capital purposes prior to a definitive agreement being signed. During the year ended 31 March 2020, the Group impaired $479,748 of the advance (note 15) as the definitive agreement was not signed.
●	Amounts due from an associate was impaired by $6,749,833 (note 19).

During the year ended 31 March 2019,

●	Impairment of loan receivables consisted of: (1) fully impaired loan to Rise Tech Ventures, Inc of $200,000, (2) a fully impaired advance of $500,000 relating to the proposed new subsidiary in the US as noted above, and (3) an impairment of $4,781,772 on a loan with Peter Yuan.

F-37

8 Finance costs, net

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD
Interest on:
● Loans from shareholders	20	277,959	1,333,480	393,038
● Lease liabilities	29	231,759	460,983	430,233
● Notes payable	31	17,156	57,064	-
● Convertible bond	32	509,230	-	-
● Other loans		-	-	55,477
Other finance costs	26	1,235,341	-	260,536
Other finance income		-	-	(73)
		2,271,445	1,851,527	1,139,211

During the years ended 31 March 2021, 2020 2019, the Group had a shareholder loan with Pelham Limited, via a $20m credit facility with a 12.5% interest charge on the outstanding balance. During the year ended 31 March 2021, this credit facility was terminated upon the Transaction on 30 September 2020 (note 20).

The Group holds long term leases accounted for under IFRS 16. As the lease liability is recorded at the present value of the unpaid lease payments, over the lease term, finance cost is accrued based on the implicit interest rate of the lease or the Group’s incremental borrowing rate to secure borrowing over a similar term (note 29).

The Group issued a loan note in September 2019, the loan note had a 12-month maturity and a 15% interest charge. A notional amount of $675,000 was raised and was fully redeemed early on 1 June 2020 (note 31).

The Group issued a convertible bond with an annual 10% coupon in May 2020. The bond and accrued interest were converted to shares of Diginex HK on the 21 September 2020 with additional accrued interest between 22 and 28 September settled in cash (note 32).

The Group issued private shares and warrants for cash during the year ended 31 March 2021. In raising the funds the Group incurred transaction costs of $2,871,652 of which $1,235,341 relates to the private warrants on a fair value pro-rata basis between the shares and warrants issued. The private warrants are classified as a liability at fair value through profit or loss, accordingly the related transaction cost is recorded as a finance cost upon initial recognition (note 26).

9 EQUITY METHOD INVESTMENT – DHPC

On 31 July 2018, the Group sold 51% of its equity interest in DHPC (note 37). Under IFRS 10 DHPC ceased to be a subsidiary of the Group and the remaining 49% equity interest in DHPC was accounted for as an associate at a fair value. Upon disposal the fair value was estimated at $43,811,765 resulting in a fair value gain of $42,571,418. However, during the same year ended 31 March 2019 the Group recorded its share of DHPC’s losses for the period from the disposal date of $12,270,686. Considering the material losses and the current net liability position of DHPC, at the year ended 31 March 2019 management reduced the fair value estimate of the investment by $31,541,079 offsetting the fair value gain on disposal resulting in a net fair value gain of $11,030,339 being recorded in the year (note 6). Post recording the Group’s share of DHPC’s losses and the write-down of the investment value, the carrying value of the Group’s investment in DHPC was nil as at 31 March 2019.

During the year ended 31 March 2020, the operations of DHPC’s business ceased. As the investment measured under equity method has been fully written down in the year ended 31 March 2019, there have been no further losses booked in the year ended 31 March 2020 and 31 March 2021 under the guidance of IAS 28.

Name of entity	Place of incorporation and operation	Principal activities	Particular of issued share capital	Percentage of ownership interest attributable to the Group
Diginex High Performance Computing Limited (“DHPC”)	Gibraltar	Transaction verification service	2,000 ordinary shares of GBP1 each	Indirect 49%

F-38

The Group’s shareholdings in DHPC comprised of equity shares held by the Group and the shareholding is held by a wholly owned subsidiary of the Company. DHPC was previously a wholly owned subsidiary of the Group, which engaged in the provision of Transaction Verification services. During the year ended 31 March 2019, the Group lost control over DHPC and became an associate of the Group accordingly. At 31 March 2019, the Group’s effective interests in DHPC was 49%. Further details of the disposal are set out in note 37. The directors, at the time, were of the view that DHPC was considered a material associate of the Group and was accounted for using the equity method.

The following table illustrates the summarized financial information in respect of DHPC at 31 March 2019:

At 31 March 2019
USD
Current assets	1,997,000
Non-current assets	10,513,000
Current liabilities	(21,828,000)
Non-current liabilities	(13,193,000)
Net liabilities	(22,511,000)

A reconciliation of the above summarized financial information to the carrying amount of the interest in the associate recognized in the consolidated financial statements is below:

At 31 March 2019
USD
Net liabilities of the associate	(22,511,000)
Proportion of the Group’s ownership interest in the associate at 49%	(11,030,390)
Carrying amount of the Group’s interest in the Associate	-

Results of DHPC for the period post divestment 1 August 2018 to 31 March 2019:
USD
Revenue	2,485,000
Loss and total comprehensive loss for the period	(25,042,216)

The Group’s share of post divestment profits attributable to the 49% shareholding amounted to $12,270,686 as stated on the statement of profit or loss as share of loss of an associate for the year ended 31 March 2019.

Cashflow of DHPC from 1 August 2018 to 31 March 2019:

Net cash (outflow) from operating activities	(2,690,804)
Net cash (outflow) from investing activities	(1,750,000)
Net cash inflow from financing activities	4,440,804
Net increase (decrease) in cash generated by the subsidiary	-

Since the partial divestment of DHPC on 31 July 2018 to 31 March 2019 the business generated cash proceeds from the sale of ETH amounting to $3.1m and had cash outflows from operating activities over the same period of $5.8m, resulting in a net outflow of $2.7m. The business invested $1.8m for the acquisition of another mining business in Sweden, High Performance Computing Nordic, AB in August 2018.

DHPC does not have a bank account. Operating and investing cash activities were recorded via shareholder loans which have increased by $4.4m as a result of the activity over the period.

F-39

Details on the cashflows for DHPC for the period prior to divestment are detailed in note 37.

During the year ended 31 March 2020, the Company advanced a further $226,308 to DHPC for working capital purposes and a loan of $2,000,000 to purchase new high-performance computing equipment. The equipment was not purchased and the business ceased being active. Details of the amounts due from associate are highlighted in note 19.

There has been no activity during the year ended 31 March 2021. As at 31 March 2021, the Group continue to hold the 49% shareholding in DHPC.

10 Income taxES

There was no income or deferred tax expense for the years ended 31 March 2020 and 2019. During the year ended 31 March 2021, Digivault Limited, a UK subsidiary of the group, received a tax credit for research and development of $478,078.

10.1 Reconciliation of effective tax rate

While the Company is domiciled in Singapore, the majority of operations are based in Hong Kong during the year ended 31 March 2021. In Hong Kong, the profits tax rate for corporations is 16.5% except for the first HK$2,000,000 (c.$250,000) of profit, which is charged at 8.25%. There is no capital gains tax in Hong Kong. Taxes charged on profits assessable elsewhere have been calculated at the rates of tax prevailing in the countries in which the Group operates, based on existing legislation, interpretation and practices in respect thereof. As at 31 March 2021, the effective tax rate for the Group is 0%. Tax effects on other comprehensive loss has been deemed immaterial.

	Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD	USD
Loss from continuing operations before income taxes	(131,311,742)	(57,278,276)	(40,266,233)
Profit (loss) from discontinued operations before income taxes	4,956,408	(857,554)	56,986,946
	(126,355,334)	(58,135,830)	16,720,713
Notional tax calculated at the rates applicable to profits in the tax jurisdictions concerned	(11,157,053)	(9,546,464)	2,469,380
Tax effect of income that is not taxable	(2,455,883)	550	(9,756,003)
Tax effect of expenses that are not deductible	7,395,386	2,233,494	909,937
Tax effect of tax losses not utilized	6,789,872	5,216,460	5,215,623
Tax effect of utilization of unrecognized tax losses	(963,219)	-	-
Tax effect of temporary differences	390,897	2,095,960	1,161,063
Income tax expense for the year	-	-	-

The results for both reporting periods can also be analyzed in the following way:

	Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD	USD
Loss from continuing operations	(131,311,742)	(57,278,276)	(40,266,233)
Loss from discontinued operations	(117,137)	(857,554)	(2,140,394)
Total losses subject to income tax	(131,428,879)	(58,135,830)	(42,406,627)
Gain on sale of discontinued operations	5,073,545	-	59,127,340
Profit (Loss) for the year before tax	(126,355,334)	(58,135,830)	16,720,713

F-40

Of the loss generated in the year ended 31 March 2021, $5,073,545 relates to a gain on sale of the discontinued Solutions Business. The gain was recognized in Diginex Solutions Limited, a Hong Kong resident company, and was capital in nature. In Hong Kong there is no capital gains tax. As a result, the effect of non-taxable income is $833,680 at Hong Kong’s tax rate of 16.5%.

For the years ended 31 March 2021, 2020, and 2019, there were operating losses with respect to discontinued operations. No tax provision has been recognized for the periods in relation to these activities as no taxable income was generated.

Included in the loss from continuing operations for the year ended 31 March 2021 is a share-based payment of $43,995,869 (note 36) which relates to the Transaction. This relates to a consolidation adjustment and is not subject to taxation. The loss from continuing operations also includes an expense of $32,148,300 related to the fair value of earn-out awards (note 25), which was recognized by the Company. This expense is treated as non-deductible and tax effected at the Singapore tax rate of 17%.

The impact of the operating loss from continued operations has resulted in the Group carrying forward tax losses of $16,962,865 (2020: $9,857,098; 2019: $5,278,416). The losses carried forward as at 31 March 2021 include those accumulated in prior years. The majority of operating losses and hence tax losses have been generated in Hong Kong. Tax losses in Hong Kong can be carried forward and offset against future profits indefinitely.

10.2 Deferred income taxes

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The main components of the deferred income tax assets are as follows:

	Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD	USD
Depreciation and amortization recognized for tax purposes	789,005	434,696	256,570
Rental payments (IFRS 16)	(394,631)	(391,426)	-
Impairment on loan balances	(3,477)	2,052,689	904,493
Benefit of tax loss carried forward	16,962,865	9,857,098	5,278,416
	17,353,762	11,953,057	6,439,479
Unrecognized deferred tax asset	(17,353,762)	(11,953,057)	(6,439,479)
Deferred tax asset	-	-	-

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which those temporary differences become deductible. In determining the recognition of a deferred tax asset, management considered the future profitability of the Group. While management expects the Group to return profits in the future, there is still an element of uncertainty and as such, no deferred tax asset has been recognized.

F-41

11 EARNINGS (loss) per share

	Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD	USD
Basic earnings (loss) per share
From continuing operations attributable to the ordinary equity holders of the company	(4.97)	(3.80)	(2.90)
From discontinued operation	0.19	(0.06)	4.11
Total basic earnings (loss) per share attributable to the ordinary equity holders of the company	(4.78)	(3.86)	1.21

Reconciliation of earnings (loss) used in calculating earnings (loss) per share
Profit (Loss) attributable to the ordinary equity holders of the company used in calculating basic earnings (loss) per share:
From continuing operations	(130,833,664)	(57,278,276)	(40,266,233)
From discontinued operation	4,956,408	(857,554)	56,986,946
	(125,877,256)	(58,135,830)	16,720,713

Weighted average number of shares used as the denominator
Weighted average number of ordinary shares used in the denominator in calculating basic earnings (loss) per share	26,301,024	15,061,549	13,879,415

Due to the losses from continuing operations during the years ended 31 March 2021, 2020 and 2019, anti-dilutive instruments were excluded from the calculation of diluted loss per share. The excluded anti-dilutive instruments include 5,600,000 of employee share options outstanding as at 31 March 2021 (2020: 4,196,383, 2019: 2,109,548, as adjusted to reflect the exchange ratio, see note 24), as well as 2,571,669 private warrants outstanding as at 31 March 2021 exercisable to acquire 2,571,669 shares.

The 3,030,000 shares issued for meeting the first share price milestone of the earn-out awards have been included in the calculation of basic loss per share. The remaining 9,090,000 shares to be issued should certain share price milestones be achieved in the future have been excluded from the calculation of diluted loss per share as those milestones were not met during the year ended 31 March 2021. See note 25 for details on earn-out awards.

F-42

12 INTANGIBLE ASSETS, NET

	Capitalized Software Development	Software Acquired	Total
	USD	USD	USD
At 31 March 2021:
Cost:
At 1 April 2020	5,169,073	5,500,043	10,669,116
Adjustment for foreign exchange	5,893	(12)	5,881
Reclassification (note 13)	(60,378)	-	(60,378)
Additions	5,252,943	1,000,056	6,252,999
At 31 March 2021	10,367,531	6,500,087	16,867,618
Amortization:
At 1 April 2020	-	-	-
Charge for the period	(1,196,708)	(825,014)	(2,021,722)
At 31 March 2021	(1,196,708)	(825,014)	(2,021,722)
Net carrying amount:
At 31 March 2021	9,170,823	5,675,072	14,845,896

At 31 March 2020:
Cost:
At 1 April 2019	-	-	-
Additions	5,169,073	5,500,043	10,669,116
At 31 March 2020	5,169,073	5,500,043	10,669,116
Amortization:
At 1 April 2019	-	-	-
Charge for the period	-	-	-
At 31 March 2020	-	-	-
Net carrying amount:
At 31 March 2020	5,169,073	5,500,043	10,669,116

External spend on software development is capitalized as an intangible asset in accordance with IAS 38 when control is obtained, future economic benefits of such software is probable and the cost of such software can be reliably measured.

In March 2020, the Group acquired software from a third party for potential consideration of up to $10,000,000. $8,500,000 of the fair value consideration is based on the integration of the software into the EQONEX infrastructure and the delivery of future products with the balance of $1,500,000 payable based on future trading volumes on the Exchange (note 33):

●	$5,500,043 was paid during the year ended 31 March 2020, which comprised of $100,000 in cash and $5,400,043 in shares of Diginex HK.
●	During the year ended 31 March 2021, an additional $1,000,056 was paid to the seller comprising of $400,000 in cash on 14 April 2020 and 3,899 shares of Diginex HK, valued at $600,056 issued on 1 June 2020.
●	The vendor will not be providing the service associated with the remaining $2,000,000 of the $8,500,000 fair value consideration.
●	Trading volume targets associated with $1,000,000 of the $1,500,000 contingent payment were not met prior to the target date of February 2021. The remaining $500,000 may be payable if future trading volume target is met by future target date of February 2022.

F-43

During the year ended 31 March 2021, the Group began amortizing its intangible assets as EQONEX, the digital asset exchange and the Custody Solution, Digivault, became available for use. The software acquired has a remaining amortization period of four years and four months as at 31 March 2021. Capitalized software development costs are capitalized when incurred and amortization commences at that point in time. Due to this there is no single remaining amortization period for the capitalized software development costs.

13 Property, plant and equipment, NET

	Furniture and fixtures	Office equipment	Leasehold improvements	Total
	USD	USD	USD	USD
At 31 March 2021:
Cost:
At 1 April 2020	74,300	376,027	2,146,236	2,596,563
Adjustment for foreign exchange	(1,037)	(2,338)	(5,458)	(8,833)
Reclassification (note 12)	-	60,378	-	60,378
Additions	-	5,782	43,961	49,743
Disposal	(48,516)	(3,510)	-	(52,026)
At 31 March 2021	24,747	436,339	2,184,739	2,645,825
Depreciation:
At 1 April 2020	(16,733)	(126,394)	(1,233,715)	(1,376,842)
Adjustment for foreign exchange	276	897	5,227	6,400
Charge for the period	(6,062)	(88,462)	(723,073)	(817,597)
Disposal	9,427	2,436	3,863	15,726
At 31 March 2021	(13,092)	(211,523)	(1,947,698)	(2,172,313)
Net carrying amount:
At 31 March 2021	11,655	224,816	237,041	473,512

At 31 March 2020:
Cost:
At 1 April 2019	73,273	304,249	2,133,521	2,511,043
Adjustment for foreign exchange	1,027	1,903	12,715	15,645
Additions	-	69,875	-	69,875
At 31 March 2020	74,300	376,027	2,146,236	2,596,563
Depreciation:
At 1 April 2019	(8,794)	(61,371)	(511,662)	(581,827)
Adjustment for foreign exchange	2,581	(507)	(5,375)	(3,301)
Charge for the period	(10,520)	(64,516)	(716,678)	(791,714)
At 31 March 2020	(16,733)	(126,394)	(1,233,715)	(1,376,842)
Net carrying amount:
At 31 March 2020	57,567	249,633	912,521	1,219,721

F-44

14 RIGHT-OF-USE ASSETS, NET

Right-of-use assets relate to office space leased by the Group. The amount in respect of leases are as follows:

Properties
USD
Year ended 31 March 2021:
At 1 April 2020	2,879,032
Additions (a)	406,333
Reclassification (b)	(438,150)
Adjustment for foreign exchange	23,046
Depreciation	(1,963,787)
Closing net book amount	906,474
At 31 March 2021:
Cost	6,084,957
Accumulated depreciation	(5,216,173)
Adjustment for foreign exchange	37,690
Net book amount	906,474

Year ended 31 March 2020:
At 1 April 2019	4,830,098
Additions	-
Adjustment for foreign exchange	14,645
Depreciation	(1,965,711)
Closing net book amount	2,879,032
At 31 March 2020:
Cost	6,217,102
Accumulated depreciation	(3,352,715)
Adjustment for foreign exchange	14,645
Net book amount	2,879,032

Note (a) – Additions in the year ended 31 March 2021 relate to long terms leases contractually committed to in both Singapore and Ho Cho Minh City, Vietnam as detailed in note 29.

Note (b) – The reclassification relates to a lease entered in Jersey which was renegotiated on 16 July 2020 from a long-term lease terminating on 28 February 2027 into a short-term lease terminating on 1 March 2021. Accordingly, the Group has elected simplified accounting for short-term leases of 12 months or less and an expense is recognized on a straight-line basis over the remainder of the lease. See note 4 for short term lease expenses.

F-45

15 LOAN RECEIVABLES

	At 31 March 2021	At 31 March 2020
	USD	USD
At 1 April	-	8,218,228
Loan advance balance	-	479,748
Loan repayment	-	-
Loan novation (see note 19)	-	(4,323,530)
Impairment	-	(4,374,446)
At 31 March	-	-

For the year ended 31 March 2021 there were no loan receivables.

At 1 April 2019, Diginex HK had a loan receivable outstanding in relation to DHPC, a former subsidiary that is now 49% owned. The loan was due from a third party and was partially novated to be due from DHPC directly and hence reclassified as an amount due from an associate. The balance outstanding was fully impaired at 31 March 2020 after management performed the analysis of expected credit losses based on the fact that DHPC is no longer an operating business.

Additionally, on 20 February 2019, Diginex HK signed a non-binding term sheet with a third party to establish a new subsidiary under Diginex HK in the United States (“Americas”). In connection with the term sheet, Diginex HK advanced $479,748 to Americas during the year ended 31 March 2020 for working capital purposes prior to of a definitive agreement being signed. As at 31 March 2020, the $479,748 advance was fully written-off as the definitive agreement had not been signed.

16 FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

	Notes	At 31 March 2021	At 31 March 2020
		USD	USD
Listed investments	16.1	304,053	49,011
Unlisted investments	16.2	-	400,000
		304,053	449,011

16.1 Listed investments

	At 31 March 2021	At 31 March 2020
	USD	USD
Listed investments, at fair value (a) and (b)	304,053	48,162
Adjustment for foreign exchange	-	849
	304,053	49,011

Note 16.1(a):

Caspian

As at 1 April 2019, Diginex HK held 4,923,077 CSP Tokens issued by Caspian with a fair value of $60,000. As at 31 March 2020, the closing price was $0.004398 resulting in fair value of $21,652.

As at 31 March 2021, the closing price was $0.02692 resulting in a fair value of $132,529 with a fair value gain of $110,877.

F-46

Note 16.1(b):

Agora

In September 2019, the VOTE token issued by Agora was listed on a digital asset exchange. As a result of the listing, Diginex HK consequently updated its fair value measurement classification from Level 3 to Level 1.

As at 1 April 2019, Diginex HK held 25,490,196 VOTE Tokens issued by Agora with a fair value of $200,000. As at 31 March 2020, each token was valued at $0.00104 and the investment in Agora was reduced, by $172,699 to a fair value of $26,510.

As at 31 March 2021, the closing price was $0.006729 resulting in a value of $171,524 with a fair value gain of $145,014.

16.2 Unlisted investments

	At 31 March	At 31 March
	2021	2020
	USD	USD
Opening balance	400,000	1,650,000
Acquisition	-	267,773
Reclassification	-	(200,000)
Change in fair value	(400,000)	(1,316,259)
Adjustment for foreign exchange	-	(1,514)
	-	400,000

Note 16.2(a):

Shadow Factory Limited

Diginex HK holds of 5.35% of the outstanding shares in Shadow Factory Limited (“Shadow Factory”). As at 31 March 2020, Shadow Factory had prepared financial projections out for one year only and following discussions with the management team regarding the future outlook of the business Diginex HK assessed the fair value of the investment as $200,000 resulting in a fair value loss of $1,316,259.

As at 31 March 2021, management reviewed the financial information provided by Shadow Factory and have revised the fair value of the investment to zero.

Nynja Group Limited

Diginex HK holds of 6.8% of the outstanding shares in Nynja Group Limited (“Nynja”). As at 31 March 2020, Diginex HK assessed the fair value of the investment in Nynja as $200,000, unchanged from the amount as at 31 March 2019.

As at 31 March 2021, management reviewed the financial information provided by Nynja and have revised the fair value of the investment to zero.

Reclassification

The reclassification is the result of the listing, on a digital asset exchange, of the VOTE Tokens issued by Agora as Level 1 inputs were observable during the year ended 31 March 2020 (see note 16.1(b)).

F-47

17 goodwill

During the year ended 31 March 2019, goodwill of $457,818 arose from the acquisition of Altairian Capital Holdings Limited, now known as Diginex (UK) Limited, and its subsidiaries. The acquisition was completed on 14 December 2018.

Goodwill was allocated to the acquired business upon acquisition. At the year ended 31 March 2019 the company assessed the value of the business based on the future financial projections the business could generate. Given a change in economic conditions management assessed the recoverable amount of the business and determined that an impairment loss on the goodwill should be recognized for the year ended 31 March 2019. The impairment loss has been booked to the consolidated statement of profit or loss. At the year ended 31 March 2020 and 31 March 2021, management reassessed the impairment and noted no changes.

18 Trade receivables, prepayment, deposits and other receivables

18.1 Trade receivables

	At 31 March 2021	At 31 March 2020
	USD	USD
Trade receivables	12,604	186,158
Less: loss allowance	-	(113,381)
Adjustment for foreign exchange	-	(125)
	12,604	72,652

Trade receivables are non-interest bearing and generally have credit terms of 30 days.

An aging analysis of the trade receivables as at the end of the reporting period, based on the invoice date and net of loss provision, is as follows:

	At 31 March 2021	At 31 March 2020
	USD	USD
Less than 1 month	9,609	68,694
Between 1 month and 3 months	1,667	3,958
Over 3 months	1,328	-
	12,604	72,652

The movements in the loss allowance for impairment of trade receivables are as follows:

	Notes	Year ended 31 March 2021	Year ended 31 March 2020
		USD	USD
At the beginning of the year		113,381	108,000
Write-off of trade receivables	(a)	(113,381)	(108,000)
Provision for impairment for trade receivables		-	113,381
Foreign exchange translation difference		-	-
At the end of the year		-	113,381

F-48

The carrying amounts of trade receivables approximate their fair values.

Note (a) – As at 31 March 2020 and 31 March 2021, management determined that two separate trade receivables fully provided for were uncollectable and reversed the associated provision as of the year ended 31 March 2019 and 31 March 2020 respectively as the underlying receivables were written-off.

18.2 Prepayment, deposits and other receivables

	Notes	At 31 March 2021	At 31 March 2020
		USD	USD
Non-current:
Deposits	(a)	152,988	1,246,947
Current:
Deposits	(a)	1,389,615	88,039
Prepayments	(b)	1,607,298	1,197,682
Other receivables	(c)	259,858	522,458
		3,256,771	1,808,179
Total		3,409,759	3,055,126

Note 18.2(a): On 16 June 2018, the Group entered into a lease agreement for an office located in Hong Kong with a security deposit of $1,246,947. The Group owes monthly rental payments of HKD1,455,744 (approximately $187,000) until the lease agreement terminates on 15 June 2021. As at 31 March 2021 the deposit for the Hong Kong office is classified as a current asset (March 2020: non-current asset). On 9 March 2021 the Group paid an initial deposit for an office located in Hong Kong for $98,568. This is a new lease as the Hong Kong business will relocate upon completion of the existing lease. During the year ended 31 March 2021, the Group entered into two new long-term lease agreements in Vietnam and Singapore for office spaces with security deposits of $16,576 and $37,844 respectively.

Note 18.2(b): The balance at 31 March 2021 consisted primarily of prepaid insurance and other advanced payments associated with the operations of the business. At 31 March 2020, the balance included $900,315 which related to issued shares in Diginex HK to a service provider as an advanced payment for services to be provided to EQONEX which was fully amortized by 31 March 2021.

Note 18.2(c): Included in other receivables at 31 March 2020 was a promissory note due from 8i Enterprises for $100,000 which was entered into on 3 March 2020. In June 2020 Diginex HK entered into another promissory note with 8i Enterprises of $287,500. Upon the close of the Transaction on 30 September 2020 with 8i Enterprises the full balance of $387,500 was reclassified as an intercompany balance and eliminated on consolidation of the Group results. Included in other receivables at 31 March 2021 was an amount due from an associate which was reclassed to other receivables in December 2020 as payments would be settled by a 3rd party (note 19.1). This other receivable was paid on a monthly basis and fully received in April 2021.

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19 AMOUNT DUE To / FROM AN ASSOCIATE

19.1 Amount due from an associate

	At 31 March 2021	At 31 March 2020
	USD	USD
At 1 April	977,421	1,991,988
Foreign exchange translation difference	(1,173)	-
Loan novation (note 15)	-	4,323,530
Working capital advance	-	226,308
Loan receivable	-	2,000,000
Repayment	(760,136)	(814,572)
Impairment reversal (impairment)	21,071	(6,749,833)
Reclass to other receivables	(237,183)	-
At 31 March	-	977,421

During the year ended 31 March 2020, $4,323,530 of a loan receivable from a third party was novated to DHPC, an associate, (note 15) and hence the amount became collectable directly from DHPC. Diginex HK also advanced DHPC an additional $226,308 of working capital during the same period. On 28 June 2019, the Group entered into an additional loan agreement with DHPC for an amount of $2,000,000 to be used for the purchase of new high-performance computing equipment. The loan was interest bearing at 5% per annum and repayable from 75% of DHPC EBITDA.

As at 31 March 2020 the combined amounts due from DHPC were impaired by $6,749,833 to leave an outstanding balance of $977,421.

During year ended 31 March 2021, $700,000 of the outstanding balance was settled by the associate. The remaining balance was novated to be paid by a third party. As of 31 March 2021, $45,538 remained outstanding which was fully repaid by April 2021 as noted in note 18.2 (c). Total amount settled associated with this balance during the year ended 31 March 2021 was $951,781.

19.2 Amount due to an associate

During the year ended 31 March 2021, $900,000 was advanced from a 100% owned subsidiary of DHPC to Diginex HK on an interest free basis, unsecured basis and repayable on demand. There were no amounts due to an associate as at 31 March 2020.

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20 RELATED PARTY TRANSACTIONS

20.1 Transactions with other related parties

In addition to those related party transactions and balances disclosed elsewhere in the consolidated financial statements, the Group had the following transactions with its related parties during the reporting period:

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	Notes	USD	USD	USD
Amounts received (paid) per the following:

Income from services
Services agreement with a shareholder	(a)	148,201	151,288	120,822
Custody service income from a shareholder	(b)	-	4,108	-
Exchange revenue	(c)	23,103	-	-

Financing costs
Interest and finance cost charged on shareholder loans	(d)	(277,959)	(1,333,480)	(463,288)
Interest charged on notes payable	(e)	(17,855)	(57,064)	-
Interest charged on convertible bond	(f)	(44,493)	-	-

Other transactions
Shares issued to an existing shareholder	(g)	-	(155,030)	-
Shares subscribed by employees for cash	(h)	120,185	-	-
Subscription to convertible bond	(f)	1,530,000	-	-
Repurchase of shares	(i)	-	-	(6,619,463)
Exchange promotion rewards	(j)	(108,302)

Note 20.1(a): The amounts received from a shareholder were pursuant to the terms of services agreement between Diginex HK and a shareholder. Services include the provision of office space and administrative duties. On 15 June 2021, the service agreement with the shareholder was terminated.

Note 20.1(b): During the year ended 31 March 2020, Pelham Limited, used the custody service offered by Digivault and was charge a fee on an arms-length basis. Pelham Limited is a company controlled by Miles Pelham, the founder of Diginex HK.

Note 20.1(c): During the year ended 31 March 2021, key management personnel and their immediate family members paid fees while trading on the EQONEX digital asset exchange.

Note 20.1(d): The interest expense paid to the shareholders were pursuant to the terms in the loan agreements entered into between Diginex HK and the shareholders. For the year ended 31 March 2019 $70,250 relates to finance fees paid to the shareholders, other than Pelham Limited, pursuant to the terms in the loan agreements entered between the Company and shareholders.

Note 20.1(e): The interest charged on the notes payable (note 31) is pursuant to terms in note agreement entered between Diginex Capital Limited, a subsidiary of the Company, employees, and a shareholder.

Note 20.1(f): During the year ended 31 March 2021, key management personnel and some of their immediate family members subscribed to the convertible bond with a 10% coupon issued by Diginex HK (note 32).

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Note 20.1(g): During the year ended 31 March 2020, Diginex HK issued shares to existing shareholders for consulting services. This non-cash amount was recorded as consulting expenses.

Note 20.1(h): During the year ended 31 March 2021, two employees and one of their immediate family members subscribed for shares in Diginex HK for cash consideration on an arm’s length basis.

Note 20.1(i): During the year ended 31 March 2019, Diginex HK purchased shares from a former employee for a value of $6,619,463. The purchase consisted of two transactions:

●	Cash payment of $3,144,943
●	Allocation of Madison Group Holdings Limited shares received as consideration of the partial divestment of DHPC valued at $3,474,520

Note 20.1(j): During the year ended 31 March 2021, key management personnel and their immediate family members who are users on the EQONEX exchange participated in the promotion events and received rewards on the same terms as all users on the EQONEX exchange.

20.2 Amounts due from related companies

The amounts due from related companies as at 31 March 2021 and 31 March 2020 are unsecured, interest-free and repayable on demand. At 31 March 2021 and 2020, the amounts due from related companies relate to initial costs in incorporating the underlying fund entities in the Cayman Islands as part of the Asset Management business. Prior to the launch of the asset management fund entities, all shares were owned by the Group. The Group only holds non-participating management shares post the launch of the funds in November 2019.

20.3 Amounts due to related companies

The amounts due to related companies as at 31 March 2021 are due to Bletchley Park Multi-Strategy Fund Offshore Limited, which is managed by the investment manager, Diginex SA. The investment manager was previously Bletchley Park Asset Management (Hong Kong) Limited and since October 2020 is Diginex SA. The investment manager of the funds agreed to cap expenditure in the fund at 1% of assets under management. As at 31 March 2021, the expenditure incurred by the fund exceed the agreed cap with the investment manager by $203,460 and hence resulting in an amount payable to the fund.

20.4 Amounts due from shareholders

The amounts due from shareholders are unsecured, interest-free and repayable on demand.

Name	Maximum amount outstanding during the year ended 31 March 2021	At 31 March 2021	At 31 March 2020
	USD	USD	USD
DHC Investments Limited	49,276	36,962	37,278
Various	500	1	448
		36,963	37,726

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20.5 Amounts due to directors

The amounts due to directors are unsecured, interest-free and had no fixed terms of repayment.

Name	Maximum amount outstanding during the year ended 31 March 2021	At 31 March 2021	At 31 March 2020
	USD	USD	USD
Miles Pelham	39,180	-	28,214
Richard Byworth	262,381	6,241	243,117
Paul Ewing	118,067	544	103,273
Chi Won Yoon	65,407	-	-
Stylianos Moussis	100,791	-	-
		6,785	374,604

As a result of the Transaction, amounts disclosed above includes that for directors of Diginex HK and the Company. As at 31 March 2021, neither Miles Pelham or Stylianos Moussis were directors of either Diginex HK or the Company.

20.6 Loans from shareholders

		At 31 March 2021	At 31 March 2020
	Notes	USD	USD
1 April		10,711,563	10,406,249
Loans advanced		100,000	5,332,303

Loan repayment:
Loan settled through sale of Solutions Business	37	(6,000,000)	-
Loan repayments settled in cash		(3,949,050)	(4,850,000)
Loan settled in shares	a	(650,000)	-
Loan converted to convertible bond		(100,000)	-

Interest repayment:
Interest charged	8	277,959	1,333,480
Interest repayments settled in cash		(318,166)	(1,510,469)
Interest settled in shares	a	(72,306)	-
		-	10,711,563

Note a – Loan principal and accrued interest, totaling $722,306, were settled by the issuance of 9,039 Diginex HK shares (note 24)

As at 31 March 2020, interest payable included in the loans from shareholders balance above amounted to $112,524.

On 30 September 2020 the credit facility offered by Pelham Limited was terminated.

20.7 Amounts due to shareholders

Name	Maximum amount outstanding during the year ended 31 March 2021	At 31 March 2021	At 31 March 2020
	USD	USD	USD
Various	185,504	-	1,686
		-	1,686

During the year ended at 31 March 2021, the amounts outstanding to shareholders includes interest accrued on the convertible bond.

20.7 Sale of Solutions Business

On 15 May 2020, Diginex HK, together with Diginex Solutions Limited, sold the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name, to a related party, Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex HK. The Group realized a gain on sale of $5,073,545 which has been recognized as discontinued operations (note 37).

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20.8 Key management compensation

	Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
	USD	USD	USD
Fees	75,000	-	-
Basic salaries, allowances and all benefits-in-kind	2,532,911	2,029,445	1,452,042
Pension costs - defined contribution plans	62,877	14,055	11,731
Share-based payments	18,312,630	7,392,836	222,218
	20,983,418	9,436,336	1,685,991

Key management personnel are considered as the directors of Diginex HK (for the pre Transaction period) and the Company for the periods noted above, as well as members of the Executive Committee.

21 CLIENT ASSETS AND LIABILITIES

	At 31 March 2021	At 31 March 2020
Client monies consisted of:	USD	USD
Cash	5,142,400	500,933
Digital assets and USDC, at fair value	21,879,525	42,977
	27,021,925	543,910

As at 31 March 2021 and 31 March 2020, the Group held monies in the form of cash (fiat), digital assets and USDC on behalf of clients. The assets were held to enable clients to trade on the EQONEX exchange and execute OTC trades involving digital assets. Cash balances were held in bank accounts and the digital assets and USDC were held in secure wallets with a custodian. The Group has control over these assets and bears the associated risks. The values of the assets are taken from the prices stated on the active public markets that the assets are traded on.

Following the launch of the Exchange, on-exchange credit has been offered to some trading clients. Prior to the advance of on-exchange credit, the client deposits collateral with the Exchange to mitigate any risk of the Exchange incurring a loss. At 31 March 2021, total collateral of $150,000 and USDC 310,000 was recorded as client assets with the corresponding liabilities within the balances shown above.

Based on the terms of the on-exchange credit, the clients cannot withdrawal assets advanced in the form of on- exchange credit unless there is an excess above the notional amount granted in the clients’ trading account. As such, the risk and rewards of the asset has not been transferred. Only if the client’s trading balance drops below the notional amount of on-exchange credit granted does an obligation crystalize and the client then has an obligation to top-up their trading account on the Exchange. If a client’s trading account balance is below the value of on-exchange credit advanced, an asset and associated liability is recognized in the consolidated statement of financial position. At 31 March 2021 those selected clients all held trading balances in excess of the notional on-exchange credit granted and therefore no incremental assets or liabilities were recorded other than the collateral deposited. See note 39.2.3 for details.

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22 DIGITAL ASSETS

	At 31 March 2021	At 31 March 2020
	USD	USD
Opening	36,034	-
Additions	699,828	36,034
Disposals	(748,293)	-
Revaluation gain	429,789	-
Revaluation loss (note 6)	(68,360)	-
	348,998	36,034

Digital assets primarily consist of BTC and ETH.

As at 31 March 2020, the Group held digital assets on exchanges to facilitate the Proprietary Trading business. During the year ended 31 March 2021, the Group ceased the Proprietary Trading business. Digital asset additions were acquired for cash payments.

The Group also holds digital assets to fund trading competitions and marketing expenses, amongst others, and are disclosed as disposals above. The value of the digital assets were taken from the prices stated on the active public markets that the assets are traded on.

Revaluation gains on digital assets accounted for under IAS 38 are recorded in equity via other comprehensive income where unrealized gains are recorded within the revaluation reserve. Upon realization, the realized revaluation gains are reclassified from revaluation reserve to accumulated losses. Revaluation gain is only recorded in the consolidated statement of profit or loss if it reverses a previously recorded revaluation loss and only to the extent of the loss.

During the year ended 31 March 2021, a revaluation gain of $429,789 was recorded in the consolidated statement of comprehensive (loss) income, of which $249,529 was realized and was reclassified from revaluation surplus to accumulated losses, leaving a residual $180,260 unrealized revaluation gain in the revaluation surplus at 31 March 2021.

Revaluation losses on digital assets are recorded in the consolidated statement of profit or loss. A revaluation loss is only recorded in equity via other comprehensive income if it reverses a previously recorded revaluation gain recorded in other comprehensive income.

23 USDC

USDC is a type of digital asset where 1 USDC can be redeemed from the issuer for 1 US dollar.

As at 31 March 2021 the Group held USDC 2,034,800. The Group uses USDC to settle expenses incurred in the normal course of business, such as marketing costs. In addition, the Group held USDC on exchanges as to aid the liquidation risk management process on EQONEX when client positions are liquidated.

As at 31 March 2020 the Group held USDC 293,793 which was acquired with cash during the year.

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24 Share capital

Per note 2.5, under a deemed reverse acquisition, the historical shareholders’ equity of Diginex HK, being the accounting acquirer (legal acquiree) prior to the Transaction is retrospectively adjusted to reflect the legal capital structure of the accounting acquiree (legal acquirer). This is done by using the exchange ratio as determined on the completion of the Transaction of 13.9688 shares in the Company for each Diginex HK share and 1:2.5455 for the share capital value of Diginex HK against a value of $8.50 per the Company’s listed share price on 30 September 2020 (excluding capital raise expenses). The difference in value of the share capital arising from this conversion versus the share capital amount in Diginex HK is recorded in equity under the reverse acquisition reserve.

As a Singapore incorporated company, the Company’s shares do not have a par value.

	Number of	Share capital	Reverse acquisition	Share capital net of reverse acquisition reserve
	Shares	amount	reserve	Amount
Ordinary shares, issued and fully paid:		USD	USD	USD
At 1 April 2018	1,020,400	10,572,482	-	10,572,482
Shares issued for cash during the year	7,424	2,412,868	-	2,412,868
Shares issued for consulting services (a)	990	242,635	-	242,635
Shares issued as consideration for acquisition of a subsidiary	816	199,920	-	199,920
Expenses related to raise of capital	-	(44,985)	-	(44,985)
Shares repurchased during the year (b)	(55,727)	-	-	-
At 31 March 2019 pre-recapitalization	973,903	13,382,920	-	13,382,920
Recapitalization of Diginex HK (1:13.9688 exchange ratio) (i)	12,630,313	20,753,062	(20,753,062)	-
At 31 March 2019 recapitalized	13,604,216	34,135,982	(20,753,062)	13,382,920

At 1 April 2019 pre-recapitalization	973,903	13,382,920	-	13,382,920
Shares issued for cash during the year	214,753	31,831,174	-	31,831,174
Shares issued for consulting services (a)	17,081	2,709,854	-	2,709,854
Shares issued for intangible asset purchase (c)	35,088	5,400,043	-	5,400,043
Shares issued to employees (d)	10,522	1,745,447	-	1,745,447
Expenses related to raise of capital (h)	-	(913,159)	-	(913,159)
At 31 March 2020	1,251,347	54,156,279	-	54,156,279
Recapitalization of Diginex HK (1:13.9688 exchange ratio) (i)	16,228,418	85,180,290	(85,180,290)	-
At 31 March 2020 recapitalized	17,479,765	139,336,569	(85,180,290)	54,156,279

At 1 April 2020 pre-recapitalization	1,251,347	54,156,279	-	54,156,279
Shares issued for cash prior to the Transaction	3,572	285,438	-	285,438
Shares issued on conversion of convertible bond (note 32)	318,311	25,436,232	-	25,436,232
Shares issued for consulting services (a)	595	47,546	-	47,546
Shares issued for intangible asset purchase (c)	3,899	600,056	-	600,056
Shares issued to employees (d)	9,114	728,300	-	728,300
Shares issued to settle shareholder loan (e)	9,039	722,306	-	722,306

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	Number of	Share capital	Reverse acquisition	Share capital net of reverse acquisition reserve
	Shares	amount	reserve	Amount
Ordinary shares, issued and fully paid:		USD	USD	USD
Equity-settled share-based payments (f)	448	35,800	-	35,800
Anti-dilutive share issuance (g)	187,001	-	-	-
Expenses related to raise of capital (h)	6,382	(152,044)	-	(152,044)
Subtotal	1,789,708	81,859,913	-	81,859,913
Recapitalization of Diginex HK (1:13.9688 exchange ratio) (i)	23,210,292	129,019,911	(129,019,911)	-
Subtotal – recapitalized	25,000,000	210,879,824	(129,019,911)	81,859,913
Recapitalized with founding share of the Company	1	1	(16,610)	(16,609)
Acquisition of 8i Enterprises (j)	6,688,392	56,851,332	-	56,851,332
At 30 September 2020 - recapitalized	31,688,393	267,731,157	(129,036,521)	138,694,636
Shares issued for consulting services (k)	27,334	285,160	-	285,160
Shares issued for cash during the six months to 31 March 2021 (l)	2,571,669	21,980,647	-	21,980,647
Expenses related to raise of capital (l)	-	(1,636,312)	-	(1,636,312)
Shares issued in settlement of earn-out awards (m)	3,030,000	7,241,700	-	7,241,700
Shares issued for warrants exercised (n)	1,480,965	17,031,098	-	17,031,098
At 31 March 2021	38,798,361	312,633,450	(129,036,521)	183,596,929

Note 24(a): Diginex HK shares were issued at the fair value for the services rendered during the periods.

Note 24(b): During the year ended 31 March 2019, Diginex HK repurchased 55,727 of its shares for a total consideration of $6,619,463 which was paid wholly out of retained profits in accordance with section 257 of the Hong Kong Companies Ordinance and cancelled the shares. The total amount paid for the purchase of the shares has been charged to retained profits of the Diginex HK under IAS 32. The consideration was settled by cash and listed equity investments held by Diginex HK (see note 20).

Note 24(c): Diginex HK issued shares for the purchase of intangible assets. The shares were issued at the fair value of the asset acquired (note 12).

Note 24(d): For the year ended 31 March 2021, Diginex HK shares totaling a fair value of $393,242 were issued to employees related to the salary deferral scheme. Shares issued to employees also includes shares totaling a fair value of $12,861 issued as part of the contractual agreement related to the Solutions Business and reported net of the gain on sale. In addition, shares were also issued to employees in lieu of salaries and benefits-in-kind amounting to $211,122 and $111,075, respectively. The total amounted to $728,300 of which $715,834 is presented as continued operation and $12,466 as discontinued operations (note 37) in the consolidated statement of cash flows.

For the year ended 31 March 2020, 10,522 shares of Diginex HK were issued to employees who participated in the salary deferral scheme and to settle contractual obligations.

Note 24(e): Shareholders loan of $650,000 and the associated interest of $72,306 were settled by the issuance of 9,039 Diginex HK shares (note 20).

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Note 24(f): On 1 September 2020, an employee share option holder exercised its vested share options from the employee share option scheme resulting in the issuance of 448 new Diginex HK shares.

Note 24(g): Shares were issued to shareholders as make-whole units based on an anti-dilutive clause in the share subscription agreement of Diginex HK.

Note 24(h): Expenses to raise capital via both the issuance of Diginex HK shares and the convertible bond amounted to $687,236 of which $509,985 was settled in shares, resulting in a net charge against share capital of $177,251. Also included is capitalized finance costs, recorded under the effective interest rate method in relation to the convertible bond in accordance with IFRS 9, of $25,207 (note 32) resulting in a total charge of $152,044.

Note 24(i): On completion of the Transaction, Diginex HK shareholders were issued 25,000,000 new shares in the Company in exchange for the outstanding shares of 1,789,708. The resultant share exchange ratio being 13.9688. This exchange ratio has been applied to the issued number of shares of Diginex HK as at 30 September 2019 as per the significant accounting policies detailed in note 2.5. The Company’s share capital is based on the closing price of the Company’s listed share price on 30 September 2020 of $8.50 per share. The 25,000,000 shares issued to the shareholders of Diginex HK, hence have a value of $212,500,000 (excluding prior expenses related to raise of capital). This derives a share capital conversion ratio of 1:2.5455 when comparing the share capital value for Diginex HK of $83,480,089 (excluding prior expenses related to raise of capital) immediately before the Transaction which is applied to the share capital of Diginex HK in the recapitalization. A reverse acquisition reserve of $129,019,911 is recorded in equity for the difference between the share capital value of the Company and Diginex HK. The exchange ratio has also been applied to the shares and share capital issued by Diginex HK as at 31 March, 2020 and 2019.

Note 24(j): 6,688,392 shares of the Company were issued to the shareholders of 8i Enterprises and service providers to the Transaction on 30 September 2020. The shares were fair valued at $8.50, the closing price of the Company’s listed share price on 30 September 2020.

Note 24(k): The Company issued 27,334 new shares totaling a fair value of $285,160 for services on 9 October 2020.

Note 24(l): On 15 January 2021, the Company issued 2,571,669 new shares and the same number of private warrants in a private placement for cash of $38,575,035. On a residual value basis after deducting the fair value of the private warrants, the new shares are estimated to have a fair value of $21,980,647. Capital raise expenses of $2,871,652 were incurred for the private placement of which $1,636,312 relates to the new shares issued on a fair value pro-rata basis which $1,354,253 was settled in cash and the residual $282,059 still accrued. Net cash impact is therefore $20,626,294 for the shares issued.

Note 24(m): In January 2021, the Company issued 3,030,000 new shares to the former shareholders of Diginex HK and a service provider to the Transaction in settlement for meeting the first milestones per the earn-out award arrangement (see note 25 for details). The shares related to the first milestone were estimated to have a fair value of $7,241,700 based on the Monte Carlo simulation ran when calculating the share-based payment reserve and expenses upon the completion of the Transaction on 30 September 2020.

Note 24(n): After the Transaction, public warrant holders exercised their right to acquire 1,480,965 Company shares at $11.50 each totaling $17,031,098 for cash.

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25 SHARE-BASED PAYMENT RESERVE - SHARE OPTIONS, SHARE AWARDS AND EARN-OUT

	At 31 March 2021	At 31 March 2020
	USD	USD
At 1 April	10,356,664	634,462
Employee share option scheme (note 25.1)	26,942,783	9,722,202
Exercised employee share options (note 25.1)	(623,512)	-
Acceleration of expenses from the share option scheme modification (note 25.2)	1,315,248	-
Share awards accrued, not yet issued (note 25.3)	642,973	-
Earn-out share awards accrued (note 25.4)	32,148,300	-
Earn-out shares issued (note 25.4)	(7,241,700)	-
At 31 March	63,540,756	10,356,664

25.1 Employee share option scheme

Prior to the Transaction, Diginex HK adopted a share option scheme (the “Scheme”). The Scheme held options equivalent to 15% of the total outstanding share capital of Diginex HK that were allocated to employees of Diginex HK and its subsidiaries at the absolute discretion of the directors of Diginex HK.

During the year ended 31 March 2020, Diginex HK made two modifications to the structure of the Scheme:

●	Reduced the strike price from $0.10 to nil as at 18 December 2019
●	Increased the options pool from 15% to 20% of Diginex HK outstanding share capital as at 13 February 2020

Options granted under this Scheme could be exercised after 36 months from commencement of employment with Diginex HK, or its subsidiaries, or on other conditions as detailed in the Scheme policy. The options gave the holder the rights to receive ordinary shares in Diginex HK. The fair value of the share options as at 31 March 2020 was $46,233,440 (weighted average fair value per share option: $153.90 each).

Upon completion of the Transaction and based on an exchange ratio of 13.9688, the outstanding options of 300,412 as at 31 March 2020 would be equivalent to 4,196,395 options in the Company and at 31 March 2019 the outstanding options of 151,019 would be equivalent to 2,109,548 in the Company (see note 11).

During the six months to 30 September 2020, as new shares were issued by Diginex HK and there were leavers and joiners to the Scheme, the number of awards changed from 300,412 to 429,530 and the grant date fair value of the Scheme changed from $46,233,440 at 31 March 2020 to $46,256,501 as at 30 September 2020 prior to the Transaction.

During the year ended 31 March 2021, 4,327 vested Diginex HK share options were exercised which were settled by 3,879 shares transferred by a third party who received shares in advance of providing a service. The service was not completed and these shares were reallocated and 448 new Diginex HK shares issued with a fair value of $35,800. No Diginex HK share options vested during the year ended 31 March 2020 and hence no share options were exercised in this period.

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25.2 Share option scheme modification

On the modification date 30 September 2020, as a condition of the Transaction, the Company established a new employee share option scheme (the “Plan”) which replaces the Scheme with modified terms:

(i)	options are granted for no consideration
(ii)	exercise price: $0 per share
(iii)	grant date: 30 September 2020
(iv)	vesting condition: service condition of 15 months from grant date
(v)	share price at modification date: $8.50
(vi)	number of options per plan: 5,600,000

Comparing between the Plan and the Scheme, the key changes are:

●	The options included in the Plan are now a fixed number rather than being based on a percentage of outstanding shares issued, and
●	Changing from 3 year service condition from employment date to 15 months service condition from 30 September 2020.

Management considers the Plan is a replacement of the Scheme for the Group to continue to incentivize employees and for their retention.

Impact on fair value upon replacement:

In accordance with IFRS 2, management assessed whether there was an incremental fair value to the awardees upon the replacement of the Scheme by the Plan.

The Plan has a grant date and modification date fair value of $47,600,000 based on 5,600,000 Company options in the Plan and the quoted share price on closing of the Transaction of $8.50. The Scheme had a modification date fair value of $51,000,000 based on 429,530 of Diginex HK options in the Scheme at a deemed fair value of $118.73 per Diginex HK share. The $118.73 is based on the closing Transaction price of $8.50 multiplied by the exchange ratio of 13.9688.

As the modification date fair value of the Plan of $47,600,000 is not higher than the Scheme fair value of $51,000,000, no incremental fair value needs to be amortized over the Plan terms as per IFRS 2, and the Group would continue to amortize the share-based payment expense based on the grant date fair value of the Scheme of $46,256,501 as at 30 September 2020.

Impact on service period changes:

In accordance with IFRS 2, management assessed the impact of a change in the service period and where awardees are benefited from the change in service condition. The modified service period condition beneficial to the awardee is taken into account when applying the modified grant-date method, where the number of awards expected to vest is amortized over the modified (shortened) vesting period resulting in an acceleration of expense.

As the Scheme service period was based on employment date, the change to the Plan impacts each awardee differently and management assessed the impact on an individual-by-individual basis to ascertain the impact. Accordingly, it was concluded some awardees would benefit from the change in the service condition which resulted in a one-off accelerated expense of $1,315,248 that was charged to the consolidated statements of profit or loss for the year ended 31 March 2021.

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Expense recognized based on replacement and continuation of the Scheme:

For the year ended 31 March 2021, a $26,942,783 share-based payment expense was recognized in the consolidated statement of profit or loss. For the year ended 31 March 2020, $9,722,202 was recognized in relation to the Scheme.

25.3 Share awards accrued, not yet issued

As at 31 March 2021, $642,973 related to the value of the shares awarded as part of the salary deferral scheme and contractual agreements that have yet to be issued and remain accrued in the share-based payment reserve based on the fair value of the services provided. As at 31 March 2020, there were no shares accrued not yet issued.

25.4 Earn-out share awards

Under the terms of the Transaction, the Company is also required to issue 12,000,000 earn-out shares in four equal tranches to the former shareholders of Diginex HK if certain share price milestones are met over a four-year period post 30 September 2020.

The earn-out award share price related targets are as below:

Milestone date	Share price target $	Number of shares to be awarded
1st anniversary of the Closing date	15.00	3,000,000
2nd anniversary of the Closing date	20.00	3,000,000
3rd anniversary of the Closing date	25.00	3,000,000
4th anniversary of the Closing date	30.00	3,000,000

Upon reaching the earn-out milestones, a service provider to the Transaction is also entitled to receive the equivalent of 1% of the earn-out shares issued.

Earn-out awards are accounted for under IFRS 2. The earn-out awards are settled in a fixed number of shares with conditions based on future market prices, but do not require the former Diginex HK shareholders nor the service provider to provide on-going service to the Group until such milestone dates.

The awards are considered as equity-settled share-based payments with non-vesting conditions since there is no explicit nor implicit service requirements despite that the share price targets are set beyond 30 September 2020.

The fair value of the earn-out awards has been valued on a probability basis using a Monte Carlo simulation model with the below inputs:

1.	Risk-free rates of 0.12%, 0.13%, 0.16% and 0.22% respectively for the 1st to the 4th anniversary of the closing date based on daily US treasury yield curve rates on 30 September 2020
2.	No dividend will be paid during the four-year period from 30 September 2020
3.	Reference price of $8.50 based on the closing date quoted trade price on 30 September 2020
4.	20,000 simulation runs per milestone
5.	Share price volatility of 50%, based on judgement below.

Volatility parameter of 50% is used on the basis that on 30 September 2020:

a)	Volatility from a sample of 52 related companies including traditional stock exchanges had an average of 37% over a three month to five-year period.
b)	Unlike traditional exchanges, the Company is exposed to movements in digital asset values and the most prominent digital asset being BTC. The longest dating BTC option of six months had a volatility of 63% as at 30 September 2020
c)	The Company used volatility of 50% in the Monte Carlo simulation based on the average of the above two points.

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The outcome of the Monte Carlo simulations derived the following probabilities and fair values per award (based on probability of achieving the share price target) per milestone date:

Milestone date	Share price target $	Number of shares to be awarded*	Risk-free rates	Probability	Fair value per award	Total fair value $
1st anniversary	15.00	3,030,000	0.12%	15.91%	$2.39	7,241,700
2nd anniversary	20.00	3,030,000	0.13%	12.71%	$2.54	7,696,200
3rd anniversary	25.00	3,030,000	0.16%	11.18%	$2.80	8,484,000
4th anniversary	30.00	3,030,000	0.22%	9.59%	$2.88	8,726,400
						32,148,300

*Includes the service provider’s 1% entitled shares upon reaching the earn-out milestones, as previously described.

The first milestone share price target was met in January 2021 and 3,030,000 Company shares were issued as a result. Share capital corresponding to the fair value of the awards valued as at 30 September 2020, the Transaction date, of $7,241,700 is recorded with an equivalent reduction in the share-based payment reserve for the year ended 31 March 2021.

26 WARRANTS

	Notes	At 31 March 2021	At 31 March 2020
		USD	USD
Public warrants	26.1	-	-
Private warrants	26.2	5,197,201	-
		5,197,201	-

26.1 Public warrants

	At 31 March 2021	At 31 March 2020
	USD	USD
At 1 April	-	-
Issue public warrants	8,324,147
Warrants exercised	(3,968,986)	-
Warrants redeemed	(4,355,161)
31 March	-	-

Public warrants were issued by the Company to the former warrant holders of 8i Enterprises. The public warrants have the following terms:

●	Each warrant entitles the holder to purchase ½ of one Company share at an exercise price of $11.50 per full share. Warrants must be exercised in pair as no fraction shares are permitted.
●	Exercisable post Transaction and expires 5 years after the Transaction.
●	The Company may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant at any time while the warrants are exercisable upon a minimum of 30 days prior written notice of redemption:

○	if, and only if, the last sales price of the Company’s shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption, and
○	if, and only if, there is a current registration statement in effect with respect to the Company’s ordinary shares underlying the Company’s warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

Public warrants are equity instruments as they are settled in the Company’s shares upon exercising and are initially recognized based on the fair value on the date of issuance. No subsequent remeasurement is required.

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The public warrants were traded on Nasdaq and the closing trade price on 30 September 2020 was used to measure their fair value. On 30 September 2020, the warrants had a fair value of $8,324,147 (6,212,050 warrants valued at $1.34 each on closing at 30 September 2020), which is included as a Transaction expense in the consolidated statement of profit or loss (note 35).

Between January 2021 to March 2021, 2,961,935 warrants ($3,968,986 of the $8,324,147 reserve recorded) were exercised and 1,480,965 shares issued for cash consideration of $17,031,098. The remaining 3,250,115 warrants ($4,355,161 of the $8,324,147 reserve recorded) were redeemed by the Company for $0.01 each. The warrant reserve recognized on 30 September 2020 was reclassified to distributable reserves within retained earnings.

26.2 Private warrants

	At 31 March 2021	At 31 March 2020
	USD	USD
At 1 April	-	-
Additions	16,594,388	-
Fair value remeasurement	(11,397,187)
31 March	5,197,201	-

On 15 January 2021, the Company raised cash of $38,575,035 via a private placement of 2,571,669 shares and 2,571,669 private warrants. As part of the private placement, a capital raise expense of $2,871,652 was incurred which $2,376,652 was paid from the capital raise proceeds and a remaining $495,000 accrued.

The private warrants have a 3-year tenure and each warrant has an exercise price of $18.75 per share. Based on IFRS 9 and IAS 32, the private warrants are classified as financial liabilities on the basis that there is a contingent settlement provision outside the Company’s control which may require the Company to redeem the private warrants in cash. The private warrants are recorded as Warrant liability on the consolidated statement of financial position and are measured at fair value through profit or loss.

The fair value of the private warrants on 15 January 2021 was estimated using the Black-Scholes-Merton Call Option Model with the following inputs:

1.	Risk free rate of 0.21% based on the yield of USD Treasury Strips with the same tenure of 3 years as at 15 January 2021.
2.	No dividend will be paid during the three-year period from 15 January 2021.
3.	Share price volatility of 55.52%, based on judgement below.

Volatility parameter of 55.52% is used on the basis that on 15 January 2021:

●	Volatility from a sample of 52 related companies including traditional stock exchanges had a median of 34.45% over a three-year period.
●	Unlike traditional exchanges, the Company is exposed to movements in digital asset values and the most prominent digital asset being BTC. The historical volatility of BTC over the last three years as at 15 January 2021 was 76.59%
●	The Company used volatility of 55.52% in the Black-Scholes-Merton Call Option Model based on the average of the above two points.

The model estimates the fair value of the private warrants at $6.45 each with an aggregate value of $16,594,388 and on a pro-rata basis between the shares and warrants issued, the associated capital raise expense of $1,235,341 for the warrants is recorded as a loss (other finance cost) in the income statement ($1,022,399 was paid in cash and $212,940 accrued).

On 31 March 2021, the option pricing model was updated to estimate the fair value with the below inputs:

●·	Risk free rate of 0.31% based on the yield of USD Treasury Strips with the same tenure as the warrant expiry.
●	No dividend will be paid during the warrant tenure.
●	Share price volatility of 52.75%, revised as at 31 March 2021 based on the same judgement as above where the median of the related companies sample was 34.41% and the 2.79 year annualized volatility of BTC at 71.09%.

The updated model estimates the fair value of the private warrants at $2.02 each with an aggregate value of $5,197,201 and a fair value gain of $11,397,187 is recognized in the consolidated statement of profit or loss.

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27 OTHER RESERVES

Nature and purpose of reserves

27.1 Reverse acquisition reserve

The reverse acquisition reserve arises from the recapitalization of the Group with the Company’s share capital issued as part of the Transaction. This reserve ensures that the total shareholders equity both pre- and post-Transaction remains the same as that of the Diginex HK group immediately before the Transaction.

27.2 Share-based payment reserve

The share-based payment reserve comprises of the fair value of share options granted which are yet to vest and accrued share awards (including earn-outs) that have yet to be issued.

27.3 Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign exchange differences arising from the translation of the consolidated financial statement of foreign operations. The reserve is dealt with in accordance with the accounting policies set out in note 2.5.

27.4 Accumulated losses

Accumulated losses are the cumulative net loss of the Group sustained in the business. The losses assume the continuation of Diginex HK as the accounting acquirer following the Transaction.

27.5 Non-controlling interests

On 2 March 2020, the Group acquired the remaining 25% interest in Bletchley Park Asset Management Jersey Limited in consideration for $100,000. As a result, the non-controlling interest was fully reversed and the difference between the noncontrolling interest adjustment and the consideration, amounting to $375,920, was recognized as a reserve in accumulated losses (note 36). At 31 March 2021, the remaining non-controlling interest relates solely to the 15% of Digivault Limited held by employees of the entity.

27.6 Revaluation surplus

The revaluation surplus arises from the upward revaluation surplus on Group owned Digital Assets that are measured on a revalued basis that are not yet realized, which are recorded as other comprehensive income per note 2.5.

28 DIVIDEND

During the year ended 31 March 2019, an interim dividend of $20,000,00 was paid at $20.24 per share for Diginex HK. No dividends were paid in the years ended 31 March 2020 and 31 March 2021.

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29 LEASE LIABILITIES

During the year ended 31 March 2021, there were two new leases and one amendment entered into by the Group.

On 15 August 2020, the Group entered into a lease agreement for an office located in Singapore. The Group will owe monthly rental payments of SGD16,500 (approximately $12,125) until the lease agreement terminates on 31 August 2022.

On 1 September 2020, the Group entered into a lease agreement for an office located in Ho Chi Minh City, Vietnam. The Group will owe quarterly rental payments of VND106,080,000 (approximately $4,561) until the lease agreement terminates on 31 August 2023.

On 16 July 2020, the Group entered into an agreement with the landlord for the office in St. Hellier, Jersey to amend the lease term to terminate on 1 March 2021. Accordingly, the Group has elected simplified accounting for short-term leases of 12 months or less and an expense is recognized in the remaining period of the lease on a straight-line basis.

Changes in lease liability is as follows:

	At 31 March	At 31 March
	2021	2020
	USD	USD
At 1 April	3,078,251	5,022,838
Adjustment for foreign exchange	20,082	(15,204)
Increase in lease liability	406,333	-
Reclassification (note 14(b))	(468,839)	-
Interest expense (note 8)	231,759	460,983
Reduction in lease liability	(2,399,147)	(2,390,366)
At 31 March	868,439	3,078,251

Classified in the consolidated statements of financial position as follows:

	At 31 March	At 31 March
	2021	2020
	USD	USD
Current	733,488	2,132,877
Non-current	134,951	945,374
At 31 March	868,439	3,078,251

Maturity of lease liabilities is as follows:

	At 31 March	At 31 March
	2021	2020
	USD	USD
Not later than one year	764,103	2,358,076
Later than one year and not later than five years	139,470	932,667
Later than five years	-	58,248
	903,573	3,348,991
Finance costs	(35,134)	(270,740)
Present value of minimum lease payments	868,439	3,078,251

The lease commitments have been discounted to calculate a present value of commitments. For the Hong Kong lease, a rate of 12.5% has been used. This reflects the rate the Company previously borrowed at from a shareholder. For the other leases, the local rate to borrow in the relevant jurisdiction has been applied.

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30 OTHER PAYABLES AND ACCRUALS

	At 31 March	At 31 March
	2021	2020
	USD	USD
Accounts payable (a)	3,458,574	7,735,010
Accruals (b)	2,511,309	1,132,792
Deferred compensation (c)	-	614,081
Other payables	280,219	233,049
	6,250,102	9,714,932

Note 30(a): Accounts payable relates to unpaid expenses incurred during the ordinary course of business.

Note 30(b): Accruals increased in March 2021 mainly due to the award of a bonus of $586,831 to employees that will be settled in June 2021 and $495,000 in relation to the private placement capital raise.

Note 30(c): During the year end 31 March 2020, the Group engaged in a salary deferral scheme. As at 31 March 2020, $614,081 was due to employees that participated in the scheme.

31 NOTES PAYABLE

Diginex Capital Limited, a subsidiary incorporated in the United Kingdom and operating as an Authorized Representative of Starmark, issued a loan note with a value date of 6 September 2019. Starmark is regulated by the Financial Conduct Authority (“FCA”), the financial services regulatory body in the United Kingdom. The loan note was available to only employees and shareholders of Diginex HK and its subsidiaries due to regulatory constraints. The loan note was structured in $5,000 units and paid interest of 15% per annum and interest payments were made on a quarterly basis. As of 31 March 2020, Diginex Capital had raised $675,000 and accrued $57,064 of interest payable.

Since 31 March 2020 a further $17,156 of interest was accrued (note 8) until the notes were redeemed early, in full, on the 1 June 2020.

32 CONVERTIBLE BOND

In May 2020, Diginex HK issued a 24-month convertible bond with a 10% annual coupon rate which had a provision for mandatory conversion into Diginex HK shares two business days prior to the completion of the Transaction. The convertible bond raised $25,000,000 which consisted of $24,415,000 in cash and $585,000 of non-cash transfers from the salary deferral scheme and shareholder loan of $485,000 and $100,000 respectively. Expenses related to the raise of the convertible bond amounted to $652,202 of which $509,741 was settled by the issuance of 6,319 Diginex HK shares (note 24(h)).

Finance costs of $509,230 were accrued via the 10% coupon on the convertible bond. On 21 September 2020, the convertible bond of $25,000,000 and finance costs accrued at that point of $436,232 were converted into Diginex HK shares under the mandatory conversion provision. The Transaction was anticipated to close on 23 September and hence the convertible bond converted on 21 September 2020. However, as the Transaction completed on 30 September 2020 additional interest was accrued, but not converted into Diginex HK shares from 22 to 28 September 2020 amounting to $47,791. Additional finance costs, recorded under the effective interest rate method in accordance with IFRS 9, of $25,207 were capitalized against the expenses related to the raise of capital (note 24(h)).

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33 CONTINGENT LIABILITIES

The Group purchased software for consideration of up to $10,000,000 of which $6,500,000 ($6,500,099 per note 12) has been capitalized with a balance of $3,500,000 remaining. Part of the consideration was paid via the issuance in Diginex HK shares and the additional $99 reflects the inability to issue fractional shares to exactly match the consideration terms.

The vendor will not be meeting the development milestones thus no payments are due from the Group for $2,000,000 of the $3,500,000 contingent consideration to the seller.

For the remaining $1,500,000, which is payable based on achieving volume targets on EQONEX. The February 2021 target associated with $1,000,000 of the balance was not met.

Accordingly, the remaining contingent payment is $500,000 as at 31 March 2021 which is only payable if a pre set target EQONEX trading volume for February 2022 is met.

34 RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

The table below provides a reconciliation of the principal amount on liabilities arising from financing activities presented in the consolidated statement of cash flows, excluding interests:

	1 April 2019	Cash Flows	Other changes	31 March 2020
	USD	USD	USD	USD
Loans from shareholders	10,116,736	482,303	-	10,599,039
Notes payable	-	675,000	-	675,000
	10,116,736	1,157,303	-	11,274,039

	1 April 2020	Cash Flows	Other changes (i)	31 March 2021
	USD	USD	USD	USD
Loans from shareholders	10,599,039	(3,849,050)	(6,749,989)	-
Notes payable	675,000	(675,000)	-	-
Convertible bond	-	24,272,539	(24,272,539)	-
Warrant liability	-	15,571,989	(10,374,788)	5,197,201
	11,274,039	35,320,478	(41,397,316)	5,197,201

In the year ended 31 March 2021, other changes include:

●	Partial settlement of the shareholder loan by issuance of Diginex HK shares valued at $650,000
●	Partial settlement of the shareholder loan by issue of a convertible bond valued at $100,000
●	Partial settlement of the shareholder loan as consideration for the sale of the Solutions Business valued at $6,000,000
●	Conversion of the convertible bond into Diginex HK shares
●	Remeasurement gain on the warrant liability of $11,397,187 is offset by cash settled transaction costs of $1,022,399 not recorded against the fair value of the warrants on the consolidated statement of financial positions. The outstanding $5,197,201 relates to the fair value of private warrants issued (see note 25.2).

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35 SUBSIDIARIES

The Group’s subsidiaries at 31 March 2021 are set out below. Unless otherwise stated, they have share capital consisting solely of ordinary shares that are held directly by the Group. The country of incorporation or registration is also their principal business place of business. Particulars of the subsidiaries as at 31 March 2021 are as follows:

Name of entity	Place of Incorporation and operation	Principal activities	Particulars of issued/registered share capital	Percentage of ownership interest
Diginex Global Limited	Hong Kong	Investment holding	10,000 ordinary shares (HK$10,000)	Indirect 100%
Diginex Limited	Hong Kong	Investment holding and provision of support services to the Group	1,779,708 ordinary shares (US$83,478,807)	Indirect 100%
10,000 ordinary shares (HK$10,000)
深圳市數塊鏈 科技有限公司 (“Diginex Limited China”)	The People’s Republic of China	Not yet commenced business	Registered capital of RMB300,000	Indirect 100%
Diginex Solutions Limited	Hong Kong	Investment holding	10,000 ordinary shares (HK$10,000)	Indirect 100%
Diginex Financial Service Limited	Hong Kong	Investment holding	10,000 ordinary shares (HK$10,000)	indirect 100%
Diginex Markets Limited	Hong Kong	Financial trading	10,000 ordinary shares (HK$10,000)	Indirect 100%
Diginex Capital (Hong Kong) Limited	Hong Kong	Not yet commenced business	10,000 ordinary shares (HK$10,000)	Indirect 100%
Diginex Capital Pte. Limited	Singapore	Provision of Digital Asset Exchange	100,000 ordinary shares of SG$1 each	Indirect 100%
Diginex SA	Switzerland	Fund Investment Manager	100,000 ordinary shares of CHF1 each	Indirect 100%
Bletchley Park Asset Management (Hong Kong) Limited	Hong Kong	Fund Investment Manager	9,935,369 ordinary shares (HK$9,935,369)	Indirect 100%
Diginex Strategic Limited	Hong Kong	Investment holding	10,000 ordinary shares (HK$10,000)	Indirect 100%
Diginex Ventures Limited	Hong Kong	Investment holding	10,000 ordinary shares (HK$10,000)	Indirect 100%
Diginex Data Centre Services Limited	Hong Kong	Data Centre Services	10,000 ordinary shares (HK$10,000)	Indirect 100%
Diginex Co., Ltd. (Korea)	Republic of Korea	Not yet commenced business	20,000 ordinary shares of KRW 500 each	Indirect 100%
Diginex GmbH	Germany	Software development	25,000 ordinary shares of EUR1 each	Indirect 100%
Bletchley Park Asset Management Jersey Limited	Jersey	Fund investment manager	10,000 ordinary shares of US$1 each	Indirect 100%
Digivault Limited	United Kingdom	Provision of digital asset custody	3,400 ordinary shares of GBP1p each 600 ordinary B shares of GBP1p each	Indirect 85% note (a)
Diginex (UK) Limited	United Kingdom	Investment holding	8,350 ordinary shares of GBP1p each	Indirect 100%
1,650 preference shares of GBP1 each
Diginex Capital Limited	United Kingdom	Financial services	1 ordinary share of GBP1	Indirect 100%
Diginex Capital (Jersey) Limited	Jersey	Not yet commenced business	1,000,000 ordinary shares of par value USD0.01 each	Indirect 100%
Diginex Solutions Pte Ltd	Singapore	Technology service provider	10,000 ordinary shares of par value $1 each	Indirect 100%
Diginex Global Market Holdings Limited	Hong Kong	Investment holding	10,000 ordinary shares (HK$10,000)	Indirect 100%
Digital Markets Ltd	Republic of Seychelles	Risk management trading	1 ordinary share of US$1	Indirect 100%
Digital Software Technology Pte. Ltd.	Singapore	Technology service provider	1 ordinary share of SG$1	Indirect 100%
Digital Software Technology Vietnam Limited Liability Company	Vietnam	Technology service provider	Share capital of VND54,584,500	Indirect 100%
8i Enterprises Acquisition Corp	British Virgin Islands	Investment holding	1 ordinary share of US$1 each	Direct 100%
EQONEX Investment Products S.A.R.L	Luxembourg	Not yet commenced business	12,000 ordinary shares of EUR1 each	Indirect 100%

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Note (a) – On 2 July 2019, Digivault Limited issued additional 3,399 ordinary shares of GBP1p and 600 B class ordinary shares of GBP1p each. The B class ordinary shares were purchased by employees. Both classes of shares carry the same voting rights but the B class ordinary shares have a restriction that they cannot be sold for 36 months. The issuance of B class ordinary shares created a 15% minority interest holding for the Group. During the year ended 31 March 2021, Digivault’s minority interest booked to the consolidated statement of profit or loss was $(542,341) and at the end of the year the accumulated minority interest of Digivault was $(748,136).

During the year ended 31 March 2021 the Group closed Diginex Asset Management (Cayman) Limited, Digivault (Jersey) Limited and Diginex Japan Limited. These entities are no longer consolidated.

36 ACQUISITIONS

36.1 8i Enterprises Acquisition Corp and Diginex Limited

On 30 September 2020, the Company completed the Transaction with 8i Enterprises and Diginex HK where the Company issued 6,688,392 shares to 8i Enterprises shareholders and service providers to the Transaction as well as 25,000,000 shares to the Diginex HK shareholders. The 6,688,392 shares issued were valued at $8.50 based on the quoted trading price on 30 September 2020, with a total value of $56,851,332.

In addition, the Company also issued 6,212,050 warrants to the former warrant holders of 8i Enterprises on a one to one basis as part of the Transaction. The warrants were valued at $1.34 based on the quoted trading price on 30 September 2020, with a total value of $8,324,147.

As a result of the Transaction, the Diginex HK shareholders became the majority shareholders of the Company and Diginex HK is considered the accounting acquirer per note 2.5.

As at 30 September 2020, 8i Enterprises held cash of $35,263,363 in Trust due back to the redeeming former shareholders of 8i Enterprises and recorded an equivalent redemption liability. The redemption liability was settled in full on 2 October 2020.

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The fair values of the identifiable assets and liabilities of 8i Enterprises acquired as at 30 September 2020, the date of Transaction were as follows:

Net assets acquired:	Notes	USD
Prepayment, other receivables and other assets		54,166
Cash held in trust		35,263,363
Cash and cash equivalents		24,149,525
Redemption liability		(35,263,363)
Accounts payable		(909,051)
Other payables and accruals		(1,725,000)
Amount due to Diginex HK		(390,030)
Total identifiable net assets at fair value		21,179,610
Transaction expense	6	43,995,869
Deemed consideration (see below)		65,175,479

Deemed consideration comprised of:
- 6,688,392 shares valued at $8.50 per share		56,851,332
- 6,212,050 warrants valued at $1.34 per warrant	26	8,324,147
		65,175,479

An analysis of the cash flows in respect of the acquisition of a subsidiary is as follows:
Cash consideration paid		-
Cash and cash equivalents acquired		24,149,525
Net cash inflow generated from acquisition		24,149,525

The fair values of the identifiable assets and liabilities of the Company acquired as at the date of Transaction were as follows:

Net assets acquired:	Note	USD
Prepayment, other receivables and other assets		2,191
Cash and cash equivalents		50
Other payables and accruals		(18,851)
Total identifiable net assets at fair value		(16,610)
Recapitalization difference taken to reverse acquisition reserve	24	16,610
Deemed consideration		-
An analysis of the cash flows in respect of the acquisition of a subsidiary is as follows:
Cash consideration paid		-
Cash and cash equivalents acquired		50
Net cash inflow generated from acquisition		50

Upon incorporation, the Company issued one founding share at $1 on 1 October 2019. On completion of the Transaction, the Company’s net liabilities of $16,610 and share capital of $1 were consolidated into the Group’s consolidated financial statements via the recapitalization of Diginex HK (note 2.5).

36.2 Bletchley Park Asset Management Jersey Limited

On 2 March 2020, the Group acquired the remaining 25% interest in Bletchley Park Asset Management Jersey Limited (“BPAMJ”) for consideration of $100,000. As a result, the non-controlling interest of $275,920 was fully reversed and the difference between the noncontrolling interest adjustment and the consideration of $375,920 was recognized in other reserves within accumulated losses on the interim condensed consolidated statement of changes in equity.

The payment of the $100,000 was payable in accordance with the below:

$25,000 on completion of the acquisition

$25,000 on 29 March 2020 (paid 2 April 2020)

$50,000 30 days after Diginex SG listed on Nasdaq

On a consolidation level per IFRS 10, the 25% noncontrolling interest that had accumulated on the balance sheet from the date of acquisition of 75% through 2 March 2020 when 100% ownership was acquired, is as follows:

Acquisition 21 Nov 2018:	($27,490)
01 Dec 2018 – 31 Mar 2019:	$89,444 (25% of BPAMJ net loss for the period)
01 Apr 2019 – 02 Mar 2020:	$213,966 (25% of BPAMJ net loss for the period)
Total	$275,920 (25% share of net loss since acquisition)

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37 DISCONTINUED OPERATIONS

37.1 Summary

There are two components that make up discontinued operations as detailed in notes 37.2 and 37.3.

		Year ended 31 March 2021	Year ended 31 March 2020	Year ended 31 March 2019
Profit (loss) from discontinued operation (attributable to the ordinary equity holders of the Company)	Notes	USD	USD	USD
DHPC	37.2	-	-	57,319,854
Solutions business	37.3	4,956,408	(857,554)	(332,908)
Profit (loss) from discontinued operations		4,956,408	(857,554)	56,986,946

37.2 DHPC

On 31 July 2018, the Group sold 51% equity interest in a subsidiary. The disposal was reported in the consolidated financial statements for the year ended 31 March 2019 as a discontinued operation. A summary of the results is below:

Period from 1 April 2018 to 31 July 2018
USD
Revenue	1,063,273
General and administrative expenses	(2,668,700)
Other gains	23,767
Finance costs	(225,826)
Loss before tax	(1,807,486)
Income tax expense	-
Loss after income tax of discontinued operations	(1,807,486)
Gain on sale of subsidiary	59,127,340
Profit from discontinued operations	57,319,854
Adjustment for:
Net cash (outflow) from operating activities	(2,111,958)
Net cash (outflow) from investing activities	(15,550,618)
Net cash inflow from financing activities	27,949,691
Net increase in cash generated from discontinued operations	10,287,115

37.3 Solutions business

On 15 May 2020, Diginex HK, together with Diginex Solutions Limited, sold the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name, to a related party, Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder of Diginex HK. The consideration of $6,000,000 was netted against the shareholder loan with Pelham Limited, also an entity controlled by Miles Pelham. In addition, Diginex HK agreed to fund the business for six months post the sale at a 25% discount to the projected costs. The assets and liabilities of Diginex Solutions (HK) Limited and Diginex USA LLC have not been disclosed as available for sale as they are deemed immaterial.

F-71

The gain on sale is calculated as below:

USD
Proceeds:
Shareholder loan settled	6,000,000
Total Proceeds	6,000,000
Costs:
Net costs incurred on behalf – note (a)	915,181
Cost of investment	11,274
Total Costs	926,455

Gain on sale	5,073,545

Note (a) – as part of the sale agreement, Diginex HK agreed to continue funding the Solutions Business for 6 months post sale. Subsequent to the agreement, a one-off payment was made to settle the liability at a 25% discount.

A summary of the discontinued gain (loss) and cash flow is below:

	Year ended 31 March	Year ended 31 March	Year ended 31 March
	2021	2020	2019
	USD	USD	USD

Revenue	-	251,097	394,340
General and administrative expenses	(117,137)	(1,108,651)	(727,248)
Loss before tax	(117,137)	(857,554)	(332,908)
Income tax expense	-	-	-
Loss after income tax of discontinued operations	(117,137)	(857,554)	(332,908)
Gain on sale of Solutions business	5,073,545	-	-
Profit (loss) from discontinued operations	4,956,408	(857,554)	(332,908)
Adjustment for:
Net cash (inflow) outflow from operating activities – note (b)	(5,987,534)	70,331	-
Net (decrease) in cash generated from discontinued operations	(1,031,126)	(787,223)	(332,908)

Note (b) – For the year ended 31 March 2021, $5,987,534 is net of $6,000,000 proceeds less $12,466 related to shares issued to employees of the Solutions Business ($9,263 relates to the employee salary deferral scheme and $3,203 relate to costs incurred on behalf of Solutions per note (a) above). For the year ended 31 March 2020, $70,331 related to shares awarded as part of the salary deferral scheme to an employee of the Solutions Business.

F-72

38 NON-CONSOLIDATED STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF DIGINEX LIMITED

38.1 Non-consolidated statement of financial position of Diginex Limited

	At 31 March	At 31 March
	2021	2020
	USD	USD
ASSETS
Non-current assets
Investments in subsidiaries	277,675,480	1

Total non-current assets	277,675,480	1

Current assets
Prepayment, deposits and other receivables	192,479	2,193
Amounts due from subsidiaries	21,886,063	-
Amounts due from shareholders	1	1
Cash and cash equivalents	51,271,019	-

Total current assets	73,349,562	2,194

TOTAL ASSETS	351,025,042	2,195

EQUITY AND LIABILITIES
EQUITY
Equity attributable to owners of the Company
Share capital (note a)	314,253,626	1
Share-based payment reserve	44,614,503	-
Accumulated losses	(14,953,265)	(15,127)
Total equity	343,914,864	(15,126)

LIABILITIES

Current liabilities
Other payables and accruals	768,418	11,000
Amounts due to subsidiaries	1,144,559	6,321
Warrant liability	5,197,201	-

Total current liabilities	7,110,178	17,321

Total liabilities	7,110,178	17,321

TOTAL EQUITY AND LIABILITIES	351,025,042	2,195

Note a – Share capital in the non-consolidated statement of financial position is greater than the share capital in the consolidated statement of financial position as a result of the deemed reverse acquisition method of accounting. The share capital in the consolidated statement of financial position includes $1,620,176 of capitalized expenses related to the raise of capital within Diginex HK. Capital raise expenses are not deemed as part of legal share capital of the Company and remain in equity as part of the continuation of the accounting acquirer, Diginex HK. See note 2.5 for details for deemed reverse acquisition accounting policy.

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38.2 Non-consolidated reserve movement of Diginex Limited

	Share capital	Warrants	Share-based payment reserve	Accumulated losses	Total
	USD	USD	USD	USD	USD
At 1 April 2019	-	-	-	-	-
Shares issued	1	-	-	-	1
Total loss for the year	-	-	-	(15,127)	(15,127)
At 31 March 2020	1	-	-	(15,127)	(15,126)

At 1 April 2020	1	-	-	(15,127)	(15,126)
Shares issued to acquire a subsidiary	269,351,332	-	-	-	269,351,332
Warrants issued	-	8,324,147	-	-	8,324,147
Shares issued for warrants exercised	17,031,098	(8,324,147)	-	8,291,644	16,998,595
Shares issued for cash	21,980,647	-	-	-	21,980,647
Expenses related to raise of capital	(1,636,312)	-	-	-	(1,636,312)
Shares issued for services	285,160	-	-	-	285,160
Equity settled share-based payment – share awards and share options	-	-	19,707,903	-	19,707,903
Equity-settled share-based payment – Earn-out awards	-	-	32,148,300	-	32,148,300
Earn-out shares issued	7,241,700	-	(7,241,700)	-	-
Total loss for the period	-	-	-	(23,229,782)	(23,229,782)
At 31 March 2021	314,253,626	-	44,614,503	(14,953,265)	343,914,864

F-74

39 FINANCIAL RISK MANAGEMENT

39.1 Market risk factors

The Group’s activities expose it to a variety of market risks: price risk, foreign currency risk, and interest rate risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The risks are minimized by the financial management policies and practices described below.

39.1.1 Price risk

The Group’s exposure to equity securities price risk arises from investments held by the Group and classified in the consolidated statement of financial position as at fair value through profit or loss (FVTPL) (note 16). As at the year end the Group’s investment in equity securities was not considered material.

The Group’s exposure to digital asset price risk arises from digital assets held by the Group on a revaluation basis (note 22). As at the year end the Group’s digital asset holdings were not material as the Group primarily holds USDC which is not subject to material price risk on the basis that one USDC is redeemable for one USD from the issuer.

39.1.2 Foreign currency risk

The Group operates primarily in USD and HKD, albeit there is an increasing exposure to GBP, SGD and EUR. Given USD and HKD are pegged within a range the Group had a reduced exposure to foreign currency risk during the year. Given the increasing exposure to other currencies the Group is formalizing a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Group monitors its foreign currency exposure closely and will consider hedging significant foreign currency exposure to manage the risk. The material balance sheet items are denominated in USD and as such no sensitivity analysis on the impact of foreign exchange movements has been performed.

39.1.3 Interest rate risk

The Group has minimal interest rate risk because there are no significant borrowings at variable interest rates. The Group currently does not have an interest rate hedging policy. However, the management monitors interest rate exposure and will consider other necessary action when significant interest rate exposure is anticipated. The Group’s cash flow interest rate risk relates primarily to variable-rate bank balances. The exposure to the interest rate risk for variable rate bank balances is insignificant as the bank balances have a short maturity period.

39.1.4 Liquidation risk management

The Group currently takes no proprietary trading positions and is not exposed to deliberate position risk. but is exposed to a small amount of market risk via the EQONEX Exchange in managing the liquidation mechanism in place to close clients’ open trading positions in the event that if they breach minimum margin requirements. The Group runs a liquidation risk management desk which is used to take on the positions of liquidating positions in the event of there being insufficient liquidity on the Exchange liquidation platform or main order book to liquidate client positions. Any positions taken on by the liquidation risk management desk are hedged immediately, to minimize the market risk in positions taken on, but some residual exposure exists in the execution of hedges and unwinding positions.

39.2 Credit risk

The Group has exposure to credit risk arising from monies relating to notional credit offered to some EQONEX customers, amounts advanced to third parties, shareholders, associates as well as trade receivables and deposits with bank. Credit risk is managed on a Group basis.

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The amount of the Group’s maximum exposure to credit risk is the amount of the Group’s carrying value of the related financial assets and liabilities as of the end of the reporting period.

39.2.1 Deposits with bank

With respect to the Group’s cash deposits held with banks, the Group limits its exposure to credit risk by placing deposits with financial institution with high credit rating and no recent history of default. Given the high credit ratings of the banks, management does not expect any counterparty to fail to meet its obligations. Management will continue to monitor the position and will take appropriate action if their ratings are changed. As at 31 March 2021 the Group had a concentration of deposits with one bank but is in the process of mitigating such concentration. As at 31 March 2020, the Group has no significant concentration of credit risk in relation to deposit with bank.

39.2.2 Amounts due from related companies/shareholders/an associate

If the parties are independently rated, these ratings are used. Otherwise, the Group’s risk measurement and monitoring process includes assessment of the credit quality of the parties, taking into account its financial position, past experience and other factors impacting credit quality of the parties.

39.2.3 On exchange credit

Following the launch of the Exchange, the Group has offered notional on-exchange credit to selected clients. Notional on-exchange credit increases the available trading balance to those selected clients and is termed as notional as there is no physical transfer of assets to the clients. The notional credit offered has restricted use on the Exchange and cannot be withdrawn. Collateral is deposited by the trading counterparties in advance of receiving on-exchange credit and the risk of any loss is mitigated by risk management processes in place such as regular reconciliations and margin calls in advance of the client’s asset portfolio breaching the advanced credit balance. As at 31 March 2021, the total value of notional credit outstanding to the selected clients was USDC 925,000 and 0.3 BTC. Against the notional credit advanced the Group held collateral deposited by the clients of $150,000 and USDC 310,000. At 31 March 2021, all clients, that had been allocated on-exchange credit had balances in excess of the notional advance in their trading accounts on EQONEX.

Other than the credit risks mentioned above, the Group does not have any other significant concentrations of credit risk. The exposures to these credit risks are monitored on an ongoing basis.

39.3 Liquidity risk

39.3.1 Financing arrangement

The Group monitors its cash position on a regular basis and manages cash and cash equivalents to finance the Group’s operations. The Group has been primarily financed via the proceeds from the shareholder investments via the convertible bond, Transaction, private placement and warrants exercised.

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39.3.2 Maturities of financial liabilities

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the end of each financial reporting period to the contractual maturity dates. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Within 1 year	1-5 years	Over 5 years	Total
	USD	USD	USD	USD
At 31 March 2021
Other payables and accruals	6,250,102	-	-	6,250,102
Amount due to an associate	900,000	-	-	900,000
Lease liabilities	764,103	139,470	-	903,573
Amount due to related parties	203,460	-	-	203,460
Client liabilities	27,021,925	-	-	27,021,925
Amount due to directors	6,785	-	-	6,785
Warrant liability	5,197,201	-	-	5,197,201
	40,343,576	139,470	-	40,483,046

At 31 March 2020
Other payables and accruals	9,714,932	-	-	9,714,932
Lease liabilities	2,358,076	932,667	58,248	3,348,991
Loans from shareholders	10,711,563	-	-	10,711,563
Amounts due to shareholder	1,686	-	-	1,686
Client liabilities	543,910	-	-	543,910
Amounts due to directors	374,604	-	-	374,604
Notes payable	675,000	-	-	675,000
	24,379,771	932,667	58,248	25,370,686

39.4 Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maximize the return to the shareholders through the optimization of the debt and equity balance.

The Group manages its capital structure and adjusts it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders, issue new shares or other instruments. No changes were made in the objectives, policies or processes for managing capital during the year ended 31 March 2021.

The Group has a subsidiary that holds a Type 4 and Type 9 licenses from the Hong Kong Securities and Futures Commission and is subject to minimal capital requirements. Other than this, the Group was not subject to any externally imposed capital requirements during the reporting periods.

39.5 Fair values measurements

39.5.1 Fair value hierarchy

This section explains the judgements and estimates made in determining the fair values of assets in the financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments and non-financial assets into the three levels prescribed under the accounting standards. An explanation of each level follows underneath the table.

Fair value measurements using:
At 31 March 2021	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL	304,053	-	-	304,053
Financial liability at FVTPL	-	5,197,201	-	5,197,201
Digital assets	348,998	-	-	348,998
USDC	2,034,800	-	-	2,034,800
Non-Recurring fair value measurements
Financial assets at amortized cost (a)	-	-	45,538	45,538
	2,687,851	5,197,201	45,538	7,930,590

F-77

Fair value measurements using:
At 31 March 2020	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL	49,011	-	400,000	449,011
Digital assets	36,034	-	-	36,034
USDC	293,793	-	-	293,793
Non-Recurring fair value measurements
Financial assets at amortized cost (a)	-	-	977,421	977,421
	378,838	-	1,377,421	1,756,259

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

Level 2 inputs, other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

Level 3 inputs are unobservable inputs for the asset or liability.

Note 38.5.1(a): This relates to an amount due from an associate (note 19) which was impaired in the year ended 31 March 2020 under the expected credit loss methodology. During the year ended 31 March 2021, the balance is being settled via a repayment agreement via a 3rd party recorded within other receivables. The balance was fully repaid in April 2021.

39.5.2 Valuation techniques used to determine fair values

Below lists the valuation techniques and key inputs used by the Group to value its Level 3 financial assets. There has been no change in valuation technique during the year ended 31 March 2021.

Investment	Amount USD	Valuation techniques and key inputs	Significant unobservable inputs	Relationship of unobservable inputs to fair value and sensitivity

Shadow Factory	Nil	Review of 12-month financial projections and discussions with management at 31 March 2021.	(i): Discount rate; (ii): Revenue growth rate	A slight increase in the discount rate or decrease in revenue growth rate used in isolation would result in a decrease in the fair value

Nynja	Nil	Review of 12-month financial projections and discussions with management at 31 March 2021.	(i): Discount rate; (ii): Revenue growth rate	A slight increase in the discount rate or decrease in revenue growth rate used in isolation would result in a decrease in the fair value

Other receivables	45,538	Based on collections	N/A	N/A

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39.5.3 Reconciliation of Level 3 fair value measurements

	31 March 2021	31 March 2020
	USD	USD
At 1 April	1,377,421	11,860,216
Additions	-	2,973,829
Reclassification (a)	-	(200,000)
Repayments	(760,136)	(814,572)
Fair value remeasurement	(400,000)	(1,316,259)
Impairment of financial asset at amortized cost	-	(11,124,279)
Impairment reversal	21,071	-
Repayment by 3rd party	(191,645)	-
Adjustment for foreign exchange	(1,173)	(1,514)
At 31 March	45,538	1,377,421

Note (a): During the year ended 31 March 2020, there was a transfer of a financial asset between Level 3 to Level 1 due to the listing on an active market of the VOTE Tokens issued by Agora which allowed the Group to obtain a market value for the asset (note 16).

39.5.4 Financial assets and financial liabilities measured at amortized cost

The financial assets and financial liabilities in the table below are measured at amortized cost. Management believes the carrying amounts of these financial assets and liabilities measured at amortized cost approximate their Level 3 fair values.

	Notes	At 31 March 2021	At 31 March 2020
		USD	USD
Financial assets
Trade receivables	18.1	12,604	72,652
Other receivables	18.2	259,858	522,458
Amounts due from related companies	20.2	12,296	12,392
Amounts due from shareholders	20.4	36,963	37,726
Total		321,721	645,228

Financial liabilities:
Amount due to an associate	19.2	900,000	-
Amounts due to related parties	20.3	203,460	-
Amounts due to directors	20.5	6,785	374,604
Loans from shareholders	20.6	-	10,711,563
Amounts due to shareholders	20.7	-	1,686
Other payables and accruals	30	6,250,102	9,714,932
Notes payable	31	-	675,000
Total		7,360,347	21,477,785

F-79

40 SUBSEQUENT EVENTS

On 8 April 2021, the Group launched EQO. EQO is a utility token which upon launch gives the holder a reduction in trading fees once they meet specific number of tokens held. In total 21 million EQO will be airdropped to users of the EQOUS exchange based on a mixed weighting between fee paying trading volume and number of EQO held over a period of two years, with a declining number of EQO over time. Initially the weighting is more in the favor of trading volume and in time the weighting swings towards holding of EQO.

Between 27 April 2021 to 12 May 2021, the Company acquired in total 72.45971 BTC for $4,000,000 for store of value purpose.

On 3 May 2021, the Company invested $2,000,000 into the Bletchley Park Multi-Strategy Fund Class E shares. The Bletchley Park Multi-Strategy Fund is managed by Diginex SA, a group company.

Post year end, the Company issued 249,393 shares for the following transactions:

●	60,489 shares in settlement for the accrued share awards to employees and directors of $504,704,
●	33,998 shares for $260,325 of services, and
●	154,906 shares for acquiring a perpetual software license for total consideration of $900,000. This license provides Diginex with software on which to execute and manage transactions related to the digital assets borrowing and lending business.

In June 2021, the Company announced that it is unifying its businesses under the brand, EQONEX. The rebrand follows the divestment of Diginex Solutions, the ESG blockchain solutions company, in May 2020 and the impending lapse of the license to use the “Diginex” brand at the end of June 2021. The new EQONEX brand focuses on the crypto element of the business, reflected by the EQONEX Exchange and EQO token, while recognizing its history as Diginex. As at the reporting date, the following subsidiaries have been renamed:

Former name	New name	Jurisdiction
Diginex Financial Services Limited	Eqonex Financial Services Limited	Hong Kong
Diginex Global Limited	DigitalTech Global Limited	Hong Kong
Diginex Strategic Limited	Eqonex (HK) Limited	Hong Kong
Diginex Markets Limited	Eqonex Markets Limited	Hong Kong
Diginex Ventures Limited	Eqonex Ventures Limited	Hong Kong
Diginex Solutions Limited	Eqonex Solutions Limited	Hong Kong
Diginex Capital Pte Ltd	Eqonex Capital Pte. Ltd.	Singapore
Diginex Solutions Pte Ltd	Eqonex Solutions Pte. Limited	Singapore
Diginex Capital Limited	Eqonex Capital Limited	United Kingdom

F-80

DIGINEX LIMITED

94,487 Ordinary Shares

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Singapore Companies Act provides that the Company is permitted to:

●	purchase and maintain for any officer insurance against any liability attaching to such officer in respect of any negligence, default, breach of duty or breach of trust in relation to the Company;

●	indemnify such officer against liability incurred by the officer to a person other than the Company except when the indemnity is against (i) any liability of the officer to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (ii) any liability incurred by the officer (1) in defending criminal proceedings in which he is convicted, (2) in defending civil proceedings brought by the Company or a related company of the Company in which judgment is given against him or her or (3) in connection with an application for relief under specified sections of the Singapore Companies Act in which the court refuses to grant him or her relief;

●	indemnify any auditor against any liability incurred or to be incurred by such auditor in defending any proceedings (whether civil or criminal) in which judgment is given in such auditor’s favor or in which such auditor is acquitted; or

●	indemnify any auditor against any liability incurred by such auditor in connection with any application under specified sections of the Singapore Companies Act in which relief is granted to such auditor by a court.

In cases where, inter alia, an officer is sued by the Company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from the consequences of their negligence, default, breach of duty or breach of trust. However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably; (ii) the director acted honestly; and (iii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director.

Pursuant to the Singapore Companies Act, any provision (whether in the constitution, contract or otherwise) purporting to exempt a director (to any extent) from any liability attaching in connection with any negligence, default, breach of duty or breach of trust in relation to the Company will be void except as permitted under the Singapore Companies Act. Nevertheless, a director can be released by the shareholders of the Company for breaches of duty to the Company, except in the case of fraud, illegality, insolvency and oppression or disregard of minority interests.

92

The Company’s constitution provides that, subject to the provisions of the Singapore Companies Act and every other act for the time being in force concerning companies and affecting the Company and the rules and regulations of the NASDAQ, every director, auditor, secretary or other officer of the Company shall be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto and where he serves at the request of the Company as a director, officer, employee or agent of any subsidiary or affiliate of the Company or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court, provided that there is no conflict with the Singapore Companies Act and every other act for the time being in force concerning companies and affecting the Company and in particular and without prejudice to the generality of the foregoing, no director, manager, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt of other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless it is established by a final, non-appealable judgment that the same happened through his own negligence, willful default, breach of duty or breach of trust.

The Company may purchase a policy of directors’ and officers’ liability insurance that insures the Company’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against the Company’s obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide the Company’s directors and executive officers with contractual rights to the indemnification and expense advancement rights, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Item 7. Recent Sales of Unregistered Securities

Following the Business Combination, the Company issued 57,334 ordinary shares to certain service providers in exchange for services provided and 3,000,000 Earnout Shares issuable to the Selling Securityholders following the satisfaction of certain earnout conditions contained in the Share Exchange Agreement. After March 31, 2021, the Company issued (i) 60,489 shares in settlement for the accrued share awards to employees and directors of $504,704; (ii) 33,998 shares for $260,325 of services and (iii) 154,906 shares for acquiring a perpetual software license for total consideration of $900,000. The privately placed securities were offered and sold pursuant to an exemption from the registration requirements since, among other things, the transactions did not involve a public offering.

On January 11, 2021, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which it sold an aggregate of 2,571,669 ordinary shares and warrants to purchase up to an aggregate of 2,571,669 ordinary shares (the “Private Placement”). The warrants are exercisable immediately upon issuance with a term of three years and an exercise price of $18.75 per share. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. The Private Placement closed on January 15, 2021. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

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Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

Exhibit Number	Exhibit Title
2.1	Share Exchange Agreement dated July 9, 2019 (incorporated by reference to Exhibit 2.1 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2019)
2.2	Amendment and Joinder to the Share Exchange Agreement, dated as of October 8, 2019 (incorporated by reference to Exhibit 2.2 to the 8i Registration Statement on Form F-4 filed with the Securities and Exchange Commission on October 10, 2019)
2.3	Second Amendment to the Share Exchange Agreement dated January 28, 2020 (incorporated by reference to Exhibit 2.1 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2020)
2.4	Third Amendment to the Share Exchange Agreement dated May 6, 2020 (incorporated by reference to Exhibit 2.1 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2020)
2.5	Fourth Amendment to the Share Exchange Agreement dated June 24, 2020 (incorporated by reference to Exhibit 2.1 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2020)
2.6	Warrant Agreement, dated March 27, 2019, between VStock Transfer, LLC and JFK (incorporated by reference to Exhibit 4.5 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2019)
2.7	Form of Supplemental Warrant Agreement (incorporated by reference to Exhibit 10.11 to the 8i Registration Statement filed on Form F-4/A filed with the Securities and Exchange Commission on February 20, 2020)
2.8	Form of Amended & Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.5 to the 8i Registration Statement on Form F-4/A filed with the Securities and Exchange Commission on February 20, 2020)
3.1	Amended and Restated Constitution of the Company (incorporated by reference to Exhibit 1.2 to the Company’s Shell Company Report on Form 20-F filed with the Securities and Exchange Commission on October 6, 2020)
5.1*	Legal Opinion of Shook Lin & Bok LLP
10.1	Form of 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on November 5, 2020).
23.1	Consent of UHY LLP
23.2*	Consent of Shook Lin & Bok LLP (included in Exhibit 5.1)
24*	Power of Attorney (included on the signature page hereto)

* Previously filed.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(i) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on June 30, 2021.

Diginex Limited

/s/ Richard Byworth
Name:	Richard Byworth
Title:	Chief Executive Officer

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POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Richard Anthony Byworth	Chief Executive Officer and Director	June 30, 2021
Richard Anthony Byworth	(Principal Executive Officer)

/s/ Paul Neil Ewing	Chief Financial Officer (Principal	June 30, 2021
Paul Neil Ewing	Financial and Accounting Officer) and Director

*	Chairman and Director	June 30, 2021
Yoon Chi Won

*	Director	June 30, 2021
Theng Siew Lian Lisa

*	Director	June 30, 2021
Richard Michael Petty

*	Director	June 30, 2021
Paul Henry Smith

*	Director	June 30, 2021
Andrew Richard Watkins

By:	/s/ Richard Anthony Byworth
Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Diginex Limited, in the City of Newark, State of Delaware, on the 30th day of June, 2021.

By:	/s/ Donald Puglisi
Name:	Donald Puglisi
Title:	Authorized Representative

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